     As filed with the Securities and Exchange Commission on June 19, 1998



                                                      Registration No. 333-56319

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO
                                  FORM S-4/S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           THE HAIN FOOD GROUP, INC.
             (Exact name of registrant as specified in its charter)
                         ------------------------------

                DELAWARE                                    2099                                   22-3240619
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                  Identification Number)

                            ------------------------

                         50 CHARLES LINDBERGH BOULEVARD
                           UNIONDALE, NEW YORK 11553
                            TELEPHONE: 516-237-6200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 IRWIN D. SIMON
                           THE HAIN FOOD GROUP, INC.
                         50 CHARLES LINDBERGH BOULEVARD
                           UNIONDALE, NEW YORK 11553
                            TELEPHONE: 516-237-6200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

     ROGER MELTZER, ESQ.            J. MARK METTS, ESQ.
   CAHILL GORDON & REINDEL        VINSON & ELKINS L.L.P.
       80 PINE STREET              2300 FIRST CITY TOWER
  NEW YORK, NEW YORK 10005         HOUSTON, TEXAS 77002
       (212) 701-3851                 (713) 758-3820

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /


    If any of the securities being registered on this Form are to be offered to on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____


    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                           --------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JUNE 19, 1998


    THE HAIN FOOD GROUP, INC.             ARROWHEAD MILLS, INC.

                                          GARDEN OF EATIN', INC.

            PROSPECTUS                         CONSENT AND
                                          INFORMATION STATEMENT


                       1,728,260 Shares of Common Stock,
                            Par Value $.01 Per Share

                            ------------------------


    This Prospectus, Consent and Information Statement (the "Prospectus/Information Statement") relates to the proposed merger of each of Arrowhead Mills, Inc., a Texas corporation ("AMI"), and Garden of Eatin', Inc., a California corporation ("GOE" and together with AMI, the "Companies"), with and into Hain Acquisition Corp., a Delaware Corporation ("Hain Subsidiary") and a wholly owned subsidiary of The Hain Food Group, Inc., a Delaware corporation ("Hain"), formed solely for the purpose of consummating the transactions contemplated by the Agreement and Plan of Merger, dated as of April 24, 1998, by and between Hain and AMI (the "AMI Merger Agreement") and the Agreement and Plan of Merger, dated as of April 24, 1998, by and between Hain and GOE, as amended, (the "GOE Merger Agreement" and, together with the AMI Merger Agreement, the "Merger Agreements"). In the mergers contemplated by the Merger Agreements (collectively, the "Merger"), each outstanding share of common stock of AMI, par value $.01 per share ("AMI Common Stock"), and each outstanding share of common stock of GOE, no par value ("the GOE Common Stock"), will be converted into the right to receive a combination of cash and shares of common stock of Hain, par value $.01 per share ("Hain Common Stock"), as allocated by Hain, subject to certain limitations, on the third day prior to the day of the closing of the Merger (the "Closing Date"). In addition, cash will be paid in lieu of any fractional share of Hain Common Stock.



    To effect the Merger, Hain proposes to issue up to 1,728,260 shares of Hain Common Stock (assuming a price of $23.00 per share). Approximately 1,336,956 shares of Hain Common Stock will be issued in connection with the Merger upon conversion of the outstanding shares of AMI Common Stock, including 40,897 shares to be issued upon the cancellation of options to purchase AMI Common Stock, and approximately 391,304 shares of Hain Common Stock will be issued in connection with the Merger upon conversion of the outstanding shares of GOE Common Stock.



    This Prospectus/Information Statement also constitutes the Prospectus of Hain and for the Selling Stockholders (as defined herein) with respect to the shares of Hain Common Stock to be issued in connection with the Merger. Hain Common Stock is traded on the Nasdaq National Market ("Nasdaq") under the symbol "HAIN." On June 18, 1998, the closing sale price for Hain Common Stock as reported on Nasdaq was $23 1/4 per share.


    Under the Texas Business Corporation Act ("TBCA") and AMI's Articles of Incorporation, approval of the Merger by AMI shareholders requires the consent of the holders of at least two-thirds of the AMI Common Stock. Pursuant to a Voting Agreement and Irrevocable Proxy dated April 24, 1998, holders of 67.64% of the AMI Common Stock have agreed to consent to the Merger. Non-consenting AMI shareholders have dissenters' rights under the TBCA.

    Under the California General Corporation Law ("CGCL") and GOE's Certificate of Incorporation, approval of the GOE Merger by GOE shareholders requires the consent of at least a majority of the GOE Common Stock. Pursuant to a Voting Agreement and Irrevocable Proxy dated April 24, 1998, holders of all of the outstanding GOE Common Stock have agreed to consent to the Merger.


    This Prospectus/Information Statement is being delivered to the AMI shareholders and GOE shareholders for consent and information purposes on or about June 22, 1998.

                           --------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS
      THAT SHOULD BE CONSIDERED BY AMI SHAREHOLDERS AND GOE SHAREHOLDERS.
                           --------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
  OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
       THIS PROSPECTUS/INFORMATION STATEMENT. ANY REPRESENTATION TO THE
                                       CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


      THE DATE OF THIS PROSPECTUS/INFORMATION STATEMENT IS JUNE 22, 1998.

                            ------------------------

    Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus/Information Statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                               TABLE OF CONTENTS
                      FOR PROSPECTUS/INFORMATION STATEMENT


                                                                                                               PAGE
                                                                                                             ---------
AVAILABLE INFORMATION......................................................................................         vi

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................         vi

NOTE REGARDING FORWARD-LOOKING STATEMENTS..................................................................        vii

SUMMARY OF PROSPECTUS/INFORMATION STATEMENT................................................................          1

    The Hain Food Group, Inc...............................................................................          1
    Arrowhead Mills, Inc...................................................................................          2
    Garden of Eatin', Inc..................................................................................          2
    Hain Acquisition Corp..................................................................................          3
    The Merger.............................................................................................          3
    Calculation of the Per Share Merger Consideration......................................................          3
    Effective Time of the Merger...........................................................................          5
    Conditions to the Merger...............................................................................          5
    Termination; Breakup Fees..............................................................................          5
    Shareholders Written Consent...........................................................................          5
    Dissenters' Rights.....................................................................................          6
    Reasons for the Merger.................................................................................          6
      Hain's Reasons for the Merger........................................................................          6
      AMI's and GOE's Reasons for the Merger...............................................................          6
    Fairness Opinion of AMI's Financial Advisor............................................................          7
    Interests of Certain Persons in the Merger.............................................................          7
    Surrender of Certificates..............................................................................          7
    Accounting Treatment...................................................................................          7
    Material Federal Income Tax Consequences...............................................................          8
    Regulatory Matters.....................................................................................          8
    Reoffering by the Selling Stockholders.................................................................          8
    Summary Unaudited Pro Forma Combined Financial Data....................................................          9
    Equivalent Per Common Share Data.......................................................................         10
    Market And Market Prices For Hain Common Stock.........................................................         11

RISK FACTORS...............................................................................................         12

      Integration of Acquisitions..........................................................................         12
      Uncertainties Related to Combined Operations After the Merger........................................         12
      Uncertainty of Allocation of Merger Consideration; Transaction Costs.................................         12
      Prior Approval of the AMI Merger and the GOE Merger..................................................         13
      Acquisition Strategy.................................................................................         13
      Evolving Customer Preferences........................................................................         13
      Competition..........................................................................................         14
      Limited Management; Dependence on Key Personnel......................................................         14
      Reliance on Independent Distributors and Brokers.....................................................         14
      Reliance on Independent Manufacturers and Co-Packers.................................................         14
      Trademark Ownership..................................................................................         15
      Government Regulation................................................................................         15
      Product Liability....................................................................................         15
      Reliance on Certification............................................................................         15
      Control by Current Stockholders, Officers and Directors..............................................         16

                                                                                                               PAGE
                                                                                                             ---------
      Authorization and Discretionary Issuance of Preferred Stock..........................................         16
      No Dividends.........................................................................................         16
      Fluctuations in Operating Results; Fluctuations in Quarterly Results.................................         16
      Forward-Looking Statements...........................................................................         16

SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION....................................................         17

    Selected Historical and Pro Forma Financial Information for Hain.......................................         17
    Selected Historical Financial Information for Arrowhead................................................         18
    Selected Historical Financial Information for Terra....................................................         19
    Selected Historical Financial Information for GOE......................................................         20

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS..........................................................         21

    Pro Forma Condensed Combined Balance Sheet.............................................................         22
    Pro Forma Condensed Statement of Income for the Year Ended June 30, 1997 ..............................         23
    Pro Forma Condensed Statement of Income for the Nine Months Ended March 31, 1998.......................         24
    Pro Forma Condensed Combined Financial Information.....................................................         25
    Combining Condensed Balance Sheet of Acquired Companies................................................         27
    Historical Combining Statements of Income of the Acquired Companies....................................         28

AMI SHAREHOLDERS WRITTEN CONSENT...........................................................................         29

GOE SHAREHOLDERS WRITTEN CONSENT...........................................................................         29

THE MERGER.................................................................................................         30

    Description............................................................................................         30
    Background of the Merger...............................................................................         30
    Reasons for the Merger.................................................................................         32
      General..............................................................................................         32
      Hain's Reasons for the Merger........................................................................         32
      AMI's Reasons for the Merger.........................................................................         33
      GOE's Reasons for the Merger.........................................................................         34
    Fairness Opinion of AMI's Financial Advisor............................................................         34
    Material U.S. Federal Income Tax Consequences..........................................................         37
    Accounting Treatment...................................................................................         39
    Interests of Certain Persons In The Merger.............................................................         39
    Dissenters' Rights.....................................................................................         39

THE MERGER AGREEMENTS......................................................................................         40

    Effective Time of the Merger...........................................................................         40
    Conversion of Shares...................................................................................         40
    Calculation of the Per Share Merger Consideration......................................................         41
    Exchange of Stock Certificates.........................................................................         42
    AMI's and GOE's Conduct of Business Pending the Merger.................................................         43
    Nonsolicitation of Alternative Transactions............................................................         44
    Corporate Structure and Related Matters After the Merger...............................................         44
    Certain Covenants......................................................................................         45
    Conditions to the Merger...............................................................................         45
    Indemnity..............................................................................................         46
    Termination; Breakup Fees..............................................................................         46
    Treatment of Outstanding AMI Options...................................................................         47
    Fees and Expenses......................................................................................         48
    Confidentiality........................................................................................         48

                                                                                                               PAGE
                                                                                                             ---------
    Amendment to Senior Credit Facility....................................................................         48

INFORMATION CONCERNING HAIN................................................................................         49

    Business...............................................................................................         49
    Recent Acquisitions....................................................................................         49
    Recent Developments....................................................................................         50
    Industry and Market Overview...........................................................................         50
      Natural and Organic Foods............................................................................         50
      Medically-Directed/Weight Management Foods...........................................................         50
      Kosher Foods.........................................................................................         50
      Supermarket Distribution Channel.....................................................................         50
    Business Strategy......................................................................................         51
      Continue Growth Through Mergers and Acquisitions.....................................................         51
      Invest in Brands and Consumer Awareness..............................................................         51
      Outsource Manufacturing..............................................................................         51
      Leverage Economies of Scale in Production and Logistics..............................................         51
      Develop Export Opportunities.........................................................................         51
    Products...............................................................................................         52
    Customers..............................................................................................         52
    Sales and Marketing Structure..........................................................................         53
    Marketing and Category Management......................................................................         53
    Manufacturing..........................................................................................         53
    Technical Services.....................................................................................         53
      Quality Assurance and Control........................................................................         53
      Research and Development.............................................................................         54
    Competition............................................................................................         54
    Government Regulations.................................................................................         54
    Employees..............................................................................................         54
    Properties.............................................................................................         54
    Legal Proceedings......................................................................................         55

HAIN MANAGEMENT............................................................................................         56

    Directors and Executive Officers.......................................................................         56

DESCRIPTION OF HAIN CAPITAL STOCK..........................................................................         59

    General................................................................................................         59
    Hain Common Stock......................................................................................         59
    Hain Preferred Stock...................................................................................         59
    Warrants...............................................................................................         59

INFORMATION CONCERNING AMI.................................................................................         60

INFORMATION CONCERNING ARROWHEAD...........................................................................         60

    General................................................................................................         60
    Products...............................................................................................         60
    Customers..............................................................................................         60
    Distribution...........................................................................................         60
    Marketing..............................................................................................         60
    Competition............................................................................................         61
    Suppliers..............................................................................................         61
    Manufacturing..........................................................................................         61
    Employees..............................................................................................         61

                                                                                                               PAGE
                                                                                                             ---------
    Litigation.............................................................................................         61
    Arrowhead's Change in Auditors.........................................................................         62

  ARROWHEAD MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION..........         62

    Seven Month Period Ended February 28, 1998 Compared to the Seven Month Period Ended February 28,
     1997..................................................................................................         62
    Fiscal Year 1997 Compared to Fiscal Year 1996..........................................................         63
    Fiscal Year 1996 Compared to Fiscal Year 1995..........................................................         63
    Liquidity and Capital Resources........................................................................         64

INFORMATION CONCERNING TERRA...............................................................................         66

    General................................................................................................         66
    Products...............................................................................................         66
    Customers..............................................................................................         66
    Distribution...........................................................................................         66
    Marketing..............................................................................................         67
    Competition............................................................................................         67
    Suppliers..............................................................................................         67
    Manufacturing..........................................................................................         68
    Employees..............................................................................................         68
    Legal Proceedings......................................................................................         68
    Terra's Change in Auditors.............................................................................         68

TERRA MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION................         69

    Seven Month Period Ended February 28, 1998 Compared to the Seven Month Period Ended February 1997......         69
    Seven Months Ended July 31, 1997 Compared to Seven Months Ended July 31, 1996..........................         69
    Fiscal Year 1996 Compared to Fiscal Year 1995..........................................................         70
    Liquidity and Capital Resources........................................................................         71

AMI VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS...........................................................         72

INFORMATION CONCERNING GOE.................................................................................         73

    General................................................................................................         73
    Products...............................................................................................         73
    Customers..............................................................................................         73
    Distribution...........................................................................................         74
    Marketing..............................................................................................         74
    Competition............................................................................................         74
    Suppliers..............................................................................................         74
    Employees..............................................................................................         74
    Legal Proceedings......................................................................................         74

GOE MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION..................         75

    Period from December 24, 1997 Ended February 28, 1998 Compared to Two Months Ended February 28, 1997...         75
    Period Ended December 23, 1997 Compared to Fiscal Year 1996............................................         75
    Fiscal Year 1996 Compared to Fiscal Year 1995..........................................................         76
    Liquidity and Capital Resources........................................................................         77

                                                                                                               PAGE
                                                                                                             ---------
GOE VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS...........................................................         78

SELLING STOCKHOLDERS.......................................................................................         79

COMPARISON OF SHAREHOLDER RIGHTS...........................................................................         79

    Voting Rights..........................................................................................         80
    Amendments to Charter and Bylaws.......................................................................         80
    Board of Directors.....................................................................................         81
    Removal of Directors...................................................................................         81
    Newly Created Directorships and Vacancies..............................................................         82
    Special Meetings of Stockholders.......................................................................         82
    Action By Written Consent..............................................................................         82
    Vote Required For Merger...............................................................................         83
    Vote Required for Sale of Assets.......................................................................         84
    Business Combinations..................................................................................         84
    Preemptive Rights; Cumulative Voting...................................................................         85
    Supermajority Voting Provisions........................................................................         85
    Dissenters' Rights.....................................................................................         86
    Limitations on Directors Liability.....................................................................         86
    Indemnification........................................................................................         87
    Dividends..............................................................................................         88

LEGAL MATTERS..............................................................................................         89

EXPERTS....................................................................................................         89

STOCKHOLDER PROPOSALS......................................................................................         89

INDEX TO FINANCIAL STATEMENTS..............................................................................        F-1


LIST OF ANNEXES
    Annex A          Agreement and Plan of Merger by and between The Hain Food Group, Inc.
                     and Arrowhead Mills, Inc. dated April 24, 1998
    Annex B          Agreement and Plan of Merger by and between The Hain Food Group, Inc.
                     and Garden of Eatin', Inc. dated April 24, 1998
    Annex C          Fairness Opinion of Wasserstein Perella & Co., Inc. dated April 21,
                     1998
    Annex D          Articles 5.11 through 5.13 of the Texas Business Corporation Act

                             AVAILABLE INFORMATION

    Hain is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial statements and other matters. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates from the public reference section of the Commission, Washington, D.C. 20549. Such reports and other information can be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Commission's web site (http://www.sec.gov).


    Hain has filed a Registration Statement on Form S-4/S-3 with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Hain Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus/Information Statement omits certain information contained in the Registration Statement. For further information, reference is made to the Registration Statement, including the financial schedules and exhibits incorporated therein by reference or filed as a part thereof. Statements made in this Prospectus/Information Statement as to the contents of any contract, agreement or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement shall be deemed qualified in its entirety by such reference.


    AMI is a privately held company and is not subject to the information requirements or the proxy rules contained in or adopted pursuant to the Exchange Act.

    GOE is a privately held company and is not subject to the information requirements or the proxy rules contained in or adopted pursuant to the Exchange Act.

    All information contained in this Prospectus/Information Statement relating to AMI has been furnished by AMI and all information contained in this Prospectus/Information Statement relating to GOE has been furnished by GOE, and Hain is relying upon the accuracy of that information. All information contained in this Prospectus/Information Statement relating to Hain has been furnished by Hain, and AMI and GOE are relying upon the accuracy of that information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed by Hain with the Commission and are hereby incorporated by reference in this Prospectus/Information Statement and made a part hereof:

        (1) The description of Hain's Common Stock contained in Hain's Registration Statement on Form 8-A/A dated November 12, 1993 and any amendment or report filed for the purpose of updating such description;

        (2) Hain's annual report on Form 10-K filed with Commission for the fiscal year ended June 30, 1997;

        (3) Hain's quarterly reports on Form 10-Q filed with the Commission for the three-month periods ended September 30, 1997, December 31, 1997 and March 31, 1998;

        (4) Hain's current reports on Form 8-K dated September 8, 1997, September 12, 1997, October 29, 1997 and April 24, 1998;

        (5) Westbrae Natural, Inc.'s annual report on Form 10-K filed with Commission (under Westbrae's prior name of Vestro Natural Foods, Inc.) for the fiscal year ended December 31, 1996 (the "Vestro 10-K"); and

        (6) Westbrae Natural Inc.'s quarterly reports on Form 10-Q filed with the Commission for the three-month periods ended March 31, 1997 and June 30, 1997.

    All documents subsequently filed by Hain with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus/Information Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Information Statement.

    No person has been authorized in connection with the offering made hereby to give any information or make any representation not contained in this Prospectus/Information Statement and, if given or made, such information or representation must not be relied upon as having been authorized by Hain or any other person. This Prospectus/Information Statement does not constitute an offer to sell or solicitation of any offer to buy any of the securities offered hereby in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus/Information Statement nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.


    HAIN WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS/INFORMATION STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE PRESIDENT, THE HAIN FOOD GROUP, INC., 50 CHARLES LINDBERGH BOULEVARD, UNIONDALE, NEW YORK 11553, (516) 237-6200.


                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This Prospectus/Information Statement contains certain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 regarding future financial condition and results of operations and Hain's business operations. The words "expect," "estimate," "anticipate," "predict," "intend," and similar expressions are intended to identify forward-looking statements. Such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions and customer actions and other factors discussed in this Prospectus/Information Statement (including but not limited to statements under the caption "Risk Factors") and in Hain's filings with the Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

                  SUMMARY OF PROSPECTUS/INFORMATION STATEMENT

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS/INFORMATION STATEMENT AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS PROSPECTUS/INFORMATION STATEMENT AND THE ANNEXES HERETO. SHAREHOLDERS OF AMI AND GOE ARE URGED TO READ THIS PROSPECTUS/INFORMATION STATEMENT AND THE ACCOMPANYING ANNEXES IN THEIR ENTIRETY. SEE "RISK FACTORS" FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY THE SHAREHOLDERS OF AMI AND GOE.

                           THE HAIN FOOD GROUP, INC.

    Hain markets and sells dry, refrigerated and frozen specialty food products under brand names which are sold as "better-for-you" products. The product categories encompass natural and organic foods, medically-directed foods, weight management and portion-control foods, and kosher foods. These products are sold primarily to specialty and natural food distributors and are marketed nationally to supermarkets, natural food stores, and other retail classes of trade. Hain's products are produced by independent food processors ("co-packers") using proprietary specifications and formulations controlled by Hain.


    Hain was organized in May 1993 to acquire certain specialty food brands. Since its formation, Hain has completed several acquisitions of companies or brands. In March 1997, Hain entered into a licensing agreement with Weight Watchers Gourmet Food Company ("Weight Watchers"), a subsidiary of H.J. Heinz Company ("Heinz"), pursuant to which Hain manufactures, markets and sells Weight Watchers dry and refrigerated products. In May 1997, Hain acquired The Boston Popcorn Company ("Boston Better Snacks"), a marketer of high quality popcorn and chip snack products. In July 1997, Hain acquired the Alba brand of dry milk, shake and cocoa products from Heinz. In October 1997, Hain acquired Westbrae Natural Inc. ("Westbrae"), a marketer of over 300 high quality natural and organic food and snack products. In addition, on May 27, 1998, Hain entered into a distribution and licensing agreement with Heinz U.S.A., a division of Heinz, to market and sell the "Earth's Best" line of organic baby food products to the natural food channel in the United States. See "Information Concerning Hain--Recent Developments."



    As a leading natural and organic food company, Hain sells a full line of products under its "Hain Pure Foods", "Westbrae Natural", "Westsoy", "Little Bear", "Bearitos" and "Farm Foods" brands. Hain's specialty food products include cooking oil and condiment products under its "Hollywood" brand; sugar-free, medically-directed food products under its "Estee" brand (all of which carry the logo of the American Diabetes Association); low-sodium food products under its "Featherweight" brand; weight management and portion-control foods under the "Weight Watchers" brand; frozen kosher food products under its "Kineret" and "Kosherific" brands; regular and reduced fat snack products under its "Boston Better Snacks" brand; natural snack products under the "Harry's Premium Snacks" brand; and dry milk products under the "Alba" brand. Hain's brand names are well-recognized in the various market categories they serve. Hain has acquired these brands over the past four years and will seek future growth through internal expansion, as well as the acquisition of complementary brands.



    Hain's mission is to be the leading marketer and seller of specialty food products, with a strong commitment to total quality management in all departments. Hain intends to increase sales and improve operating results by investing in product development and building brand equity. Key elements of Hain's business strategy are to (i) continue growth through mergers and acquisitions, (ii) invest in brands and consumer awareness, (iii) outsource manufacturing, (iv) leverage economies of scale in production and logistics and
(v) develop export opportunities.


    Hain's corporate headquarters are located at 50 Charles Lindbergh Boulevard, Uniondale, New York 11553. Its telephone number is (516) 237-6200. See "Information Concerning Hain."

                             ARROWHEAD MILLS, INC.


    ARROWHEAD MILLS, INC. ("AMI") IS A HOLDING COMPANY WHOSE TWO DIRECT SUBSIDIARIES ARE AMI OPERATING, INC. ("ARROWHEAD") AND DANA ALEXANDER INC. ("TERRA"). UNLESS OTHERWISE NOTED, REFERENCES TO ARROWHEAD MEAN AMI OPERATING, INC., INCLUDING ITS SUBSIDIARY DEBOLES NUTRITIONAL FOODS, INC. FINANCIAL AND CERTAIN OTHER INFORMATION RELATING TO AMI INCLUDED IN THIS PROSPECTUS/INFORMATION STATEMENT IS PRESENTED FOR ARROWHEAD AND ITS SUBSIDIARIES AND TERRA ON A STAND-ALONE BASIS, INCLUDING UNDER "ARROWHEAD MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATION AND FINANCIAL CONDITION" AND "TERRA MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATION AND FINANCIAL CONDITION." AMI MANAGEMENT BELIEVES THAT SUCH INFORMATION REFLECTS THE BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF AMI ON A CONSOLIDATED BASIS.


    Arrowhead, founded in 1960, is a leading supplier of natural and organic whole grain products to the natural foods industry. Arrowhead was a pioneer in the natural foods industry and has produced consistently high-quality organically grown foods for over 35 years. In 1995, Arrowhead acquired DeBoles Nutritional Foods, Inc. ("DeBoles"), a leading pasta producer in the natural foods industry for 65 years. Arrowhead utilizes a good-tasting and "good-for-you" marketing approach to attract health conscious consumers and those with special dietary concerns.

    Arrowhead produces over 360 stock-keeping units ("SKUs") in nine major categories, including ready-to-eat cold cereals, hot cereals, pasta, flour, baking mixes, packaged grains, nut butters, nutritional oils and soups/chilies. Arrowhead's product line includes one of the widest arrays of organic products in the natural foods industry. The products are considered "natural" because they do not contain any artificial additives or preservatives. Consistent with Arrowhead's policy of strict adherence to federal guidelines, Arrowhead's organic label products are independently certified as such by an officially recognized third party certification organization.


    In November 1997, AMI acquired Terra for approximately $20.0 million in cash and stock. Terra is a leading manufacturer of specialty snacks in the premium snack category. Terra markets its premium lines of all natural gourmet vegetable chips under the Terra Chips-Registered Trademark- (meaning "chips of the earth") and Yukon Gold-Registered Trademark- brand names. Terra, headquartered in Brooklyn, New York, was founded in 1989 by chefs Dana Sinkler and Alexander Dzieduszycki. The chips are produced utilizing a variety of root vegetables which provide a wide array of colors, flavors and textures. Terra's products appeal to health conscious consumers because they are significantly lower in fat and cholesterol than traditional potato chips. Terra has expanded from selling its products exclusively in New York to selling three separate products lines and 12 flavors throughout the United States. Terra has earned the prestigious NASFT (National Association for the Specialty Food Trade) awards for "Outstanding Snack Food" and "Outstanding Food Service Product."


    AMI's corporate headquarters are located at 110 South Lawton, Hereford, Texas 79045. Its telephone number is (806) 364-0730. See "Information Concerning AMI."

                             GARDEN OF EATIN', INC.

    GOE, founded in 1971, is a marketer of organic tortilla chips and a variety of specialty breads. GOE's primary products include blue or red corn tortilla chips in salted and unsalted varieties, and in a number of package sizes. GOE's product offerings are distributed nationally through the natural foods channel. GOE's products are also available in specialty and mainstream grocery retailers.


    At December 31, 1997, approximately 90% of GOE's total product sales were tortilla chip products. The remainder was split between bread products (7%), salsa (2%) and dessert items (1%). Certain of the bread products and all of the salsa and dessert items were discontinued in 1998.


    GOE's corporate headquarters are located at 5300 Santa Monica Boulevard, Los Angeles, California 90029. Its telephone number is (213) 462-5406. See "Information Concerning GOE."

                             HAIN ACQUISITION CORP.

    Hain Acquisition Corp., a Delaware corporation ("Hain Subsidiary") was recently organized by Hain for the purpose of effecting the acquisition of AMI and GOE. It has no material assets and has not engaged in any activities except in connection with the Merger. Its corporate headquarters are located at 50 Charles Lindbergh Boulevard, Uniondale, New York 11553. Its telephone number is
(516) 237-6200.

                                   THE MERGER

    As a result of the Merger, AMI will be merged (the "AMI Merger") and GOE will be merged (the "GOE Merger") with and into Hain Subsidiary, and Hain Subsidiary shall continue its corporate existence under the laws of the State of Delaware. The AMI Merger and the GOE Merger will be effected pursuant to the terms of the AMI Merger Agreement and the GOE Merger Agreement, respectively, and each of the AMI Merger and the GOE Merger is subject to the consummation of the other transaction.


    At the Effective Time (as defined herein) of the Merger; (i) each outstanding share of AMI Common Stock shall be converted into and become the right to receive the AMI Pro Rata Amount (as defined herein) of the AMI Merger Consideration (as defined herein), consisting of a combination of shares of Hain Common Stock (the "AMI Stock Merger Consideration") and cash (the "AMI Cash Merger Consideration"); and (ii) each outstanding share of GOE Common Stock shall be converted into and become the right to receive the GOE Pro Rata Amount (as defined herein) of the GOE Merger Consideration (as defined herein), consisting of a combination of shares of Hain Common Stock (the "GOE Stock Merger Consideration" and, together with the AMI Stock Merger Consideration, the "Stock Merger Consideration") and cash (the "GOE Cash Merger Consideration" and, together with the AMI Cash Merger Consideration, the "Cash Merger Consideration"). The allocation of Merger Consideration (as defined herein) between Stock Merger Consideration and Cash Merger Consideration shall be determined at the sole option of Hain, by written notice to the Companies on the third day prior to the Closing Date (as defined herein), subject to certain restrictions set forth in the Merger Agreements. See "The Merger Agreements--Conversion of Shares." If the Merger Consideration for the AMI Merger or the GOE Merger consists solely of Cash Merger Consideration, it is contemplated that the AMI Merger Agreement or the GOE Merger Agreement, as the case may be, will be amended to provide for AMI or GOE to survive the Merger such that no corporate-level gain or loss will be recognized as a result of the Merger.


CALCULATION OF THE PER SHARE MERGER CONSIDERATION


    AMI MERGER. As a result of the AMI Merger, each AMI shareholder will be entitled to receive a portion of the AMI Merger Consideration in proportion to that shareholder's percentage of ownership of the outstanding AMI Common Stock. The portion of the AMI Merger Consideration to which each AMI shareholder will be entitled is referred to herein as that shareholder's "AMI Pro Rata Amount." The AMI Merger Consideration is the total payment that Hain must make to the AMI shareholders in order to consummate the AMI Merger. Hain has the option to make this payment all in cash or in a combination of cash and Hain Common Stock. Regardless of whether Hain chooses to make this payment all in cash or in a combination of cash and stock, the total value of the payment must be equal to $45.75 million (i) minus an amount equal to the amount that AMI's indebtedness for borrowed money net of cash exceeds $20.0 million (or plus an amount equal to the amount such AMI indebtedness net of cash is under $20.0 million) and (ii) minus certain fees, costs and expenses related to the Merger for which the AMI shareholders are responsible. AMI's net debt is estimated to be approximately $20.0 million.



    The fees, costs and expenses to be borne by the AMI shareholders include the fees and expenses of AMI's investment bankers and financial advisors and certain fees and expenses of AMI's lawyers (the "AMI Transaction Costs") as well as the cost of canceling or buying out stock options held by Charles Lynch and Mark Novak (the "Optionholders"). The stock options held by the Optionholders, if exercised, would entitle them to purchase a total of 22,536 shares of AMI stock (the "Number of Shares Subject to Option") for $32 per share (the "Exercise Price"). In order to cancel these options, AMI must pay the Optionholders the "Option Cancellation Cost," which is the difference between the value of each AMI share (the "AMI Share Value") and the Exercise Price, multiplied by the Number of Shares Subject to Option.


    Assuming AMI's debt is $20.0 million, AMI Merger Consideration would equal
(i) $45.75 million (ii) minus AMI Transaction Costs and (iii) minus Option Cancellation Cost. Therefore, higher AMI Transaction Costs will result in lower AMI Merger Consideration values. Lower AMI Merger Consideration values result in correspondingly lower AMI Share Value. However, because the Option Cancellation Cost increases as AMI Share Value rises, there would not be a dollar-for-dollar reduction in AMI Merger Consideration as AMI Transaction Costs increase. For every additional dollar of AMI Transaction Costs, AMI Merger Consideration decreases slightly less than a dollar due to the corresponding slight decrease in Option Cancellation Cost. Therefore, while the relationship between AMI Share Value and AMI Merger Consideration is proportional, there is not a proportional relationship between AMI Share Value and AMI Transaction Costs.



    Because the fees and expenses of AMI's and GOE's investment bankers and financial advisors and certain fees and expenses of AMI's and GOE's lawyers (the "Transaction Costs") associated with the AMI Merger and the GOE Merger are likely to be difficult to segregate, certain of these costs will be allocated according to the relative values of the companies, taking into account AMI debt. Therefore, AMI Transaction Costs not directly attributable to either AMI or GOE are deemed to be 82.5% of Transaction Costs. Using this formula, AMI Transaction Costs are likely to be between $3.25 million and $3.75 million. Assuming AMI debt of $20.0 million and assuming AMI Transaction Costs between $3.25 million and $3.75 million, AMI Share Value is likely to be between $73.50 and $72.25 per share. However, there can be no assurance that the AMI Share Value will be within this range.



    GOE MERGER. The per share consideration to be received by holders of GOE Common Stock is calculated in a manner consistent with the calculation under the AMI Merger Agreement described above. Each GOE shareholder will be entitled to receive a portion of the GOE Merger Consideration in proportion to that shareholder's percentage of ownership of the outstanding GOE stock. The portion of the GOE Merger Consideration to which each GOE shareholder will be entitled is referred to herein as that shareholder's "GOE Pro Rata Amount." Hain has the option to make this payment all in cash or in a combination of cash and Hain stock. Regardless of whether Hain chooses to make this payment all in cash or in a combination of cash and stock, the total value of the payment must be equal to $14.0 million minus certain fees, costs and expenses related to the GOE Merger for which the GOE shareholders are responsible. The amount paid in the GOE Merger will also be reduced by a $2.0 million payment required to be made to Al
H. Jacobson in recognition of an existing obligation to purchase 20% of GOE's outstanding shares from Mr. Jacobson. The GOE Merger Consideration will then be allocated 75% to TSG2 (as defined herein), or its successors, and 25% to Mr. Jacobson, which represents the relative ownership of GOE's shares after taking into account the $2.0 million payment.



    The fees, costs and expenses to be borne by the GOE shareholders include the fees and expenses of GOE's investment bankers and financial advisors and certain fees and expenses of GOE's lawyers, as well as a payment to a former consultant (the "GOE Transaction Costs"). Because there are no outstanding options to purchase GOE Common Stock that must be canceled, for every dollar increase in GOE Transaction Costs, the aggregate GOE Merger Consideration will decline by one dollar, and the value of each share of GOE stock will decline proportionally. GOE Transaction Costs not directly attributable to either AMI or GOE are deemed to be 17.5% of Transaction Costs. Using this formula, GOE Transaction Costs are likely to be between $650,000 and $750,000 and the value
of each GOE share is likely to be between $       and $       . However, there
can be no assurance that the GOE share value will be within this range.

    While Hain may determine whether the Merger Consideration will be paid in cash or in a combination of cash and Hain Common Stock, the Merger Agreements set certain limits to the amounts of stock and cash which may be used if Hain elects to make part of the payment in stock. Pursuant to the Merger Agreements, if any of the Merger Consideration is stock, then at least 50% of the Merger Consideration must be stock. Conversely, at least $15.0 million of the AMI Merger Consideration must be cash and at least $5.0 million of the GOE Merger Consideration must be in cash. Hain Common Stock paid as consideration will be valued at the average closing price per share for the 10 most recent trading days ending on the third day before the Effective Time (the "Hain Stock Price").


EFFECTIVE TIME OF THE MERGER


    As promptly as practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreements, the parties thereto will file articles or certificates of merger with the Secretaries of State of each of Delaware, Texas and California. The Merger will become effective at the time of those filings (the "Effective Time"). It is anticipated that the Merger will occur in June 1998.


CONDITIONS TO THE MERGER


    Consummation of the Merger is subject to the satisfaction of a number of conditions, including but not limited to: (i) listing of up to 1,728,260 shares of Hain Common Stock issued in connection with the Merger on the Nasdaq National Market; (ii) the absence of any restrictive court orders or any other legal restraints or prohibitions, and of any pending governmental proceedings, preventing or making illegal the consummation of the Merger; (iii) the accuracy in all material respects of the representations and warranties made in the Merger Agreements on and as of the Effective Time; and (iv) the receipt by Hain, AMI and GOE of certain opinions regarding tax and other matters. In addition, the consummation of each of the AMI Merger and the GOE Merger are conditioned on the simultaneous consummation of the other. See "The Merger Agreements--Conditions to the Merger."


    Each of AMI and GOE has agreed that it will not encourage, initiate or solicit alternative acquisition proposals, subject to the exercise of directors' fiduciary duties. See "The Merger Agreements--Nonsolicitation of Alternative Transactions."

TERMINATION; BREAKUP FEES

    The Merger Agreements may be terminated and the Merger may be abandoned prior to the Effective Time under the circumstances specified in the Merger Agreements, including by mutual written agreement at any time or by either party if the Merger is not consummated by August 31, 1998. Under certain termination circumstances, an aggregate breakup fee, plus certain expenses, of $1.0 million is payable by AMI and GOE. See "The Merger Agreements--Termination; Breakup Fees."

SHAREHOLDERS WRITTEN CONSENT

    Approval of the AMI Merger by AMI shareholders will be obtained upon receipt of the written consent of the holders of at least two-thirds of the AMI Common Stock. See "AMI Shareholders Written Consent". Pursuant to a Voting Agreement and Irrevocable Proxy dated April 24, 1998 (the "AMI Voting Agreement"), holders of 67.64% of the AMI Common Stock have agreed to consent in writing to the AMI Merger.

    Approval of the GOE Merger by GOE shareholders will be obtained upon receipt of the written consent of at least a majority of the GOE Common Stock. See "GOE Shareholders Written Consent." Pursuant to a Voting Agreement and Irrevocable Proxy dated April 24, 1998 (the "GOE Voting Agreement"), holders of all of the outstanding GOE Common Stock have agreed to consent in writing to the Merger.

    Approval of the Merger by Hain stockholders is not required under the Delaware General Corporation Law ("DGCL").

DISSENTERS' RIGHTS

    The Texas Business Corporation Act ("TBCA") provides holders of AMI Common Stock with dissenters' rights in connection with the Merger. Because holders of all of the outstanding shares of GOE Common Stock have agreed to consent to the Merger, it is not anticipated that dissenters' rights under the California General Corporation Law ("CGCL") will be exercised in connection with the Merger. See "The Merger--Dissenters' Rights."

REASONS FOR THE MERGER

    HAIN'S REASONS FOR THE MERGER

    The Merger will constitute a significant milestone in Hain's stated mission of becoming the leading marketer and seller of specialty food products. The Merger also offers Hain the possibility of achieving improved operating efficiencies through elimination of duplicate efforts and increased purchasing and distribution leverage.

    The Board of Directors of Hain believes the combined business of Hain, AMI and GOE will have the potential to realize increased market share and improved operating and financial performance compared to the entities operated independently. In addition, Hain anticipates the acquisitions of AMI and GOE will add to the current profitability of Hain's existing product lines, as well as the addition of experienced and talented managers and executives to complement Hain's existing management team.

    AMI'S AND GOE'S REASONS FOR THE MERGER

    In approving the AMI Merger and the AMI Merger Agreement, and recommending that AMI shareholders consent to adoption of the AMI Merger Agreement and approval of the transactions contemplated thereby, AMI's Board of Directors considered several factors, including, the opinion of Wasserstein Perella & Co., Inc. ("Wasserstein Perella") to the effect that the total cash and stock consideration to be received by holders of the shares of AMI Common Stock pursuant to the AMI Merger Agreement was fair to such holders from a financial point of view; AMI's and Hain's historical financial results, as well as Hain's historical stock prices; the likelihood that the AMI Merger would be consummated; the terms and conditions of the AMI Merger Agreement; the free tradeability of any shares of Hain Common Stock to be received in the AMI Merger; the tax-free nature of the AMI Merger unless the Merger Consideration consists entirely of cash; the interests of certain members of AMI's Board of Directors and management in the Merger; and a review of other strategic alternatives, including an initial public offering.

    In approving the GOE Merger and the GOE Merger Agreement, and recommending that GOE shareholders consent to the adoption of the GOE Merger Agreement and approval of the transactions contemplated thereby, GOE's Board of Directors considered several factors, including GOE's and Hain's historical financial results, as well as Hain's historical stock prices; the likelihood that the GOE Merger would be consummated; the terms and conditions of the GOE Merger Agreement; the free tradeability of any shares of Hain Common Stock to be received in the GOE Merger; the tax-free nature of the GOE Merger unless the GOE Merger Consideration consists entirely of cash; the interests of certain members of GOE's Board of Directors and management in the Merger; and a review of other strategic alternatives, including an initial public offering.

FAIRNESS OPINION OF AMI'S FINANCIAL ADVISOR


    In its role as financial advisor to AMI, Wasserstein Perella was asked to render its opinion to the AMI Board of Directors as to the fairness, from a financial point of view, to the shareholders of AMI, of the total cash and stock consideration to be received by such shareholders in the Merger. On April 21, 1998, Wasserstein Perella delivered its oral opinion to the AMI Board of Directors (that was confirmed in writing later that day) that the total cash and stock consideration to be received by the AMI shareholders in the AMI Merger is fair to such shareholders from a financial point of view.


    A copy of the Wasserstein Perella opinion is attached hereto as Annex C. Holders of AMI Common Stock are urged to read the opinion in its entirety for a summary of the assumptions made, procedures followed, other matters considered and the limits of the review by Wasserstein Perella. The summary of the Wasserstein Perella opinion set forth in this Prospectus/Information Statement is qualified in its entirety by reference to the full text of such opinion. The Wasserstein Perella opinion (i) was prepared for the AMI Board of Directors,
(ii) is directed only to the fairness to AMI shareholders, from a financial point of view, as of April 21, 1998, of the total cash and stock consideration to be received by such shareholders and (iii) does not constitute a recommendation to any shareholders with regard to the Merger. See "The Merger--Fairness Opinion of AMI's Financial Advisor."


INTERESTS OF CERTAIN PERSONS IN THE MERGER


    All unvested portions of options granted to certain of AMI's officers will be accelerated as a result of the AMI Merger. An affiliate of TSG2 is providing certain advisory services to AMI and GOE in connection with the Merger and will receive as compensation for such services total fees of $1.5 million related to its provision of services to AMI and $280,000 relating to its provision of services to GOE. The amount of such fees will constitute expenses that reduce the net amount of Merger Consideration available for distribution to the shareholders of AMI and GOE. In the case of AMI, such amounts will also be reduced by the aggregate "spread" paid to the AMI officers upon cancellation of their options. See "The Merger--Interests of Certain Persons in the Merger."


SURRENDER OF CERTIFICATES

    If the Merger becomes effective, Hain will cause Continental Stock Transfer & Trust Company (the "Exchange Agent") to mail a letter of transmittal (the "Letter of Transmittal") and other documents, with instructions to all holders of record of AMI Common Stock and GOE Common Stock as of the Effective Time for use in surrendering their stock certificates in exchange for certificates and cash representing AMI Merger Consideration and GOE Merger Consideration, as the case may be, and a cash payment in lieu of fractional shares.

    The Letter of Transmittal will provide for, among other things, transmittal of each recordholder's certificates for shares of AMI Common Stock or GOE Common Stock, as the case may be, to the Exchange Agent. See "The Merger Agreements--Conversion of Shares." In the alternative, the exchange of GOE Common Stock for GOE Merger Consideration may be effected directly by Hain upon instructions to the Exchange Agent.

    CERTIFICATES SHOULD NOT BE SURRENDERED BY AMI SHAREHOLDERS OR GOE SHAREHOLDERS UNTIL THE LETTER OF TRANSMITTAL AND OTHER DOCUMENTS DESCRIBED ABOVE HAVE BEEN RECEIVED.

ACCOUNTING TREATMENT


    The AMI Merger and the GOE Merger are expected to be accounted for as purchase transactions in accordance with Accounting Principles Board Opinion No.
16. See "The Merger--Accounting Treatment" and "The Merger
Agreements--Conditions to the Merger."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    If the Merger Consideration consists solely of Cash Merger Consideration, a holder of AMI Common Stock or GOE Common Stock, as the case may be, will recognize gain or loss as a result of the Merger equal to the difference between the amount of the Cash Merger Consideration received and the such holder's adjusted basis in the AMI Common Stock or GOE Common Stock surrendered in the Merger.

    If the Merger Consideration consists of a combination of Cash Merger Consideration and Stock Merger Consideration, the Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). In a reorganization, holders of AMI Common Stock and GOE Common Stock would not recognize loss upon the exchange and would only recognize gain to the extent of the lesser of the Cash Merger Consideration received or the gain realized by such shareholder on the exchange. Such shareholder would also recognize gain or loss, if any on cash received in lieu of fractional shares of Hain Common Stock. See "The Merger--Material U.S. Federal Income Tax Consequences."

REGULATORY MATTERS

    No regulatory approval, including under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, is required in connection with the Merger.

REOFFERING BY THE SELLING STOCKHOLDERS

    This Prospectus/Information Statement also provides for the reoffering of the shares of Hain Common Stock received by AMI shareholders and GOE shareholders as Stock Merger Consideration (collectively upon consummation of the Merger, the "Selling Stockholders"). See "Selling Stockholders."

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    The following table sets forth summary unaudited pro forma combined financial data which are presented to give effect to the Merger under the purchase method of accounting as if the Merger had occurred at the beginning of each period presented for purposes of the statements of income information and on March 31, 1998 for purposes of the balance sheet information. The unaudited pro forma combined financial data do not reflect any cost savings and other synergies anticipated by Hain management as a result of the Merger and are not necessarily indicative of the results of operations or the financial position which would have occurred had the Merger been consummated at the beginning of the earliest period presented, nor are they necessarily indicative of future results of operations or financial position. The unaudited pro forma combined financial data should be read in conjunction with the historical consolidated financial statements of Hain, Westbrae, Arrowhead, Terra and GOE, including the notes thereto, included elsewhere or incorporated by reference in this Information Statement/Prospectus and the unaudited pro forma combined financial statements, including the notes thereto, contained elsewhere herein. See "Unaudited Pro Forma Combined Financial Statements."


                                                                                  YEAR ENDED    NINE MONTHS ENDED
                                                                                 JUNE 30, 1997    MARCH 31, 1998
                                                                                 -------------  ------------------
                                                                                  (IN THOUSANDS, EXCEPT PER SHARE
                                                                                             AMOUNTS)
STATEMENTS OF INCOME INFORMATION
  Net Sales....................................................................   $   151,136       $  125,467
  Operating Income.............................................................         9,475           11,246
  Net Income...................................................................         2,075            3,862
  Net Income per common share:
    Diluted....................................................................   $      0.19       $     0.30
    Basic......................................................................          0.20             0.33
  Common equivalent shares:
    Diluted....................................................................        10,721           13,080
    Basic......................................................................        10,422           11,590



                                                                                                        AS OF
                                                                                                   MARCH 31, 1998
                                                                                                   ---------------
BALANCE SHEET INFORMATION
  Working capital................................................................................    $    18,951
  Total assets...................................................................................        171,460
  Total debt.....................................................................................         62,097
  Total stockholders' equity.....................................................................         91,540
  Common shares outstanding(1)...................................................................         13,241


------------------------


(1) Assumes 1.728 million shares of Hain Common Stock are issued in connection with the Merger.

                        EQUIVALENT PER COMMON SHARE DATA

    The following table sets forth selected historical per common share data for Hain, AMI and GOE, pro forma data per share of Hain Common Stock, and equivalent pro forma data per share of AMI Common Stock and GOE Common Stock after giving effect to the proposed Merger on a purchase accounting basis, assuming the Merger had been effective during all the periods presented. The pro forma equivalent data for AMI and GOE are based on the historical amounts per share, multiplied by the AMI Conversion Ratio (as defined herein) and the GOE Conversion Ratio (as defined herein). The data should be read in conjunction with the consolidated financial statements and notes thereto and other financial information with respect to Hain, Arrowhead, Terra and GOE set forth elsewhere or incorporated by reference in this Prospectus/Information Statement, and such data are qualified in their entirety by reference thereto.


    There is no established public trading market for AMI Common Stock or GOE Common Stock. The following conversion ratios are based upon the number of shares to be issued by Hain to AMI and GOE shareholders and do not consider the value of cash to be paid by Hain to the AMI and GOE shareholders at the Effective Time. The following amounts for AMI Common Stock were determined by multiplying the price of Hain Common Stock by 2.268, which represents the conversion ratio of Hain Common Stock to AMI Common Stock as of April 24, 1998, and rounded to three places (the "AMI Conversion Ratio"). The following amounts for GOE Common Stock were determined by multiplying the price of Hain Common Stock by 19.565, which represents the conversion ratio of Hain Common Stock to GOE Common Stock as of April 24, 1998, and rounded to three places (the "GOE Conversion Ratio"). Because AMI and GOE have agreed to not issue any more shares of capital stock or stock options, the parties do not expect the following table to change prior to Closing.



                                                                                 LATEST FISCAL  NINE MONTHS ENDED
                                                                                   YEAR (2)       MARCH 31, 1998
                                                                                 -------------  ------------------
HAIN COMMON STOCK(1)
Diluted net income per share:
  Historical...................................................................    $    0.12        $     0.26
  Pro forma combined...........................................................         0.19              0.30
Book value per share at period-end:
  Historical...................................................................         2.92              4.50
  Pro forma combined...........................................................           --              6.91
AMI COMMON STOCK(1)
Diluted net income per share:
  Historical...................................................................         1.20              1.46
  Pro forma equivalent.........................................................         0.43              0.68
Book value per share at period-end:
  Historical...................................................................        11.36              3.63
  Pro forma equivalent.........................................................           --             15.67
GOE COMMON STOCK(1)
Diluted net income (loss) per share:
  Historical...................................................................         3.95             (4.25)
  Pro forma equivalent.........................................................         3.72              5.87
Book value per share at period-end:
  Historical...................................................................        52.75             55.70
  Pro forma equivalent.........................................................           --            135.19


------------------------

(1) None of Hain, AMI or GOE paid any cash dividends for either of the periods presented.


(2) The latest fiscal years are as follows: Hain - June 30, 1997; AMI - July 31, 1997; GOE - December 23, 1997.

                 MARKET AND MARKET PRICES FOR HAIN COMMON STOCK


    Hain Common Stock is traded on the Nasdaq National Market under the symbol "HAIN." At March 31, 1998 there were 11,512,499 shares of Hain Common Stock outstanding. The information presented in the table below represents the high and low sales prices per share for Hain Common Stock for the periods indicated. Following the Merger, Hain Common Stock will continue to be traded on the Nasdaq National Market.



                                                                                          PRICE
                                                                                  ----------------------
                                                                                    HIGH          LOW
                                                                                  ---------    ---------
YEAR ENDED JUNE 30, 1996
  First quarter................................................................   $ 4 1/2      $ 3 1/2
  Second quarter...............................................................     3 3/4        2 15/16
  Third quarter................................................................     3 11/16      2 15/16
  Fourth quarter...............................................................     4 1/8        3 1/16
YEAR ENDED JUNE 30, 1997
  First quarter................................................................   $ 4          $ 3 1/16
  Second quarter...............................................................     4            3 1/4
  Third quarter................................................................     5 3/4        3 3/8
  Fourth quarter...............................................................     5 5/16       4 1/8
YEAR ENDING JUNE 30, 1998
  First quarter................................................................   $12 1/16     $ 4 27/32
  Second quarter...............................................................    12 13/16      7 7/8
  Third quarter................................................................    20 3/4        9
  Fourth quarter (through June 18, 1998).......................................    23 7/8       20 1/2



    On April 23, 1998, the last full trading day prior to public announcement of the Merger, the closing price for Hain Common Stock was $21.00. On June 18, 1998, the last reported sale price of the Common Stock on the Nasdaq National Market was $23 1/4 per share. Neither AMI Common Stock nor GOE Common Stock are traded on an established public market.


    AMI SHAREHOLDERS AND GOE SHAREHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR HAIN COMMON STOCK. NO ASSURANCE CAN BE GIVEN CONCERNING THE MARKET PRICE FOR HAIN COMMON STOCK BEFORE OR AFTER THE DATE ON WHICH THE MERGER IS CONSUMMATED. THE MARKET PRICE FOR HAIN COMMON STOCK WILL FLUCTUATE BETWEEN THE DATE OF THIS PROSPECTUS/ INFORMATION STATEMENT AND THE DATE ON WHICH THE MERGER IS CONSUMMATED AND THEREAFTER.

                                  RISK FACTORS

    THE FOLLOWING FACTORS SHOULD BE CAREFULLY CONSIDERED IN ADDITION TO THE OTHER INFORMATION PRESENTED IN THIS PROSPECTUS/INFORMATION STATEMENT. THIS PROSPECTUS/INFORMATION STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. HAIN'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF SUCH RISKS AND UNCERTAINTIES, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS/INFORMATION STATEMENT.

    INTEGRATION OF ACQUISITIONS

    Since its formation, Hain has completed several acquisitions of companies and brands, including the recent acquisitions of Westbrae in October 1997 and Boston Better Snacks in May 1997. In addition, in March 1997, Hain entered into a licensing agreement with Weight Watchers, a subsidiary of Heinz, pursuant to which Hain will manufacture, market and sell Weight Watchers dry and refrigerated products and in May 1998 entered into a distribution and licensing agreement with Heinz U.S.A., a division of Heinz, to market and sell the "Earth's Best" line of baby food products to the natural food channel in the United States. In July 1997, Hain acquired the Alba brand from Heinz.

    Hain's future success may be dependent upon its ability to effectively integrate these companies and brands, including its ability to realize potentially available marketing opportunities and cost savings, some of which may involve operational changes. There can be no assurance as to the timing or number of marketing opportunities or amount of cost savings that may be realized as the result of the integration process. Further, there can be no assurance that Hain will not experience difficulties with customers, personnel or other parties as a result of these acquisitions, that these acquisitions will enhance Hain's competitive position and business prospects or that the combination of Hain and these acquisitions will be successful.

    There can be no assurance that Hain will be successful in integrating its own distribution channels with those of AMI and GOE, in coordinating the activities of the Hain, AMI and GOE sales forces or in selling AMI's or GOE's products to Hain's customer base, in integrating AMI and GOE into Hain's management information systems or in integrating AMI's and GOE's products so that they can be fully integrated with Hain. In addition, Hain is in the process of integrating the business of Westbrae, which was acquired by Hain in October 1997. Integrating these businesses will require management resources and may divert Hain management from Hain's day-to-day operations. There can be no assurance that Hain can effectively integrate AMI or GOE into Hain's operations.

    UNCERTAINTIES RELATED TO COMBINED OPERATIONS AFTER THE MERGER

    While the acquisition of the Companies by Hain offers the possibility of achieving operating efficiencies, it also entails the diversion of management's attention to the assimilation of operations of the Companies, which might have possible adverse short-term effects on Hain's operating results. There can be no assurance that the combined companies will retain their respective key personnel or customers, the same volume of business from such customers, or that Hain will realize any of the potential benefits of the Merger.

    UNCERTAINTY OF ALLOCATION OF MERGER CONSIDERATION; TRANSACTION COSTS

    In accordance with the Merger Agreements, the allocation of Merger Consideration to be paid in cash and shares of Hain Common Stock will be determined by Hain at its sole discretion three days prior to the date the Merger becomes effective; PROVIDED, if any of the AMI Merger Consideration is paid in Hain Common Stock, then at least 50% of such consideration must be Hain Common Stock and at least $15,000,000 of such consideration must be cash and, if any of the GOE Merger Consideration is paid in Hain Common Stock, then at least 50% of such consideration must be Hain Common Stock and at least $5,000,000 of such consideration must be cash. Hain's allocation of the Merger Consideration will be based on several factors, including the price of the Hain Common Stock on the Nasdaq National Market at the time such allocation is determined. There can be no assurance that Hain will issue shares of Hain Common Stock as AMI Merger Consideration or GOE Merger Consideration or, if Hain Common Stock is issued, the allocation of cash and stock selected. See "The Merger--Material U.S. Federal Income Tax Consequences."

    In addition, the total AMI Merger Consideration to be paid by Hain is subject to certain fees, costs and expenses to be borne by AMI, including the AMI Transaction Costs and the cost of canceling or buying out stock options held by the Optionholders. Assuming, for example, AMI debt of $20,000,000 and AMI Transaction Costs between $3,250,000 and $3,750,000, AMI Share Value is likely to be between $73.50 and $72.25. Similarly, based on GOE Transaction Costs between $650,000 and $750,000, GOE share value is likely to be between $667.50 and $661.25. However, there can be no assurance that the AMI Share Value or GOE share value will be within these ranges.

    PRIOR APPROVAL OF THE AMI MERGER AND THE GOE MERGER

    While Hain and AMI are seeking the consent of all AMI shareholders to the Merger, pursuant to the AMI Voting Agreement, Hain and AMI have received agreement to consent to the Merger from the holders of the number of shares required to effect the Merger in accordance with the TBCA and AMI's Articles of Incorporation in lieu of a shareholder meeting, and thus the consent of AMI shareholders receiving this Prospectus/Information Statement who are not party to such agreement is not required to effect the Merger; PROVIDED, the TBCA provides holders of AMI Common Stock with dissenters' rights in connection with the Merger. Similarly, Hain and GOE have received agreement to consent to the Merger from holders of all of the outstanding GOE Common Stock.

    ACQUISITION STRATEGY

    Hain's acquisition strategy is based on identifying and acquiring businesses with products and/or brands that complement Hain's existing product mix. Hain will evaluate specific acquisition opportunities based on prevailing market and economic conditions. There can be no assurance that Hain will be able to successfully identify suitable acquisition candidates, obtain necessary financing, complete acquisitions or integrate acquired businesses into its operations. Acquisitions may not achieve acceptable levels of operating results or otherwise perform as expected. Acquisitions also involve special risks, including risks associated with unanticipated problems, liabilities and contingencies, diversion of management attention and possible adverse effects on earnings resulting from increased goodwill amortization, increased interest costs, the issuance of additional securities and difficulties related to the integration of the acquired business. Hain may encounter increased competition for acquisitions in the future, which could result in acquisition prices Hain does not consider acceptable. In addition, the Senior Credit Facility (as defined) contains restrictions that limit Hain's ability to make acquisitions. Hain is unable to predict whether or when any prospective acquisition candidate will become available or the likelihood that any acquisition will be completed.

    EVOLVING CUSTOMER PREFERENCES

    Hain's business is limited to specialty food products in niche markets geared to consumers of natural foods, medically-directed and weight management food products, kosher foods and other specialty food items. Hain is subject to evolving consumer preferences for these products. While Hain continues to diversify its product offerings, there can be no assurance that demand for Hain's products will continue at current levels or increase in the future. A significant shift in consumer demand away from Hain's products or failure to maintain its current market position would have a material adverse effect on Hain's financial statements. For example, sales of Hain's rice cakes declined from approximately $22 million during fiscal year 1996 to approximately $12 million in fiscal year 1997 due in part to competition from other snack products and an overall decline in rice cake demand. Hain has other significant product categories, such as cooking oils and non-dairy beverages, which, if consumer demand for such categories were to decrease, could have a material adverse effect on Hain's business, results of operations and financial condition.

    COMPETITION

    The geographic and product markets in which Hain operates are highly competitive. Hain faces competition in all of its markets from larger, more established companies that have greater financial, managerial, sales and technical resources than Hain, and some of Hain's markets are dominated by such large firms. There can be no assurance that Hain can successfully compete for sales to distributors or stores that purchase from such larger competitors. Larger competitors also may be able to benefit from economies of scale, pricing advantages or the introduction of new products that compete with Hain's products. There can be no assurance that Hain will achieve the market penetration that it seeks in order to implement its business strategy. There can be no assurance that competitors will not introduce other products in the future that compete with Hain's products or that such competitive products will not have an adverse effect on Hain's business, results of operations and financial condition.

    LIMITED MANAGEMENT; DEPENDENCE ON KEY PERSONNEL

    Hain is highly dependent upon the services of Irwin D. Simon, its President and Chief Executive Officer. Although Hain has entered into an employment agreement with Mr. Simon and maintains $1.0 million of key man life insurance on the life of Mr. Simon, the loss of the services of Mr. Simon could have a material adverse effect on Hain's business, results of operations and financial condition. In addition, Hain's ability to develop and market its products and to achieve and maintain a competitive position depends, in large part, on its ability to attract and retain qualified operations, sales and marketing personnel.

    RELIANCE ON INDEPENDENT DISTRIBUTORS AND BROKERS

    Hain relies upon sales efforts made by or through non-affiliated food brokers to distributors and other customers. The success of its business depends, in large part, upon the establishment of a strong distribution network. Food brokers act as selling agents representing specific brands on a non-exclusive basis under oral or written agreements generally terminable at any time on 30 days notice and receive a percentage of net sales as compensation. Distributors purchase directly for their own account for resale. Two distributors, United Natural Foods and Tree of Life, accounted for approximately 18% and 14%, respectively, of Hain's pro forma fiscal year 1997 sales. The loss of, or business disruption at, one or more of these distributors or brokers may have a material adverse effect on Hain's business, results of operations and financial condition. If Hain were required to obtain additional or alternative distribution and food brokerage agreements or arrangements in the future, there can be no assurance it will be able to do so on satisfactory terms or in a timely manner. The inability to enter into satisfactory brokerage agreements may inhibit Hain's ability to implement its business plan or to establish markets necessary to develop its products successfully. See "Information Concerning Hain--Sales and Marketing Structure" and
"--Customers."

    RELIANCE ON INDEPENDENT MANUFACTURERS AND CO-PACKERS

    Hain does not manufacture, produce or package any of the products or brands which it currently markets, although it develops and owns the formulas and recipes and designs the packaging for its products. Accordingly, Hain is dependent upon independent manufacturers and co-packers to produce and package its products. In addition, currently one manufacturer accounted for the manufacture of approximately 91% of GOE's products in its fiscal 1997. The loss of one or more of these manufacturers or co-packers, or the failure by Hain to retain manufacturers and co-packers for products or brands acquired pursuant to the Merger, could have a material adverse effect on Hain's financial statements until such time as an alternate source of supply could be secured, which may be on less favorable terms.

    Hain obtains substantially all of its rice cake requirements from two suppliers, all of its non-dairy products from two suppliers, a substantial portion of its Weight Watchers refrigerated products from one supplier, and all of its Hollywood cooking oils from one supplier. Failure to obtain in a timely manner and on comparable terms other suppliers if a present supplier terminated its relationship with Hain could have a material adverse effect on Hain's business, results of operations and financial condition.

    TRADEMARK OWNERSHIP

    Hain owns the principal trademarks for its products, including HAIN PURE FOODS(R), HOLLYWOOD-Registered Trademark-, KINERET-Registered Trademark-, KOSHERIFIC-Registered Trademark-, FARM FOODS-Registered Trademark-, ESTEE-Registered Trademark-, FEATHERWEIGHT-Registered Trademark-, WESTBRAE NATURALS-Registered Trademark-, WESTSOY-Registered Trademark-, LITTLE BEAR-Registered Trademark-, BEARITOS-Registered Trademark- and
ALBA-Registered Trademark- and owns a number of other trademarks used on individual products, such as those for ICE BEAN-Registered Trademark-, PIZSOY-Registered Trademark-, and BOSTON LITE-Registered Trademark-. Hain believes that such trademarks are important to the marketing of Hain's products. In connection with the licensing agreement between Weight Watchers and Hain, Hain obtained the right to use the WEIGHT WATCHERS-Registered Trademark- and certain other trademarks. Hain's inability to use these trademarks could have a material adverse effect on Hain's business, results of operations and financial condition.

    GOVERNMENT REGULATION

    The manufacture, marketing, distribution and sale of Hain's specialty food products are subject to various federal, state and local laws and regulations governing the production, sale, safety, advertising, labeling and ingredients of such products. In addition, Hain's kosher food products are subject to additional regulation and inspection. There can be no assurance that Hain, its manufacturers, distributors and co-packers will be able to comply with all such laws and regulations in the future or that new governmental laws and regulations will not be introduced which could result in additional compliance costs, seizures, confiscation, recall or monetary fines, any of which could prevent or inhibit the development, distribution and sale of Hain's products or have a material adverse effect on Hain's business, results of operations and financial condition. In addition, product recalls could adversely affect sales of other of Hain's products.

    PRODUCT LIABILITY

    As a marketer of food products, Hain is subject to a risk of claims for product liability. Hain maintains product liability insurance and generally requires that its co-packers maintain product liability insurance with Hain as a co-insured. There is no assurance that such coverage will be sufficient to insure against claims which may be brought against Hain, or that Hain will be able to maintain such insurance or obtain additional insurance covering existing or new products. If a product liability claim exceeding Hain's insurance coverage were to be successfully asserted against Hain, it could have a material adverse effect on Hain's business, results of operations and financial condition.

    RELIANCE ON CERTIFICATION

    Hain must comply with the requirements of independent organizations or certification authorities in order to make certain statements on the labels of its products. For example, for Hain's Estee products to carry the logo of the American Diabetes Association (the "ADA"), the packaging must meet the standards of the ADA. In addition, Hain's kosher foods are certified kosher by the Orthodox Union of Rabbis. The loss of any such independent certifications or permissions could adversely affect the marketing position and goodwill afforded such products, which could have a material adverse effect on Hain's business, results of operations and financial condition.

    CONTROL BY CURRENT STOCKHOLDERS, OFFICERS AND DIRECTORS

    Upon completion of the Merger, Mr. Simon, Hain's President and Chief Executive Officer, together with the other officers and directors of Hain, will beneficially own an aggregate of 22.7% of Hain Common Stock, on a fully diluted basis (assuming 1,728,260 shares of Hain Common Stock are issued in connection therewith at a value of $23.00 per share). Accordingly, the officers and directors of Hain will be in a position to influence the election of Hain's directors and otherwise influence stockholder action. In addition, according to a Schedule 13D filed with the Commission dated May 11, 1998, certain unaffiliated stockholders of Hain beneficially own, prior to the Merger, an aggregate of 20.37% of the outstanding Hain Common Stock.

    AUTHORIZATION AND DISCRETIONARY ISSUANCE OF PREFERRED STOCK

    Hain's Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting or other rights which could decrease the amount of earnings and assets available for distribution to holders of Hain Common Stock and adversely affect the relative voting power or other rights of the holders of Hain Common Stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of Hain. Although Hain has no present intention to issue any shares of its preferred stock, there can be no assurance that Hain will not do so in the future. See "Description of Hain Capital Stock."

    NO DIVIDENDS

    Hain has not paid any dividends on Hain Common Stock to date and does not anticipate declaring or paying any dividends in the foreseeable future. The ability of Hain to pay dividends is currently restricted by the Senior Credit Facility. See "Market And Market Prices For Hain Common Stock."

    FLUCTUATIONS IN OPERATING RESULTS; FLUCTUATIONS IN QUARTERLY RESULTS

    Hain's operating results have fluctuated in the past and will fluctuate in the future based on many factors. These factors include failure to adequately integrate acquired companies, fluctuations in the general economy, increased competition, changes in operating expenses, expenses related to acquisitions, the potential adverse effect of acquisitions, the size and timing of customer orders, new product introductions, changes in customer preferences and market acceptance of new products. Many of these factors are outside the control of Hain. Due to these and many unforeseen factors, it is likely that in some future quarter Hain's operating results will be below the expectations of public market analysts and investors. In such event, the price of Hain Common Stock would likely be materially adversely affected.

    FORWARD-LOOKING STATEMENTS

    This Prospectus/Information Statement contains certain forward-looking statements regarding future financial condition and results of operations and Hain's business operations. The words "expect," "estimate," "anticipate," "predict," "intend," and similar expressions are intended to identify forward-looking statements. Such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions and customer actions and the other factors discussed in this Prospectus/Information Statement (including but not limited to statements under the caption "Risk Factors") and in Hain's filings with the Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION
        SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION FOR HAIN
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


    The following table sets forth selected historical financial information for Hain for the periods indicated and selected pro forma financial information reflecting the Westbrae acquisition as if it had occurred at the beginning of each period presented for purposes of the statements of income information and on March 31, 1998 for purposes of the balance sheet information. The selected historical financial information for each fiscal year in the five-year period ended June 30, 1997 is derived from the audited consolidated financial statements of Hain for each such year. The selected historical financial information as of March 31, 1998 and for the nine-month periods ended March 31, 1997 and 1998 is derived from the unaudited financial statements of Hain for such periods. In the opinion of Hain management, all adjustments consisting of normal recurring accruals considered necessary for a fair presentation have been made. The results of operations for the nine months ended March 31, 1998 are not necessarily indicative of the actual results for the full fiscal year ending June 30, 1998. The selected pro forma financial information is not necessarily representative of Hain's results of operations or financial position had the Westbrae acquisition in fact occurred at the beginning of each period presented and is not intended to project Hain's results of operations for any future period or date. The selected financial information should be read in conjunction with the financial statements of Hain and the related notes thereto and the financial statements and the related notes thereto of Westbrae incorporated by reference in this Prospectus/ Information Statement.


                                                                                                                NINE MONTHS ENDED
                                                                 YEAR ENDED JUNE 30,                                MARCH 31,
                                         --------------------------------------------------------------------  --------------------
                                                                                                  PRO FORMA
                                                                                                FOR WESTBRAE
                                                                                                 ACQUISITION
                                           1993       1994       1995       1996       1997         1997         1997       1998
                                         ---------  ---------  ---------  ---------  ---------  -------------  ---------  ---------
                                                                                                 (UNAUDITED)       (UNAUDITED)
STATEMENT OF INCOME INFORMATION
Net sales..............................  $     137  $  14,963  $  58,076  $  68,606  $  65,353    $  98,247    $  46,117  $  73,224
Cost of Sales..........................         91      9,812     36,220     40,884     40,781       60,800       28,840     43,604
                                         ---------  ---------  ---------  ---------  ---------  -------------  ---------  ---------
  Gross Profit.........................         46      5,151     21,856     27,722     24,572       37,447       17,337     29,620
Selling, general and administrative
  expenses.............................        120      3,976     15,334     20,905     19,651       29,317       13,632     21,364
Depreciation of property and
  equipment............................                    57        158        184        178          272          131        183
Amortization of goodwill and other
  intangibles..........................          1        208        474        651        740        1,283          558        927
                                         ---------  ---------  ---------  ---------  ---------  -------------  ---------  ---------
  Operating income (loss)..............        (75)       910      5,890      5,982      4,003        6,575        3,016      7,146
Interest expense(1)                      --.......      1,095      1,351      1,745      1,639        3,638        1,240      1,706
Amortization of deferred financing
  costs                                  --.......         97        419        473        509          491          378        396
                                         ---------  ---------  ---------  ---------  ---------  -------------  ---------  ---------
Income (loss) before income taxes......        (75)      (282)     4,120      3,764      1,855        2,446        1,398      5,044
Provision for income taxes               --.......        220      1,755      1,630        786        1,027          601      2,118
                                         ---------  ---------  ---------  ---------  ---------  -------------  ---------  ---------
Net income (loss)......................  $     (75) $    (502) $   2,365  $   2,134  $   1,069    $   1,419    $     797  $   2,926
                                         ---------  ---------  ---------  ---------  ---------  -------------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------  -------------  ---------  ---------
Net income (loss) per common share:
  Diluted..............................  $   (0.08) $   (0.19) $    0.28  $    0.24  $    0.12    $    0.16    $    0.09  $    0.26
  Basic................................      (0.08)     (0.19)      0.30       0.24       0.12         0.16         0.09       0.30
Common equivalent shares:
  Diluted..............................        920      2,694      8,597      8,964      8,993        8,993        8,961     11,352
  Basic................................        920      2,694      7,862      8,887      8,694        8,694        8,725      9,862


                                           PRO FORMA
                                         FOR WESTBRAE
                                          ACQUISITION
                                             1998
                                         -------------
                                          (UNAUDITED)
STATEMENT OF INCOME INFORMATION
Net sales..............................    $  83,863
Cost of Sales..........................       49,850
                                         -------------
  Gross Profit.........................       34,013
Selling, general and administrative
  expenses.............................       24,730
Depreciation of property and
  equipment............................          185
Amortization of goodwill and other
  intangibles..........................        1,063
                                         -------------
  Operating income (loss)..............        8,035
Interest expense(1)                            2,183
Amortization of deferred financing
  costs                                          391
                                         -------------
Income (loss) before income taxes......        5,461
Provision for income taxes                     2,295
                                         -------------
Net income (loss)......................    $   3,166
                                         -------------
                                         -------------
Net income (loss) per common share:
  Diluted..............................    $    0.28
  Basic................................         0.32
Common equivalent shares:
  Diluted..............................       11,352
  Basic................................        9,862



                                                                                                         AS OF
                                                                                                    MARCH 31, 1998
                                                                                                    ---------------
                                                                                                        ACTUAL
                                                                                                      (UNAUDITED)
                                                                                                    ---------------
BALANCE SHEET INFORMATION
Working capital...................................................................................     $  12,219
Total assets......................................................................................        84,816
Total debt........................................................................................        20,819
Total stockholders' equity........................................................................        51,790


------------------------
(1) Interest expense in 1994 includes $650 with respect to financing costs incurred in connection with bridge notes which were repaid with the proceeds of Hain's initial public offering.

            SELECTED HISTORICAL FINANCIAL INFORMATION FOR ARROWHEAD
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


    The following table sets forth selected historical financial information for Arrowhead for the periods indicated. The selected historical financial information for the fiscal year ended July 31, 1993 through 1997 is derived from the audited consolidated financial statements of Arrowhead for such year. The selected historical financial information as of July 31, 1995, February 28, 1998 and for the seven-month periods ended February 28, 1997 and 1998 is derived from the unaudited financial statements of Arrowhead for such periods. The selected historical information since September 1994 reflects the September 1994 acquisition of DeBoles by TSG2, which was accounted for as a purchase business combination. The September 1995 acquisition of DeBoles by Arrowhead was accounted for in a manner similar to a pooling of interests and accordingly, the operations of DeBoles since September 1994 are included in Arrowhead's results of operations. The results of operations for the seven months ended February 28, 1998 are not necessarily indicative of the actual results for the full fiscal year ending July 31, 1998. The selected financial information should be read in conjunction with the financial statements of Arrowhead and the related notes thereto included elsewhere in this Prospectus/Information Statement.


                                                                                                                     SEVEN
                                                                                                                    MONTHS
                                                                                                                     ENDED
                                                                                                                   FEBRUARY
                                                                             YEAR ENDED JULY 31,                      28,
                                                            -----------------------------------------------------  ---------
                                                              1993       1994       1995       1996       1997       1997
                                                            ---------  ---------  ---------  ---------  ---------  ---------
                                                                                                                   (UNAUDITED)
STATEMENT OF INCOME INFORMATION
Net sales.................................................  $  14,616  $  16,378  $  22,426  $  24,628  $  25,977  $  15,051
Cost of sales.............................................     11,228     12,783     15,844     18,323     19,436     11,357
                                                            ---------  ---------  ---------  ---------  ---------  ---------
  Gross profit............................................      3,388      3,595      6,582      6,305      6,541      3,694
Management fee to shareholder.............................                --             85        177        240        140
Selling, general and administrative expenses..............      2,403      2,895      8,668      5,882      4,547      2,258
                                                            ---------  ---------  ---------  ---------  ---------  ---------
  Operating income (loss).................................        985        700     (2,171)       246      1,754      1,296
Interest expense, net.....................................         24         28        264        322        394        212
                                                            ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes.........................        961        672     (2,435)       (76)     1,360      1,084
Provision for income taxes................................        330        232        409        122        570        455
                                                            ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss).......................................  $     631  $     440  $  (2,844) $    (198) $     790  $     629
                                                            ---------  ---------  ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------  ---------  ---------
Earnings (loss) per share, diluted and basic..............  $     631  $     440  $  (2,844) $    (198) $     790  $     629
                                                            ---------  ---------  ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------  ---------  ---------
Weighted-average shares, diluted and basic................          1          1          1          1          1          1
                                                            ---------  ---------  ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------  ---------  ---------


                                                              1998
                                                            ---------

STATEMENT OF INCOME INFORMATION
Net sales.................................................  $  16,427
Cost of sales.............................................     11,787
                                                            ---------
  Gross profit............................................      4,640
Management fee to shareholder.............................        140
Selling, general and administrative expenses..............      2,580
                                                            ---------
  Operating income (loss).................................      1,920
Interest expense, net.....................................        199
                                                            ---------
Income (loss) before income taxes.........................      1,721
Provision for income taxes................................        741
                                                            ---------
  Net income (loss).......................................  $     980
                                                            ---------
                                                            ---------
Earnings (loss) per share, diluted and basic..............  $     980
                                                            ---------
                                                            ---------
Weighted-average shares, diluted and basic................          1
                                                            ---------
                                                            ---------



                                                                             AS OF JULY 31,                          AS OF
                                                          -----------------------------------------------------  FEBRUARY 28,
                                                            1993       1994       1995       1996       1997         1998
                                                          ---------  ---------  ---------  ---------  ---------  -------------
                                                                               (UNAUDITED)                        (UNAUDITED)
BALANCE SHEET INFORMATION
Working capital.........................................  $   1,423  $   2,662  $   1,913  $     773  $   2,793    $   5,261
Total assets............................................      4,574      5,628     10,413     11,238     12,379       11,906
Total long-term debt....................................     --         --          2,951      1,582      1,817        3,147
Total shareholders' equity..............................      2,987      7,626      4,781      4,672      5,743        6,289

              SELECTED HISTORICAL FINANCIAL INFORMATION FOR TERRA

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

The following table sets forth selected historical financial information for Terra for the periods indicated. The selected historical financial information as of July 31, 1997 and for the period commencing January 1, 1997 through July 31, 1997 is derived from the audited financial statements of Terra for such period. Terra changed its fiscal year end to July 31 effective January 1, 1997. The selected historical financial information as of and for the fiscal years ended December 31, 1996 and 1995 is derived from the audited financial statements of Terra for such years. The selected historical financial information as of and for the seven months ended February 28, 1998 and the fiscal years ended December 31, 1993 and 1994 and for the seven months ended February 28, 1997, the periods from August 1, 1997 through November 17, 1997, the date of the acquisition of Terra by AMI, and November 18, 1997 through February 28, 1998 is derived from the unaudited financial statements of Terra for such periods. The seven month period ended February 28, 1998 is presented for informational purposes only. The results of operation for the periods from August 1, 1997 through November 17, 1997 and November 18, 1997 through February 28, 1998 are not necessarily indicative of the actual results for the full fiscal year ending July 31, 1998. The selected financial information should be read in conjunction with the financial statements of Terra and the related notes thereto included elsewhere in this Prospectus/Information Statement.

                                                                        PRE-ACQUISITION
                                       ---------------------------------------------------------------------------------
                                                                                                 SEVEN      PERIOD FROM
                                                                                     SEVEN      MONTHS       AUGUST 1,
                                                                                    MONTHS       ENDED         1997
                                                YEAR ENDED DECEMBER 31,              ENDED     FEBRUARY       THROUGH
                                       ------------------------------------------  JULY 31,       28,      NOVEMBER 17,
                                         1993       1994       1995       1996       1997        1997          1997
                                       ---------  ---------  ---------  ---------  ---------  -----------  -------------
                                                                                              (UNAUDITED)   (UNAUDITED)
                                           (UNAUDITED)
STATEMENT OF INCOME INFORMATION
Net sales............................  $   2,848  $   4,330  $   5,604  $  10,493  $   7,765   $   7,106     $   3,937
Cost of Sales........................      1,756      2,655      3,221      5,643      4,360       4,060         2,287
                                       ---------  ---------  ---------  ---------  ---------  -----------  -------------
    Gross Profit.....................      1,092      1,675      2,383      4,850      3,405       3,046         1,650
Selling, general and administrative
  expenses...........................        911      1,744      1,976      3,428      2,265       2,397         1,516
Amortization of goodwill.............                --         --         --         --          --            --
Management fee to shareholder........                --             75        245        105         195            40
Other operating income...............          4         30          8        192     --          --            --
                                       ---------  ---------  ---------  ---------  ---------  -----------  -------------
    Operating income (loss)..........        185        (39)       340      1,369      1,035         454            94
Interest expense.....................         26         44         65         46         30           8             8
                                       ---------  ---------  ---------  ---------  ---------  -----------  -------------
    Income before income taxes.......        159        (83)       275      1,323      1,005         446            86
Provision for income taxes...........         16          9        191        555        483         207            44
                                       ---------  ---------  ---------  ---------  ---------  -----------  -------------
    Net income (loss)................        143  $     (92) $      84  $     768  $     522   $     239     $      42
                                       ---------  ---------  ---------  ---------  ---------  -----------  -------------
                                       ---------  ---------  ---------  ---------  ---------  -----------  -------------
Basic earnings (loss) per share,
  diluted and basic..................  $     715  $    (460) $  393.81  $3,520.03  $2,392.52   $1,095.43     $  192.50
                                       ---------  ---------  ---------  ---------  ---------  -----------  -------------
                                       ---------  ---------  ---------  ---------  ---------  -----------  -------------
Weighted average shares-diluted and
  basic..............................       .200       .200     .21330     .21818     .21818      .21818        .21818
                                       ---------  ---------  ---------  ---------  ---------  -----------  -------------
                                       ---------  ---------  ---------  ---------  ---------  -----------  -------------

                                           POST-
                                        ACQUISITION
                                       -------------     SEVEN
                                        PERIOD FROM     MONTHS
                                       NOVEMBER 18,      ENDED
                                       1997 THROUGH    FEBRUARY
                                       FEBRUARY 28,       28,
                                           1998          1998
                                       -------------  -----------
                                                      (UNAUDITED)

STATEMENT OF INCOME INFORMATION
Net sales............................    $   4,306     $   8,243
Cost of Sales........................        2,564         4,851
                                       -------------  -----------
    Gross Profit.....................        1,742         3,392
Selling, general and administrative
  expenses...........................          975         2,491
Amortization of goodwill.............           80            80
Management fee to shareholder........       --                40
Other operating income...............       --            --
                                       -------------  -----------
    Operating income (loss)..........          687           781
Interest expense.....................          380           388
                                       -------------  -----------
    Income before income taxes.......          307           393
Provision for income taxes...........          178           222
                                       -------------  -----------
    Net income (loss)................    $     129     $     171
                                       -------------  -----------
                                       -------------  -----------
Basic earnings (loss) per share,
  diluted and basic..................    $  591.25     $  783.76
                                       -------------  -----------
                                       -------------  -----------
Weighted average shares-diluted and
  basic..............................       .21818        .21818
                                       -------------  -----------
                                       -------------  -----------

                                                                                      AS OF DECEMBER 31,
                                                                         ---------------------------------------------
                                                                             1993        1994       1995       1996
                                                                         ------------  ---------  ---------  ---------
                                                                               (UNAUDITED)
BALANCE SHEET INFORMATION
Working capital (deficiency)...........................................   $      181   $     (48) $     221  $     192
Total assets...........................................................        1,018       1,270      1,799      2,851
Total long-term debt...................................................          390         607        567        115
Total shareholders' equity.............................................          336         244        413      1,181

                                                                          AS OF JULY
                                                                              31,       AS OF FEBRUARY 28,
                                                                         -------------  ------------------
                                                                             1997              1998
                                                                         -------------  ------------------

BALANCE SHEET INFORMATION
Working capital (deficiency)...........................................    $     646        $   (1,534)
Total assets...........................................................        3,421            14,475
Total long-term debt...................................................           89            15,571
Total shareholders' equity.............................................        1,702            (4,151)

               SELECTED HISTORICAL FINANCIAL INFORMATION FOR GOE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


The following table sets forth selected historical financial information for GOE for the period indicated. The selected historical financial information as of and for the fiscal period ended December 23, 1997 is derived from the audited consolidated financial statements of GOE for such period. The selected historical financial information as and for the fiscal years ended December 31, 1993, 1994, 1995 and 1996, for the two months ended February 28, 1997 and the period from December 24, 1997 through February 28, 1998 and as of February 28, 1998 is derived from the unaudited financial statements of GOE for such period. The results of operation for the period from December 24, 1997 through February 28, 1998 are not necessarily indicative of the actual results for the full fiscal year ending December 31, 1998. The selected financial information should be read in conjunction with the financial statements of GOE and the related notes thereto included elsewhere in this Prospectus/Information Statement.



                                                                                    PERIOD FROM
                                                                                  JANUARY 1, 1997   TWO MONTHS      PERIOD FROM
                                               YEAR ENDED DECEMBER 31,                THROUGH         ENDED      DECEMBER 24, 1997
                                      ------------------------------------------   DECEMBER 23,    FEBRUARY 28,       THROUGH
STATEMENT OF INCOME INFORMATION         1993       1994       1995       1996          1997            1997      FEBRUARY 28, 1998
                                      ---------  ---------  ---------  ---------  ---------------  ------------  -----------------
                                                     (UNAUDITED)                                   (UNAUDITED)      (UNAUDITED)
Net sales...........................  $  10,743  $  10,412  $  11,923  $  13,588     $  13,616      $    2,135       $   2,411
Cost of Sales.......................      8,084      7,778      8,917      9,843         9,465           1,482           1,704
                                      ---------  ---------  ---------  ---------  ---------------  ------------       --------
    Gross Profit....................      2,659      2,634      3,006      3,745         4,151             653             707
Selling, general and administrative
  expenses..........................      2,322      2,286      2,683      3,339         3,667             553             561
Management fees to shareholder......                           --         --               420          --                  42
                                      ---------  ---------  ---------  ---------  ---------------  ------------       --------
    Operating income................        337        348        323        406            64             100             104
Interest expense, net...............        111        111        117        106            60              15               5
                                      ---------  ---------  ---------  ---------  ---------------  ------------       --------
  Income before income taxes........        226        237        206        300             4              85              99
Provision for income taxes..........         30         67         67         87            83              34              40
                                      ---------  ---------  ---------  ---------  ---------------  ------------       --------
  Net income (loss).................  $     196  $     170  $     139  $     213     $     (79)     $       51       $      59
                                      ---------  ---------  ---------  ---------  ---------------  ------------       --------
                                      ---------  ---------  ---------  ---------  ---------------  ------------       --------
Earnings (loss) per share, diluted
  and basic.........................  $    9.80  $    8.50  $    6.95  $   10.65     $   (3.95)     $     2.55       $    2.95
                                      ---------  ---------  ---------  ---------  ---------------  ------------       --------
                                      ---------  ---------  ---------  ---------  ---------------  ------------       --------
Weighted average shares, diluted and
  basic.............................         20         20         20         20            20              20              20
                                      ---------  ---------  ---------  ---------  ---------------  ------------       --------
                                      ---------  ---------  ---------  ---------  ---------------  ------------       --------



                                                                  AS OF DECEMBER 31,                   AS OF           AS OF
                                                      ------------------------------------------   DECEMBER 23,    FEBRUARY 28,
                                                        1993       1994       1995       1996          1997            1998
                                                      ---------  ---------  ---------  ---------  ---------------  -------------
                                                                     (UNAUDITED)                                    (UNAUDITED)
BALANCE SHEET INFORMATION
Working capital.....................................  $     118  $     402  $     925  $     497     $     836       $     840
Total assets........................................      2,365      2,486      2,610      2,636         2,732           2,696
Total long-term debt................................        639        995        772        490           102             101
Total shareholders' equity..........................        192        362        501        714         1,055           1,114

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


    The following unaudited pro forma combined financial statements are presented to give effect to the Merger and the resulting acquisition of Arrowhead, Terra and GOE (collectively, the "Acquired Companies") under the purchase method of accounting. The income statements for the period ended June 30, 1997 and nine months ended March 31, 1998 assume that the Merger and the related acquisition of the Acquired companies had been consummated on July 1, 1997. The balance sheet assumes that the Merger had been consummated on March 31, 1998. Hain management anticipates that it will be able to achieve significant cost synergies and savings as a result of the Merger. However, in accordance with the rules for presentation of pro forma financial information, no effect to such cost savings has been included herein. The pro forma financial statements are not necessarily indicative of the results of operations or the financial position which would have occurred had the Merger been consummated at such times, nor are they necessarily indicative of future results of operations or financial position. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements of Hain and Westbrae, including the notes thereto, incorporated by reference herein and the financial statements of the Acquired Companies, including the notes thereto, included in this Information Statement/Prospectus.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 (IN THOUSANDS)

                                 MARCH 31, 1998

                                  (UNAUDITED)


                                                                       HISTORICAL
                                                                 ----------------------
                                                                                                PRO FORMA
                                                                             ACQUIRED    ------------------------
                                                                   HAIN      COMPANIES   ADJUSTMENTS   COMBINED
                                                                 ---------  -----------  -----------  -----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................................  $     295   $     722    $    (722)(1)  $     295
  Trade accounts receivable, net...............................     12,926       5,119                    18,045
  Inventories..................................................     12,291       5,117                    17,408
  Receivables-sales of equipment...............................        175      --                           175
  Other current assets.........................................      1,750         959                     2,709
                                                                 ---------  -----------  -----------  -----------
    TOTAL CURRENT ASSETS.......................................     27,437      11,917         (722)      38,632
Property, plant and equipment, net.............................        873       4,957       (2,457)(2)      3,373
                                                                                            (10,772)(3)
Goodwill and other intangible assets, net......................     52,697      10,772       72,266(4)    124,963
                                                                                             (1,348)(5)
Unamortized financing costs and other assets...................      3,809       1,431          600(6)      4,492
                                                                 ---------  -----------  -----------  -----------
    TOTAL ASSETS...............................................  $  84,816   $  29,077    $  57,567    $ 171,460
                                                                 ---------  -----------  -----------  -----------
                                                                 ---------  -----------  -----------  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses........................  $   8,460   $   3,954          250 (10  $  12,664
  Current portion of revolving credit..........................      3,500      --             (722)(1)      2,778
  Current portion of senior term loan..........................      1,310      --                         1,310
  Current portion of other long-term debt......................        195       2,415       (2,415)(7)        195
  Income taxes payable.........................................      1,753         981                     2,734
                                                                 ---------  -----------  -----------  -----------
TOTAL CURRENT LIABILITIES......................................     15,218       7,350       (2,887)      19,681
LONG-TERM DEBT, LESS CURRENT PORTION:
  Senior credit facility.......................................      8,195      --           42,000(8)     50,195
  Subordinated debentures......................................      7,447      --                         7,447
  Other........................................................        172      18,044      (18,044)(7)        172
                                                                 ---------  -----------  -----------  -----------
    TOTAL LONG-TERM DEBT.......................................     15,814      18,044       23,956       57,814
                                                                 ---------  -----------  -----------  -----------
OTHER LIABILITIES..............................................      1,442      --                         1,442
DEFERRED INCOME TAXES..........................................        552         431       --              983
                                                                 ---------  -----------  -----------  -----------
    TOTAL LIABILITIES..........................................     33,026      25,825       21,069       79,920
STOCKHOLDERS' EQUITY:
  Preferred stock                                                   --          --           --           --
                                                                                               (438)(9)
  Common stock.................................................        116         438           17 (10        133
                                                                                             (6,950)(9)
  Additional paid in capital...................................     44,032       6,950       39,733 (10     83,765
  Retained earnings............................................      7,917      (4,136)       4,136(9)      7,917
  Treasury stock...............................................       (275)     --           --             (275)
                                                                 ---------  -----------  -----------  -----------
    TOTAL STOCKHOLDERS' EQUITY.................................     51,790       3,252       36,498       91,540
                                                                 ---------  -----------  -----------  -----------
    TOTAL LIABILITIES AND EQUITY...............................  $  84,816   $  29,077    $  57,567    $ 171,460
                                                                 ---------  -----------  -----------  -----------
                                                                 ---------  -----------  -----------  -----------


             See notes to unaudited pro forma financial statements.

                    PRO FORMA CONDENSED STATEMENT OF INCOME


                        FOR THE YEAR ENDED JUNE 30, 1997

                AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS.

                                  (UNAUDITED)


                                                                              PRO FORMA
                                                                                 FOR
                                           HISTORICAL          WESTBRAE      ACQUISITION                        PRO FORMA
                                     ----------------------    PRO FORMA     OF WESTBRAE    ACQUIRED    --------------------------
                                       HAIN      WESTBRAE     ADJUSTMENTS   NATURAL, INC.   COMPANIES    ADJUSTMENTS    COMBINED
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Net sales..........................  $  65,353   $  32,894            --      $  98,247     $  52,889            --     $ 151,136
Cost of Sales......................     40,781      20,019            --         60,800        37,031                      97,831
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Gross Profit.......................     24,572      12,875            --         37,447        15,858            --        53,305
Management fees to stockholder.....                                                               510          (510)(1)         --
Selling, general and administrative
  expenses.........................     19,651      10,809     $  (1,143)(1)      29,317       10,587            --        39,904
Depreciation of property and
  equipment........................        178          94            --            272         1,128          (564)(2)        836
Amortization of goodwill and other                                  (213)(2)
  intangible assets................        740         213           543(3)       1,283            --         1,807(4)      3,090
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
                                        20,569      11,116          (813)        30,872        12,225           733        43,830
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Operating income...................      4,003       1,759           813          6,575         3,633          (733)        9,475
Interest expense...................      1,639         213         1,786(4)       3,638           534          (534)(5)      5,278
                                                                                                              1,640(6)
Amortization of deferred financing
  costs............................        509           0           (18)(5)         491           --            --           491
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
                                         2,148         213         1,768          4,129           534         1,106         5,769
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Income before income taxes.........      1,855       1,546          (955)         2,446         3,099        (1,839)        3,706
Provision for income taxes.........        786         206            35(6)       1,027         1,347          (743)(7)      1,631
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
  Net income.......................  $   1,069   $   1,340     $    (990)     $   1,419     $   1,752     $  (1,096)    $   2,075
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Net income per common share:
  Diluted..........................  $    0.12                                $    0.16                                 $    0.19
  Basic............................       0.12                                     0.16                                      0.20

Common equivalent shares:
  Diluted..........................      8,993                                    8,993                                    10,721
  Basic............................      8,694                                    8,694                                    10,422

                    PRO FORMA CONDENSED STATEMENT OF INCOME


                    FOR THE NINE MONTHS ENDED MARCH 31, 1998

                AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS.

                                  (UNAUDITED)


                                                                              PRO FORMA
                                                                                 FOR
                                           HISTORICAL          WESTBRAE      ACQUISITION                        PRO FORMA
                                     ----------------------    PRO FORMA     OF WESTBRAE    ACQUIRED    --------------------------
                                       HAIN      WESTBRAE     ADJUSTMENTS   NATURAL, INC.   COMPANIES    ADJUSTMENTS    COMBINED
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Net sales..........................  $  73,224   $  10,639            --      $  83,863     $  41,604            --     $ 125,467
Cost of Sales......................     43,604       6,246            --         49,850        27,733            --        77,583
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Gross Profit.......................     29,620       4,393            --         34,013        13,871             0        47,884
Management fees to stockholder.....                                                               693     $    (693)(1)         --
Selling, general and administrative
  expenses.........................     21,364       3,652     $    (286)(1)      24,730        8,966            --        33,696
Depreciation of property and
  equipment........................        183           2            --            185           678          (339)(2)        524
Amortization of goodwill and other                                   (54)(2)                                   (103)(3)
  intangible assets................        927          54           136(3)       1,063           103         1,355(4)      2,418
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
  Operating income.................      7,146         685           204          8,035         3,431          (220)       11,246
                                                                                                              1,776(6)
Interest expense...................      1,706          34           443(4)       2,183           769          (769)(5)      3,959
Amortization of deferred financing
  costs............................        396          --            (5)(5)         391           --            --           391
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Income before income taxes.........      5,044         651          (234)         5,461         2,662        (1,227)        6,896
Provision for income taxes.........      2,118          99            78(6)       2,295         1,268          (529)(7)      3,034
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Net income.........................  $   2,926   $     552     $    (312)     $   3,166     $   1,394     $    (698)    $   3,862
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Net income per common share:
  Diluted..........................  $    0.26                                $    0.28                                 $    0.30
  Basic............................  $    0.30                                $    0.32                                 $    0.33

Common equivalent shares:
  Diluted..........................     11,352                                   11,352                                    13,080
  Basic............................      9,862                                    9,862                                    11,590

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)


NOTES -- WESTBRAE ACQUISITION:



GENERAL



    On October 14, 1997, the Company completed the acquisition of Westbrae Natural, Inc. ("Westbrae") in a transaction that has been accounted for as a purchase. The cost of the acquisition (including closing costs) and the repayment of the Company's existing credit facility with IBJ Schroder Bank and Trust Company ("IBJ") and the repayment of Westbrae debt was funded by the Senior Credit Facility (as defined herein) with IBJ providing for a $30 million senior term loan and a $10 million revolving credit facility.



    Details of the pro forma adjustments relating to the acquisition and the financing are set forth below.



PRO FORMA STATEMENT OF INCOME ADJUSTMENTS:



      (1)  Adjustment to give effect to the reduction of certain costs and expenses associated with the elimination of the principal corporate offices of Westbrae.

      (2)  Elimination of Westbrae historical amortization of goodwill.

      (3)  Goodwill amortization with respect to goodwill acquired in the acquisition of Westbrae.

      (4)  Increase in interest costs resulting from the financing of the Westbrae acquisition.

      (5)  Adjustment of amortization of financing costs resulting from the Senior Credit
           Facility.

      (6)  Adjustment to historical provision for income taxes to eliminate the effect of net operating loss carryforwards utilized by Westbrae and to adjust income taxes to the expected effective tax rate following acquisition.



NOTES -- ACQUIRED COMPANIES:



GENERAL



    On April 24, 1998, Hain executed the Merger Agreement whereby it agreed to acquire all of the outstanding capital stock of AMI and GOE. AMI is a holding company whose two operating subsidiaries are Arrowhead and Terra. DeBoles is a wholly owned subsidiary of Arrowhead.



    The consideration to be paid for the Acquired Companies is $80 million, less the assumption of not more than $20 million of indebtedness for borrowed money net of cash. The pro forma financial statements assume that $40 million of the merger consideration is to be paid through the issuance of Hain Common Stock and that Hain will borrow $40 million from its bank to fund the balance of the purchase price and to repay up to $20 million of existing debt of the Acquired Companies. Closing of this transaction is expected to occur in late June 1998.


    Details of the pro forma adjustments are set forth below.

PRO FORMA BALANCE SHEET ADJUSTMENTS:


      (1)  Cash of Acquired Companies utilized to pay down revolving credit.

      (2)  Adjustment of book amount of property, plant and equipment of Acquired Companies to estimated fair value at date of acquisition.

      (3)  Elimination of goodwill of Acquired Companies at date of acquisition.

      (4)  Excess of the cost of acquisition of the Acquired Companies over the fair value of the net tangible assets at date of acquisition.

      (5)  Elimination of unamortized financing expenses and deferred charges of the Acquired
           Companies.

      (6)  Estimated financing costs to be incurred in connection with the financing of the cash portion of the purchase price of the Acquired Companies.

      (7)  Debt of Acquired Companies at date of acquisition to be paid off with proceeds of new
           Senior Term Loan as defined herein financing.

      (8)  Proceeds of a new Senior Term Loan to be used to finance the cash portion of the purchase price of the Acquired Companies and to repay existing debt of the Acquired
           Companies.

      (9)  Elimination of equity accounts of Acquired Companies at date of acquisition.

     (10)  Portion of purchase price of Acquired Companies to be paid by the issuance of 1.728 million shares of Hain Common Stock (based on an estimated fair market value of $23 per share).



PRO FORMA STATEMENT OF INCOME ADJUSTMENTS:



      (1)  Elimination of management fees that will not be applicable following the acquisition.

      (2)  Adjustment of depreciation expense based on revaluation of fixed assets of the Acquired
           Companies.

      (3)  Elimination of historical goodwill amortization of the Acquired Companies.

      (4)  Goodwill amortization arising from the acquisition of the Acquired Companies.

      (5)  Elimination of historical interest expense of the Acquired Companies.

      (6)  Adjustment of historical interest expense to reflect the additional long-term debt and that will be incurred in connection with the acquisition of the Acquired Companies.

      (7)  Adjustment of income taxes to give effect to the pro forma pretax adjustments, and to adjust for the expected effective income tax rate following acquisition.

PRO FORMA FINANCIAL STATEMENT INFORMATION:



    The following unaudited combining balance sheet combines the balance sheets of the Acquired Companies as of February 28, 1998.


            COMBINING CONDENSED BALANCE SHEETS OF ACQUIRED COMPANIES

                               FEBRUARY 28, 1998

                             (AMOUNTS IN THOUSANDS)

                                  (UNAUDITED)


                                                                     ARROWHEAD     TERRA         GOE       COMBINED
                                                                    -----------  ----------  -----------  -----------
Assets:
Current Assets:
  Cash............................................................   $     166   $      208   $     348    $     722
  Accounts receivable, net........................................       2,536        1,134       1,449        5,119
  Inventories.....................................................       4,151          709         257        5,117
  Other current assets............................................         463          238         258          959
                                                                    -----------  ----------  -----------  -----------
  Total current assets............................................       7,316        2,289       2,312       11,917
Property, plant & equipment, net..................................       3,743          956         258        4,957
Intangibles, net of accumulated amortization......................      --           10,772      --           10,772
Other assets......................................................         847          458         126        1,431
                                                                    -----------  ----------  -----------  -----------
  Total assets....................................................      11,906       14,475       2,696       29,077
                                                                    -----------  ----------  -----------  -----------
                                                                    -----------  ----------  -----------  -----------
Liabilities and Stockholders' Equity Current Liabilities:
  Accounts payable and accrued expenses...........................       1,519        1,155       1,280        3,954
  Note payable and current portion of long-term debt..............      --            2,408           7        2,415
  Income taxes payable............................................         536          260         185          981
                                                                    -----------  ----------  -----------  -----------
  Total current liabilities.......................................       2,055        3,823       1,472        7,350
Long-term debt, less current portion..............................       3,147       14,803          94       18,044
Deferred income taxes.............................................         415            0          16          431
                                                                    -----------  ----------  -----------  -----------
                                                                         5,617       18,626       1,582       25,825
Stockholders' Equity:
  Common stock....................................................           1            1         436          438
  Paid in Capital.................................................       2,376        4,574      --            6,950
  Retained earnings/(deficit)(1)..................................       3,912       (8,726)        678       (4,136)
                                                                    -----------  ----------  -----------  -----------
  Total stockholders' equity......................................       6,289       (4,151)      1,114        3,252
                                                                    -----------  ----------  -----------  -----------
                                                                     $  11,906   $   14,475   $   2,696    $  29,077
                                                                    -----------  ----------  -----------  -----------
                                                                    -----------  ----------  -----------  -----------


------------------------


(1) Retained earnings has been reduced by the excess of consideration paid over consideration received, amounting to $8,855. See the financial statements of Terra, and the notes thereto, included elsewhere herein.

      HISTORICAL COMBINING STATEMENTS OF INCOME OF THE ACQUIRED COMPANIES

                    FOR THE FISCAL YEAR ENDED JULY 31, 1997

                                  (UNAUDITED)


The following unaudited combining statement of income combines the results of operations of the acquired companies for the fiscal year ended July 31, 1997. The fiscal years of Terra and GOE previously ended on dates other than July 31; consequently the amounts shown below for those companies have been recast to conform with the fiscal year end of Arrowhead which substantially conform to the fiscal year end of Hain, which is June 30.



                                                                  ARROWHEAD        TERRA         GOE       COMBINED
                                                                --------------  -----------  -----------  -----------
Net sales.....................................................    $   25,977     $  12,911    $  14,001    $  52,889
Cost of sales.................................................        19,436         7,487       10,108       37,031
                                                                     -------    -----------  -----------  -----------
Gross profit..................................................         6,541         5,424        3,893       15,858
Management fees...............................................           240           270           --          510
Selling, general and administrative expenses..................         4,547         3,748        3,420       11,715
                                                                     -------    -----------  -----------  -----------
Operating income..............................................         1,754         1,406          473        3,633
Interest expense, net.........................................           394            42           98          534
                                                                     -------    -----------  -----------  -----------
Income before income taxes....................................         1,360         1,364          375        3,099
Provision for income taxes....................................           570           641          136        1,347
                                                                     -------    -----------  -----------  -----------
Net income....................................................    $      790     $     723    $     239        1,752
                                                                     -------    -----------  -----------  -----------
                                                                     -------    -----------  -----------  -----------

                        AMI SHAREHOLDERS WRITTEN CONSENT


    Approval of the Merger by AMI's shareholders will be obtained upon receipt of executed written consents from the holders of at least two-thirds of the outstanding shares of AMI Common Stock, in lieu of a shareholders' meeting.
Article 9.10 of the TBCA and Article Ten of AMI's Articles of Incorporation provide that any action required by the TBCA to be taken at any annual or special meeting of shareholders, or any action which may be taken at an annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action to be taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Three AMI shareholders, who in the aggregate hold 67.64% of the outstanding shares of AMI Common Stock, have agreed, pursuant to a Voting Agreement and Irrevocable Proxy dated April 24, 1998 (the "AMI Voting Agreement"), to execute a written consent. The number of shares owned by each consenting shareholder and the percentage of all shares outstanding represented by that ownership are as follows: (i) Alexander Dzieduszycki (30,165 shares; 5.32%); (ii) The George Dana Sinkler, Jr. Revocable Living Trust (the "GDS Trust") (60,331 shares; 10.64%); and (iii) TSG2 (293,048 shares; 51.68%).
Mr. Dzieduszycki and Dana Sinkler, grantor and trustee of the GDS Trust, are founders and executive officers of Terra. It is a condition of the AMI Merger Agreement that the AMI Voting Agreement be in full force and effect as of the Closing Date.



    Directors, officers and employees of AMI will communicate in person or by telephone with the AMI shareholders regarding the consents, without additional compensation. Written consents given may be revoked until AMI obtains written consents from the holders of at least two-thirds of the outstanding shares of AMI Common Stock and the notice required by the TBCA has been mailed to all AMI shareholders. Consents may be revoked by duly executing a later written revocation and delivering it to AMI, Attention: Chief Operating Officer, at 110 South Lawton, Hereford, Texas 79045.


                        GOE SHAREHOLDERS WRITTEN CONSENT


    Approval of the Merger by GOE's shareholders will be obtained upon receipt of executed written consents from the holders of at least a majority of the outstanding shares of GOE Common Stock, in lieu of a shareholders' meeting.
Section 603 of the CGCL provides that any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action to be taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. Two GOE shareholders, who in the aggregate hold all (100%) of the outstanding GOE Common Stock, have agreed, pursuant to a Voting Agreement and Irrevocable Proxy dated April 24, 1998 (the "GOE Voting Agreement" and, together with the AMI Voting Agreement, the "Voting Agreements"), to execute a written consent. The number of shares owned by each consenting shareholder and the percentage of all shares outstanding represented by that ownership are as follows: Al. H. Jacobson (9,000 shares; 45%); and TSG2 (11,000 shares; 55%). It is a condition of the GOE Merger Agreement that the GOE Voting Agreement be in full force and effect as of the Closing Date.

                                   THE MERGER

DESCRIPTION

    Under the Merger Agreements, each of AMI and GOE will be merged with and into Hain Subsidiary with Hain Subsidiary continuing as the surviving corporation. At the Effective Time, each outstanding share of AMI Common Stock and GOE Common Stock will be converted into the right to receive a combination of cash and Hain Common Stock as allocated by Hain, subject to certain limitations described below, on the third day prior to the Closing Date.

BACKGROUND OF THE MERGER

    Hain's mission is to be the leading marketer and seller of specialty food products, with a strong commitment to total quality management in all departments. Hain intends to increase sales and improve operating results by investing in product development and building brand equity. Key elements of Hain's business strategy are: (i) to continue growth through mergers and acquisitions; (ii) to invest in brands and consumer awareness; (iii) to outsource manufacturing; (iv) to leverage economies of scale in production and logistics; and (v) to develop export opportunities.


    Hain was organized in May 1993 to acquire certain specialty food brands. Since its formation, Hain has completed several acquisitions of companies or brands. In October 1997, Hain acquired Westbrae, a marketer of over 300 high quality natural and organic food and snack products. In March 1997, Hain entered into a licensing agreement with Weight Watchers, pursuant to which Hain manufactures, markets and sells Weight Watchers dry and refrigerated products. In May 1997, Hain acquired Boston Better Snacks, a marketer of high quality popcorn and chip snack products. In July 1997, Hain acquired the Alba brand of dry milk, shake and cocoa products from Heinz. In addition, on May 27, 1998, Hain entered into a distribution and licensing agreement with Heinz U.S.A., a division of Heinz, to market and sell the "Earth's Best" line of organic baby food products to the natural food channel in the United States. See "Information Concerning Hain--Recent Developments."



    AMI is a newly formed holding company whose two direct subsidiaries are Arrowhead and Terra. Arrowhead, founded in 1960, is a leading supplier of natural and organic whole grain products to the natural foods industry. After being acquired by TSG2 L.P. ("TSG2") in 1994, Arrowhead acquired DeBoles in 1995. In November 1997, AMI acquired Terra, a leading manufacturer of specialty snacks in the premium snack category, for approximately $20.0 million in cash and stock.



    In March 1997, Arrowhead and Terra each retained Wasserstein Perella as its exclusive financial advisor to explore the possible sale of the two companies. Wasserstein Perella conducted an auction to determine whether there were any prospective purchasers that would be willing to pay an acceptable price to purchase either or both of these companies (the "1997 Auction"). At the time, Terra was an independent company and was not a subsidiary of AMI. However, TSG2 owned a majority of the outstanding shares of common stock of both Arrowhead and Terra.



    During the course of the 1997 Auction, Wasserstein Perella contacted a number of strategic and financial buyers. Prospective purchasers were invited either to bid on Arrowhead or Terra separately, or to bid on both Arrowhead and Terra. Several of these prospective purchasers, including Hain, executed confidentiality agreements with both Arrowhead and Terra (the "1997 Hain Confidentiality Agreements").


    After final bids for Arrowhead and Terra were received, the two companies analyzed the proposals made by prospective purchasers. Hain submitted a preliminary indication of interest for Arrowhead, but did not submit such an indication for Terra. However, because of the timing of Hain's then pending acquisition of Westbrae, Hain did not submit a final bid for Arrowhead.

    The Board of Directors of Arrowhead determined that the bids for Arrowhead were not sufficient and decided not to proceed with the sale of Arrowhead at that time. The Board then began to give serious consideration to the possibility of an initial public offering for Arrowhead (the "Initial Public Offering") as an alternative to a sale of Arrowhead to a third party.

    The Board of Directors of Arrowhead also proposed to the shareholders of Terra that the two companies be combined. Pursuant to the proposed transaction (the "Terra Acquisition"), AMI would acquire Terra in exchange for a total consideration of $20 million, consisting of $15.5 million in cash and $4.5 million in AMI Common Stock (112,500 shares, valued at $40 per share of AMI Common Stock). The Terra Acquisition was consummated in November 1997.


    In connection with its approval of the Terra Acquisition, the Board of Directors of AMI determined that the Terra Acquisition would improve the feasibility of the Initial Public Offering because the acquisition would give AMI another strong brand and another profitable line of business.



    In December 1997, TSG2 acquired 55% of the outstanding GOE Common Stock from the founder of GOE for aggregate cash consideration of $4 million. Under the terms of TSG2's agreement with the founder, TSG2 agreed to purchase an additional 20% of GOE Common Stock for $2 million in cash on or prior to the second anniversary of the December 1997 closing of the initial purchase.



    After TSG2's initial purchase of GOE Common Stock, TSG2 began to discuss with the AMI Board of Directors the possible combination of GOE and AMI (which now included Terra) in preparation for the Initial Public Offering. In connection with these preparations, Arrowhead and Terra began to provide certain administrative services for GOE.


    Also in preparation for the Initial Public Offering, on March 2, 1998 the AMI Board of Directors elected Charles A. Lynch to serve as its Chairman of the Board and Chief Executive Officer. The Board believed that Mr. Lynch's extensive experience as a food industry executive would greatly benefit AMI in the Initial Public Offering. Mr. Lynch immediately began to review AMI's operations and to meet with prospective underwriters to discuss the proposed Initial Public Offering.


    Shortly after Mr. Lynch became Chief Executive Officer of AMI, Mr. J. Gary Shansby and Mr. Charles H. Esserman learned that Hain might be interested in acquiring AMI and GOE as an alternative to the Initial Public Offering. Accordingly, Mr. Esserman requested that Wasserstein Perella contact Mr. Irwin Simon of Hain to determine Hain's level of interest in such a transaction.


    On March 31, 1998, Mr. Shansby, Mr. Esserman and John H. Simpson of Wasserstein Perella met with Mr. Simon and M. Mark Albert of Bear, Stearns & Co. Inc. Mr. Esserman indicated to Mr. Simon that AMI believed that the Initial Public Offering was in the best interests of its shareholders. However, Mr. Esserman informed Mr. Simon that AMI would consider a sale to Hain as an alternative to the Initial Public Offering if the aggregate purchase price for AMI and GOE (including assumed debt of approximately $20 million) was at least $80 million.

    On April 2, 1998, Hain entered into a supplemental confidentiality agreement with AMI, pursuant to which Hain agreed to treat GOE's information confidentially with the same force and effect as if GOE had been an original beneficiary of the 1997 Hain Confidentiality Agreements. The supplemental confidentiality agreement also contained customary "standstill" provisions pursuant to which Hain agreed, among other things, not to acquire, or seek to acquire, any voting securities of AMI or GOE, or to propose any business combination with AMI or GOE, in each case for 12 months after the date of the supplemental confidentiality agreement.

    On April 6, Hain submitted a preliminary term sheet for the acquisition of AMI and GOE. From April 6 to April 20, Hain, AMI and GOE, and their respective legal and financial advisors negotiated the price and other terms of the Merger, including the form of definitive merger agreements relating to the Merger. As part of these discussions, the parties agreed upon an allocation of the purchase price between AMI and GOE. During the same period, Hain conducted due diligence with respect to AMI's and GOE's operations. On April 16, AMI's legal counsel distributed to the AMI Board of Directors the then-current draft of the AMI Merger Agreement.


    On April 18, the Hain Board of Directors held a special meeting to discuss the proposed Merger, prior to which Hain distributed the then-current draft of the AMI Merger Agreement and other relevant materials. Mr. Simon and Jack Kaufman, Hain's Chief Financial Officer, presented the material terms of the Merger and certain other legal matters. Representatives of Cahill Gordon & Reindel, Hain's legal counsel, and Bear, Stearns & Co. Inc., Hain's financial advisor, were present at the meeting. After consideration of these presentations, and a discussion of the proposed Merger, the Hain Board of Directors approved the Merger and determined it to be in the best interests of the Hain stockholders.


    On April 20, the GOE Board of Directors held a special meeting in Los Angeles. At the GOE Board meeting, the GOE Board of Directors unanimously approved the GOE Merger and determined it to be in the best interests of GOE's shareholders.



    On April 21, the Board of Directors of AMI held a special meeting in Dallas, Texas to discuss the proposed transaction. The AMI Board received a presentation from Wasserstein Perella with respect to the financial aspects of the AMI Merger, as well as a presentation from Vinson & Elkins L.L.P., AMI's legal counsel, with respect to the material terms of the AMI Merger Agreement and certain other legal matters. After consideration of these presentations, as well as a discussion of the impact of the proposed transaction on AMI and the plans for the Initial Public Offering, the Board of Directors unanimously approved the AMI Merger and determined it to be in the best interests of AMI's shareholders.



    On the morning of April 24, the AMI Merger Agreement and the GOE Merger Agreement were executed by the parties to those agreements. Later in the morning on April 24, Hain issued a press release announcing the Merger.


REASONS FOR THE MERGER

GENERAL

    The Merger will effect a combination of each of AMI's and GOE's business with Hain's business on terms that have been carefully considered by the Boards of Directors of each of Hain, AMI and GOE and which are believed by them to be fair and in the best interests of their respective shareholders. The Merger Agreements are the result of arm's length negotiations among Hain, AMI and GOE and their representatives and represent a consideration of many factors, including a judgment as to the nature and potential of the businesses in which the companies are engaged and a judgment as to the potential for the combined operations.

    The Boards of Directors of each of Hain, AMI and GOE believe that the activities of the companies are compatible and that the Merger will enhance the product development potential of the combined operations.

HAIN'S REASONS FOR THE MERGER

    The Merger constitutes a significant milestone in Hain's stated mission to become the leading marketer and seller of specialty food products. The Merger also offers the possibility of achieving improved operating efficiencies through elimination of duplicate efforts and increasing purchasing and distribution leverage. In connection with the Merger, Hain has retained Bear, Stearns & Co. Inc. as its financial advisor.


    The Board of Directors of Hain believes the combined business of Hain, AMI and GOE will have the potential to realize increased market share and improved operating and financial performance compared to the entities operated independently. In addition, Hain anticipates that the acquisitions of AMI and

GOE will add to the current profitability of Hain's existing product lines, as well as bring aboard experienced and talented managers and executives to complement Hain's existing management team.


AMI'S REASONS FOR THE MERGER

    In approving the AMI Merger and the AMI Merger Agreement, and recommending that shareholders vote for adoption of the AMI Merger Agreement and approval of the transactions contemplated thereby, AMI's Board of Directors consulted with AMI's legal and financial advisors, as well as AMI's management. The following are material factors considered by AMI's Board of Directors in reaching its recommendation:

    1. The opinion of Wasserstein Perella to the AMI Board of Directors dated April 21, 1998 to the effect that, as of such date and based upon and subject to the assumptions made, matters considered and limitations on the review undertaken set forth therein, the total cash and stock consideration to be received by holders of the shares of AMI Common Stock pursuant to the AMI Merger Agreement was fair to such holders from a financial point of view; the full text of the opinion of Wasserstein Perella is attached as Annex C hereto and is incorporated herein by reference and should be read in its entirety;

    2. AMI's and Hain's historical financial results, as well as Hain's historical stock prices;

    3. The likelihood that the Merger would be consummated, as well as the effects on AMI's business, operations, financial condition and the proposed Initial Public Offering, should it not be possible to consummate the AMI Merger following public announcement that the AMI Merger Agreement had been entered into;

    4. The terms and conditions of the AMI Merger, the AMI Merger Agreement and the transactions contemplated thereby, which were the product of arm's length negotiations, including the parties' representations, warranties and covenants (and the fact that the representations by AMI will not survive the Effective Time of the AMI Merger), the conditions to their respective obligations, and the limited ability of Hain to terminate the AMI Merger Agreement;

    5. The fact that the consideration to be received in the Merger consists solely of cash and shares of Hain Common Stock, which shares will be freely tradeable immediately upon the Effective Time of the AMI Merger;

    6. The fact that the transactions contemplated by the AMI Merger Agreement would constitute a tax-free reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), unless the Merger Consideration consists entirely of cash;

    7. AMI's Board of Directors recognition that certain members of AMI's Board of Directors and management have interests in the Merger that are in addition to, and not necessarily aligned with, the interests in the AMI Merger of other holders of shares of AMI Common Stock;

    8. A review of the strategic alternatives available to AMI (including continuing AMI's business in its present configuration without significant changes and implementing the Initial Public Offering, which would involve significant expense and be subject to changes in conditions in the financial markets), none of which AMI's Board of Directors believed to be as favorable to AMI's shareholders as the AMI Merger; and


    9. The provisions of the AMI Merger Agreement relating to potential competing transactions, including the ability of AMI to entertain unsolicited competing bids (provided that AMI's Board of Directors determines that such is required by its fiduciary duties to AMI and its shareholders and subject to a termination fee), to provide information to such competing bidders, to negotiate with such competing bidders, to withdraw its recommendation with respect to the AMI Merger, and to terminate the AMI Merger Agreement in favor of a transaction with a competing bidder upon payment of a termination fee.

    The foregoing discussion of the factors considered by AMI's Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the AMI Merger, AMI's Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determinations. Rather, AMI's Board made its determination based on the total mix of information available to it, and the judgments of individual directors may have been influenced to a greater or lesser degree by differing factors.

GOE'S REASONS FOR THE MERGER

    In approving the GOE Merger and the GOE Merger Agreement, and recommending that shareholders vote for adoption of the GOE Merger Agreement and approval of the transactions contemplated thereby, GOE's Board of Directors consulted with GOE's legal and financial advisors, as well as GOE's management. The following are material factors considered by GOE's Board of Directors in reaching its recommendation:

    1. GOE's and Hain's historical financial results, as well as Hain's historical stock prices;

    2. The likelihood that the Merger would be consummated, as well as the effects on GOE's business, operations and financial condition;

    3. The terms and conditions of the GOE Merger, the GOE Merger Agreement and the transactions contemplated thereby, which were the product of arm's length negotiations including the parties' representations, warranties and covenants (and the fact that the representations by GOE will not survive the Effective Time of the GOE Merger), the conditions to their respective obligations, and the limited ability of Hain to terminate the GOE Merger Agreement;

    4. The fact that the consideration to be received in the Merger consists solely of cash and shares of Hain Common Stock, which shares will be freely tradeable immediately upon the Effective Time of the GOE Merger;

    5. The fact that the transactions contemplated by the GOE Merger Agreement would constitute a tax-free reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), unless the Merger Consideration consists entirely of cash;

    6. The provisions of the GOE Merger Agreement relating to potential competing transactions, including the ability of GOE to entertain unsolicited competing bids (provided that the GOE Board of Directors determines that such is required by its fiduciary duties to GOE and its shareholders and subject to termination fee), to provide information to such competing bidders, to negotiate with such competing bidders, to withdraw its recommendation with respect to the GOE Merger, and to terminate the GOE Merger Agreement in favor of a transaction with a competing bidder upon payment of the Termination Fee.

    The foregoing discussion of the factors considered by GOE's Board of Directors is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the GOE Merger, GOE's Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determinations. Rather, GOE's Board of Directors made its determination based on the total mix of information available to it, and the judgments of individual directors may have been influenced to a greater or lesser degree by differing factors.


FAIRNESS OPINION OF AMI'S FINANCIAL ADVISOR


    AMI retained Wasserstein Perella to act as AMI's financial advisor in connection with the Merger. On April 21, 1998, Wasserstein Perella delivered its oral opinion to the AMI Board of Directors (which was confirmed in writing later that day) that, as of such date and subject to certain considerations set forth in the written opinion, the total cash and stock consideration to be received by the holders of shares of AMI Common Stock pursuant to the AMI Merger Agreement was fair from a financial point of view to such holders.

    THE FULL TEXT OF THE FAIRNESS OPINION DATED APRIL 21, 1998 (THE "WASSERSTEIN PERELLA FAIRNESS OPINION"), WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX C TO THIS PROSPECTUS/ INFORMATION STATEMENT. AMI SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE WASSERSTEIN PERELLA FAIRNESS OPINION CAREFULLY AND IN ITS ENTIRETY. THE WASSERSTEIN PERELLA FAIRNESS OPINION WAS PROVIDED TO THE AMI BOARD OF DIRECTORS AND IS DIRECTED ONLY TO THE FAIRNESS OF THE CASH AND STOCK CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF SHARES OF AMI COMMON STOCK PURSUANT TO THE AMI MERGER AGREEMENT, FROM A FINANCIAL POINT OF VIEW TO SUCH HOLDERS, AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER. THE SUMMARY OF THE WASSERSTEIN PERELLA FAIRNESS OPINION SET FORTH IN THE PROSPECTUS/INFORMATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In connection with rendering its written opinion, Wasserstein Perella, among other things: (i) reviewed and analyzed certain business and financial information relating to AMI and certain publicly available business and financial information relating to Hain; (ii) reviewed certain internal financial and operating information prepared by or on behalf of AMI or Hain; (iii) analyzed certain financial forecasts, analyses, projections, and certain estimates and synergies, and certain estimates of the amount and timing of the revenue enhancements, cost savings and related expenses and synergies expected to result from the AMI Merger (the "Expected Synergies") in each case as prepared by or on behalf of AMI or Hain and provided to Wasserstein Perella for purposes of its analysis; (iv) reviewed and discussed AMI's and Hain's respective businesses, operations, assets, financial condition and future prospects with senior management of AMI and certain members of management of Hain; (v) compared the financial performance of AMI and Hain with that of certain other comparable publicly-traded companies; (vi) reviewed and considered the financial terms of certain comparable recent acquisitions and business combination transactions in the specialty foods industry specifically and in other industries generally; reviewed and considered certain financial and stock market data relating to AMI and Hain, including, among other things, historical stock prices and trading volumes relating to Hain, and compared such data with similar data for certain other comparable companies, which are publicly traded;
(vii) reviewed a substantially final draft of the AMI Merger Agreement and certain related documents; and (viii) performed such other analyses and considered such other factors as it considered appropriate.


    In rendering its opinion, Wasserstein Perella assumed and relied upon, without independent verification, the accuracy and completeness of all the financial and other information provided to or discussed with them or that was publicly available. Wasserstein Perella did not assume any responsibility for independent verification of any of such information. It also relied upon the reasonableness and accuracy of the financial forecasts, analyses, projections and the Expected Synergies provided to them and assumed, with AMI's consent, that such financial forecasts, analyses, projections and Expected Synergies were reasonably prepared in good faith reflecting the best currently available judgments and estimates of AMI and Hain's respective management and that such forecasts, analysis, projections and Expected Synergies will be realized in the amounts and as the times currently estimated by AMI and Hain. Wasserstein Perella expressed no opinion with respect to such forecasts, analyses, projections or Expected Synergies or the assumptions upon which they were based. Wasserstein Perella assumed that the AMI Merger would be completed according to the terms described in the AMI Merger Agreement without any modification and that obtaining the necessary regulatory approvals and third party consents for the AMI Merger would not have an adverse impact on Hain, on the Expected Synergies or any other anticipated benefits of the AMI Merger.

    The Wasserstein Perella Fairness Opinion does not address the fairness to GOE, its shareholders or any other person or entity of the consideration to be received by the GOE shareholders in the GOE Merger or any other aspect of the GOE Merger. In addition, Wasserstein Perella was not involved in establishing the relative amount of total consideration that AMI shareholders would receive in the AMI Merger and the total consideration that GOE shareholders would receive in the GOE Merger and expressed no opinion as to the relationship between the relative amounts of such consideration, without limiting the opinion set forth in the final paragraph of the Wasserstein Perella Fairness Opinion.

    Additionally, Wasserstein Perella did not review any of the books and records of AMI or Hain, or assume any responsibility for conducting a physical inspection of the properties or facilities of AMI or Hain, or make or obtain an independent valuation or appraisal of the assets or liabilities of AMI or Hain, and no such independent valuations or appraisals were provided them. The Wasserstein Perella Fairness Opinion does not constitute a recommendation to any AMI shareholder as to how such holder should vote with respect to the AMI Merger, and should not be relied upon by any such shareholder as such. Wasserstein Perella's opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by them as of the date thereof. They expressed no opinion as to the prices at or trading ranges in which the securities of Hain (including the Hain Common Stock) would actually trade at any time.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Wasserstein Perella considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. The Wasserstein Perella Fairness Opinion does not address AMI's underlying business decision to effect the transactions contemplated by the AMI Merger Agreement, nor does it address the merits of the AMI Merger relative to any alternative transaction or business strategy that may be available to AMI.

    As described above, the Wasserstein Perella Fairness Opinion and the information provided by Wasserstein Perella to the AMI Board of Directors were two of a number of factors taken into consideration by the AMI Board of Directors in making its determination to recommend approval of the Merger. Consequently, the Wasserstein Perella analyses described above should not be viewed as determinative of the opinion of the entire AMI Board of Directors or the view of the management with respect to the value of AMI. The total cash and stock consideration to be received by the holders of shares of AMI Common Stock pursuant to the AMI Merger Agreement was determined through negotiations between AMI and its advisors and Hain, and was approved by the entire AMI Board of Directors.

    The AMI Board of Directors retained Wasserstein Perella based upon its experience and expertise. Wasserstein Perella is an investment banking and advisory firm. In the ordinary course of its business, Wasserstein Perella may actively trade the securities of Hain for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In the past, Wasserstein Perella has provided advisory services to AMI and other entities controlled by the Shansby Group for which services Wasserstein Perella received customary fees.

    Pursuant to a Letter dated April 20, 1998, AMI has agreed to pay Wasserstein Perella an advisory fee contingent upon the consummation of the Merger. In addition, AMI has agreed, among other things, to reimburse Wasserstein Perella for all expenses incurred in connection with the services provided by Wasserstein Perella, and to indemnify and hold harmless Wasserstein Perella and certain related parties from and against certain liabilities and expenses, which may include certain liabilities under the federal securities laws, in connection with its engagement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the material U.S. federal income tax consequences of the Merger that are generally applicable to Hain, Hain Subsidiary, AMI, GOE, holders of AMI Common Stock and holders of GOE Common Stock. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing regulations thereunder (including final, temporary or proposed), and current administrative rulings and court decisions as of the date of this Prospectus/Information Statement, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences described herein.

    The following discussion is intended only as a summary of the material principal U.S. federal income tax consequences of the Merger and does not purport to be a complete analysis or listing of all of the potential tax effects. In particular, this discussion does not address all U.S. federal income tax considerations that may be relevant to particular AMI shareholders or GOE shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, corporations, trusts, financial institutions, insurance companies or tax-exempt organizations, or AMI shareholders or GOE shareholders who are subject to the "golden parachute" provisions of Section 280G of the Code, who hold their shares as part of a "straddle" or "conversion transaction," who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger), including without limitation transactions in which shares of AMI Common Stock or GOE Common Stock are acquired or shares of Hain Common Stock are disposed. This discussion assumes that the AMI shareholders and GOE shareholders hold their AMI Common Stock and GOE Common Stock, respectively, as capital assets within the meaning of Section 1221 of the Code.

    EACH AMI SHAREHOLDER AND GOE SHAREHOLDER SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

    The tax treatment of each of the AMI Merger and the GOE Merger will be determined separately and will depend upon whether the Merger Consideration for such merger consists solely of Cash Merger Consideration or a combination of Cash Merger Consideration and Stock Merger Consideration.


    If the Merger Consideration consists solely of Cash Merger Consideration, a holder of AMI Common Stock or GOE Common Stock, as the case may be, will recognize gain or loss as a result of the Merger equal to the difference between the amount of the Cash Merger Consideration received and the holder's adjusted basis in the AMI Common Stock or GOE Common Stock surrendered in the Merger. Such gain will be capital gain if the AMI Common Stock or GOE Common Stock surrendered in the Merger are capital assets at the Effective Time, and will be long term capital gain if such AMI Common Stock or GOE Common Stock was held for more than one year. Moreover, if the Merger Consideration for the AMI Merger or the GOE Merger consists solely of Cash Merger Consideration, it is contemplated that the AMI Merger Agreement or the GOE Merger Agreement will be amended to provide for AMI or GOE, as the case may be, to survive the Merger such that no corporate-level gain or loss will be recognized as a result of the Merger.


    If the Merger Consideration consists of a combination of Cash Merger Consideration and Stock Merger Consideration, the Merger is intended to qualify as a reorganization under U.S. federal income tax law. Under these circumstances, it is a condition to the obligations of Hain to consummate the Merger that Cahill Gordon & Reindel, counsel to Hain, render at the Closing an opinion to Hain, and it is a condition of the obligation of each of AMI and GOE to consummate the Merger that Vinson & Elkins, L.L.P., counsel for each of AMI and GOE, render at the closing an opinion to AMI and GOE that the Merger, if consummated on the terms of the Merger Agreements as described in this Prospectus/Information Statement, will constitute a reorganization under Section 368(a) of the Code and that Hain, Hain Subsidiary, AMI and GOE will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel has relied in part upon certain written representations, warranties and covenants of Hain, AMI and GOE. No ruling, however, has been sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the Merger, and the opinion of counsel is not binding on the Internal Revenue Service or any court. There is no assurance that the IRS will not successfully assert a contrary position.


    Assuming the Merger Consideration consists of Cash Merger Consideration and Stock Merger Consideration and that the Merger qualifies as a reorganization under Section 368(a) of the Code, the following federal income tax consequences will occur:

        (a) no gain or loss will be recognized by Hain, Hain Subsidiary, AMI or GOE in connection with the Merger.

        (b) no loss will be recognized as a result of the exchange of such AMI Common Stock or GOE Common Stock for the Stock Merger Consideration and the Cash Merger Consideration pursuant to the Merger;

        (c) a holder of AMI Common Stock or GOE Common Stock will recognize gain as a result of the Merger to the extent of the lesser of the amount of the Cash Merger Consideration received by such holder and the gain realized by such holder as a result of the exchange (i.e., the excess, if any, of (i) the fair market value of the Stock Merger Consideration and the amount of the Cash Merger Consideration, over (ii) such holder's adjusted basis in the AMI Common Stock or GOE Common Stock surrendered in the Merger). Such recognized gain will be capital gain provided that (i) the AMI Common Stock or GOE Common Stock surrendered in the Merger was held as a capital asset and (ii) the payment of the Cash Merger Consideration does not have the effect of a distribution of a dividend (which would be treated as ordinary income);

        (d) the aggregate basis of the shares of Hain Common Stock received by a holder of AMI Common Stock or GOE Common Stock in the Merger (including any fractional share deemed received) will be the same as the aggregate basis of the shares of AMI Common Stock or GOE Common Stock surrendered in exchange therefor increased by the amount of any gain recognized as a result of the Merger and decreased by the amount of the Cash Merger Consideration received by such holder;

        (e) the holding period of the shares of Hain Common Stock to be received by a holder of AMI Common Stock or GOE Common Stock in the Merger will include the holding period of the AMI Common Stock or GOE Common Stock surrendered in exchange therefor, provided that such shares of AMI Common Stock or GOE Common Stock are as capital assets at the Effective Time; and

        (f) a holder of AMI Common Stock or GOE Common Stock receiving cash in lieu of a fractional share will recognize gain or loss upon such payment equal to the difference, if any, between such stockholder's basis in the fractional share (as described in paragraph (c) above) and the amount of cash received. Such gain or loss will be a capital gain or loss if the Hain Common Stock is held as a capital asset at the Effective Time.


    For federal income tax purposes the Jacobson Payment should be treated as being paid to TSG2 and thereafter by TSG2 to Mr. Jacobson as payment for a portion of Mr. Jacobson's GOE Common Stock under the Prior Acquisition Agreements. As a result, TSG2 should be treated as having acquired 20% of the GOE Common Stock from Mr. Jacobson in exchange for the Jacobson Payment immediately prior to the Merger and exchanging such GOE Common Stock for the Merger Consideration pursuant to the Merger. The Jacobson Payment should be included in the amount realized by TSG2 in the Merger and the Cash Merger. Consideration received by TSG2 should include the portion represented by the Jacobson Payment. Mr. Jacobson should be treated as having sold 20% of the GOE Common Stock to TSG2 for the Jacobson Payment in a taxable transaction separate from the Merger.


    A holder of AMI Common Stock who perfects such shareholder's dissenters' rights under Article 5.12 of the TBCA will recognize gain or loss equal to the difference between the amount realized by such shareholders in the statutory appraisal proceeding and such shareholder's adjusted tax basis in his or her AMI Common Stock.

ACCOUNTING TREATMENT

    The Merger is expected to be treated as a purchase transaction for accounting purposes in accordance with Accounting Principles Board Opinion No. 16.

INTERESTS OF CERTAIN PERSONS IN THE MERGER


    Options to purchase 17,536 shares of AMI Common Stock at an exercise price of $32.00 per share, which were granted to Charles A. Lynch pursuant to a stock option agreement dated March 1, 1998, will become fully exercisable upon the consummation of the Merger. As of the date of this Prospectus/ Information Statement, none of the options are exercisable.



    Options to purchase 5,000 shares of AMI Common Stock at an exercise price of $32.00 per share which were granted to Mark Novak pursuant to a stock option agreement dated April 17, 1996, became fully exercisable upon the approval by the AMI Board of Directors of the Merger. Prior to such approval, 2,500 of the options were exercisable.



    An affiliate of TSG2 is providing certain advisory services to AMI in connection with the transactions contemplated by the AMI Merger Agreement and will receive as compensation for such services a fee of $1.5 million. This affiliate is also providing certain advisory services to GOE in connection with the transactions contemplated by the GOE Merger Agreement and will receive as compensation for such services a fee of $280,000. The amount of such fees, as well as the "spread" on the employee stock options described above as it relates to AMI Merger Consideration, will constitute expenses that reduce the net amount of Merger Consideration available for distribution to the shareholders of AMI and GOE. See "The Merger Agreements--Calculation of the Per Share Merger Consideration."


DISSENTERS' RIGHTS

    Under Article 5.11 of the TBCA, a shareholder of a Texas corporation generally has the right to dissent from any merger to which the corporation is a party, from any sale of all or substantially all assets of the corporation, or from any plan of exchange and to receive fair value for his or her shares.


    Under the AMI Merger Agreement, AMI shareholders desiring to dissent from the Merger and obtain payment of the fair value of their shares of AMI Common Stock immediately before the consummation of the Merger in lieu of the Merger Consideration may exercise their dissenters' rights under the provisions set forth at Articles 5.11 through 5.13 of the TBCA, attached as Annex D to this Information Statement/Prospectus. Shares of AMI Common Stock which are issued and outstanding as of the Effective Time and held by any shareholder who has, in accordance with Article 5.12 of the TBCA, delivered a payment demand accompanied by the required certification and deposit of shares shall not be converted but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due under the TBCA. Under the terms of the AMI Merger Agreement, Hain's obligation to consummate the AMI Merger (and, because the Mergers are conditioned upon each other, the GOE Merger) is subject to the condition that the number of shares of AMI Common Stock with respect to which dissenters' rights have been exercised shall not exceed 15% of the outstanding shares of AMI Common Stock. See "The Merger Agreements --Conditions to the Merger."



    Under Section 1300 of the CGCL, if the approval of the outstanding shares of a corporation is required for reorganization under a specific provision of the CGCL, each shareholder of the corporation entitled to vote on the transaction may require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares, except that shares listed on a national securities exchange or listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve are not entitled to dissenters' rights. Because holders of all of the outstanding shares of GOE Common Stock have agreed to consent to the Merger under the GOE Merger Agreement, it is not anticipated that dissenters' rights under the CGCL will be exercised in connection with the Merger.

                             THE MERGER AGREEMENTS

    The following paragraphs summarize, among other things, the material terms of the AMI Merger Agreement, which is attached hereto as Annex A and incorporated by reference herein, and the GOE Merger Agreement, which is attached hereto as Annex B and incorporated by reference herein. Except as provided below, the following summary reflects the terms of both the AMI Merger Agreement and the GOE Merger Agreement. Recipients of this Prospectus/Information Statement are urged to read each of the AMI Merger Agreement and the GOE Merger Agreement in its entirety for a more complete description of the Merger.

EFFECTIVE TIME OF THE MERGER

    As promptly as practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreements, the parties thereto will file articles or certificates of merger with the Secretaries of State of Delaware, Texas and California. The Merger will become effective upon such filings (the "Effective Time").

CONVERSION OF SHARES

    At the Effective Time, (i) each outstanding share of AMI Common Stock shall be converted into and become the right to receive the AMI Pro Rata Amount (as defined herein) of the AMI Merger Consideration (as defined herein) consisting of a combination of shares of Hain Common Stock (the "AMI Stock Merger Consideration") and cash (the "AMI Cash Merger Consideration") and (ii) each outstanding share of GOE Common Stock shall be converted into and become the right to receive the GOE Pro Rata Amount (as defined herein) of the GOE Merger Consideration (as defined herein), consisting of a combination of shares of Hain Common Stock (the "GOE Stock Merger Consideration" and, together with the AMI Stock Merger Consideration, the "Stock Merger Consideration") and cash (the "GOE Cash Merger Consideration" and, together with the AMI Cash Merger Consideration, the "Cash Merger Consideration"). As used herein, "AMI Merger Consideration" means the AMI Stock Merger Consideration and the AMI Cash Merger Consideration, "GOE Merger Consideration" means the GOE Stock Merger Consideration and the GOE Cash Merger Consideration, and "Merger Consideration" means the AMI Merger Consideration and the GOE Merger Consideration.


    The allocation of Merger Consideration between Stock Merger Consideration and Cash Merger Consideration shall be determined at the sole option of Hain, by written notice to the Companies on the third day prior to the Closing Date (as defined herein), subject to certain restrictions; PROVIDED, HOWEVER, that (i) if any of the Merger Consideration is comprised of Stock Merger Consideration, then at least 50% of the Merger Consideration shall be comprised of Stock Merger Consideration, subject to adjustment, and (ii) the AMI Cash Merger Consideration shall be at least $15.0 million in the aggregate and the GOE Cash Merger Consideration shall be at least $5.0 million in the aggregate. The Stock Merger Consideration shall consist of the number of shares of Hain Common Stock having an aggregate market value based on the Closing Date Market Price (as defined herein). With respect to any share of AMI Common Stock, "AMI Pro Rata Amount" means the product of the AMI Merger Consideration multiplied by a fraction, the numerator of which is one and the denominator of which is the aggregate number of all issued and outstanding shares of the AMI Common Stock at the Effective Time, allocated between AMI Stock Merger Consideration and AMI Cash Merger Consideration in the proportion specified by Hain as set forth above. With respect to any share of the GOE Common Stock, "GOE Pro Rata Amount" means the product of the GOE Merger Consideration multiplied by a fraction, the numerator of which is one and the denominator of which is the aggregate number of all issued and outstanding shares of the GOE Common Stock at the Effective Time, allocated between GOE Stock Merger Consideration and GOE Cash Merger Consideration in the proportion specified by Hain as set forth above. "Closing Date Market Price" means, with respect to each share of Hain Common Stock, the average closing price for such share as reported on the National Market System of The Nasdaq Stock Market, Inc. for the 10 most recent trading days ending on the third day prior to the Effective Time.


    The aggregate amount of Cash Merger Consideration is subject to certain reductions immediately prior to the Effective Time, including a reduction in the AMI Cash Merger Consideration by an amount equal to any excess of the aggregate indebtedness for borrowed money of AMI (net of cash and cash equivalents) as of the Closing Date over $20.0 million. In addition, the aggregate amount of AMI Cash Merger Consideration will be increased by the amount that $20.0 million exceeds the aggregate indebtedness for borrowed money of AMI (net of cash and cash equivalents) as of the Closing Date.


CALCULATION OF THE PER SHARE MERGER CONSIDERATION


    AMI MERGER. As a result of the AMI Merger, each AMI shareholder will be entitled to receive a portion of the AMI Merger Consideration in proportion to that shareholder's percentage of ownership of the outstanding AMI Common Stock. The AMI Merger Consideration is the total payment that Hain must make to the AMI shareholders in order to consummate the AMI Merger. Hain has the option to make this payment all in cash or in a combination of cash and Hain Common Stock. Regardless of whether Hain chooses to make this payment all in cash or in a combination of cash and stock, the total value of the payment must be equal to $45.75 million (i) minus an amount equal to the amount that AMI's indebtedness for borrowed money net of cash exceeds $20.0 million (or plus an amount equal to the amount that AMI's such indebtedness net of cash is under $20.0 million) and
(ii) minus certain fees, costs and expenses related to the Merger for which the AMI shareholders are responsible. AMI's net debt is estimated to be approximately $20.0 million.



    The fees, costs and expenses to be borne by the AMI shareholders include the fees and expenses of AMI's investment bankers and financial advisors and certain fees and expenses of AMI's lawyers (the "AMI Transaction Costs") as well as the cost of canceling or buying out stock options held by Charles Lynch and Mark Novak (the "Optionholders"). The stock options held by the Optionholders, if exercised, would entitle them to purchase a total of 22,536 shares of AMI stock (the "Number of Shares Subject to Option") for $32 per share (the "Exercise Price"). In order to cancel these options, AMI must pay the Optionholders the "Option Cancellation Cost," which is the difference between the value of each AMI share (the "AMI Share Value") and the Exercise Price, multiplied by the Number of Shares Subject to Option.



    Assuming AMI's debt is $20.0 million, AMI Merger Consideration would equal
(i) $45.75 million (ii) minus AMI Transaction Costs and (iii) minus Option Cancellation Cost. Therefore, higher AMI Transaction Costs will result in lower AMI Merger Consideration values. Lower AMI Merger Consideration values result in correspondingly lower AMI Share Value. However, because the Option Cancellation Cost increases as AMI Share Value rises, there would not be a dollar-for-dollar reduction in AMI Merger Consideration as AMI Transaction Costs increase. For every additional dollar of AMI Transaction Costs, AMI Merger Consideration decreases slightly less than a dollar due to the corresponding slight decrease in Option Cancellation Cost. Therefore, while the relationship between AMI Share Value and AMI Merger Consideration is proportional, there is not a proportional relationship between AMI Share Value and AMI Transaction Costs.



    Because the fees and expenses of AMI's and GOE's investment bankers and financial advisors and certain fees and expenses of AMI's and GOE's, lawyers (the "Transaction Costs") associated with the AMI Merger and the GOE Merger are likely to be difficult to segregate, certain of these costs will be allocated according to the relative values of the companies, taking into account AMI debt. Therefore, AMI Transaction Costs not directly attributable to either AMI or GOE are deemed to be 82.5% of Transaction Costs. Using this formula, AMI Transaction Costs are likely to be between $3.25 million and $3.75 million. Assuming AMI debt of $20.0 million and assuming AMI Transaction Costs between $3.25 million and

$3.75 million, AMI Share Value is likely to be between $73.50 and $72.25 per share. However, there can be no assurance that the AMI Share Value will be within this range.


    GOE MERGER. The per share consideration to be received by holders of GOE Common Stock is calculated in a manner consistent with the calculation under the AMI Merger Agreement described above. Each GOE shareholder will be entitled to receive a portion of the GOE Merger Consideration in proportion to that shareholder's percentage of ownership of the outstanding GOE stock. The portion of the GOE Merger Consideration to which each GOE shareholder will be entitled is referred to herein as that shareholder's "GOE Pro Rata Amount." Hain has the option to make this payment all in cash or in a combination of cash and Hain Common Stock. Regardless of whether Hain chooses to make this payment all in cash or in a combination of cash and stock, the total value of the payment must be equal to $14.0 million minus certain fees, costs and expenses related to the GOE Merger for which the GOE shareholders are responsible. The amount paid in the GOE Merger will also be reduced by a $2.0 million payment required to be made to Al H. Jacobson in recognition of an existing obligation to purchase 20% of GOE's outstanding shares from Mr. Jacobson. The GOE Merger Consideration will then be allocated 75% to TSG2, or its successors, and 25% to Mr. Jacobson, which represents the relative ownership of GOE's shares after taking into account the $2.0 million payment.



    The fees, costs and expenses to be borne by the GOE shareholders include the fees and expenses of GOE's investment bankers and financial advisors and certain fees and expenses of GOE's lawyers, as well as a payment to a former consultant (the "GOE Transaction Costs"). Because there are no outstanding options to purchase GOE Common Stock that must be cancelled, for every dollar increase in GOE Transaction Costs, the aggregate GOE Merger Consideration will decline by one dollar, and the value of each share of GOE stock will decline proportionally. GOE Transaction Costs not directly attributable to either AMI or GOE are deemed to be 17.5% of Transaction Costs. Using this formula, GOE Transaction Costs are likely to be between $650,000 and $750,000 and the value
of each GOE share value is likely to be between $     and $     . However, there
can be no assurance that the GOE share value will be within this range.


    While Hain may determine whether the Merger Consideration will be paid in cash or in a combination of cash and Hain Common Stock, the Merger Agreement sets certain limits to the amounts of stock and cash which may be used if Hain elects to make part of the payment in stock. Pursuant to the Merger Agreements, if any of the Merger Consideration is stock, then at least 50% of the consideration must be stock. Conversely, at least $15.0 million of the AMI Merger Consideration must be cash and at least $5.0 million of the GOE Merger Consideration must be paid in cash. Hain Common Stock paid as consideration will be valued at the average closing price per share for the 10 most recent trading days ending on the third day before the Effective Time (the "Hain Stock Price").


EXCHANGE OF STOCK CERTIFICATES


    Continental Stock Transfer & Trust Company has been designated as the Exchange Agent ("Exchange Agent") in the Merger. As promptly as practicable after the Effective Time, Hain will cause the Exchange Agent to mail to each AMI shareholder and each GOE shareholder who is a shareholder of record as of the Effective Time, transmittal material for use in exchanging certificates of AMI Common Stock for AMI Merger Consideration and GOE Common Stock for GOE Merger Consideration, as the case may be. The transmittal materials will contain information and instructions with respect to the surrender of AMI Common Stock certificates and GOE Common Stock certificates in exchange for Merger Consideration consisting of new certificates representing Hain Common Stock, Cash Merger Consideration and cash in payment for any fractional shares resulting from the exchange.

    The form of transmittal letter to be signed by each AMI shareholder and GOE shareholder provides for, among other things, transmittal of such shareholder's shares of AMI Common Stock or GOE Common Stock, as the case may be, to the Exchange Agent and the appointment of the shareholder representatives to act on behalf of such shareholder in connection with the Merger and the transactions in connection therewith. In the alternative, the exchange of GOE Common Stock for GOE Merger Consideration may be effected directly by Hain upon instructions to the Exchange Agent.

    AMI SHAREHOLDERS AND GOE SHAREHOLDERS SHOULD NOT SURRENDER ANY AMI COMMON STOCK CERTIFICATES OR GOE STOCK CERTIFICATES UNTIL THE LETTER OF TRANSMITTAL AND OTHER DOCUMENTS DESCRIBED ABOVE HAVE BEEN RECEIVED.


    Fractional shares of Hain Common Stock will not be issued in the Merger. Instead, each shareholder of AMI or GOE who would otherwise be entitled to a fraction of a share will receive, in lieu thereof, an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction and the Closing Date Market Price.


AMI'S AND GOE'S CONDUCT OF BUSINESS PENDING THE MERGER

    Except as contemplated by the Merger Agreements, or as expressly agreed to in writing by Hain, during the period from the date of the Merger Agreements to the Effective Time, each of the Companies and each of their respective subsidiaries will conduct their respective operations according to its ordinary course of business consistent with past practice, and will use all commercially reasonable efforts to maintain satisfactory relationships with suppliers, distributors and customers having business relationships with it and will take no action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by the Merger Agreements, including:
(a) amend its certificate or articles of incorporation or organization or by-laws; (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock, including the filing or processing of a registration statement under the Securities Act in connection with an initial public offering; (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or of any of its subsidiaries; (d) (i) except as otherwise contemplated by the applicable Merger Agreement, create, incur, assume, maintain or permit to exist any debt for borrowed money other than under existing lines of credit in the ordinary course of business consistent with past practice in an amount not to exceed $1,000,000 in the aggregate, in the case of the AMI Merger Agreement, and $50,000 in the aggregate, in the case of the GOE Merger Agreement; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for its wholly owned subsidiaries in the ordinary course of business and consistent with past practices and subclause (i) above; or (iii) make any loans, advances or capital contributions to, or investments in, any other person; (e) (i) increase in any manner the compensation of (x) any employee except in the ordinary course of business consistent with past practice or (y) any of its directors or officers; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with such director or officer or employee, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements; (iii) except as otherwise set forth in the Merger Agreements, grant any severance or termination pay to, or enter into any employment or severance agreement with, (x) any employee except in the ordinary course of business consistent with past practice or (y) any of its directors or officers; or (iv) except as may be required to comply with applicable law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof; (f) except as otherwise expressly contemplated by the Merger Agreements, enter into any other material agreements, commitments or contracts, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business consistent with past practice; (g) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of a material amount of assets or securities or any material change in its capitalization; (h) make any change in its accounting methods or accounting practices; (i) settle or compromise any material federal, state, local or foreign tax liability, make any new material tax election, revoke or modify any existing tax election, or request or consent to a change in any method of tax accounting; (j) unless the Merger Consideration consists solely of Cash Merger Consideration, take, cause or permit to be taken any action, whether before or after the Effective Date, that could reasonably be expected to prevent the Merger from constituting a "reorganization" within the meaning of Section 368(a) of the Code; or (k) agree to do any of the foregoing.

NONSOLICITATION OF ALTERNATIVE TRANSACTIONS

    Each of the Companies has agreed that it will not directly or indirectly encourage, initiate or solicit any inquiries or the submission of any proposals or offers from any person relating to any merger, consolidation, sale of all or substantially all of its assets or similar business transaction (each, an "Acquisition Transaction"). Each of the Companies has further agreed that, except as described below, it will not participate in any negotiations regarding, furnish to any other person any information with respect to or otherwise assist or participate in, any attempt by any third party to propose or effect any such transaction. Notwithstanding, nothing in the Merger Agreements is intended to prohibit (i) either Company from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited proposal of an Acquisition Transaction if and to the extent that
(a) the Board of Directors of such Company determines in good faith, upon advice of legal counsel, that such action is required for the directors of such Company to fulfill their fiduciary duties and obligations under applicable law and (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, such Company provides prompt written notice to Hain to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, or (ii) the Board of Directors of such Company from acting to withdraw or modify its approval of the Merger following receipt of an unsolicited proposal for an Acquisition Transaction if it determines in good faith, upon advice of legal counsel, that such action is required for the directors of such Company to fulfill their fiduciary duties under applicable law.

CORPORATE STRUCTURE AND RELATED MATTERS AFTER THE MERGER

    At the Effective Time, each of the Companies shall be merged with and into Hain Subsidiary as provided herein. Thereupon, the corporate existence of Hain Subsidiary, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger, and the corporate identity and existence, with all the purposes, powers and objects, of the Companies shall be merged with and into Hain Subsidiary, and Hain Subsidiary as the corporation surviving the Merger (the "Surviving Corporation") shall continue its corporate existence under the laws of the State of Delaware under the name Arrowhead Mills, Inc.


    The Certificate of Incorporation of Hain Subsidiary shall be the Certificate of Incorporation of the Surviving Corporation. The By-Laws of Hain Subsidiary shall be the By-Laws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with applicable law, said Certificate of Incorporation or said By-Laws. The directors of Hain Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Hain

Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

CERTAIN COVENANTS

    The Merger Agreements contain mutual covenants of Hain and the Companies to use their commercially reasonable efforts to secure all consents and approvals required for the Merger and to cooperate with respect to publicity.


    In addition to covenants relating to the conduct of its business described above (see "The Merger Agreements--AMI's and GOE's Conduct of Business Pending the Merger"), the Companies also covenant to give Hain and its agents access to their respective books and records, to obtain necessary shareholder approvals and to provide information in connection with the preparation of this Prospectus/Information Statement.



    Hain covenants, among other things, (a) to not take or omit to take any action that could reasonably be anticipated to have a material adverse effect on Hain, (b) to take necessary actions in connection with the filing and effectiveness of this Registration Statement, (c) to promptly list up to 1,728,260 shares of Hain Common Stock in the Nasdaq National Market System and
(d) after the Effective Time, to issue stock certificates representing shares of Hain Common Stock to be issued in the Merger.


CONDITIONS TO THE MERGER

    The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of certain conditions, including: requisite approval of the Merger and the transactions contemplated thereby shall have been obtained from the Companies' shareholders; no material judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger; the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and no stop order or similar restraining order shall be threatened or entered by the Commission or any state securities administration preventing the Merger; the shares of Hain Common Stock issuable to the Companies' shareholders shall have been approved for listing on the National Market System of The Nasdaq Stock Market, Inc., subject to official notice of issuance; all necessary consents and approvals of any United States or any other governmental authority or any other third party required for the consummation of the transactions contemplated by the Merger Agreements shall have been obtained, except for such consents and approvals the failure to obtain which individually or in the aggregate would not have a material adverse effect on the Surviving Corporation; and all of the conditions precedent to the obligations of the parties pursuant to both the AMI Merger Agreement and the GOE Merger Agreement shall have been satisfied or waived by the parties thereto.


    The obligation of Hain to effect the Merger is further subject to satisfaction or waiver of the following conditions: the representations, warranties and covenants of the Companies set forth in the merger Agreements shall be true and correct in all respects; the Companies shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; each Company shall have delivered an affidavit stating, under penalty of perjury, that (A) neither of the Companies is nor has been at any time during the five-year period prior to the Effective Time a "United States real property holding corporation," as defined for purposes of section 897(c)(2) of the Code and (B) as of the Effective Time, Hain shall have received an opinion of Cahill Gordon & Reindel, counsel to Hain, dated on or about the Closing Date, based upon such representations and assumptions as counsel may reasonably deem relevant, relating to certain tax matters; Hain shall have received an opinion from Vinson & Elkins L.L.P., counsel to AMI and GOE; the AMI Voting Agreement and the GOE Voting

Agreement pursuant to which the requisite shareholders of the outstanding AMI Common Stock and GOE Common Stock agreed to vote in favor of the Merger and the transactions related thereto shall be in full force and effect as of the Closing Date; and ownership of Hain Common Stock by certain AMI shareholders and GOE shareholders will be subject to certain limitations.

    The obligation of the Companies to effect the Merger is further subject to satisfaction or waiver of the following conditions: the representations, warranties and covenants of Hain set forth in the Merger Agreements shall be true and correct in all respects; Hain and Hain Subsidiary shall have performed in all material respects all obligations required to be performed by them under the Merger Agreements at or prior to the Closing Date; such Company shall have received an opinion of Vinson & Elkins L.L.P., counsel to such Company, dated on or about the Closing Date, relating to certain tax matters; the Companies shall have received an opinion from Cahill Gordon & Reindel; and, in the event any of the Merger Consideration consists of Stock Merger Consideration, then at least 50% of the Merger Consideration shall be comprised of Stock Merger Consideration and aggregate Cash Merger Consideration will be greater than or equal to $15.0 million in the case of the AMI Merger and $5.0 million in the case of the GOE Merger.

INDEMNITY


    The Merger Agreements provide that, from and after the Effective Time, Hain shall, to the fullest extent such person could have been indemnified under the DGCL or under the Hain Charter (as defined herein) or the Hain Bylaws (as defined herein) in effect immediately prior to the Effective Time, indemnify, defend and hold harmless the present and former directors, officers and management employees of the parties hereto and their respective subsidiaries (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, costs, liabilities, judgments or (subject to certain restrictions) amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or management employee of such party or any subsidiary thereof, whether pertaining to any matter existing or occurring at or prior to or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time and (ii) all liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreements or the transactions contemplated thereby; provided, the indemnification contemplated in this subclause (ii) shall not apply to any claim based on fraudulent misrepresentation or willful breach. In addition, Hain and the Surviving Corporation agree that, except as may be limited by applicable laws, for seven (7) years from and after the Effective Time, the indemnification obligations set forth in the Companies' respective charter documents, or in any indemnification agreement to which either Company is a party as of March 31, 1998, will survive the Merger and will not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or at any time prior to the Effective Time were entitled to indemnification thereunder with respect to matters occurring at or prior to the Effective Time.


TERMINATION; BREAKUP FEES


    Each of the Merger Agreements may be terminated at any time prior to the Effective Time, whether before or after approval thereof by the shareholders of the Company party thereto: (a) by mutual written consent of such Company and Hain; (b) by either such Company or Hain: (i) if the Merger shall not have been consummated by August 30, 1998; provided, however, that the right to terminate the applicable Merger Agreement pursuant to such clause (i) is not be available to any party whose failure to perform any of its obligations under such Agreement results in the failure of the Merger to be consummated by such time; or (ii) if any Restraint having any of the effects set forth under "--Conditions to the Merger" above shall be in effect and shall have become final and nonappealable; (c) by Hain, if the Board of Directors of such Company shall withdraw, modify or change its recommendation of the applicable Merger Agreement or the Merger in a manner adverse to Hain; (d) by Hain, if such Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the applicable Merger Agreement (which breach is not cured within 15 business days after receipt by such Company of a written notice of such breach from Hain specifying the breach and requesting that it be cured) or if the applicable Voting Agreement ceases to be in full force and effect; (e) by such Company, if Hain shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the applicable Merger Agreement (which breach is not cured within 15 business days after receipt by such Company of a written notice of such breach from Hain specifying the breach and requesting that it be cured); (f) by such Company, if, prior to the Effective Time, the Board of Directors of such Company approves an agreement to effect an Acquisition Transaction if the Board of Directors has determined in good faith, upon advice from its outside counsel, that failure to approve such agreement and terminate the applicable Merger Agreement would constitute a breach of the fiduciary duties of such Company's Board (and so advised Hain) and such Board of Directors reasonably believes that such Acquisition Transaction is more favorable to such Company's shareholders than the transaction contemplated by the applicable Merger Agreement; or (g) by such Company, if the Registration Statement is not declared effective by July 15, 1998.


    In the event of the termination of either Merger Agreement in accordance with the preceding paragraph, such Merger Agreement shall become void and have no effect, with no liability on the part of any party (except as provided in the next sentence) or its shareholders or stockholders, directors or officers in respect thereof except for agreements which survive the termination of the applicable Merger Agreement and except for liability that Hain or such Company might have arising from a breach of the applicable Merger Agreement. In the event of a termination of the applicable Merger Agreement by such Company pursuant to clause (f) of the preceding paragraph, then the Company terminating the applicable Merger Agreement shall within two business days of such termination pay Hain by wire transfer of immediately available funds to an account specified by Hain, (i) up to $600,000 to reimburse Hain (aggregated together with amounts provided therefor under the Merger Agreements) for its documented fees and expenses (including the fees and expenses of counsel, accountants, consultants and advisors) incurred in connection with the Merger and the transactions contemplated thereby and (ii) a fee of $770,000, in the case of the AMI Merger Agreement, and $230,000, in the case of the GOE Merger Agreement, in each case as liquidated damages.


TREATMENT OF OUTSTANDING AMI OPTIONS

    At the Effective Time, AMI shall have taken all such action necessary to cause all outstanding options to purchase shares of AMI Common Stock (the "AMI Options") to be canceled as of the Effective Time (irrespective of whether such options are then exercisable pursuant to the provisions thereof) in consideration for the right to receive from Hain at the Effective Time for each optionee (i) an amount of cash per share equal to the excess, if any, of (x) the AMI Cash Merger Consideration that such optionee would have received if such optionee had exercised his AMI Option in full immediately prior to the Effective Time over (y) the aggregate exercise price under such AMI Option for such shares and (ii) the amount of AMI Stock Merger Consideration (including any cash in lieu of fractional shares) that such optionee would have received if such optionee had exercised his AMI Option in full immediately prior to the Effective Time.

FEES AND EXPENSES


    Except as set forth above (see "--Termination; Breakup Fees"), all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the Merger is consummated, except that the Companies (and therefore the shareholders of the Companies) will pay certain broker and finder fees and fees in connection with the termination of an advisory agreement entered into by AMI.

    Hain will pay fees and expenses, including certain attorneys' fees, incurred in relation to the filing of the Prospectus/Information Statement, the Registration Statement and any amendments or supplements thereto.

CONFIDENTIALITY

    Each party to the Merger Agreement has agreed to keep confidential, pursuant to the Confidentiality Agreements dated May 14, 1997 and May 21, 1997, as amended on May 2, 1998 (collectively, the "Confidentiality Agreements"), information provided to the other party pursuant to the Merger Agreements with respect to the business, properties and personnel of the party furnishing such information. The Confidentiality Agreements contain terms restricting the disclosure and use of confidential information exchanged between the parties in evaluating the Merger and otherwise.

AMENDMENT TO SENIOR CREDIT FACILITY


    In connection with the Merger, Hain will amend its Second Amended and Restated Revolving Credit and Term Loan Agreement with IBJ Schroder Bank & Trust Company, as issuer and agent for the lenders named therein (as amended, the "Senior Credit Facility"), to increase the term loan portion (the "Senior Term Loan") of the Senior Credit Facility from $18.6 million to $60.0 million and also provide for a revolving line of credit of $15.0 million. Consummation of the Merger is not conditioned on the consummation of the amendment to the Senior Credit Facility.

                          INFORMATION CONCERNING HAIN

BUSINESS

    Hain markets and sells dry, refrigerated and frozen specialty food products under brand names which are sold as "better-for-you" products. The product categories encompass natural and organic foods, medically-directed foods, weight management and portion-control foods, and kosher foods. These products are sold primarily to specialty and natural food distributors and are marketed nationally to supermarkets, natural food stores, and other retail classes of trade. Hain's products are produced by co-packers using proprietary specifications and formulations controlled by Hain.


    As a leading natural and organic food company, Hain sells a full line of products under its "Hain Pure Foods", "Westbrae Natural", "Westsoy", "Little Bear", "Bearitos" and "Farm Foods" brands. Specialty food products include cooking oil and condiment products under its "Hollywood" brand; sugar-free, medically-directed food products under its "Estee" brand (all of which carry the logo of the American Diabetes Association); low-sodium food products under its "Featherweight" brand; weight management and portion-control foods under the "Weight Watchers" brand; frozen kosher food products under its "Kineret" and "Kosherific" brands; regular and reduced fat snack products under its "Boston Better Snacks" brand; natural snack products under the "Harry's Premium Snacks" brand; and dry milk products under the "Alba" brand. Hain's brand names are well-recognized in the various market categories they serve. Hain has acquired these brands over the past four years, and seeks to grow through internal expansion, as well as the acquisition of complementary brands in the future.


RECENT ACQUISITIONS

    Hain was organized in 1993 for the purpose of acquiring and marketing specialty food brands. The following is a description of Hain's acquisitions in 1997.

        WESTBRAE. In October 1997, Hain acquired Westbrae, a marketer of over 300 high quality natural and organic food and snack products. Westbrae is the natural food industry market leader in milk substitute beverages, the largest single natural food category. Westbrae's and Hain Pure Foods' complementary products combine to lead six of the fifteen top-selling natural food categories. The combination provides for economies of scale in production, marketing and distribution.

        WEIGHT WATCHERS. In March 1997, Hain entered into agreements for the rights to manufacture, market and sell substantially all Weight Watchers brand dry and refrigerated products, as well as to introduce new products, under license from Heinz. The licensing agreement with Heinz is for five years and is renewable under certain circumstances. Weight Watchers dry grocery weight management products have enhanced Hain's position in one of its key specialty food market segments. They are sold and merchandised in similar channels and sections as Hain's Estee and Featherweight brands. According to ACNielsen syndicated research, Hain now has approximately a 60% market share of the medically-directed/weight management section of supermarkets on a national basis.

        ALBA. Hain acquired the Alba brand from Heinz in July 1997. Alba markets dry milk, shake, and cocoa products. Alba is marketed primarily through specialty food distributors and has its greatest strength on the East Coast. It is frequently merchandised in the same section as Weight Watchers, Estee and Featherweight, although it also has penetrated other supermarket sections carrying powdered beverages. Heinz marketed Alba through its weight management centers for many years, affording it consumer brand synergy with Weight Watchers.


        BOSTON BETTER SNACKS. In May 1997, Hain acquired the assets of Boston Better Snacks, a marketer of high-quality popcorn and chip snack products. Boston Better Snacks' direct-store-delivery ("DSD") route system primarily serves the New England and Mid-Atlantic regions and provides new distribution opportunities for other Hain brands. Boston Better Snacks' DSD route system is primarily conducted through Snyder's of Hanover, a large snack food company. This system provides just-in-time inventory replenishment for all of Boston Better Snacks' products.

RECENT DEVELOPMENTS

    On April 15, 1998, Hain redeemed all of its outstanding 12-1/2% Senior Subordinated Debentures due April 14, 2004, in the principal amount of $8,500,000, plus a prepayment fee of $612,000. The Senior Credit Facility was amended as of such date to provide the necessary funds to complete the redemption.


    On May 27, 1998, Hain entered into a distribution and licensing agreement with Heinz U.S.A., a division of Heinz, to market and sell the "Earth's Best" line of organic baby food products to the natural food channel in the United States. Heinz will continue to market and sell the Earth's Best line of products to supermarkets and other mass market channels.


INDUSTRY AND MARKET OVERVIEW

NATURAL AND ORGANIC FOODS


    Natural foods are defined as foods which are minimally processed, completely free of artificial ingredients, preservatives, and other non-naturally occurring chemicals, and in general are as near to their whole, natural state as possible. Organic products are certified to be grown without the use of pesticides, bio-engineering, or any other adulteration. Retail sales in the natural products market are estimated by Natural Foods Merchandiser at $11.5 billion in 1996, including vitamin and mineral supplements, grocery products, produce, and health and beauty care. The market for organic products is growing at an annual rate of over 20% according to Supermarket News. Hain believes that this growth is being driven by several factors, including (i) consumer concern over the purity and safety of foods due to the presence of pesticide residues, artificial ingredients and other chemicals, (ii) consumer awareness of the link between diet and health, and (iii) consumer awareness of environmental issues. Independent research reveals that 62% of all adults are highly concerned about food content and that 58% of all adults purchased at least one natural food item in the last year. According to ACNielsen, natural food consumers are generally better educated and more affluent, as well as brand-loyal.


MEDICALLY-DIRECTED/WEIGHT MANAGEMENT FOODS

    The market for medically-directed/weight management foods is growing as the average age of the American population and the number of overweight Americans increase. Over 90 million people attempted to diet in 1996, 25% above 1995. Over 70% of all food and drug shoppers seek to improve their diets, and over 80% of all adults aged 50 and over seek to limit their sugar and salt intake. The American Diabetes Association now advocates a low-fat diet for people with diabetes. Continued demand for sugar-and sodium-restricted foods is expected to fuel growth of the $90 million medically-directed/weight management dry grocery supermarket category.

KOSHER FOODS


    Consumers who specifically purchase food products labeled with a Kosher symbol represent a $2.3 billion market. The appeal of kosher foods now transcends the historic consumer base of consumers buying kosher foods for religious reasons, growing to include those who buy kosher foods because they perceive them to be more healthful.


SUPERMARKET DISTRIBUTION CHANNEL

    Supermarkets typically acquire many of their specialty food products through distributors. According to Arthur D. Little, Inc., this is due to demand for variety and service, while minimizing inventory and handling costs. During 1997 several distributors consolidated, providing increased distribution capabilities in broader geographic areas, allowing Hain to streamline its sales efforts. Specialty foods appeal to supermarkets for the following reasons: (i) the ability of distributors to supply continuous retail replenishment, (ii) the need for supermarkets to expand product assortments, (iii) the higher profit margins associated with specialty foods as opposed to mainstream grocery products, and
(iv) the reduced labor costs for services specialty foods distributors can provide.

BUSINESS STRATEGY

    Hain's mission is to be the leading marketer and seller of specialty food products, with a strong commitment to total quality management in all departments. Hain intends to build sales and improve operating results by investing in product development and building brand equity. The combined strength of its growing portfolio of brands has increased its importance with manufacturers, brokers, distributors and retailers. Hain believes it therefore has competitive advantages. The following are key elements of Hain's business strategy:

CONTINUE GROWTH THROUGH MERGERS AND ACQUISITIONS

    Hain is committed to pursuing acquisitions, joint ventures, and strategic alliances that are synergistic with its current portfolio of brands, both domestically and internationally. This will increase Hain's importance to its customers. The fragmented nature of the specialty foods industry provides opportunities for favorable acquisitions. However, there can be no assurance that Hain will consummate any such agreement.

INVEST IN BRANDS AND CONSUMER AWARENESS


    The core of Hain's success is the endurance and growth potential of its brands. Hain will continue to invest in its brand equity in order to increase consumer awareness and market share. Each acquisition to date has been of brands with strong consumer loyalty. Hain plans for the timely introduction of new products, repositioning of products poised for growth, improvement of product formulations and support of core product categories. For example, Estee's new line of Smart Treats products are low-fat and sugar-free foods and snacks marketed to both diabetic and mainstream consumers.


OUTSOURCE MANUFACTURING


    Prior to the Merger, Hain outsourced all manufacturing in order to enhance margins and return on capital, enabling Hain to seek the most proficient manufacturers of specific products. Hain utilizes more than one source for products in most key categories. Hain controls standardized formulations and maintains strong quality assurance and control procedures, to assure a consistent product and source of supply.


LEVERAGE ECONOMIES OF SCALE IN PRODUCTION AND LOGISTICS

    Many of Hain's key product categories are shared among two or more of its brands. This increases production economies, as well as leverage with co-packers, as product quantities are substantially greater than for one brand alone. This strategy promotes higher profit margins and general co-packer cooperation. Economies of scale in ingredients, packaging and other product-related costs are sought and aggressively managed. Costs are similarly managed at all public warehouse facilities, and deliveries of multiple brands are similarly coordinated to reduce freight and improve product competitiveness.

DEVELOP EXPORT OPPORTUNITIES

    Hain increased its focus on export opportunities in 1997 and has met with increasing demand throughout North America, South America, Europe and Asia. Hain will focus on export opportunities not requiring significant investment in custom packaging until sales are well established, as well as those where product demand is already high. Hain anticipates continuing the use of distributors for delivery of its products to these export markets.

PRODUCTS

    Hain has over 700 stock keeping units ("SKUs") which target a broad range of consumer preferences. Hain's products are divided into the following main categories:


         PRODUCT LINE                      BRAND NAME                           PRODUCT DESCRIPTION
-------------------------------  -------------------------------  -----------------------------------------------
Natural and Organic Foods        (1) Hain Pure Foods              All natural dry, refrigerated and frozen foods,
                                                                  including rice cakes, expeller-pressed oils,
                                                                  condiments and snacks, and selected organic
                                                                  products. Founded in 1926.

                                 (2) Farm Foods                   All natural frozen foods, including Pizsoy
                                                                  non-dairy pizza. Frozen chili made with organic
                                                                  beans was introduced in 1997. Ice Bean
                                                                  non-dairy ice cream products in pints and
                                                                  novelties.

                                 (3) Westbrae Natural/ Westsoy    Organic soy and rice non-dairy beverages, as
                                                                  well as soups, beans and snacks.

                                 (4) Little Bear/Bearitos         Organic snack foods and canned products.

Medically-Directed/Weight        (1) Estee                        Complete line of sugar-free foods and snacks.
  Management Foods

                                 (2) Featherweight                Low-sodium products for people on
                                                                  sodium-restricted diets.

                                 (3) Alba                         Dry milk, shake, and cocoa products.

                                 (4) Weight Watchers              Dry and refrigerated portion controlled foods.

Kosher Foods                     Kineret                          Frozen kosher foods which meet the requirements
                                                                  of the Orthodox Union of Rabbis.

Other Specialty Foods            (1) Hollywood                    Vitamin E-enhanced cooking oils, as well as
                                                                  carrot juice, mayonnaise and margarine.

                                 (2) Boston Better Snacks         High-quality popcorn and chip snacks; primarily
                                                                  New England and Mid-Atlantic distribution.

                                 (3) Harry's Premium Snacks       High quality pretzels, chips and other snacks;
                                                                  primarily in New York and strategically located
                                                                  food stores.


CUSTOMERS

    Hain's customers include retail and wholesale classes of trade nationally, consisting principally of specialty and natural food distributors, grocery retailers and wholesalers, and kosher food distributors. Hain also has increased its presence in chain drug, mass merchandisers, and military segments during 1997.

United Natural Foods and Tree of Life accounted for approximately 18% and 14%, respectively, of Hain's pro forma fiscal year 1997 sales.


SALES AND MARKETING STRUCTURE


    Hain is currently organized into three strategic business units: the Specialty Foods Division, the Natural Foods Division, and the Snack Foods Division. In connection with the Merger, Hain is evaluating the consolidation of these divisions. Hain will continue to sell its products through its regional sales manager network and its strategic broker network, and each of the brands will be supported by brand management representation.


MARKETING AND CATEGORY MANAGEMENT

    Hain's advertising and promotional programs have grown Hain's brand awareness and equity by using a customized campaign of integrated marketing communications. These elements include packaging, trade and consumer advertising and sales promotion including couponing, public relations, and interactive marketing. The Hain Pure Foods brand has launched a new initiative called "HEY! Read our Labels!"-SM- to capitalize on growing consumer concern with food ingredients. Hain will also benefit from the marketing efforts of Heinz for its Weight Watchers centers, involving the launch of a new weight management program called 1-2-3 Success. This program will be referenced on all new Weight Watchers packaging. Sarah Ferguson, the former Duchess of York, is the spokesperson for Weight Watchers International in a campaign which began in September 1997.

    The industry's emphasis on category management and efficient consumer response has been addressed by Hain's investment in syndicated sales data. This data is accumulated by ACNielsen and other third-party research firms, primarily using point-of-purchase scanner technology. This data is then developed by Company personnel into proprietary category management programs for customers. These programs are designed to improve profitability of the sections occupied by Hain's brands. Hain has been appointed "category captain" by certain major grocery chains, indicating Hain's responsibility to develop planograms, often involving four feet of shelf space per brand, to maximize retailer profits.

MANUFACTURING


    Prior to the Merger, all of Hain's products were manufactured by non-affiliated co-packers. The co-packers produce, supply or package Hain products and must comply with strict ingredient and processing standards established by Hain. Hain selectively consolidates its co-packing arrangements for its products to obtain efficiencies. Pursuant to its co-packing arrangements, Hain purchases substantially all of its products as finished goods. Accordingly, Hain's inventories of raw materials and packaging are not significant.



    Hain presently obtains all of its requirements for Hain rice cakes from two co-packers, all of its non-dairy products from two co-packers, a substantial portion of its Weight Watchers refrigerated products from one co-packer and all of its Hollywood cooking oils from one co-packer. Hain believes that alternative sources of supply are available if co-packing arrangements with its suppliers were to be terminated by Hain or the co-packers. However, there can be no assurance that alternative sources of supply would be able to meet the requirements of Hain.


TECHNICAL SERVICES

QUALITY ASSURANCE AND CONTROL

    Hain has dedicated itself to conforming to GMP (Good Manufacturing Practice) standards at all of its co-packing facilities. Systematic procedures are in place and regulated by an experienced technical staff based on-site at Hain and supplemented by independent laboratory analysis.

    Hain audits and inspects all co-packing facilities and warehouses. Hain uses both open- and Julian code dating on all products, and products are retained from each production run. Products are not released from co-packers to warehouses until the quality control team has evaluated and released the product.

RESEARCH AND DEVELOPMENT

    Research and development, located in Carson, California, works to develop new products and improve existing products. A seven-person team averaging 20 years of experience works together to keep Hain innovative in product development.

COMPETITION

    Hain faces competition in marketing all of its brands and competes with small specialty food companies in specific categories, large grocery products companies and suppliers of private label products. Hain Pure Foods and Westbrae compete with a variety of other natural food companies, including Health Valley. The Hain Pure Foods business also competes with Quaker Oats and Orville Redenbacher in its rice cake business. Hollywood competes with other mainstream oils, but retains its leadership in safflower and peanut oils. Canola oil is a price-driven commodity in which Hollywood faces strong competition. Estee has one major competitor which markets largely duplicative products. It faces strong competition in sugar-free candy, which is marketed outside the medically-directed section of supermarkets. Weight Watchers competes for its share of consumer spending with the many companies offering reduced fat foods. Kineret competes with other frozen food companies, and faces its strongest competition in fish and potato products. Boston Better Snacks faces competition from a variety of popcorn and chip manufacturers.

GOVERNMENT REGULATIONS

    Hain's products are subject to various federal, state and local laws governing the production, sale, advertising, labeling and ingredients of food products. Although Hain believes it and its distributors and co-packers are currently in compliance with all material federal, state and local governmental laws and regulations, there can be no assurance that Hain, its distributors and co-packers will be able to comply with such laws and regulations in the future or that new governmental laws and regulations will not be introduced which would prevent or temporarily inhibit the development, distribution and sale of Hain's products to consumers. If any of Hain's distributors or co-packers were to violate any such law or regulation, it could result in fines, recalls, seizure or confiscation of products marketed by Hain.

    Hain has, to its knowledge, complied with all current food labeling and packaging requirements, including significant labeling requirements that became effective during 1994.

    Hain has not experienced any regulatory problems in the past and has not been subject to any fines or penalties. No assurance can be given, however, that future changes in applicable law, regulations or the interpretation thereof will not necessitate significant expenditures or otherwise have a material adverse impact on Hain, particularly if Hain alters its strategy and directly manufactures its own products.

EMPLOYEES


    As of March 31, 1998, Hain employed approximately 100 full-time employees. Hain's employees are not represented by any labor union. Hain believes that its relations with its employees are good.


PROPERTIES

    Hain's corporate headquarters are located in 10,000 square feet of leased office space located at 50 Charles Lindbergh Boulevard, Uniondale, New York. This lease commenced on August 15, 1994 and, during 1997, was extended to February 2002. The current annual rental is approximately $231,000. Hain's

Kineret Foods 7,000 square foot warehouse and distribution center is located in East Hills, New York. This lease, which provides for annual net rental of approximately $40,000, was renewed during 1997 and expires in August 1999. Hain's Boston Better Snacks 10,000 square foot warehouse and distribution center is located in Foxboro, Massachusetts. This lease is for a three-year term and commenced on June 1, 1997. The current annual rental is approximately $73,000. Approximately 4,000 square feet of this space is sub-leased to a major distributor of Hain's Boston Popcorn business for the same three-year term at a current annual rental of $31,000.


    Hain has recently leased a 100,000 square foot facility in Compton, California which Hain intends to use for its West Coast offices, research and development, quality assurance and the distribution of its products in the Western United States. The lease is for five years and the current annual rental in approximately $360,000.



    Hain currently warehouses its products (other than its Boston Better Snacks and Kineret products) in bonded public warehouses from which it makes deliveries to customers.


LEGAL PROCEEDINGS

    Hain is from time to time involved in litigation incidental to the conduct of its business. Hain is not currently a party to any litigation which in the opinion of management is likely to have a material adverse effect on Hain's business, results of operations or financial condition.

    Westbrae entered into a financial advisory services agreement with a financial advisor on October 24, 1995, which provided that, if a "sale" of Westbrae were consummated during its term or within one year thereafter, such financial advisor would be entitled to certain fees. Pursuant to a letter dated August 8, 1996, Westbrae provided notice of non-renewal of such agreement, and pursuant to the terms of such agreement, all obligations thereunder terminated twelve months thereafter. Notwithstanding the foregoing, the financial advisor delivered an invoice for fees and expenses of approximately $1.0 million, and Hain responded setting forth its belief that no amounts are due and owing other than possibly certain expenses incurred during the term of Westbrae's engagement of such financial advisor. Hain was subsequently contacted by counsel for such financial advisor further disputing the non-payment of such invoice. There can be no assurance that legal proceedings will not arise in connection with such dispute or that such proceedings, if commenced, would be resolved in a manner favorable to Hain. Hain intends to vigorously contest any claim made against it, and Hain does not believe that the outcome of this matter will have a material adverse effect on Hain's financial statements. In accordance with the position taken by Westbrae prior to the Acquisition, no provision has been made by Hain for any fee that may be payable in connection with such financial services agreement.

                                HAIN MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the directors and executive officers of Hain as of April 24, 1998:


NAME                                   POSITION
-------------------------------------  --------------------------------------------------------------------------
Irwin D. Simon                         President, Chief Executive Officer and Director
Jack Kaufman                           Chief Financial Officer, Treasurer and Assistant Secretary
Benjamin Brecher                       Vice President-Operations
Ellen Deutsch                          Senior Vice President-Sales and Marketing
Andrew Jacobson                        President-Natural Foods Division
Myron Cooper                           Vice President-Technical Services
Andrew R. Heyer                        Chairman of the Board of Directors
Beth L. Bronner                        Director
William A. Carmichael                  Director
William J. Fox                         Director
Jack Futterman                         Director
James S. Gold                          Director
Barry Gordon                           Director
Steven S. Schwartzreich                Director


    Mr. Simon has been a Director, President and Chief Executive Officer of Hain since its inception and is its founder. From December 1990 through December 1992, Mr. Simon was employed in various marketing capacities with Slim-Fast Foods Company ("Slim Fast"), a national marketer of meal replacement and weight loss food supplements with annual revenues in excess of $500 million. His duties initially involved sales and marketing for the frozen and dairy divisions of Slim Fast, which included establishing and implementing marketing strategies and establishing a distribution system throughout the United States. In March 1992, Mr. Simon became Vice President of Marketing for Slim Fast. From 1986 through 1990, Mr. Simon was employed by The Haagen-Dazs Company, a division of Grand Metropolitan, plc. Haagen-Dazs is a manufacturer and distributor of premium ice cream and related products. Mr. Simon held a number of sales and marketing positions, including Eastern Regional Director of Haagen-Dazs Shops, the entity managing a majority of the franchisee system and all company-owned retail shops.

    Mr. Kaufman is a certified public accountant and has been Chief Financial Officer, Treasurer and Assistant Secretary of Hain since February 1994. During 1992 and part of 1993, Mr. Kaufman was a financial executive for JWP Inc. From 1988 to 1991, Mr. Kaufman was Executive Vice President of Sterling Commercial Capital, Inc., a small business investment company, and from 1976 to 1987 he was Chief Financial Officer of Waldbaum, Inc., a regional supermarket chain.

    Mr. Brecher has been Vice President-Operations of Hain since November 1993. Mr. Brecher was an officer and director of Kineret Kosher Foods from 1974 until its acquisition by Hain in November 1993.

    Ms. Deutsch has been Senior Vice President-Marketing of Hain since April 1996 and Senior Vice President-Sales and Marketing since April 1997. Prior to May 1996, Ms. Deutsch was a principal of F&D Advertising Agency of Westbury, New York.


    Mr. Jacobson became President of the Natural Foods Division of Hain upon consummation of the Westbrae acquisition in October 1997. From November 1992 until October 1997, Mr. Jacobson was President of Westbrae Natural Foods, Inc. and Little Bear Organic Foods, Inc. Prior to November 1992, Mr. Jacobson spent eight years in various divisional and corporate positions with Tree of Life, Inc., a major natural and specialty foods distributor. Mr. Jacobson serves on the board of the National Natural Foods Association.

    Mr. Cooper has been Vice President - Technical Services of Westbrae and, following the Westbrae acquisition, Hain since 1988. Mr. Cooper is a member of the California Organic Advisory Board and the Institute of Food Technologies and serves on the board of Soy Foods Association of America.


    Mr. Heyer has been Chairman of the Board of Directors since he became a Director in November 1993 and a member of the Compensation Committee since 1994. Mr. Heyer has been a Managing Director of CIBC Oppenheimer Corp., an affiliate of the Canadian Imperial Bank of Commerce and the successor to the Argosy Group, L.P. since August 1995. From February 1990 until August 1995, Mr. Heyer was a Managing Director of the Argosy Group, L.P., an investment banking firm that specialized in merger, acquisition, divestiture, financing, refinancing and restructuring transactions. Mr. Heyer also serves as a director of Hayes Wheels International, Inc. and Niagara Corporation.

    Ms. Bronner has been a Director since November 1993 and a member of the Compensation Committee since 1995. Ms. Bronner joined Citibank, N.A. in September 1996 as Vice President and Director of Marketing for the United States and Europe. From July 1994 to August 1996, Ms. Bronner was Vice President-Emerging Markets of American Telephone & Telegraph Company Consumer Communication Services business. Ms. Bronner was President of the Professional Products Division of Revlon, Inc. from May 1993 until June 1994. From February 1992 to May 1993 she was Executive Vice President of the Beauty Care and Professional Products Division of Revlon, Inc. Ms. Bronner also serves as a director of Fortis, Inc.

    Mr. Carmichael has been a director since December 1995 and a member of the Audit Committee since 1996. Mr. Carmichael is a certified public accountant and member of the Illinois State Bar. He was Senior Vice President & Chief Accounting Officer of Sara Lee Corporation from 1991 until his retirement in 1993. From 1988 to 1990 he was Senior Vice President & Chief Financial Officer of the Beatrice Company. Mr. Carmichael is a director of several other companies, including Health O Meter Products, Inc., Cobra Electronics Corporation and The Golden Rule Insurance Company.


    Mr. Fox has been a Director since December 1996 and a member of the Audit Committee since December 1996. Mr. Fox has been President, Strategic and Corporate Development, Revlon Worldwide, Revlon, Inc. and Revlon Consumer Products Corporation ("RCPC") (together "Revlon") and Chief Executive Officer, Revlon Technologies, a division of Revlon, since January 1998. He has been Senior Executive Vice President since January 1997 and Chief Financial Officer of Revlon and its predecessor from 1991 to 1998, Executive Vice President from 1991 to 1997, and Vice President from 1987 to 1991. Mr. Fox was elected as a director in November 1995 of Revlon Inc. and in September 1994 of RCPC. He has been Senior Vice President of MacAndrews & Forbes Holding Inc. ("MacAndrews") since August 1990 and was Treasurer from February 1987 to September 1992. From April 1983 to February 1987, he held various positions at MacAndrews or its affiliates. Prior to April 1983, Mr. Fox was a certified public accountant at the international auditing firm of Coopers & Lybrand. Mr. Fox is vice chairman of the board and a director of The Cosmetics Center, Inc.


    Mr. Futterman has been a Director since December 1996 and a member of the Compensation Committee since December 1996. Mr. Futterman retired as Chairman and Chief Executive Officer of the Pathmark Supermarket chain in March 1996. He joined Pathmark in 1973 as Vice President of its drugstore and general merchandise divisions and occupied a number of positions before becoming Chairman and Chief Executive Officer. Mr. Futterman is a registered pharmacist and former Chairman of the National Association of Chain Drugstores. He is a director of Del Labs, Inc. and Party City, Inc., as well as several not-for-profit organizations.


    Mr. Gold has been a Director since March 1998. Mr. Gold is a Managing Director in the Banking Group of Lazard Freres & Co LLC. Since joining Lazard Freres & Co LLC in 1977, Mr. Gold has been involved in a broad range of investment banking activities, particularly relating to the consumer products and food industries. Mr. Gold is also a director of Smart & Final Inc.

    Mr. Gordon has been a Director since November 1993 and a member of the Audit Committee since 1995. Mr. Gordon has been President and a director of American Fund Advisors, Inc., a money management firm since 1980, and was elected Chairman of the Board thereof in 1987. In addition, Mr. Gordon is President of The John Hancock Global Technology Fund (a mutual fund specializing in telecommunications and technology securities) and a director of Winfield Capital Corporation, Robocom Systems, Inc. and Skyland Park Management, Inc., all of which are publicly traded companies.

    Mr. Schwartzreich has been a Director since November 1993. Mr. Schwartzreich has been Vice President and a director of Nassau Suffolk Frozen Food Co., Inc., a distributor of frozen food, ice cream and bakery products to retail stores, since 1973. He is currently the Chairman and President of the Hunts Point Cooperative Market located in New York City.

                       DESCRIPTION OF HAIN CAPITAL STOCK

GENERAL


    As of April 24, 1998, the authorized capital stock of Hain is 40,000,000 shares of common stock, $.0l par value per share, of which 11,512,499 shares are outstanding, and 5,000,000 shares of preferred stock, $.0l par value per share ("Hain Preferred Stock"), none of which had been issued.


    The following description is qualified in all respects by reference to the Certificate of Incorporation (the "Hain Charter") and the bylaws (the "Hain Bylaws") of Hain.

HAIN COMMON STOCK

    Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of the stockholders. Since the holders of Hain Common Stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of the directors of Hain then being elected and holders of the remaining shares by themselves cannot elect any directors. The holders of Hain Common Stock do not have preemptive rights or rights to convert their Hain Common Stock into other securities. Holders of Hain Common Stock are entitled to receive ratably such dividends as may be declared by the Hain Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Hain, holders of the Hain Common Stock have the right to a ratable portion of the assets remaining after payment of liabilities. All outstanding shares of Hain Common Stock are fully paid and nonassessable.

HAIN PREFERRED STOCK

    Hain is authorized by the Hain Charter to issue a maximum of 5,000,000 shares of Hain Preferred Stock, in one or more series and containing such rights, privileges and limitations including voting rights, dividend rates, conversion privileges, redemption rights and terms, redemption prices and liquidation preferences, as the Hain Board of Directors may, from time to time, determine.

    The issuance of shares of Hain Preferred Stock pursuant to the Hain Board of Directors' authority described above could decrease the amount of earnings and assets available for distribution to holders of Hain Common Stock, and otherwise adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying or preventing a change in control of Hain. Hain is not required by the DGCL to seek stockholder approval prior to any issuance of authorized but unissued stock and the Hain Board of Directors does not currently intend to seek stockholder approval prior to any issuance of authorized but unissued stock, unless otherwise required by law.

WARRANTS

    Warrants to purchase an aggregate of 1,214,294 shares of Hain Common Stock have been issued by Hain and are currently outstanding. Each Warrant entitles the holder to purchase one share of common stock, subject to anti-dilution adjustments, at an exercise price ranging from $3.25 to $12.69 per share. The Warrants have expiration dates ranging from April 14, 2000 to October 14, 2004.

                           INFORMATION CONCERNING AMI


    ARROWHEAD MILLS, INC. ("AMI") IS A NEWLY FORMED HOLDING COMPANY WHOSE TWO DIRECT SUBSIDIARIES ARE AMI OPERATING, INC. ("ARROWHEAD") AND DANA ALEXANDER INC. ("TERRA"). UNLESS OTHERWISE NOTED, REFERENCES TO ARROWHEAD MEAN AMI OPERATING, INC. INCLUDING ITS SUBSIDIARY DEBOLES NUTRITIONAL FOODS, INC. FINANCIAL AND CERTAIN OTHER INFORMATION RELATING TO AMI INCLUDED IN THIS PROSPECTUS/INFORMATION STATEMENT IS PRESENTED FOR EACH OF ARROWHEAD AND TERRA ON A STAND-ALONE BASIS, INCLUDING UNDER "ARROWHEAD MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL RESULTS OF OPERATIONS AND FINANCIAL CONDITION" AND "TERRA MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION." AMI MANAGEMENT BELIEVES THAT SUCH INFORMATION REFLECTS THE BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF AMI ON A CONSOLIDATED BASIS.


                        INFORMATION CONCERNING ARROWHEAD

GENERAL


    Arrowhead was founded in 1960 to produce organically grown foods that are healthy and more protective to the environment. Arrowhead has developed a strong tradition for quality and product innovation and has grown from a Company that offered two products in the local Texas market to a leading United States supplier of natural and organically grown foods. To expand Arrowhead's product offering, Arrowhead acquired DeBoles, a leading supplier of pasta in the natural foods industry, in 1995.


PRODUCTS


    Arrowhead produces over 360 SKUs in nine major categories: ready-to-eat cold cereals, hot cereals, pasta, flour, baking mixes, soups and chilis, packaged grains, nut butters and nutritional oils.


CUSTOMERS


    Arrowhead's customers include a variety of retailers as well as distributors with concentrations in natural foods products. Sales are generally to distributors who ultimately sell to the food stores. In addition, Arrowhead markets directly to retailers through food brokers and its sales force. Because a majority of Arrowhead's sales are to natural foods distributors, Arrowhead avoids establishing expensive national distribution facilities. Arrowhead's top retail customers include Whole Foods, Fresh Fields and Wild Oats. Arrowhead's top distributors are United Natural Foods (Cornucopia, Stow Mills Mountain People's and Rainbow), Tree of Life, Texas Health and Nature's Best. Cornucopia and Stow Mills represent Arrowhead's two largest customers' accounting for 10.8% and 10.2% of net sales, respectively.


DISTRIBUTION

    Arrowhead products are distributed through a network of natural foods distributors to natural foods stores throughout the United States. In addition, conventional supermarkets are increasingly interested in expanding natural and health foods offerings. Arrowhead's national presence and broad product line strengthen its ability to compete with other natural foods producers and enhance its growth opportunities.

MARKETING

    To increase awareness of its products and reach a growing number of consumers interested in natural and organic food products, Arrowhead attempts to coordinate its advertising and promotional campaigns with its retailers and regularly participates in consumer circular programs within its distribution network. Arrowhead has an aggressive retail program, which includes offering "Mix & Match" case promotions designed to expand Arrowhead's shelf presence.

COMPETITION


    Arrowhead's broad product line and well-established national distribution network strengthen its ability to compete with other natural foods producers, many of whom offer substantially fewer products on a regional basis only. Arrowhead has established itself as a leading natural foods manufacturer in the natural foods industry for natural pasta, flour, baking mixes, nut butters, packaged grain, and hot cereal categories. Competitors utilize both price and various promotional programs, especially distributor discounts, to compete for shelf space and market share.


SUPPLIERS

    Arrowhead purchases its raw materials and ingredients directly from approximately 100 growers throughout the United States and Canada, minimizing its exposure to seasonal/supply shortages and production interruption. Arrowhead's raw material suppliers include growers in Texas, Colorado, Kansas, Oklahoma, Idaho, California and North Dakota. Approximately, 80% to 90% of Arrowhead's raw materials are contracted in annual agreements, while other materials are purchased on an as-needed basis or during favorable buying opportunities. Typically, Arrowhead enters into confirming agreements up to eight months in advance of product delivery to fix price and volume of raw materials. Historically, Arrowhead has not participated in hedging programs but has endeavored to minimize the impact of commodity price volatility through entering into fixed contracts with suppliers as well as passing on rising raw material prices on bulk and packaged commodity products.

    Arrowhead's primary raw materials consist of wheat and corn. Wheat is harvested in the spring while corn is harvested in the fall. These raw materials are trucked in from various suppliers and stocked in grain bins located on the manufacturing premises. As Arrowhead anticipates raw material price fluctuation, it actively changes prices on its commodity products such as flour. However, ready-to-eat packaged products have less flexibility in price as Arrowhead sets prices to meet competitive retail price points. If raw material prices remain elevated, packaged product prices ultimately are increased.

MANUFACTURING

    Arrowhead is among the largest certified organic food processors in the United States and currently produces 70% of its products at two manufacturing facilities located in Hereford, Texas and Shreveport, Louisiana. Arrowhead's plant in Hereford, Texas performs primary processing on over 20 different agricultural commodities and is able to convert grain into flour, grits, rolled flakes or ready-to-eat cereal. The DeBoles plant in Shreveport is similarly capable of performing a wide range of functions including manufacturing long and short pasta and packaging it in bulk or carton containers.

    Those products not prepared at Arrowhead's facilities are produced on an as-needed basis under co-packing arrangements. The co-packing arrangements allow Arrowhead to enter new markets at lower cost, while at the same time maintaining product quality and integrity.

EMPLOYEES


    As of April 24, 1998, Arrowhead had approximately 146 full-time non-union employees with approximately 40 at the Shreveport facility and the remainder associated with Arrowhead in Hereford.


LITIGATION

    Arrowhead is from time to time involved in litigation incidental to the conduct of its business. Arrowhead is not currently a party to any litigation which in the opinion of management is likely to have a material adverse effect on Arrowhead's business, results of operations or financial condition.

ARROWHEAD'S CHANGE IN AUDITORS



    On July 16, 1997, McGladrey & Pullen, LLP, was engaged and McGinty & Associates was dismissed by Arrowhead as Arrowhead's auditors. The report of McGinty & Associates on the financial statements for the years ended July 31, 1996 and 1995 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. Arrowhead's decision to change auditors was approved by Arrowhead's Board of Directors. McGinty & Associates did not identify any reportable conditions in connection with its audits. During the period between July 31, 1994 and the date on which McGinty & Associates were dismissed, there were no disagreements between Arrowhead and McGinty & Associates on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure, which, if not resolved to the satisfaction of McGinty & Associates would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.



           ARROWHEAD MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS
                     OF OPERATIONS AND FINANCIAL CONDITION


SEVEN MONTH PERIOD ENDED FEBRUARY 28, 1998 COMPARED TO THE SEVEN MONTH PERIOD
  ENDED FEBRUARY 28, 1997


    Arrowhead's net sales increased 9.1% to $16.4 million in the seven months ended February 28, 1998 from $15.1 million in the comparable period of 1997. The net sales increase was due primarily to additional distribution of Arrowhead's products into mainstream grocery outlets. Certain ready-to-eat category product sales experienced strong increases due to successful promotion programs. A similar increase in net sales was due to stronger sales of Arrowhead's milled products during 1998. A minor fire at Arrowhead's facility during the 1997 period caused production and supply issues and thereby lower sales during the period.


    Arrowhead's gross profit increased 25.6% to $4.6 million in the seven months ended February 28, 1998 from $3.7 million in the comparable period of 1997. Arrowhead's gross margin percentage increased to 28.2% in the seven months ended February 28, 1998 from 24.5% in the comparable period in the prior year. The increase in Arrowhead's gross margin percentage was attributable to consistently lower commodity costs and lower cost product formulations that were introduced during the 1998 period.


    Arrowhead's selling, general and administrative expenses, including management fee to shareholder, increased 13.4% to $2.7 million in the seven months ended February 28, 1998 from $2.4 million in the comparable period of 1997. Selling, general and administrative expenses as a percentage of net sales increased to 16.6% in the seven months ended February 28, 1998 from 15.9% in the comparable period in the prior year. The increase in selling, general and administrative expenses was due to planned increases in selling expenses including accruals for major account promotional activity and additional co-op spending with Arrowhead's retail customers. Higher payroll and benefit costs were also experienced following a modest wage increase and higher than expected health insurance costs during the period.



    Arrowhead's interest expense decreased 6.1% to $199,000 in the seven months ended February 28, 1998 from $212,000 in the comparable period of 1997. Interest expense as a percentage of net sales decreased to 1.2% in the seven months ended February 28, 1998 from 1.4% in the comparable period in the prior year. The decrease in interest expense was due primarily to a decline in the average rate paid on borrowings. A portion of the interest expense paid by Arrowhead Mills, Inc. to its lender was paid by Arrowhead during the period ended February 28, 1998. In addition, lower interest expense was related to the repayment of amounts outstanding under Arrowhead's line of credit prior to the Terra acquisition.



    Arrowhead's provision for income taxes was $741,000 for the seven months ended February 28, 1998, an increase of $286,000 or 62.9% from $455,000 for the comparable period in 1997. The increase in 1998 results from an increase in income before income taxes. Income before income taxes was $1,721,000 for the seven months ended February 28, 1998, an increase of $637,000 or 58.8% from the $1,084,000 for the comparable period in 1997. The provision for income taxes was 43.1% and 42.0%, respectively, of income before income taxes for the seven months ended February 28, 1998 and 1997.



    Arrowhead's net income increased 20.0% to $980,000 in the seven months ended February 28, 1998 from $629,000 in the comparable period of 1997. Net income as a percentage of net sales increased to 6.0% in the seven months ended February 28, 1998 from 5.4% in the comparable period in the prior year. Net income increased primarily due to gross profit margin increases.


FISCAL YEAR 1997 COMPARED TO FISCAL YEAR 1996


    Arrowhead's net sales for 1997 increased by $1.4 million to $26.0 million as compared with $24.6 million in 1996. The increase in net sales was largely attributable to expanded distribution within existing channels and new product introductions.


    Arrowhead's gross profit for 1997 increased by $236,000 to $6.5 million as compared with $6.3 million in 1996. Arrowhead's gross margin percentage decreased to 25.2% in 1997 from 25.6% in 1996 due primarily to unfavorable commodity pricing and higher cost spot price buying utilized by Arrowhead as certain commodities sold better than had been expected.


    Arrowhead's selling, general and administrative expenses, including management fee to shareholder, for 1997 decreased by $1.3 million to $4.8 million as compared with $6.1 million in 1996. Selling, general and administrative expenses as a percentage of net sales decreased to 18.4% in 1997 from 24.6% in 1996. The decrease in selling, general and administrative expenses was due primarily to the closure of the DeBoles corporate office and the restructuring of management at Arrowhead.



    Arrowhead's interest expense for 1997 increased by $68,000 to $394,000 from $326,000 in 1996. Interest expense as a percentage of net sales increased to 1.5% in 1997 from 1.3% in 1996. The increase in interest expense was due to higher borrowings under Arrowhead's revolving credit facility and interest expense related to debt incurred with respect to the completion of the Arrowhead distribution center.



    Arrowhead's provision for income taxes was $570,000 in 1997, an increase of $448,000 from $122,000 in 1996. The increase in 1997 results from an increase in income before income taxes. Income before income taxes was $1,360,000 in 1997, an increase of $1,436,000 from the loss before income taxes of $(76,000) in 1996. The provision for income taxes was 41.9% of income before income taxes for the year ended July 31, 1997. The provision for income taxes in 1996 is greater than expected due to $155,000 of tax related to a prior year business combination.



    Arrowhead's net income for 1997 increased by $1.2 million to $790,000 from a loss of $433,000 in 1996. Net income as a percentage of net sales increased to 3.0% in 1997 from a negative 0.8% in 1996. The increase in net income was primarily due to improved operating margins, the absence of certain one-time charges and higher net sales.


FISCAL YEAR 1996 COMPARED TO FISCAL YEAR 1995


    Arrowhead's net sales for 1996 increased by $2.2 million to $24.6 million as compared with $22.4 million in 1995. The increase in net sales was largely attributable to expanded distribution within existing channels and new product introductions. The largest portion of the sales increase was due to sales attributable to DeBoles products.



    Arrowhead's gross profit for 1996 decreased by $276,000 to $6.3 million as compared with $6.6 million in 1995. Arrowhead's gross margin percentage decreased to 25.6% in 1996 from 29.3% in 1995 due primarily to due to additional costs of promotional activity.

    Arrowhead's selling, general and administrative expenses for 1996 decreased by $2.7 million to $6.1 million as compared with $8.8 million in 1995. Selling, general and administrative expenses as a percentage of net sales decreased to 24.6% in 1996 from 39.0% in 1995. The decrease in selling, general and administrative expenses was due primarily to write-offs associated with the DeBoles acquisition in 1995.



    Arrowhead's interest expense for 1996 increased by $59,000 to $323,000 from $264,000 in 1995. Interest expense as a percentage of net sales increased to 1.3% in 1996 from 1.2% in 1995. The increase in interest expense was due to debt associated with the DeBoles acquisition and higher borrowings under Arrowhead's revolving credit facility.



    Arrowhead's provision for income taxes was $122,000 in 1996, a decrease of $288,000 or 70.2% from $410,000 in 1995. The decrease in 1996 results from a decrease in taxable income after the nondeductible goodwill expense in 1995.



    Arrowhead's net income for 1996 increased by $2.6 million to a loss of $198,000 from a loss of $2.8 million in 1995. Net income as a percentage of net sales decreased to negative 1.8% in 1996 from 4.4% in 1995. The increase in net income was primarily due to restructuring charges associated with the acquisition of DeBoles and charges associated with the restructuring of Arrowhead's management.


LIQUIDITY AND CAPITAL RESOURCES


    Arrowhead's working capital requirements have increased since the fiscal year ended July 31, 1995 due to the introduction of new ready-to-eat products that have required significant developmental costs and higher than average inventory than traditionally experienced in Arrowhead's core product line. Prior to November 1997, Arrowhead incurred certain indebtedness related to the purchase of equipment through three term loans and the financing of its working capital needs through a $2 million line of credit. All of this indebtedness was repaid at the time of AMI's acquisition of Terra.



    Currently, all non-trade financing of Arrowhead and Terra is provided by AMI and any excess cash balances that Arrowhead and Terra are transferred to AMI. Accordingly, short-term working capital requirements above operating cash flow capabilities are paid through the AMI Line of Credit. Management expects that the cash flows from operations will be and have been adequate to pay the principal and interest payments as they come due in accordance with the various agreements it is party to with its bank.



    Arrowhead has traditionally maintained a working capital line with a bank to fund minor seasonal cash flow fluctuations in its business. Arrowhead uses organically grown grains in the course of its primary business. These commodities are typically harvested once annually with few growers possessing storage facilities on their farms. As a result, Arrowhead buys most of its grains at harvest, and must inventory these materials until they are used in the production of Arrowhead's finished products. The fact that Arrowhead typically purchases and stores a portion of the raw ingredients used in the production of its finished products during relatively short periods of time throughout the year creates greater than normal cash requirements at certain times. In order to meet these needs, Arrowhead has maintained a line of credit with a bank. In April 1997, Arrowhead's existing line of credit was refinanced in connection with Arrowhead's refinancing of DeBoles acquisition related indebtedness. From April 1997 through November 1997, Arrowhead maintained an approximately $2 million line of credit with a bank. The current AMI Line of Credit (as defined herein) is being used for short-term working capital requirements in lieu of Arrowhead's prior line of credit.



    In addition, in 1996, Arrowhead borrowed approximately $1 million from a bank for the construction of its warehouse. All principal amounts outstanding under this loan were repaid at November 1997 concurrent with AMI's acquisition of Terra. Subsequent to the acquisition of Terra, Arrowhead has only entered into trade related debt agreements.

    Arrowhead is required under the AMI Line of Credit (as defined herein) and the AMI Term Loan (as defined herein) to fund AMI principal and interest commitments. Accordingly, Arrowhead has paid dividends of $434,000 from the period November 17, 1997 through February 28, 1998. Management expects cash flow from operations at Arrowhead and Terra to meet these principal and interest commitments.



    Net cash provided by operating activities for the seven month period ended February 28, 1998 increased from $506,000 to $1.9 million, an increase of $1.3 million or 270%. The increase was primarily attributable to an increase in sales related to new product introductions and new distribution combined with a $1.2 million increase in accounts receivable in the seven months ended February 28, 1997.



    Net cash used in investing activities for the seven month period ended February 28, 1998 decreased from $420,000 to $349,000, a decrease of $71,000 or 17%. This decrease is primarily attributable to lower discretionary spending on capital items and lower spending associated with package design.



    Net cash used in financing activities for the seven month period ended February 28, 1998 increased from $111,000 to $1.4 million, and increase of $1.3 million. This increase was attributable primarily to repayments of principal under Arrowhead's indebtedness and cash dividends paid to AMI.



VARIABILITY OF QUARTERLY OPERATING RESULTS; SEASONALITY



    Arrowhead experiences a minimal degree of seasonality in its sales. In terms of sales, minor increases in volume occur in during the months of October, November, February and March. Management believes that this increase corresponds with consumers generally cooking and baking more of their own breads and grain based products during these months. Accordingly, sales of Arrowhead's grains and flours tend to increase during these months. Minor sales decreases occur in the months of May and June when retailers and wholesalers begin to adjust their products from ingredients to pre-prepared meals and ready-to-eat products.



INFLATION AND CHANGES IN PRICES



    The cost of ingredients for Arrowhead's products rises and falls in line with their value in the commodity markets. Arrowhead endeavors to insulate itself from wide variations in prices by entering into supply agreements on an annual basis for the majority of the raw ingredients used in the production of its products. Generally, increases in raw material prices are recovered through periodic price increases.



YEAR 2000 RISKS



    Prior to the Year 2000, Hain intends to integrate Arrowhead's computer systems and software applications with Hain's existing systems, which Hain believes to be "Year 2000" compliant. The ability of third parties with whom Hain transacts business to adequately address their Year 2000 issues is outside of Hain's control. There can be no assurance that the failure of such third parties to adequately address their Year 2000 issues will not have a material adverse effect on Hain's business, financial condition, cash flows and results of operations.

                          INFORMATION CONCERNING TERRA

GENERAL


    In November 1997, AMI acquired Terra for approximately $20.0 million in cash and shares of AMI Common Stock. Terra, formed in March 1989 by chefs Dana Sinkler and Alexander Dzieduszycki, is a producer of all natural gourmet vegetable chips. Terra produces an all natural chip out of five different vegetables including taro, parsnip, yucca, sweet potato and batata. The gourmet chips are up to 50% lower in fat than traditional potato chips. Terra has achieved rapid sales growth in multiple channels as a result of its unique product offering. The products appeal to consumers in the specialty snack segment due to their unique taste, reduced fat, all natural ingredients and variety of flavors. Continued growth in demand in the snack food industry, in addition to increasing demand within the low-fat chip segment, provide opportunities to expand Terra's product line and distribution channels. Since Terra was 100% acquired by AMI on November 17, 1997, the financial statements of Terra have applied push down accounting, and the assets of Terra have been revalued and the excess purchase price has been recorded on Terra's balance sheet.


PRODUCTS


    Terra produces 48 SKU's ranging from a three-quarter-ounce airline pack size to a 12 ounce bag sold primarily through club stores. Terra's products include Terra Original, Yukon Gold and Sweet Potato. The Terra Original chips are made from five different vegetables including taro, parsnip, yucca, batata and sweet potato ruby taro. The Sweet Potato line is comprised of only sweet potatoes, but is offered in a variety of flavors including spiced sweet potato, mesquite BBQ, jalapeno, salsa, cinnamon spiced and nacho cheese. The Yukon Gold line, made from yukon gold potatoes is also offered in several flavors such as original, barbecue, onion and garlic, and salt and vinegar. While Terra Original and Sweet Potato product lines are produced using traditional deep frying methods the Yukon Gold line is manufactured through a vacuum fried method making the chips up to 50% lower in fat than traditional potato chips. All products are all natural and do not contain any hydrogenated oils, artificial colors, flavors or preservatives.


CUSTOMERS


    Terra's products are sold in the United States as well as several international markets such as Canada, Japan and Puerto Rico. While Terra's primary market area is in the Northeastern United States, sales have steadily grown throughout the United States, particularly on the West Coast where natural foods products have strong consumer appeal. Terra products are targeted at consumers willing to pay a premium for low fat alternatives to potato chips as well as those seeking gourmet all natural products. PriceCostco represents Terra's single largest customer, representing 28% of its sales for the seven months ended July 31, 1997.


DISTRIBUTION

    Terra sells its products through a variety of channels including clubs, natural foods stores, grocery retailers, foodservice, and airlines enabling it to reach a broad consumer base. Terra's sales executives work directly with 35 commissioned food brokers to execute its marketing and distribution programs. Terra's sales force sells directly to club stores, airlines and other grocery retail customers and uses distributors for the remaining channels.


    Club stores comprised 26% of Terra's sales in calendar 1997, as Terra has arrangements with a number of leading club stores in the United States, including PriceCostco, BJ's and Sam's. Terra's products are also sold through natural foods distributors and retailers and are serviced by a nationwide network of natural food brokers. Terra also distributes through foodservice distributors that sell to upscale bars, restaurants and hotels. For example, Terra recently entered into an agreement with Au Bon Pain to provide its premium vegetable chips. In addition, Terra has a relationship with three airlines (American, Continental and Horizon) which serve the products as snacks to passengers further increasing Terra's visibility among consumers.

    Terra's expansion strategy is to capitalize on continued growth in the natural foods industry with the emergence of natural foods supermarket chains such as Whole Foods, maintain strong relationships with its club store connections, gain a higher product awareness in conventional grocery stores through a more focused marketing and promotional program, and actively research new ways to expand Terra's product offering.

MARKETING

    Terra emphasizes developing new products and offering a variety of flavors to appeal to changing consumer demands. Terra introduced the Yukon Gold product line in 1996 to offer vegetable chips that are up to 50% lower in fat than traditional chips as a result of Terra's vacuum fried method of production. Over the last three years, Terra has concentrated its new products on expanding its three existing product lines with various flavors such as barbecue, onion and garlic, salt and vinegar, mesquite barbecue, jalapeno, salsa, cinnamon spiced and nacho cheese to appeal to a broad customer base. All of Terra's products have been developed internally.

    Terra intends to continue its product development program by reviewing expansion opportunities into other premium snack food categories such as pretzels, popcorn, tortilla chips, crackers, cookies and dips.

    Terra actively participates in trade shows, which provide access to a variety of distributors as well as expansion opportunities into new distribution channels. Terra also manufactures three-quarter-ounce size Terra chips used as demos for retailers and distributors. Terra is also involved in rack placements, case stack programs and end-cap programs for several grocers as a way of increasing product exposure to consumers. For example, Terra has developed a pallet display program to promote sales in club stores. Finally, Terra's distinctive black packaging remains a key differentiating characteristic relative to its competitors.

COMPETITION

    Terra's products compete in both the specialty snack segment of the natural foods industry as well as the chips, pretzels and snacks category. Terra has attempted to differentiate its Original and Sweet Potato lines from the products of its competitors in the specialty snack segment by offering all natural vegetable chips with its variety of flavors.

SUPPLIERS

    Terra purchases raw materials from select growers in the United States and Latin America. Terra's primary raw materials consist of sweet potato, taro, yucca, batata, parsnips, beets and canola oil. Terra's top five supplier locations include North Carolina, New York, Dominican Republic, Costa Rica and south Florida. Taro and yucca are grown in Costa Rica and the Dominican Republic and imported using primarily food brokers. Terra has recently initiated direct contracting with growers in Latin America to reduce cost volatility. Terra has also managed commodity price risk by establishing annual pricing guidelines for all domestic commodities as well as maintaining strong relationships with import brokers.

    Although raw material prices have remained relatively stable over the past three years, Terra experienced a temporary increase in taro root prices beginning in October 1997 driven by drought in the Dominican Republic. Terra estimates its cost for taro root will normalize in 1998 as prices have already started a trend downward due to a significant crop in the Dominican Republic and the benefits from contracting directly with growers.

MANUFACTURING



    Terra has a co-packing agreement that is renewable annually and that currently expires December 31, 1998. Under the contract, Terra is required to take minimum quantity amounts with pricing based on order sizes. Terra believes that alternative sources of supply are available if co-packing arrangements with its suppliers were to be terminated by Terra or the co-packers. However, there can be no assurance that alternative sources of supply would be able to meet the requirements of Terra.


EMPLOYEES


    As of April 24, 1998, Terra had 88 full-time non-union employees.


LEGAL PROCEEDINGS


    Terra is from time to time involved in litigation incidental to the conduct of its business. Terra is not currently a party to any litigation which in the opinion of management is likely to have a material adverse effect on AMI's business, results of operations or financial condition. Terra is in the process of discovery relating to an employee lawsuit. The employee claims damages of $800,000. Management believes the outcome of this suit will not have a material effect on the financial statements.



TERRA'S CHANGE IN AUDITORS



    On December 1, 1997 McGladrey & Pullen, LLP was engaged and Katz & Bloom, LLC was dismissed by Terra as Terra's auditors. The report of Katz & Bloom, LLC on the financial statements for each of the years ended December 31, 1996 and 1995 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. Terra's decision to change auditors was approved by Terra's Board of Directors. Katz & Bloom, LLC did not identify any reportable conditions in connection with its audits. During the period between January 1, 1995 and the date on which Katz & Bloom, LLC was dismissed, there were no disagreements between Terra and Katz & Bloom, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure, which, if not resolved to the satisfaction of Katz & Bloom LLC, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

    TERRA MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND
                              FINANCIAL CONDITION


SEVEN MONTH PERIOD ENDED FEBRUARY 28, 1998 COMPARED TO THE SEVEN MONTH PERIOD
  ENDED FEBRUARY 28, 1997

    Terra's net sales increased 16.0% to $8.2 million in the seven months ended February 28, 1998 from $7.1 million in the comparable period of 1997. The net sales increase was due to expanded distribution in existing sales channels, sales growth in new products and within both the grocery/specialty and club channels.


    Terra's gross profit increased 11.4% to $3.4 million in the seven months ended February 28, 1998 from $3.0 million in the comparable period of 1997. Terra's gross margin percentage decreased to 41.2% in the seven months ended February 28, 1998 from 42.9% in the comparable period in the prior year. The decrease in Terra's gross margin percentage was attributable to increased sales of the lower margin Yukon Gold product. In addition, Terra experienced a temporary increased in certain of its raw material prices during the period.



    Terra's selling, general and administrative expenses increased 0.7% to $2.6 million in the seven months ended February 28, 1998 from $2.6 million in the comparable period of 1997. Selling, general and administrative expenses as a percentage of net sales decreased to 31.7% in the seven months ended February 28, 1998 from 36.5% in the comparable period in the prior year. The nominal increase in selling, general and administrative expenses in dollar terms was due to increased bonuses and amortization which was partially offset by a decline in management fees.



    Terra's interest expense increased to $388,000 in the seven months ended February 28, 1998 from $8,000 in the comparable period of 1997. Interest expense as a percentage of net sales increased to 4.7% in the seven months ended February 28, 1998 from 0.1% in the comparable period in the prior year. The increase in interest expense is related to the push down of AMI debt on Terra's balance sheet on November 17, 1997.



    Terra's provision for income taxes was $222,000 for the seven months ended February 28, 1998, an increase of $15,000 or 7.2% from $207,000 for the comparable period in 1997. The increase in 1998 is attributable to the nondeductibility of $80,000 of amortization of goodwill in 1998. Income before income taxes was $393,000 for the seven months ended February 28, 1998, a decrease of $53,000 or 11.9% from the $446,000 for the comparable period in 1997. The provision for income taxes was 56.5% and 46.4%, respectively, of income before income taxes for the seven months ended February 28, 1998 and 1997. In 1998, the provision for income taxes includes a tax effect of $37,000 related to the nondeductible amortization of goodwill.


    Terra's net income decreased 28.5% to $171,000 in the seven months ended February 28, 1998 from $239,000 in the comparable period of 1997. Net income as a percentage of net sales decreased to 2.1% in the seven months ended February 28, 1998 from 3.4% in the comparable period in the prior year. Net income decreased primarily due to an increase in interest expense and one-time bonuses paid to officers of Terra.

SEVEN MONTHS ENDED JULY 31, 1997 COMPARED TO SEVEN MONTHS ENDED JULY 31, 1996

    Terra's net sales increased 45.5% to $7.8 million in the seven months ended July 31, 1997 from $5.3 million in the comparable period of 1996. The net sales increase was due to expanded distribution in existing sales channels, sales growth in new products and within both the grocery/specialty and club channels.


    Terra's gross profit increased 29.7% to $3.4 million in the seven months ended July 31, 1997 from $2.6 million in the comparable period of 1996. Terra's gross margin percentage decreased to 43.9% in the seven months ended July 31, 1997 from 49.2% in the comparable period in the prior year. The decrease in Terra's gross margin percentage was attributable to increased sales of the lower margin Yukon Gold product.

    Terra's selling, general and administrative expenses increased 29.7% to $2.4 million in the seven months ended July 31, 1997 from $1.8 million in the comparable period of 1996. Selling, general and administrative expenses as a percentage of net sales decreased to 30.5% in the seven months ended July 31, 1997 from 34.2% in the comparable period in the prior year. The increase in selling, general and administrative expenses was due to higher variable costs associated with selling Terra's products, the hiring of additional employees and increased overhead costs.

    Terra's interest expense decreased 14.3% to $30,000 in the seven months ended July 31, 1997 from $35,000 in the comparable period of 1996. Interest expense as a percentage of net sales decreased to 0.4% in the seven months ended July 31, 1997 from 0.7% in the comparable period in the prior year. The decrease interest expense was due to lower borrowings under Terra's line of credit and lower outstanding debt balances.


    Terra's other income decreased from $187,000 in the seven months ended July 31, 1996 to $0 in the comparable 1997 period. Other income in 1996 was related to income earned from the sale of Terra's local distribution rights to a third party. No such sale occurred in the 1997 period.



    Terra's provision for income taxes was $483,000 for the seven months ended July 31, 1997, an increase of $99,000 or 25.8% from $384,000 for the comparable period in 1996. The increase in 1997 results from an increase in income before income taxes in 1997. Income before income taxes was $1,005,000 for the seven months ended July 31, 1997, an increase of $56,000 or 5.9% from the $949,000 for the comparable period in 1996.


    Terra's net income decreased 7.4% to $522,000 in the seven months ended July 31, 1997 from $564,000 in the comparable period of 1996. Net income as a percentage of net sales decreased to 6.7% in the seven months ended July 31, 1997 from 10.6% in the comparable period in the prior year. Net income decreased primarily due to an increase in selling, general and administrative expenses and lower gross profit margins.

FISCAL YEAR 1996 COMPARED TO FISCAL YEAR 1995


    Terra's net sales for 1996 increased by $4.9 million to $10.5 million as compared with $5.6 million in 1995. The increase in net sales was largely attributable to expanded distribution within existing channels, establishment of a national broker network in the natural foods channel, new distribution into warehouse clubs, new product introductions and the hiring of a Vice President of Sales.


    Terra's gross profit for 1996 increased by $2.5 million to $4.9 million as compared with $2.4 million in 1995. Terra's gross margin percentage increased to 46.2% in 1996 from 42.5% in 1995 due primarily to increases in the productivity of factory personnel, increased automation and increased volume purchasing economies.


    Terra's selling, general and administrative expenses for 1996 increased by $1.7 million to $3.6 million as compared with $2.0 million in 1995. Selling, general and administrative expenses as a percentage of net sales decreased to 35.0% in 1996 from 36.6% in 1995. The increase in selling, general and administrative expense was due primarily to an increase in net sales and the hiring of additional personnel.



    Terra's interest expense for 1996 decreased by $19,000 to $46,000 from $65,000 in 1995. Interest expense as a percentage of net sales decreased to 0.4% in 1996 from 1.2% in 1995. The reduction in interest expense was due to lower borrowings under Terra's credit facilities.



    Terra's provision for income taxes was $555,000 for the year ended December 31, 1996, an increase of $364,000 or 190.6% from $191,000 for 1995. The increase in 1997 results from an increase in income before income taxes. Income before income taxes was $1,323,000 for the year ended December 31, 1996, an increase of $1.0 million or 381.1% from the $275,000 in 1995. The provision for income taxes was 42.0% and 69.5%, respectively, of income before income taxes for the year ended December 31, 1996 and 1995. The provision for income taxes includes the tax effect of $64,000 due to a change in tax status in 1995.

    Terra's net income for 1996 increased by $684,000 to $768,000 from $84,000 in 1995. Net income as a percentage of net sales increased to 7.3% in 1996 from 1.5% in 1995. The increase in net income as primarily due to improved operating margins and higher net sales.

LIQUIDITY AND CAPITAL RESOURCES


    Terra's working capital requirements have increased since December 1995 due largely to increases in sales and the associated increases in inventories and costs associated with the development and introduction of product line extensions. Additionally, Terra's working capital requirements increased due to its entry into new channels of trade and the costs associated with establishing broker networks therein. Specifically, Terra has spent substantial effort in the warehouse club channel. Indebtedness has decreased at Terra since the acquisition of Terra by TSG2. Currently, all non-trade financing of Arrowhead and Terra is provided by AMI and any excess cash balances that Arrowhead and Terra accrue are transferred to AMI. Accordingly, short term working capital requirements above operating cash flow capabilities are paid through the AMI Line of Credit. Management expects that the cash flows from operations will be and have been adequate to pay the principal and interest payments as they come due in accordance with the various agreements it is party to with its bank.



    In connection with the acquisition of Terra by TSG2 in April 1995, Terra entered into an agreement with a bank for a $1 million line of credit. Interest on the line of credit was at the bank's prime rate plus 0.5%. The line of credit was used primarily to fund seasonal cash requirements and was eventually used to repay amounts outstanding under certain loans payable to officers of Terra. At the close of the acquisition, Terra borrowed approximately $225,000. The outstanding principal balance of this line of credit was refinanced at November 1997 in connection with the acquisition of Terra by AMI.



    In addition, Terra entered into an agreement with the same bank for a $108,000 term loan due in April 2000. Interest on the loan was at the bank's prime rate plus 1%. Terra made monthly principal payments of $1,800 per month through November 1997. Also in connection with the acquisition of Terra by TSG2, Terra entered into agreements with certain shareholders of Terra for total loans made by these shareholders for total principal of $338,000. These loans were repaid by Terra under its existing credit facility in November of 1996.



    During 1993, Terra had entered into an agreement with the New York State Urban Development Corporation for two loans totaling approximately $125,000. Both of these loans bore interest at 1%, increasing to 4% in 1994. The first loan was repaid at the expiration of its term in March 1997. The second loan was repaid in connection with Terra's acquisition by AMI in November 1997.



    Indebtedness incurred in connection with the Terra acquisition under the AMI Line of Credit and the AMI Term Loan are reflected in the financial statement of Terra in accordance with push-down accounting (See Note 8 to the Terra unaudited financial statements as of February 28, 1998).



    The acquisition of Terra occurred on November 17, 1997. To finance the purchase of Terra, AMI entered into an agreement with a bank for an approximately $6 million secured line of credit (the "AMI Line of Credit"). Of the total available $6 million AMI Line of Credit, AMI borrowed approximately $2 million at the consummation of the acquisition. Interest on the AMI Line of Credit is at the bank's LIBOR rate (5.625% at February 28, 1998) plus 2.5% (the "LIBOR Rate") or at the higher of (a) the bank's prime rate plus 1.5% or (b) the Federal Funds Rate plus 2.0% (the higher of the rates referred to in (a) and (b), the "Base Rate"), at AMI's option. As of February 28, 1998, $2.0 million was outstanding under the AMI Line of Credit at the bank's LIBOR Rate.



    As of February 28, 1997, AMI had $4 million available under the AMI Line of Credit. The AMI Line of Credit expires on October 31, 2003. The AMI Line of Credit agreement includes covenants requiring the achievement of minimum profitability and the maintenance of certain financial ratios.



    In addition, AMI entered into an agreement with the same bank for an approximately $19 million secured term loan (the "AMI Term Loan"). The AMI Term Loan is divided into two tranches, A and B

(the "AMI Term Loan A" and the "AMI Term Loan B"). Interest on the AMI Term Loan A is at the bank's LIBOR rate (5.625% at February 28, 1998) plus 2.5% (the "LIBOR Rate") or at the higher of (a) the bank's prime rate plus 1.5% or (b) the Federal Funds Rate plus 2.0% (the higher of (a) or (b), the "Base Rate"), at AMI's option. As of February 28, 1998, $12 million was outstanding under the AMI Term Loan A at the bank's LIBOR rate plus the applicable margin. The AMI Term Loan A agreement expires at October 31, 2003. The AMI Term Loan A agreement contains covenants similar to those contained in the AMI Line of Credit agreement.



    Interest on the AMI Term Loan B is at the bank's LIBOR rate (5.625% at February 28, 1998) plus 3.0% or at the higher of (a) the bank's prime rate plus 2.0% or (b) the Federal Funds Rate plus 2.5%, at AMI's option. As of February 28, 1997 the outstanding principal under the AMI Term Loan B was $7 million at the bank's applicable LIBOR rate. The AMI Term Loan B agreement expires at October 31, 2004. The AMI Term Loan B agreement contains covenants similar to those contained in the AMI Line of Credit agreement.



    Net cash provided by operating activities for the seven month period ended February 28, 1998 increased from $450,000 to $702,000, an increase of $252,000 or 56.0%. This increase was primarily due to higher sales during the period without a corresponding increase in accounts receivable.



    Net cash used in investing activities for the seven month period ended February 28, 1998 decreased from $427,000 to $248,000, a decrease of $179,000 or 41.9%. This decrease was primarily due to lower purchases of capital equipment during the period.



    Net cash used in financing activities for the seven month period ended February 28, 1998 increased from $264,000 to $313,000, an increase of $49,000 or 18.6%. This increase was attributable to principal payments on long term debt.



VARIABILITY OF QUARTERLY OPERATING RESULTS; SEASONALITY



    Terra experiences a minimal degree of seasonality in its sales. In terms of sales, Terra experiences minor increases in volume during the fourth quarter of its fiscal year (ending December). Terra management believes this increase is due to the established popularity of Terra's original mix product during the holidays. Terra expects that the minor fluctuations caused in monthly sales may lessen as Terra's other products (Yukon Gold and Sweet Potato lines) increase in volume.



INFLATION AND CHANGES



    The cost of ingredients for Terra's products rises and falls in line with their value in the commodity markets. Terra insulates itself from wide variations in prices by working with a variety of brokers and suppliers throughout the world to ensure competitive pricing. In general, long term increases in raw material prices are recovered through periodic price increases. See "Information Concerning Terra-- Suppliers."



YEAR 2000 RISKS



    Prior to the year 2000, Hain intends to integrate Terra's computer systems and software applications with Hain's existing systems, which Hain believes to be "Year 2000" compliant. The ability of third parties with whom Hain transacts business to adequately address their Year 2000 issues is outside of Hain's control. There can be no assurance that the failure of such third parties to adequately address their Year 2000 issues will not have a material adverse effect on Hain's business, financial condition, cash flows and results of operations.


                AMI VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

    AMI Common Stock is the only outstanding authorized voting security of AMI. On April 24, 1998 there were 566,990 shares of AMI Common Stock outstanding, entitled to one vote per share. AMI Common Stock does not have cumulative voting rights.

    The following table sets forth certain information with respect to the beneficial ownership of AMI Common Stock as of April 24, 1998 by (i) each person who is known by AMI to own beneficially more than 5% of the outstanding shares of AMI Common Stock, (ii) each director of AMI who owns AMI Common Stock, (iii) each of the executive officers who own AMI Common Stock, and (iv) all executive officers and directors of AMI as a group:

                                                                              NUMBER OF      PERCENTAGE OF
                                                                            SHARES OF AMI     AMI COMMON
NAME                                                                         COMMON STOCK        STOCK
--------------------------------------------------------------------------  --------------  ---------------
TSG2 L.P..................................................................       293,048           51.68%
The George Dana Sinkler, Jr. Revocable Living Trust.......................        60,331           10.64%
Alexander Dzieduszycki....................................................        30,165            5.32%
Charles A. Lynch (1)......................................................             0               *
Mark Novak (1)............................................................         2,600(3)            *
Gary Schultz (1)..........................................................           754               *
Gordon Dore (2)...........................................................        10,000(4)          1.8%
Charles H. Esserman (2)...................................................       311,973(5)         55.0%
J. Gary Shansby (2).......................................................       308,267(5)         54.4%
Donna West (2)............................................................             0               *
Directors and Executive Officers as a Group (7 persons)...................       325,327(3    (5)         57.1%

------------------------

  * Indicates less than 1%.

(1) Executive Officers.

(2) Non-Officer Director.

(3) Includes 2,500 shares relating to the portion of Mr. Novak's stock option exercisable within 60 days.

(4) Represents shares owned by Supreme Rice Mill, Inc., which is wholly owned by Mr. Dore.


(5) Includes 293,048 shares and 15,219 shares owned by TSG2 and TSG Ventures, respectively. Mr. Esserman and Mr. Shansby are each a (i) a managing member of the limited liability company that acts as general partner of TSG2, and
    (ii) the general partner of TSG Ventures.


                           INFORMATION CONCERNING GOE


    GOE is a marketer of organic tortilla chips and a variety of specialty breads.


GENERAL

    GOE was founded in 1971. GOE's primary products include blue or red corn tortilla chips in salted and unsalted varieties, and in a number of package sizes. GOE's product offerings are distributed nationally to the natural foods channel. GOE's products are also available in specialty and mainstream grocery retailers.

PRODUCTS


    GOE's blue chip product line includes blue corn tortilla chips, spicy blue corn tortilla chips, and sesame and sunflower flavored blue corn tortilla chips. All of GOE's products are natural. At December 31, 1997, approximately 90% of GOE's total product sales were tortilla chip products. The remainder was split between bread products (7%), salsa (2%) and dessert items (1%). Certain of the bread products and all of the salsa and dessert items were discontinued in 1998.


CUSTOMERS

    GOE's products are distributed throughout the United States. GOE's two largest customers, Mountain People's Warehouse and Trader Joe's, accounted for approximately 12% and 9% of net sales, respectively. Mountain People's Warehouse is separated into separate buying groups depending upon its regional location, and, each individual warehouse maintains inventory and products based upon the needs of retailers within its particular region.

DISTRIBUTION

    GOE sells its products through a variety of channels including natural food stores, specialty and grocery retailers, foodservice and on private label basis. GOE sells directly to certain specialty and grocery retailers, including Trader Joe's. GOE uses distributors for the majority of its sales to the natural foods channel.

    Natural foods distributors and retailers comprised approximately 57% of GOE's fiscal 1997 net sales. Approximately 29 percent of sales are in specialty grocery stores (not including Trader Joe's).

MARKETING

    GOE promotes its products using discounts and allowances, trade shows and demonstrations. GOE is also involved in rack placements, case stack programs and end cap programs for grocers as a way of increasing product exposure to consumers.


    GOE recently discontinued certain of its bread products and all of its salsa and dessert items in an effort to focus its efforts on its popular and successful tortilla chip lines. GOE anticipates introducing a number of additional tortilla chip varieties.


COMPETITION

    GOE's primary products compete in the specialty snack segment of the natural foods industry as well as the chips, pretzels and snacks category of the broader food market. GOE's blue and red corn tortilla products differentiate themselves from competing products due to the use of organic ingredients as well as the unique taste combinations, color schemes, heat levels and spice combinations of their chips.

SUPPLIERS

    GOE purchases its raw materials for its tortilla chips from select growers in the United States. GOE's primary raw materials are blue, yellow and red corn (masa and whole kernel) and vegetable oils, and are used for the vast majority of GOE's product processes. GOE purchases its key raw materials through one-year contracts with selected growers. The contracts typically provide for volume and pricing limits to be utilized during the course of the year.


    GOE uses contract manufacturers for the production of its products. Its primary manufacturer, Anita's, located in San Bernadino, California, manufactured approximately 91% of GOEs products for its 1997 fiscal year. In most instances, GOE supplies its manufacturers with the raw materials necessary to manufacture product. GOE purchases the finished product for a designated price determined in advance of production. Currently, there are no formal co-packing agreements with GOE's manufacturers. GOE believes that alternative sources of supply are available if co-packing arrangements with its suppliers were to be terminated by GOE or the co-packers. However, there can be no assurance that alternative sources of supply would be able to meet the requirements of GOE.


EMPLOYEES

    As of May 3, 1998, GOE had 16 full-time non-union employees.

LEGAL PROCEEDINGS

    GOE is from time to time involved in litigation incidental to the conduct of its business. GOE is not currently party to any litigation which in the opinion of its management is likely to have a material adverse effect on GOE's business, results of operations or financial condition.

GOE MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL
                                   CONDITION



PERIOD FROM DECEMBER 24, 1997 ENDED FEBRUARY 28, 1998 (THE "INTERIM PERIOD")
  COMPARED TO TWO MONTHS ENDED FEBRUARY 28, 1997


    GOE's net sales increased 12.9% to $2.4 million in the Interim Period from $2.1 million in the two months ended February 28, 1997. The sales increase was largely attributable to expanded distribution within the mainstream and specialty grocery channels. Sales increases were driven primarily by GOE's line of blue and red corn tortilla chip products.


    GOE's gross profit increased 8.3% to $707,000 in the Interim Period from $653,000 in the two months ended February 28, 1997. GOE's gross margin percentage decreased to 29.3% in the Interim Period from 30.6% in the 1997 period. The increase in gross profit was attributable to higher sales numbers associated with the extra week for the Interim Period. The slight decrease in gross margin percentage was due to higher promotions and higher costs at GOE's vendors.



    GOE's selling, general and administrative expenses increased 9.0% to $603,000 in the Interim Period from $553,000 in the two months ended February 28, 1997. Selling, general and administrative expenses as a percentage of net sales decreased to 25.0% in the Interim Period from 25.9% in the comparable period in the prior year. The increase in selling, general and administrative expenses primarily as a result of higher expense numbers associated with the extra week for the Interim Period and management fees payable to a stockholder of GOE which is offset by an $81,000 reduction in compensation to terminated employees.


    GOE's interest expense decreased slightly to $5,000 in the Interim Period from $15,000 in the two months ended February 28, 1997. Interest expense as a percentage of net sales decreased to 0.2% in the Interim Period from 0.7% in the comparable period of the prior year. The decrease in interest expense was due primarily to the elimination of indebtedness owed to a stockholder of GOE.


    GOE's provision for income taxes was $40,000 for the Interim Period, an increase of $6,000 or 17.6% from the $34,000 for the two months ended February 28, 1997. The increase in the Interim Period results from an increase in income before income taxes. Income before income taxes was $99,000 for the Interim Period, an increase of $14,000 or 16.5% from $85,000 for the two months ended February 28, 1997. The provision for income taxes was 40.4% and 40.0%, respectively, of income before income taxes for the Interim Period and the two months ended February 28, 1997.


    GOE's net income increased 15.7% to $59,000 in the Interim Period from $51,000 in the two months ended February 28, 1997. Net income as a percentage of net sales remained flat at 2.4% in the Interim Period and in the comparable period of the prior year.


PERIOD ENDED DECEMBER 23, 1997 COMPARED TO FISCAL YEAR 1996



    GOE's net sales for the fifty-one week period ended December 23, 1997 increased by $28,000 to $13.6 million as compared with $13.6 million for a full year in 1996. Net sales for the eight days ending December 31, 1997 were $272,000. The full year of 1997 net sales increased over 1996 by $300,000 or 2.2%. The net sales increase was due primarily to expanded distribution into mainstream and specialty grocery channels.


    GOE's gross profit for 1997 increased by $406,000 to $4.2 million as compared with $3.7 million in 1996. GOE's gross margin percentage increased to 30.5% in 1997 from 27.6% in 1996 due primarily to continued growth in higher margin tortilla chips, operating efficiencies gained through higher volumes and lower costs at GOE's contract manufacturers.

    GOE's selling, general and administrative expenses for 1997 increased by $748,000 to $4.1 million as compared with $3.3 million in 1996. Selling, general and administrative expenses as a percentage of net sales increased to 30.0% in 1997 from 24.6% in 1996. The increase in selling, general and administrative expenses was due principally to management fees and reimbursements paid to shareholders of GOE and compensation and severance paid to former employees of GOE whose positions were eliminated. Selling, general and administrative expenses as a percentage of net sales excluding the aforementioned payments increased to 21.4% in 1997 from 19.9% in 1996.


    GOE's interest expense for 1997 decreased by $46,000 to $60,000 from $106,000 in 1996. Interest expense as a percentage of net sales decreased to 0.4% in 1997 from 0.8% in 1996. The decrease in interest expense was due to lower borrowings under GOE's line of credit during fiscal 1997 and the reduction of principal outstanding owed under notes payable to shareholders.


    GOE's provision for income taxes was $83,000 for the period ended December 23, 1997, a decrease of $4,000 or 4.6% from $87,000 in 1996. The decrease in 1997 results from a decrease in income before income taxes which is offset by an $82,000 provision for nondeductible expenses. Income before income taxes was $4,000 for the period ended December 23, 1997, a decrease of $296,000 from the $300,000 in 1996. The effective tax rate is lower than expected for 1996 due to local state tax credits.



    GOE's net income for 1997 decreased by $292,000 to a loss of $79,000 from $213,000 in 1996. Net income as a percentage of net sales decreased to a negative 0.6% in 1997 from 1.6% in 1996. The net loss is attributable mainly to nonrecurring expenses and reimbursements paid to former employees and shareholders of GOE.


FISCAL YEAR 1996 COMPARED TO FISCAL YEAR 1995

    GOE's net sales for 1996 increased by $1.7 million to $13.6 million as compared with $11.9 million in 1995. The increase in net sales was attributable primarily to strong growth in new and existing tortilla chip product sales in mainstream and specialty grocery channels. The majority of the gains made were through the introduction of new products. Smaller gains were made in salsa products and other ancillary items.

    GOE's gross profit for 1996 increased by $739,000 to $3.7 million as compared with $3.0 million in 1995. GOE's gross margin percentage increased to 27.6% in 1996 from 25.2% in 1995 due primarily to a growth in product mix towards higher margin tortilla chips and lower costs at GOE's contract manufacturers.


    GOE's selling, general and administrative expenses for 1996 increased by $656,000 to $3.3 million as compared with $2.7 million in 1995. Selling, general and administrative expenses as a percentage of net sales increased to 24.6% in 1996 from 22.5% in 1995. The increase in selling, general and administrative expenses was due primarily to an increase in compensation paid to a shareholder and the former general manager of GOE. Commission expenses, advertising and other variable expenses also increased as a result of higher net sales.



    GOE's interest expense for 1996 decreased by $11,000 to $106,000 from $117,000 in 1995. Interest expense as a percentage of net sales decreased to 0.8% in 1996 from 1.0% in 1995. The reduction of interest expense was due to a reduction in principal outstanding on notes payable to a shareholder of GOE.



    GOE's provision for income taxes was $87,000 in 1996, an increase of $20,000 or 29.9% from the $67,000 in 1995. The increase in 1996 results from an increase in income before income taxes. Income before income taxes was $300,000 in 1997, an increase of $94,000 or 45.6% from the $206,000 in 1995. The provision for income taxes was 29.0% and 32.5%, respectively, of income before income taxes in 1996 and 1995. The effective tax rate is lower than expected for 1996 and 1995 due to local state tax credits.


    GOE's net income for 1996 increased by $74,000 to $213,000 from $139,000 in 1995. Net income as a percentage of net sales increased to 1.6% in 1996 from 0.6% in 1995. The increase in net income was primarily due to improved operating margins.

LIQUIDITY AND CAPITAL RESOURCES


    GOE's working capital requirements have increased since 1995 with increases in sales related to new products, increased lines of distribution and the proliferation of GOE's products into specialty and mainstream grocery. GOE's indebtedness has decreased since 1995 due to the repayment of borrowings under various credit agreements with banks and shareholders.



    GOE has traditionally operated with a line of credit for working capital purposes since 1993. When first consummated in 1993, GOE entered into an agreement with a bank for an approximately $150,000 secured line of credit (the "GOE Line of Credit"). The GOE Line of Credit was subsequently increased to $250,000 in 1994. Interest under the GOE Line of Credit was at the bank's prime rate plus between 1.0% and 1.5%. The GOE Line of Credit was guaranteed by Mr. Al. H. Jacobsen, GOE's founder and former sole shareholder. The GOE Line of Credit was last used in February 1997 for operating capital. No amounts were outstanding under the GOE Line of Credit at December 1997. The GOE Line of Credit agreement is scheduled to expire in June 1998. GOE does not anticipate the need to use another line of credit due to the contribution of $420,000 by GOE shareholders at January 1998 for working capital purposes.



    In 1992, GOE entered into an agreement with Mr. Jacobsen to borrow approximately $340,000 (the "Jacobsen Note"). During subsequent years, GOE reduced amounts owed to Mr. Jacobsen under the Jacobsen Note through weekly principal payments. Ultimately, the principal outstanding under the Al Jacobsen Note of $28,930 together with accrued interest was repaid in December 1997 in connection with the acquisition of GOE by TSG2.



    GOE has entered into an agreement with Bankers Leasing Association, Inc. to lease approximately $110,000 of computer equipment under a lease that expires in November 2001. Monthly payments, which began in December 1997, are approximately $4,300 (including interest).



VARIABILITY OF QUARTERLY OPERATING RESULTS; SEASONALITY



    GOE experiences a minimal degree of seasonality in its sales. In terms of sales, GOE experiences minor increases in its sales volume from April through October. Management believes that the increased sales in the summer months are a function higher consumption patterns of snack products in the summer months. GOE does not experience substantial fluctuations in its cash flow as a result of these minor fluctuations in sales.



INFLATION AND CHANGES IN PRICES



    The cost of ingredients for GOE's products rises and falls in line with their value in the commodity markets. GOE endeavors to insulate itself from side variations in prices by entering into supply agreements on an annual basis for the majority of the raw ingredients used in the production of its products. Generally, increases in raw material prices are recovered through periodic price increases.



YEAR 2000 RISKS



    Prior to the year 2000, Hain intends to integrate GOE's computer systems and software applications with Hain's existing systems, which Hain believes to be "Year 2000" compliant. The ability of third parties with whom Hain transacts business to adequately address their Year 2000 issues is outside of Hain's control. There can be no assurance that the failure of such third parties to adequately address their Year 2000 issues will not have a material adverse effect on Hain's business, financial condition, cash flows and results of operations.

                GOE VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

    GOE Common Stock is the only outstanding authorized voting security of GOE. On April 24, 1998 there were 20,000 shares of GOE Common Stock outstanding, entitled to one vote per share. GOE Common Stock does not have cumulative voting rights.

    The following table sets forth certain information with respect to the beneficial ownership of GOE Common Stock as of April 24, 1998 by (i) each person who is known by GOE to own beneficially more than 5% of the outstanding shares of GOE Common Stock, (ii) each director of GOE who owns GOE Common Stock, (iii) each of the executive officers who own GOE Common Stock, and (iv) all executive officers and directors of GOE as a group:


                                                                             NUMBER OF      PERCENTAGE OF
                                                                           SHARES OF GOE         GOE
                                                                           COMMON STOCK     COMMON STOCK
                                                                          ---------------  ---------------
TSG2 L.P................................................................        11,000              55%
Charles H. Esserman(1)..................................................        11,000(3)           55%
J. Gary Shansby(2)......................................................        11,000(3)           55%
Al H. Jacobson(2).......................................................         9,000(4)           45%
All executive officers and directors as a group (3 persons).............        20,000             100%


------------------------

  * Indicates less than 1%.


(1) Executive Officer and Director.


(2) Non-Officer Director.


(3) Represents shares beneficially owned by TSG2 L.P., but does not include 4,000 shares that TSG2 L.P. is obligated to purchase from Mr. Jacobson for an aggregate cash consideration of $2,000,000 on or before December 23, 1999. Mr. Shansby and Mr. Esserman are each a member of the limited liability company that serves as general partner of TSG2 L.P.


(4) Includes 4,000 shares that Mr. Jacobson is obligated to sell to TSG2 L.P., or its designee, for an aggregate consideration of $2,000,000 on or before December 23, 1999.

                              SELLING STOCKHOLDERS


    The following table sets forth certain information regarding the beneficial ownership of Hain Common Stock by the Selling Stockholders upon consummation of the Merger (assuming 1,728,260 shares of Hain Common Stock are issued in connection therewith at a price of $23.00 per share).



                                                                                       NUMBER OF SHARES
                                                                                            OF HAIN
                                                                                         COMMON STOCK
NAME                                                                                   REGISTERED HEREBY
-------------------------------------------------------------------------------------  -----------------
Southern California Edison Company Retirement Plan...................................         250,015
Employee Retirement Income Plan Trust of Minnesota Mining and Manufacturing
  Company............................................................................         125,007
Okabena Partnership G................................................................          87,504
Amon G. Carter Foundation............................................................          62,503
Raytheon Company Master Trust........................................................          62,503
H-E-B Investment and Retirement Plan Trust...........................................          62,503
Walt Disney Production Master Trust for Employees Savings and Retirement Plan........          62,503
Michigan State Employees Retirement System...........................................         125,007
TSG2 Management L.L.C................................................................         112,880
Mason Sundown LLC....................................................................          34,788
Charles H. Esserman..................................................................          18,153
Donald C. Stanners...................................................................           1,936
Mark R. Berwick......................................................................           1,291
Al H. Jacobsen.......................................................................          97,826
The George Dana Sinkler, Jr.
      Revocable Living Trust.........................................................         137,908
Alexander Dzieduszycki...............................................................          68,952
                                                                                       -----------------
                                                                                       -----------------
                                                                                       -----------------



    The Selling Stockholders may sell shares of Hain Common Stock from time to time on the Nasdaq National Market in the over-the-counter market or in privately negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Pursuant to the Merger Agreements, certain of the Selling Stockholders have set up trading accounts with Bear, Stearns & Co. Inc. to facilitate such Selling Stockholders' reoffering of Hain Common Stock. The Selling Stockholders may effect such transactions in sales to or through broker-dealers, which may be a broker other than Bear, Stearns & Co. Inc., and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Hain Common Stock for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a broker-dealer might be in excess of customary commissions).



    The Selling Stockholders and any broker-dealers who act in connection with the sale of Hain Common Stock offered hereby may be deemed to be "underwriters" as that term is defined in the Securities Act and any commissions received by them and any profit on resale thereof as principal might be deemed to be underwriting discounts and commissions thereunder.


                        COMPARISON OF SHAREHOLDER RIGHTS


    The rights of shareholders of AMI are currently governed by the TBCA, the AMI Restated Articles of Incorporation (the "AMI Articles") and the AMI Bylaws (the "AMI Bylaws" and together with the AMI Articles, the "AMI Charter Documents"). The rights of shareholders of GOE are currently governed by the CGCL, the GOE Articles of Incorporation (the "GOE Articles") and the GOE Bylaws (the "GOE

Bylaws" and together with the GOE Articles, the "GOE Charter Documents"). Upon consummation of the Merger, shareholders of AMI and GOE, respectively, who receive Hain Common Stock will become stockholders of Hain, and their rights will be governed by the DGCL, the Hain Charter and the Hain Bylaws (collectively "The Hain Charter Documents"). The DGCL and the Hain Charter Documents differ in certain respects from the TBCA and the AMI Charter Documents and the CGCL and the GOE Charter Documents, respectively. The following is a summary of certain differences between the rights of AMI shareholders, GOE shareholders and those of Hain stockholders.


    The following summary does not purport to be a complete description of the rights of shareholders of AMI or GOE or the rights of stockholders of Hain or a comprehensive comparison of such rights, and is qualified in its entirety by reference to the TBCA, the CGCL, the DGCL, the AMI Charter Documents, the GOE Charter Documents and the Hain Charter Documents. For more information on reviewing or obtaining a copy of the Charter Documents of Hain, AMI or GOE, see "Available Information."

VOTING RIGHTS

    Holders of AMI Common Stock have the right to one vote per share on matters submitted for a vote at a meeting of shareholders, subject to any special voting rights set forth in the AMI Articles relating to any outstanding series of AMI preferred stock.

    The GOE Charter Documents are silent on the number of votes holders of GOE Common Stock are entitled to vote. The CGCL provides that, unless specified otherwise provided in a corporations charter documents, shareholders receive one vote per share on any matter .

    Under the Hain Charter Documents, holders of Hain Common Stock are entitled to one vote per share.

AMENDMENTS TO CHARTER AND BYLAWS

    Under the TBCA, an amendment to the AMI Articles requires the approval of holders of at least two-thirds of the shares entitled to vote thereon, unless any class or series of shares is entitled to vote separately thereon, then the approval of holders of two-thirds of the shares within such class entitled to vote thereon and at least two-thirds of the total shares entitled to vote thereon is required. The AMI Bylaws provide that the AMI Board of Directors may amend or repeal the AMI Bylaws or adopt new bylaws without shareholder approval, except to the extent such power is exclusively reserved to the shareholders by the AMI Articles, the TBCA or unless AMI shareholders, in amending, repealing or adopting a particular bylaw, expressly provide that the Board of Directors may not amend or repeal that bylaw.

    Under the CGCL, amendments to the GOE Articles may be adopted if approved by the GOE Board of Directors and holders of a majority of the outstanding shares of the class of capital stock affected by such amendments. Under the CGCL, the GOE Bylaws may be amended or repealed or new bylaws may be adopted by a majority of the outstanding shares entitled to vote or by the GOE Board of Directors, subject to certain restrictions, including restrictions relating to changes in the size of the Board of Directors.

    Under the DGCL, amendments to the Hain Charter must be approved by a resolution of the board of directors declaring the advisability of the amendment and by the affirmative vote of a majority of the outstanding shares entitled to vote. If an amendment would increase or decrease the number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preferences or other special rights of a class of outstanding shares so as to affect the class adversely, then a majority of shares of that class also must approve the amendment. The DGCL also permits a corporation to make provision in its certificate of incorporation requiring a greater proportion of voting power to approve a specified amendment. The Hain Bylaws provide that they may be amended or repealed or new bylaws may be adopted at an annual or special meeting of stockholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of directors, provided that notice of the proposed amendment or repeal or adoption of new bylaws is contained in the notice of such meeting. The Hain Board of Directors may also amend, repeal or adopt new bylaws at any regular or special meeting of the Board of Directors.

BOARD OF DIRECTORS

    The TBCA provides that the board of directors of a Texas corporation shall consist of one or more members as fixed by the articles of incorporation or bylaws. The AMI Bylaws provide that the AMI Board of Directors shall consist of five directors, subject to change by resolution of the AMI Board of Directors. Each director shall hold office for the term for which they are elected and thereafter until their successor is elected and qualified. AMI does not have a classified board of directors. Cumulative voting is not permitted.


    The CGCL provides that the board of directors of a California corporation may consist of two or more members as fixed by the articles of incorporation or bylaws. The GOE Bylaws provide each director shall hold office for the term for which they are elected and thereafter until their successor is elected and qualified.


    The DGCL provides that the board of directors of a Delaware corporation shall consist of one or more directors as fixed by the certificate of incorporation or bylaws. The Hain Bylaws provides that the number of directors shall be determined by the Hain Board of Directors from time to time and directors shall elected at the annual meeting of the stockholders. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified. The Board of Directors of Hain currently consists of nine members. See "Hain Management."

    Each of the TBCA, the CGCL and the DGCL provide that a majority of the total number of directors shall constitute a quorum for the transaction of business, unless the charter or bylaws require a greater number. Each of the AMI Bylaws and GOE Bylaws expressly provide that a majority of the number of directors then in office shall constitute a quorum for the transaction of business at directors' meetings.

REMOVAL OF DIRECTORS

    Under the TBCA, a corporation's bylaws or articles of incorporation may provide that at any meeting of shareholders called expressly for that purpose, one or more directors or the entire board may be removed, with or without cause (subject to certain exceptions for a corporation having a classified board of directors), by a vote of the holders of a specified portion, but not less than a majority, of the shares then entitled to vote in an election of directors. The AMI Bylaws provide that any director may be removed from office, with or without cause, by a majority vote of the shareholders at any meeting at which a quorum is present.

    Under the CGCL and the GOE Bylaws, any or all of the directors may be removed without cause if the removal is approved by the outstanding shares (subject to certain exceptions for a corporation having a classified board of directors) or by order of court pursuant to the applicable provisions of the CGCL.

    The DGCL provides that unless otherwise provided in the certificate of incorporation or bylaws, a director or the entire board of directors of a Delaware corporation may be removed, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors. The Hain Bylaws provide that any director may be removed from office at any time, with or without cause by the stockholders at a special meeting or by the Hain Board of Directors, for cause, at a special meeting thereof.

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

    Under the TBCA, any vacancy occurring on a board of directors shall be filled by the affirmative vote of a majority of the remaining members of the board of directors then in office, even though less than a quorum, provided that any director so elected shall hold office only for the remainder of the term of the director whose departure caused the vacancy. Under the TBCA and the AMI Bylaws, a directorship created by reason of an increase in the number of directors may be filled by the AMI Board of Directors for a term of office continuing only until the next election of directors (whether at an annual or special shareholders meeting). The TBCA and the AMI Bylaws provide that the AMI Board of Directors shall not fill more than two such directorships during the period between two successive annual meetings of shareholders.

    Under the CGCL, vacancies on a board of directors may be filled by approval of the board or, if the number of directors then in office is less than a quorum, by the unanimous written consent of the directors then in office; the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with certain provisions of the CGCL. Under the GOE Bylaws, vacancies on the GOE Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote. Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

    The DGCL provides that unless otherwise provided in the certificate of incorporation or bylaws, vacancies and newly created directorships may be filled by a majority vote of the directors then in office, even if the number of directors then in office is less than a quorum. The Hain Bylaws provide that any vacancy on the Hain Board of Directors resulting from any increase in the number of directors and any other vacancy occurring in the Hain Board of Directors may be filled by the Hain Board of Directors acting by a majority of the directors then in office, although less than a quorum, or by the stockholders at the next annual meeting thereof or at a special meeting thereof. Each director so elected shall hold office until the next meeting of the stockholders in which the election of directors is in the regular order of business and until his successor shall have been elected and qualified.

SPECIAL MEETINGS OF STOCKHOLDERS

    Under the TBCA, special meetings of the shareholders may be called at any time by the board of directors, the chairman of the board, the president, or holders of at least 10% of the shares entitled to vote at the special meeting. Special meetings of shareholders of AMI may be called at anytime by the AMI Board of Directors, the chairman of the board, or the holders of at least 50% of the shares entitled to vote at the special meeting, as prescribed by the AMI Articles. Under the AMI Bylaws, written or printed notice stating the place, day, and hour of each meeting of shareholders, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting, by or at the direction of the President, the Secretary, or the officer or the person calling the meeting.

    Under the CGCL and the GOE Bylaws, a special meetings of the shareholders may be called by the GOE Board of Directors, the chairman of the board, the president or the holders of shares entitled to cast not less than 10 percent of the votes at the meeting or such additional persons as may be provided in the articles or bylaws.

    The DGCL provides that special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or bylaws. The Hain Bylaws provide that special meetings of the stockholders of Hain may be called only by the Hain Board of Directors, the chairman of the board, the vice-chairman of the board or the president. The Hain Bylaws further provide that business transacted at any special meeting shall be confined to the purposes stated in the notice of such special meeting. The DGCL and the Hain Bylaws provide that written notice of every meeting of stockholders state the place, date, time and, in case of a special meeting, the purposes thereof, shall be given notice at least 10 but not more than 60 days prior to such meeting to each stockholder of record entitled to vote thereat.

ACTION BY WRITTEN CONSENT

    As more fully described below, any action required to be taken at any annual or special meeting of the shareholders of AMI, shareholders of GOE or stockholders of Hain may be taken without a meeting if a consent in writing setting forth the action taken is signed by all shareholders or stockholders.

    The TBCA, the AMI Articles, the CGCL and the GOE Bylaws provide that any action required to be taken at an annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action to be taken shall be signed by the holders of shares having not less than the minimum number of votes necessary to take such action at a meeting of shareholders.

    The DGCL provides that, unless otherwise provided in the Hain Charter or the Hain Bylaws, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken, without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Hain Bylaws provide that any action required to be taken by the stockholders may be taken by written consent signed by a majority of the outstanding shares of Hain entitled to vote thereon.

VOTE REQUIRED FOR MERGER

    As more fully described below, under the TBCA and the AMI Charter Documents, the affirmative vote of two-thirds of the outstanding shares entitled to vote thereon is required in order to effect a merger of AMI with and into Hain Subsidiary, whereas, under the CGCL and the GOE Charter Documents, the affirmative vote of a majority of the outstanding stock entitled to vote thereon is generally required in order to effect a merger of GOE with and into Hain Subsidiary.

    The TBCA generally requires the affirmative vote of the holders of at least two-thirds of the shares entitled to vote to approve a merger, or if any class of shares is entitled to vote as a class on the approval of a merger, the affirmative vote of the holders of at least two-thirds of the shares in each such class and the affirmative vote of the holders of at least two-thirds of the shares otherwise entitled to vote. Similar voting requirements apply for share exchanges or conversions.

    The CGCL generally requires the affirmative vote of the holders of at least a majority of the shares entitled to vote to approve a merger, or if any class of shares is entitled to vote as a class on the approval of a merger, the affirmative vote of the holders of at least a majority of the shares in each such class and the affirmative vote of the holders of at least two-thirds of the shares otherwise entitled to vote. Similar voting requirements apply for share exchanges or conversions.

    The DGCL requires approval of the board of directors and the affirmative vote of a majority of the outstanding stock entitled to vote thereon in order to effect a merger. Unless required by its certificate of incorporation, no stockholder vote is required of a corporation surviving a merger if (i) such corporation's certificate of incorporation is not amended by the merger; (ii) each share of stock of such corporation will be an identical share of the surviving corporation after the merger: and (iii) either no shares are to be issued by the surviving corporation or the number of shares to be issued in the merger does not exceed 20% of such corporation's outstanding common stock immediately prior to the effective date of the merger.

VOTE REQUIRED FOR SALE OF ASSETS

    As more fully described below, under the TBCA and the AMI Charter Documents, the affirmative vote of two-thirds of the outstanding shares entitled to vote thereon is generally required in order to approve the sale, lease or exchange of all or substantially all of AMI's assets, while under the CGCL and the GOE Charter Documents, the affirmative vote of a majority of the outstanding stock entitled to vote thereon is generally required in order to approve the sale, lease or exchange of all or substantially all of GOE's assets.

    The TBCA generally requires the affirmative vote of the holders of at least two-thirds of the shares entitled to vote to approve the sale, lease, exchange or other disposition of all or substantially all the corporation's assets if other than in the usual and regular course of business, or if any class of shares is entitled to vote as a class on the approval of a sale, lease, exchange or other disposition of all or substantially all the corporation's assets, the vote required for approval of such transaction is the affirmative vote of the holders of at least two-thirds of the shares in each such class and the affirmative vote of the holders of at least two-thirds of the shares otherwise entitled to vote. The TBCA does not require shareholder approval of a sale of assets in the usual and regular course of business unless otherwise specified in the articles of incorporation. Under the TBCA, a sale of assets shall be deemed to be in the usual and regular course of business if the corporation shall, directly or indirectly, either continue to engage in one or more businesses or apply a portion of the consideration received in connection with the transaction to the conduct of a business in which it engages following the transaction. The AMI Articles do not contain any provisions relating to shareholder approval of such dispositions.

    The CGCL requires approval of the board of directors and the affirmative vote of a majority of the outstanding stock entitled to vote thereon in order to approve the sale, lease or exchange of or substantially all of the corporation's assets, including its goodwill and its corporate franchise. The GOE Charter does not contain any provisions relating to shareholder approval of such dispositions.

    The DGCL requires approval of the board of directors and the affirmative vote of a majority of the outstanding stock entitled to vote thereon in order to approve the sale, lease or exchange of or substantially all of the corporation's assets, including its goodwill and its corporate franchise. The Hain Charter does not contain any provisions relating to stockholder approval of such dispositions.

BUSINESS COMBINATIONS


    AMI is subject to Part Thirteen of the TBCA, known as the "Texas Business Combination Law," which became effective September 1, 1997. In general, the Texas Business Combination Law provides that an "issuing public corporation" shall not, directly or indirectly, enter into or engage in a "business combination" with an "affiliated shareholder" (or its affiliates or associates) during the three-year period immediately following the date on which the affiliated shareholder first became an affiliated shareholder, unless (a) before the date such person became an affiliated shareholder, the board of directors of the issuing public corporation approved the business combination or the acquisition of shares that caused the affiliated shareholder to become an affiliated shareholder, or (b) not less than six months after the date such person became an affiliated shareholder, the business combination was approved by the affirmative vote of holders of at least two-thirds of the issuing public corporation's outstanding voting shares not beneficially owned by the affiliated shareholder or its affiliates at a meeting of shareholders and not by written consent. For the purposes of the foregoing, an "affiliated shareholder" is defined generally as a person that is or was within the proceeding three-year period the beneficial owner of 20% or more of a corporation's outstanding voting shares; a "business combination" is defined generally to include (i) mergers, share exchanges or conversions involving an affiliated shareholder, (ii) dispositions of assets involving a value equal to 10% or more of the market value of the assets or of the outstanding common stock or representing 10% or more of the earning power or net income of the corporation, (iii) certain issuances or transfers of securities by the corporation to an affiliated shareholder other than on a pro rata basis, (iv) certain plans or agreements relating to a Liquidation or dissolution of the corporation involving an affiliated shareholder, (v) certain reclassifications, recapitalizations, distributions or other transactions that would have the effect of increasing an affiliated shareholder's percentage ownership of the corporation, or (vi) the receipt of tax, guarantee, loan or other financial benefits by an affiliated shareholder other than proportionately as a shareholder of the corporation; and an "issuing public corporation" is generally defined as a Texas corporation that has 100 or more shareholders, a class of its voting shares registered under the Exchange Act, or a class of its voting shares qualified for trading in a national market system.


    Unlike the Texas Business Combination Law and Section 203 of the DGCL (as discussed below) California has not adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers or other transactions involving a corporation and one or more of its significant shareholders more difficult.

    As previously discussed, Hain is subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a corporation which has securities traded on a national securities exchange, authorized for quotation on the Nasdaq/NMS or held of record by more than 2,000 stockholders from engaging in certain business combinations, including a merger, sale of a threshold percentage of the corporation's assets, loan or issuance of stock, with an interested stockholders, or an interested stockholder's affiliates or associates, for a three-year period beginning on the date the interested stockholder acquires 15% or more of the outstanding voting stock of the corporation. Furthermore, the Hain Charter contains a provision similar to
Section 203 of the DGCL, except that it requires a higher percentage of all stockholders voting as a class to approve a business combination, it prohibits business combinations with interested stockholders for only two years, and it contains what is generally referred to as a "fair price provision."

PREEMPTIVE RIGHTS; CUMULATIVE VOTING

    None of the shareholders of AMI, the shareholders of GOE or the stockholders of Hain preemptive rights to acquire unissued shares of capital stock nor any rights to cumulative voting with respect to the election of directors.

SUPERMAJORITY VOTING PROVISIONS

    The TBCA requires the approval of holders of at least two-thirds of the outstanding shares of capital stock of a corporation entitled to vote to amend its articles of incorporation, enter into a merger or to sell all or substantially all of its assets. The AMI Charter Documents do not contain any additional supermajority voting requirements.

    Under the CGCL, approval of at least two-thirds of the outstanding shares of capital stock of a corporation entitled to vote is required to conduct specific corporate action outlined in a corporation's articles or certificate of determination. The GOE Charter does not contain a supermajority voting provision.

    The DGCL requires the affirmative vote of the holders of not less than two-thirds of outstanding voting stock of a corporation to approve certain business combinations. The Hain Charter does not contain a supermajority voting provision.

DISSENTERS' RIGHTS


    Under Article 5.11 of the TBCA, a shareholder generally has the right to dissent from any merger to which the corporation is a party, from any sale of all or substantially all assets of the corporation, or from any plan of exchange and to receive fair value for his or her shares. However, dissenters, rights are not available with respect to a plan of merger in which there is a single surviving corporation, or with respect to any plan of exchange, if (i) the shares held by the shareholder are part of a class or series, shares of which are listed on a national securities exchange or the Nasdaq Stock Market, designated on the Nasdaq/NMS or held of record by not less than 2,000 holders on the record date fixed to determine the shareholders entitled to vote on the plan of merger or the plan of exchange, (ii) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in Lieu of fractional shares) to be provided to any other holder of shares of the same class or series held by such shareholder, and (iii) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for his or her shares any consideration other than (a) shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series of shares that are (1) Listed, or authorized for Listing upon official notice of issuance, on a national securities exchange, (2) approved for quotation on the Nasdaq/NMS, or (3) held of record by not less than 2,000 holders, and (b) cash in lieu of fractional shares otherwise entitled to be received.


    Under Section 1300 of the CGCL, if the approval of the outstanding shares of a corporation is required for reorganization under specific provision the CGCL, each shareholder of the corporation entitled to vote on the transaction may require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares, except that shares listed on a national securities exchange or listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve are not entitled to dissenters' rights. The GOE Charter Documents are silent on dissenters' rights. Because holders of all of the outstanding shares of GOE Common Stock have agreed to consent to the Merger under the GOE Merger Agreement, it is not anticipated that dissenters' rights under the CGCL will be exercised in connection with the Merger.


    Section 262 of the DGCL provides stockholders with appraisal rights for certain mergers and consolidations. Appraisal rights are not available to holders of (i) shares listed on a national securities exchange, quoted on Nasdaq/NMS or held of record by more than 2,000 stockholders or (ii) shares of the surviving corporation of the merger, if the merger did not require the approval of the stockholders of such corporation, unless in either case, the holders of such stock are required pursuant to the merger to accept anything other than (A) shares of stock of the surviving corporation, (B) shares of stock of another corporation which are also listed on a national securities exchange, Nasdaq/NMS or held by more than 2,000 holders or (C) cash in lieu of fractional shares of such stock. As long as Hain Common Stock is listed on a Nasdaq National Market, the provisions of Section 262 of the DGCL will not apply to holders of shares of Hain Common Stock.


LIMITATIONS ON DIRECTORS LIABILITY


    Under the TBCA a director shall not be liable to a corporation or to shareholders as a director if that director exercised ordinary care and acted in good faith. Additionally the director shall not be personally liable for damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the corporation if, in the exercise of ordinary care, he acted in good faith and in reliance upon the written opinion of an attorney for the corporation. The AMI Charter provides the director of AMI shall not be liable to AMI or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this does not eliminate or limit the liability of a director to the extent the director is found liable for (i) a breach of the director's duty of loyalty to the corporation or its shareholders;
(ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. Any repeal or amendment of the provision in the AMI Charter relating to director liability by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of AMI existing at the time of such repeal or amendment. In addition to the circumstances in which the director of AMI is not liable as set forth in the preceding sentences, the director shall not be liable to the fullest extent permitted by any provisions of the statutes of Texas hereafter enacted that further limits the liability of a director.



    Under the CGCL, directors shall not be liable to a corporation as a director or its shareholders provided they discharge their duties in good faith and with a proper duty of care. A director's personal liability for monetary damages to the corporation or its shareholders shall be limited by the corporation's articles. The GOE Charter Documents do not contain any provision limiting director's liability.


    Under the DGCL and the Hain Charter, directors shall not be personally liable to Hain or any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to Hain or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for intentional or negligent payment of unlawful dividends or stock redemptions; or
(iv) for any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION


    Under Article 2.02-1 of the TBCA and the AMI Bylaws, each current and former director and officer of AMI, or each person who served at request as a director or officer of a subsidiary of AMI, shall be indemnified by AMI for liabilities imposed upon him, expenses reasonably incurred by him in connection with any claim made against him, or any action, suit or proceeding to which he may be a party by reason of being or having been a director or officer, and for any reasonable settlement of any such claim, action, suit or proceeding. The AMI Bylaws provide that no director or officer shall be indemnified with respect to matters as to which he was adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of his duties, or with respect to any matters which shall be settled by the payment of sums which counsel selected by the AMI Board of Directors shall not deem reasonable payment made primarily with a view to avoiding expenses of litigation, or with respect to matters for which such indemnification would be against public policy. The TBCA further provides that a corporation may undertake any indemnification of a director or officer only if it is determined that such person (i) conducted himself in good faith, (ii) reasonably believed that, in the case of conduct in his official capacity as a director, that his conduct was in the corporation's best interests, and in all other cases, that his conduct was at least not opposed to the corporation's bests interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and that a corporation must indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant because he is or was a director if he has been wholly 52 successful in the defense of the proceeding. The TBCA provides that Texas corporations may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation for any liability asserted against him, whether or not the corporation would have the power to indemnify him against liability under the TBCA.


    Under the CGCL, a corporation has the power to indemnify any current or former directors, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that director acted in good faith and in a manner the director reasonably believed to be in the best interest of the corporation. The GOE Bylaws provides that GOE may, to the maximum extent permitted by the CGCL, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation.


    Under Section 145 of the DGCL and the Hain Charter Documents, Hain shall indemnify any person made a party or threatened to be made a party to any type of proceeding (other than an action by or in the right of the corporation) because he or she is or was an officer, director or employee of Hain, or was serving at the request of Hain as a director, officer, employee or agent of another corporation or entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (i) if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (ii) in the case of a criminal proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful. Hain shall indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because such person was an officer, director employee or agent of the corporation, or is or was serving at tale request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that there may not be such indemnification if the person is found liable to the corporation unless, in such a case, the court determines the person is fairly and reasonably entitled thereto. Additionally, the DGCL provides that a corporation must indemnify a director or officer against expenses (including attorneys' fees) actually and reasonably incurred if such person successfully defends himself or herself in a proceeding to which such person was a party because he or she was a director or officer of the corporation. The DGCL and the Hain Charter further provide that Hain may purchase and maintain insurance on behalf of any director, officer, employee or agent of Hain against any liability asserted against such person and incurred by such person in any such capacity, whether or not Hain would have the power to indemnify such person against such liability.


DIVIDENDS

    Under the TBCA, the board of directors of a corporation may authorize and the corporation may make distributions; provided, that a distribution may not be made if (i) after giving effect to the distribution, the corporation would be insolvent or (ii) the distribution exceeds the surplus of the corporation. Notwithstanding the limitations on distributions set forth in clauses (i) and
(ii) above, a corporation may make a distribution involving a purchase or redemption of any of its own shares if the purchase or redemption is made by the corporation to: (i) eliminate fractional shares, (ii) collect or compromise indebtedness owed by or to the corporation, (iii) pay dissenting shareholders entitled to payment for their shares under the TBCA or (iv) effect the purchase or redemption of redeemable shares in accordance with the TBCA. The AMI Charter provides that, subject to the provisions of resolutions relating to any issued series of preferred stock, the AMI Board of Directors may, in its direction, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the AMI Common Stock.

    Under the CGCL, a corporation may make distributions if the amount of the retained earnings of the corporation immediately prior to the distribution exceeds the amount of the proposed distribution; or a distribution may be made if immediately after the distribution, the sum of the assets of the corporation would be at least equal to 1-1/4 times its liabilities; and the current assets of the corporation would be at least equal to its current liabilities. The GOE Bylaws are silent regarding distributions.

    Under the DGCL, a corporation may, subject to restrictions in its certificate of incorporation, pay dividends out of surplus or out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Dividends out of net profits may not be paid when the capital of the corporation amounts to less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The Hain Bylaws provide that subject to the DGCL and the Hain Charter, dividends upon shares of the Hain may be declared by the Hain Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of Hain, unless otherwise provided by the DGCL of the Hain Charter.

                                 LEGAL MATTERS

    Certain legal matters with respect to the validity of the Common Stock offered hereby will be passed upon for Hain by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York. Certain tax and other legal matters in connection with the Merger will be passed upon for AMI and GOE by Vinson & Elkins L.L.P., Houston, Texas.

                                    EXPERTS


    The consolidated financial statements of The Hain Food Group Inc. appearing in the Company's Annual Report (Form 10-K) for the year ended June 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



    The consolidated financial statements of Westbrae Natural, Inc. (formerly Vestro Natural Foods, Inc.) incorporated in this Prospectus be reference to the Annual Report on 10-K for the year ended December 31, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as expert in auditing and accounting.



    The financial statements of: (i) Arrowhead appearing herein for the fiscal year ended July 31, 1997 and Arrowhead as of July 31, 1997; (ii) Terra appearing herein for the period from January 1, 1997 through July 31, 1997 and as of July 31, 1997; and (iii) GOE appearing herein for the period from January 1, 1997 through December 23, 1997 and as of December 23, 1997 have been audited by McGladrey & Pullen, LLP, independent auditors, as set forth in their reports thereon included herein. Such financial statements are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.



    The financial statements of Arrowhead appearing herein for the fiscal years ended July 31, 1996 and 1995 and the balance sheet as of July 31, 1996 have been audited by McGinty & Associates, independent auditors, as set forth in their report thereon included herein. Such financial statements are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.



    The financial statements of Terra appearing herein for the years ended December 31, 1996 and 1995 and the balance sheet as of December 31, 1996 have been audited by Katz & Bloom, LLC, independent auditors, as set forth in their report thereon included herein. Such financial statements are included herein in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


                             STOCKHOLDER PROPOSALS

    If the Merger is consummated, shareholders of AMI and GOE will become stockholders of Hain. Hain's 1998 annual meeting of stockholders will take place in December 1998. Any stockholder proposals to be considered for inclusion in proxy material for Hain's annual meeting in December 1998 must have been received at the principal executive office of Hain no later than July 31, 1998.

                         INDEX TO FINANCIAL STATEMENTS


CONSOLIDATED FINANCIAL STATEMENTS OF AMI OPERATING, INC. FOR THE FISCAL YEAR ENDED
JULY 31, 1997 (AUDITED) AND THE SEVEN MONTHS ENDED FEBRUARY 28, 1998 (UNAUDITED)

  Independent Auditor's Report.......................................................        F-3
  Consolidated balance sheets........................................................        F-4
  Consolidated statement of income...................................................        F-5
  Consolidated statement of stockholders' equity.....................................        F-6
  Consolidated statement of cash flows...............................................        F-7
  Notes to consolidated financial statements.........................................        F-8

FINANCIAL STATEMENTS OF AMI OPERATING, INC. FOR THE FISCAL YEARS ENDED JULY 31, 1996
AND 1995(AUDITED)

  Independent Auditor's Report.......................................................       F-14
  Consolidated balance sheet.........................................................       F-15
  Consolidated statements of operations..............................................       F-17
  Consolidated statements of stockholders' equity....................................       F-18
  Statements of cash flows...........................................................       F-19
  Notes to consolidated financial statements.........................................       F-20

FINANCIAL STATEMENTS OF DANA ALEXANDER, INC. AS OF JULY 31, 1997 AND FOR THE PERIOD
FROM JANUARY 1, 1997 THROUGH JULY 31, 1997 (AUDITED) AND THE SEVEN MONTHS ENDED
FEBRUARY 28, 1998 (UNAUDITED)
  Independent Auditor's Report.......................................................       F-28
  Balance sheets.....................................................................       F-29
  Statements of income...............................................................       F-30
  Statements of stockholders' equity.................................................       F-31
  Statements of cash flow............................................................       F-32
  Notes to financial statements......................................................       F-33

FINANCIAL STATEMENTS OF DANA ALEXANDER, INC. FOR THE FISCAL YEARS ENDED DECEMBER 31,
1996 AND 1995 (AUDITED)

  Independent Auditor's Report.......................................................       F-39
  Balance sheet......................................................................       F-40
  Statement of operations and retained earnings......................................       F-41
  Statements of common stock and paid in capital.....................................       F-42
  Statement of cash flows............................................................       F-43
  Supplemental disclosure of cash flow information...................................       F-44
  Notes to financial statements......................................................       F-45

FINANCIAL STATEMENTS OF GARDEN OF EATIN', INC. AS OF DECEMBER 23, 1997 AND FOR THE
PERIOD FROM JANUARY 1, 1997 THROUGH DECEMBER 23, 1997 (AUDITED) AND THE PERIOD FROM
DECEMBER 24, 1997 THROUGH FEBRUARY 28, 1998 (UNAUDITED)
  Independent Auditor's Report.......................................................       F-50
  Balance sheets.....................................................................       F-51
  Statements of operations...........................................................       F-52
  Statements of stockholders' equity.................................................       F-53
  Statements of cash flows...........................................................       F-54
  Notes to financial statements......................................................       F-56

PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (UNAUDITED)

  Pro forma condensed combined balance sheet as of March 31, 1998....................       F-62
  Pro forma condensed statement of income for the year ended June 30, 1997...........       F-63
  Pro forma condensed statement of income for the nine months ended March 31, 1998...       F-64
  Notes to pro forma condensed combined financial Information........................       F-65
  Combining condensed balance sheets of Acquired Companies at February 28, 1998......       F-67
  Historical combining statements of income for Acquired Companies for the fiscal
    year ended July 31, 1997.........................................................       F-68

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
AMI Operating, Inc. and Subsidiaries
Hereford, Texas


    We have audited the accompanying consolidated balance sheet of AMI Operating, Inc. and Subsidiaries (collectively, "Arrowhead") as of July 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of Arrowhead's management. Our responsibility is to express an opinion on these financial statements based on our audit.


    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AMI Operating, Inc. and Subsidiaries as of July 31, 1997 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


McGladrey & Pullen, LLP


Anaheim, California
May 27, 1998

                      AMI OPERATING, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME


                                                                                     SEVEN MONTHS   SEVEN MONTHS
                                                                                         ENDED          ENDED
                                                                                     FEBRUARY 28,   FEBRUARY 28,
                                                                                         1997           1998
                                                                      JULY 31, 1997   (UNAUDITED)    (UNAUDITED)
                                                                      -------------  -------------  -------------
Net Sales (Note 2)..................................................  $  25,977,000  $  15,051,000  $  16,427,000
Cost of Sales.......................................................     19,436,000     11,357,000     11,787,000
                                                                      -------------  -------------  -------------
      Gross profit..................................................      6,541,000      3,694,000      4,640,000
Management Fee to Stockholder.......................................        240,000        140,000        140,000
Selling, General and Administrative Expenses........................      4,547,000      2,258,000      2,580,000
                                                                      -------------  -------------  -------------
      Operating income..............................................      1,754,000      1,296,000      1,920,000
Interest Expense....................................................        394,000        212,000        199,000
                                                                      -------------  -------------  -------------
      Income before income taxes....................................      1,360,000      1,084,000      1,721,000
Provision for Income Taxes (Note 8).................................        570,000        455,000        741,000
                                                                      -------------  -------------  -------------
      Net income....................................................  $     790,000  $     629,000        980,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Basic and diluted earnings per share................................  $         790  $         629  $         980
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Weighted average number of common shares outstanding................          1,000          1,000          1,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------


                See Notes to Consolidated Financial Statements.

                      AMI OPERATING, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY


                                                                             ADDITIONAL
                                                                 COMMON       PAID-IN       RETAINED
                                                                  STOCK       CAPITAL       EARNINGS       TOTAL
                                                               -----------  ------------  ------------  ------------
Balance, July 31, 1996.......................................   $   1,000   $  2,094,000  $  2,576,000  $  4,671,000
  Shares of parent company common stock issued as payment of
    accounts payable.........................................          --        105,000            --       105,000
  Shares of parent company common stock for services.........          --        177,000            --       177,000
  Net income.................................................          --             --       790,000       790,000
                                                               -----------  ------------  ------------  ------------
Balance, July 31, 1997.......................................       1,000      2,376,000     3,366,000     5,743,000
  Dividends on common stock $434/share (unaudited)...........          --             --      (434,000)     (434,000)
  Net income (unaudited).....................................          --             --       980,000       980,000
                                                               -----------  ------------  ------------  ------------
Balance, February 28, 1998 (unaudited).......................   $   1,000   $  2,376,000  $  3,912,000  $  6,289,000
                                                               -----------  ------------  ------------  ------------
                                                               -----------  ------------  ------------  ------------


                See Notes to Consolidated Financial Statements.

                      AMI OPERATING, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                                   SEVEN             SEVEN
                                                                                   MONTHS            MONTHS
                                                                                   ENDED             ENDED
                                                                  JULY 31,      FEBRUARY 28,      FEBRUARY 28,
                                                                    1997            1997              1998
                                                                ------------  ----------------  ----------------
                                                                                (UNAUDITED)       (UNAUDITED)
Cash Flows from Operating Activities
  Cash received from customers................................   $24,916,000    $ 13,907,000      $ 16,360,000
  Income tax refunds received.................................       50,000          --                --
Cash paid to suppliers and employees..........................  (23,590,000)     (13,210,000)      (13,663,000)
  Interest paid...............................................     (410,000)        (191,000)         (169,000)
  Income taxes paid...........................................     (103,000)                          (655,000)
                                                                ------------  ----------------  ----------------
        Net cash provided by operating activities.............      863,000          506,000         1,873,000
                                                                ------------  ----------------  ----------------
Cash Flows from Investing Activities
  Proceeds from sale of equipment.............................       35,000            7,000           --
  Purchase of property, plant and equipment...................     (566,000)        (298,000)         (236,000)
  Capitalized package design costs............................     (163,000)        (129,000)         (113,000)
                                                                ------------  ----------------  ----------------
        Net cash (used in) investing activities...............     (694,000)        (420,000)         (349,000)
                                                                ------------  ----------------  ----------------
Cash Flows from Financing Activities
  Decrease in checks in excess of bank balance................     (167,000)        (410,000)         (258,000)
  Net payments on revolving credit agreement..................     (306,000)        (300,000)       (2,000,000)
  Proceeds from long-term borrowings..........................    1,229,000          800,000         3,232,000
  Principal payments on long-term borrowings..................     (950,000)        (201,000)       (1,898,000)
  Cash dividends paid.........................................       --              --               (434,000)
                                                                ------------  ----------------  ----------------
        Net cash (used in) financing activities...............     (194,000)        (111,000)       (1,358,000)
                                                                ------------  ----------------  ----------------
        Net increase (decrease) in cash.......................      (25,000)         (25,000)          166,000
Cash
  Beginning of period.........................................       25,000           25,000           --
                                                                ------------  ----------------  ----------------
  End of period...............................................   $   --         $    --           $    166,000
                                                                ------------  ----------------  ----------------
                                                                ------------  ----------------  ----------------
Reconciliation of Net Income to Net Cash
  Provided by Operating Activities
  Net income..................................................   $  790,000     $    629,000      $    980,000
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation..............................................      531,000          272,000           349,000
    Amortization..............................................      273,000          158,000           176,000
    Gain on sale of equipment.................................      (27,000)          (7,000)          --
    Bad debts.................................................       58,000           33,000            42,000
    Common stock issued for services..........................      177,000          --                --
    Deferred taxes............................................      (72,000)         (38,000)          --
    Change in assets and liabilities:
      (Increase) decrease in:
      Receivables.............................................   (1,199,000)      (1,177,000)         (110,000)
      Inventories.............................................     (128,000)         369,000           608,000
      Prepaid expenses........................................      (11,000)        (129,000)          (77,000)
    Increase (decrease) in:
      Accounts payable and accrued expenses...................      (89,000)         (97,000)         (181,000)
      Income taxes payable....................................      560,000          493,000            86,000
                                                                ------------  ----------------  ----------------
        Net cash provided by operating activities.............   $  863,000     $    506,000      $   1873,000
                                                                ------------  ----------------  ----------------
                                                                ------------  ----------------  ----------------
Supplemental Schedule of Noncash Investing and Financing
  Activities
  Parent company common stock issued as payment for accounts
    payable...................................................   $  105,000     $    --           $    --
                                                                ------------  ----------------  ----------------
                                                                ------------  ----------------  ----------------
  Offset of note receivable against related note payable......   $  168,000     $    168,000      $    --
                                                                ------------  ----------------  ----------------
                                                                ------------  ----------------  ----------------


                See Notes to Consolidated Financial Statements.

                      AMI OPERATING, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   INFORMATION RELATING TO THE INTERIM PERIODS FEBRUARY 28, 1998 AND 1997 IS
                                   UNAUDITED

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:


    AMI Operating, Inc. ("Arrowhead"), formally known as Arrowhead Mills, Inc., manufactures and distributes organic foods and pastas throughout the United States on credit terms that Arrowhead establishes for individual customers. The Arrowhead's customers are primarily wholesale distributors. Arrowhead's customers take certain unauthorized credits upon payment. Arrowhead rebills the customer for the amount of the credit. The allowance for doubtful accounts at July 31, 1997 includes a specific allowance for these items of approximately $187,000. At July 31, 1997, these receivables totaled approximately $280,000. Arrowhead operates under compliance with specific sections of the Food, Drug and Cosmetic Act of 1938 and the Good Manufacturing Practices Act of 1967 and subsequent revisions.



    On November 17, 1997, Arrowhead's stockholders exchanged all of their stock in Arrowhead with a newly formed holding company which is using the name Arrowhead Mills, Inc. All stock and earnings per share information is presented as if this transaction occurred at the beginning of the earliest period presented.


UNAUDITED INTERIM FINANCIAL INFORMATION:


    The unaudited interim financial information presented herein as of and for the periods ended February 28, 1997 and 1998 reflects all adjustments which are, in the opinion of management, necessary for a fair presentation for the periods presented. Such adjustments are of a normal recurring nature. The financial information is not intended to be a complete presentation in accordance with generally accepted accounting principles. Interim financial results are not necessarily indicative of the results Arrowhead will incur during its fiscal year.



A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES IS AS FOLLOWS:


USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION:


    The consolidated financial statements include accounts of AMI Operating, Inc. and its wholly-owned subsidiaries, DNF Acquisition Company, Deboles Nutritional Foods, Inc. and Deaf Smith Farms, Inc., collectively referred to as Arrowhead. All significant intercompany balances have been eliminated in consolidation.


CASH CONCENTRATION:


    At July 31, 1997, Arrowhead had approximately $292,000 on deposit in a single financial institution. Deposits in excess of $100,000 are not insured by the FDIC.

                      AMI OPERATING, INC. AND SUBSIDIARIES

   INFORMATION RELATING TO THE INTERIM PERIODS FEBRUARY 28, 1998 AND 1997 IS
                                   UNAUDITED

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INVENTORIES:

    Inventories are stated at the lower of cost (first-in, first-out method) or market.

PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives as follows:


                                                                                          YEARS
                                                                                        ---------
Buildings and improvements............................................................    15-40
Machinery and equipment...............................................................    5-20
Office furniture......................................................................    5-10
Vehicles..............................................................................     3-5


PACKAGE DESIGN COSTS:


    Arrowhead capitalizes costs incurred for the design of its packaging. These costs are amortized over the estimated life of the packaging of five years.


LONG-LIVED ASSETS:


    Arrowhead evaluates long-lived assets for impairment under Financial Accounting Standards Board (FASB) Statement No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS TO BE DISPOSED OF". Under those rules, long-term and intangible assets are evaluated for possible impairment when events or circumstances indicate the carrying amount of those assets may not be recoverable. Recoverability is assessed based on the gross undiscounted estimated future cash flows before interest charges. If an impairment is indicated, the amount would be determined by comparing the estimated fair value to the carrying value of the asset being evaluated. In the absence of quoted market prices, fair value is estimated by using the projected cash flows discounted at a rate commensurate with the risks involved.


ADVERTISING:


    Arrowhead expenses the production costs of advertising the first time the advertising takes place. Advertising expense was approximately $150,000 during the year ended July 31, 1997. There is no prepaid advertising as of July 31, 1997.


INCOME TAXES:

    Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                      AMI OPERATING, INC. AND SUBSIDIARIES

   INFORMATION RELATING TO THE INTERIM PERIODS FEBRUARY 28, 1998 AND 1997 IS
                                   UNAUDITED

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) EARNINGS PER SHARE:


    Earnings per share are computed for all periods presented in accordance with FASB Statement No. 128, "Earnings Per Share," using the weighted average number of common shares outstanding during the respective periods.


FAIR VALUE OF FINANCIAL INSTRUMENTS:


    In 1997, Arrowhead adopted FASB Statement No. 107, "DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS". The following methods and assumptions were used to estimate the fair value of each class of financial instruments:


        CASH AND CASH EQUIVALENTS: The carrying amount approximates fair value because of the short maturity of those instruments.

        NOTES PAYABLE AND LONG-TERM DEBT: The carrying amount approximates fair value because the interest rate fluctuates with the lending banks' prime rate.

NOTE 2. MAJOR CUSTOMERS


    Arrowhead had net sales to two customers in fiscal year 1997 that individually accounted for more than 10% of Arrowhead's net sales. Net sales to these customers were approximately $2,801,000 and $2,659,000 and net trade receivables from these customers were $167,820 and $265,000, respectively.


NOTE 3. INVENTORIES AND COMMITMENTS

                                                                               FEBRUARY 28,
                                                                 JULY 31,          1998
                                                                   1997        (UNAUDITED)
                                                               ------------  ----------------
Raw materials................................................   $2,419,000     $  2,125,000
Finished goods...............................................      904,000          893,000
Resale products..............................................      659,000          480,000
Packaging....................................................      777,000          653,000
                                                               ------------  ----------------
                                                                $4,759,000     $  4,151,000
                                                               ------------  ----------------
                                                               ------------  ----------------


    Arrowhead had fixed price commitments as of July 31, 1997 to purchase approximately $850,000 of grains and other commodities through May 1998, to be used in production. Arrowhead has not purchased any futures or option contracts.

                      AMI OPERATING, INC. AND SUBSIDIARIES

   INFORMATION RELATING TO THE INTERIM PERIODS FEBRUARY 28, 1998 AND 1997 IS
                                   UNAUDITED

NOTE 4. PROPERTY, PLANT AND EQUIPMENT

Land............................................................  $ 117,000
Buildings and improvements......................................  2,557,000
Machinery and equipment.........................................  4,597,000
Office furniture................................................     85,000
Vehicles........................................................    579,000
Construction in progress........................................     37,000
                                                                  ---------
                                                                  7,972,000
Less accumulated depreciation...................................  4,117,000
                                                                  ---------
                                                                  $3,855,000
                                                                  ---------
                                                                  ---------

NOTE 5. NOTE PAYABLE


    At July 31, 1997, Arrowhead had a $2,000,000 revolving line of credit with a bank. The line was collateralized by substantially all of the assets of Arrowhead. The agreement bore interest at prime rate (8.5% at July 31, 1997) plus 1% and matured in February 1998. The agreement was personally guaranteed by a stockholder/officer of Arrowhead and contained nonfinancial covenants. Total borrowings on the revolving line of credit were $2,000,000 as of July 31, 1997.


NOTE 6. LONG-TERM DEBT

    Long-term debt at July 31, 1997 consists of the following:


Note payable to bank, secured by deed of trust and equipment, payable in monthly installments of $21,000, including interest at prime rate plus .5%, through November 2000. The note
  contains a financial covenant on cash flow coverage...........  $ 711,000

Note payable to bank, secured by accounts receivable and
  inventory, payable in monthly installments of $17,000,
  including interest at prime rate plus 1% through August
  2001..........................................................    687,000

Note payable to bank, secured by certain equipment, payable in monthly installments of $9,000, including interest at prime
  rate plus 1% through April 2002...............................    411,000

Various others..................................................      8,000
                                                                  ---------
                                                                  1,817,000
Less current maturities.........................................    418,000
                                                                  ---------
                                                                  $1,399,000
                                                                  ---------
                                                                  ---------


    The aggregate amount of long-term debt maturing in future years are as follows: 1998 $418,000; 1999 $453,000; 2000 $494,000; 2001 $363,000; and 2002
$89,000.

                      AMI OPERATING, INC. AND SUBSIDIARIES

   INFORMATION RELATING TO THE INTERIM PERIODS FEBRUARY 28, 1998 AND 1997 IS
                                   UNAUDITED

NOTE 6. LONG-TERM DEBT (CONTINUED)
UNAUDITED INTERIM INFORMATION:


    On November 17, 1997, Arrowhead's parent borrowed $21,000,000 and repaid all of Arrowhead's notes payable and long-term debt totaling $3,232,000. Arrowhead has recorded a payable to its parent as long-term debt.


NOTE 7. EMPLOYEE BENEFIT PLAN


    Arrowhead has a qualified 401(k) employee benefit plan for substantially all employees who have met the minimum age and service requirements. Each participant is able to defer a maximum of 15% of their annual compensation or $10,000, whichever is less, subject to any restrictions imposed by ERISA requirements. Arrowhead contributes an amount equal to 50% of each employee's contribution up to the first 5% of the employee's weekly compensation. Additionally, Arrowhead may make discretionary contributions. During fiscal year 1997, Arrowhead did not make any discretionary contributions. Arrowhead's total matching contributions to the Plan for fiscal year 1997 were approximately $33,000.


NOTE 8. INCOME TAXES

    The provision for income taxes consist of the following:

Current...........................................................  $ 642,000
Deferred..........................................................    (72,000)
                                                                    ---------
                                                                    $ 570,000
                                                                    ---------
                                                                    ---------

    A reconciliation of income tax expense to the amount computed by applying statutory income tax rates to earnings before income taxes:

Federal income tax................................................  $ 476,000
State income tax, net of federal benefit..........................     82,000
Nondeductible expenses............................................      9,000
Other.............................................................      3,000
                                                                    ---------
                                                                    $ 570,000
                                                                    ---------
                                                                    ---------


    Significant components of Arrowhead's deferred tax assets and liabilities as of July 31, 1997 are as follows:



Deferred Tax Assets
  Allowance for doubtful accounts................................  $ 102,000
  Compensation...................................................    150,000
  Inventory......................................................     38,000
                                                                   ---------
      Total deferred tax assets..................................    290,000
Deferred Tax Liabilities
  property, plant and equipment..................................   (415,000)
                                                                   ---------
                                                                   $(125,000)
                                                                   ---------
                                                                   ---------

                      AMI OPERATING, INC. AND SUBSIDIARIES

   INFORMATION RELATING TO THE INTERIM PERIODS FEBRUARY 28, 1998 AND 1997 IS
                                   UNAUDITED

NOTE 8. INCOME TAXES (CONTINUED)

    The components giving rise to the net deferred tax assets (liabilities) described above, have been included in the accompanying consolidated balance sheet as of July 31, 1997 as follows:



Current assets...................................................  $ 290,000
Noncurrent (liabilities).........................................   (415,000)
                                                                   ---------
                                                                   $(125,000)
                                                                   ---------
                                                                   ---------


NOTE 9. CONTINGENCIES


    Arrowhead is self-insured for certain workers compensation and medical claims. Arrowhead is insured for claims over $20,000 per employee per year up to $1,000,000 aggregate per employee and $3,000,000 aggregate for Arrowhead.



    Arrowhead is in the process of discovery relating to an employee lawsuit. No dollar damages have been claimed. Management believes the outcome of this suit will not have a material effect on the financial statements.


NOTE 10. SUBSEQUENT EVENT (UNAUDITED)


    On April 24, 1998, Arrowhead's parent, Arrowhead Mills, Inc. ("AMI"), signed an agreement and plan of merger whereby AMI agreed to exchange 100% of AMI's common stock for a combination of cash and common stock of the Hain Food Group, Inc., a public company. These financial statements do not include any adjustments which may be required as a result of this transaction.

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors
AMI Operating, Inc. and Subsidiaries
Hereford, Texas 79045


    We have audited the accompanying consolidated balance sheet of AMI Operating, Inc. and Subsidiaries (collectively, "Arrowhead") as of July 31, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended July 31, 1996 and 1995. These consolidated financial statements are the responsibility of Arrowhead's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AMI Operating, Inc. and Subsidiaries at July 31, 1996, and the results of their operations and cash flows for the years ended July 31, 1996 and 1995, in conformity with generally accepted accounting principles.

McGinty & Associates, P.C.
October 4, 1996
Except for Note 10, as to
which the date is June 1, 1998

                      AMI OPERATING, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                 JULY 31, 1996


                                          ASSETS
Current assets:
  Cash.........................................................................  $   25,273
  Accounts receivable:
    Trade, net of $243,068 allowance for doubtful accounts--Notes 1 and 7......   1,321,549
    Income tax refund receivable...............................................     139,234
    Employees..................................................................         956
    Advances to suppliers......................................................       5,235
  Note receivable..............................................................     167,758
  Inventories--Notes 1 and 2:
    Resale products............................................................     530,858
    Finished goods.............................................................   1,356,383
    Raw materials..............................................................   2,094,493
    Packaging..................................................................     649,241
  Prepaid expenses.............................................................      86,153
  Deferred tax asset...........................................................      13,947
                                                                                 ----------
                                                                                  6,391,080
                                                                                 ----------
Property, plant and equipment--Note 1:
  Land.........................................................................     117,679
  Buildings....................................................................   2,496,598
  Machinery and equipment......................................................   4,224,859
  Vehicles.....................................................................     584,692
  Furniture....................................................................      83,838
                                                                                 ----------
                                                                                  7,507,666
  Accumulated depreciation.....................................................   3,725,700
                                                                                 ----------
                                                                                  3,781,966
  Construction in progress.....................................................      45,626
                                                                                 ----------
                                                                                  3,827,592
                                                                                 ----------
Other assets:
  Intangibles--Notes 1 and 8...................................................     975,677
  Other........................................................................      43,180
                                                                                 ----------
                                                                                  1,018,857
                                                                                 ----------
                                                                                 $11,237,529
                                                                                 ----------
                                                                                 ----------


         See Accompanying "Notes to Consolidated Financial Statements"

                      AMI OPERATING, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                 JULY 31, 1996

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable--Note 3........................................................  $2,430,001
  Current maturities of long-term debt.........................................     871,968
  Trade accounts payable.......................................................   1,185,134
  Bank overdraft...............................................................     425,183
  Other payables and accrued expenses..........................................     677,098
  Income taxes payable.........................................................      28,635
                                                                                 ----------
                                                                                  5,618,019
                                                                                 ----------
Long-term liabilities:
  Long-term debt, net of current maturities--Note 5............................     710,003
  Deferred income taxes........................................................     210,829
  Other........................................................................      27,000
                                                                                 ----------
                                                                                    947,832
                                                                                 ----------
                                                                                  6,565,851
                                                                                 ----------
Stockholders' equity:
  Common stock, par value $1.00 per share; authorized 10,000,000 shares; issued
    and outstanding 1,000 shares...............................................       1,000
  Additional paid-in capital...................................................   2,094,304
  Retained earnings............................................................   2,576,374
                                                                                 ----------
                                                                                  4,671,678
                                                                                 ----------
                                                                                 $11,237,529
                                                                                 ----------
                                                                                 ----------

         See Accompanying "Notes to Consolidated Financial Statements"

                      AMI OPERATING, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                       YEARS ENDED JULY 31, 1996 AND 1995


                                                                                         1996           1995
                                                                                     -------------  -------------
Net sales..........................................................................  $  24,628,185  $  22,425,781
Cost of goods sold.................................................................     18,322,754     15,843,926
                                                                                     -------------  -------------
Gross profit.......................................................................      6,305,431      6,581,855
Management fee to stockholder......................................................        177,015         85,000
Selling, administrative and general expenses.......................................      5,881,937      8,667,793
                                                                                     -------------  -------------
Income (loss) from operations......................................................        246,479     (2,170,938)
                                                                                     -------------  -------------
Other income (expense):
  Interest income..................................................................          3,478          9,350
  Interest expense.................................................................       (325,981)      (273,013)
                                                                                     -------------  -------------
      Total other income (expense).................................................       (322,503)      (263,663)
                                                                                     -------------  -------------
(Loss) before income taxes.........................................................        (76,024)    (2,434,601)
Income taxes.......................................................................        122,019        409,799
                                                                                     -------------  -------------
Net loss...........................................................................  $    (198,043) $  (2,844,400)
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Basic and diluted loss per share...................................................  $        (198) $      (2,844)
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Weighted average number of common shares outstanding...............................          1,000          1,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------


         See Accompanying "Notes to Consolidated Financial Statements"

                      AMI OPERATING, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                       YEARS ENDED JULY 31, 1996 AND 1995


                                                                             ADDITIONAL
                                                                 COMMON       PAID-IN       RETAINED
                                                                  STOCK       CAPITAL       EARNINGS       TOTAL
                                                               -----------  ------------  ------------  ------------
Balance, July 31, 1994.......................................   $   1,000   $  2,005,774  $  5,618,817  $  7,625,591
Net loss, 1995...............................................      --            --         (2,844,400)   (2,844,400)
                                                               -----------  ------------  ------------  ------------
Balance, July 31, 1995.......................................       1,000      2,005,774     2,774,417     4,781,191
Issuable 2,951 shares of parent company common stock for
  services...................................................      --             88,530       --             88,530
Net loss, 1996...............................................      --            --           (198,043)     (198,043)
                                                               -----------  ------------  ------------  ------------
Balance July 31, 1996........................................   $   1,000   $  2,094,304  $  2,576,374  $  4,671,678
                                                               -----------  ------------  ------------  ------------
                                                               -----------  ------------  ------------  ------------


         See Accompanying "Notes to Consolidated Financial Statements"

                      AMI OPERATING, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                       YEARS ENDED JULY 31, 1996 AND 1995


                                                                                         1996            1995
                                                                                    --------------  --------------
Cash flows from operating activities:
  Cash received from customers....................................................  $   25,075,654  $   22,416,995
  Interest received...............................................................           3,478           6,790
  Income tax refunds received.....................................................         103,865        --
  Cash paid to suppliers and employees............................................     (23,939,858)    (20,994,457)
  Interest paid...................................................................        (360,618)       (283,682)
  Income taxes paid...............................................................        (542,090)       (317,657)
                                                                                    --------------  --------------
      Cash provided by operations.................................................         340,431         827,989
                                                                                    --------------  --------------
Cash flows from investing activities:
  Proceeds from sale of property..................................................         870,764        --
  Repayment of advances to officer................................................        --                29,955
  Purchase of land................................................................          (2,950)        (12,500)
  Payments for buildings and improvements.........................................         (49,269)        (26,080)
  Payments to related party for buildings and improvements........................        (802,264)       --
  Purchase of equipment...........................................................        (626,252)       (591,732)
  Payments for trademarks.........................................................        --                (2,938)
  Payments for package design costs...............................................        (592,265)       (246,466)
                                                                                    --------------  --------------
      Cash (used for) investing activities........................................      (1,202,236)       (849,761)
                                                                                    --------------  --------------
Cash flows from financing activities:
  Proceeds from borrowings........................................................       3,300,000         400,000
  Proceeds from sale of stock.....................................................         107,886        --
  Repayment of borrowings.........................................................      (2,718,757)       (454,476)
  Dividends Paid..................................................................        --              (244,104)
                                                                                    --------------  --------------
      Cash provided by (used for) financing activities............................         689,129        (298,580)
                                                                                    --------------  --------------
Net decrease in cash..............................................................        (172,676)       (320,352)
      Cash, beginning of year.....................................................         197,949         518,301
                                                                                    --------------  --------------
      Cash, end of year...........................................................  $       25,273  $      197,949
                                                                                    --------------  --------------
                                                                                    --------------  --------------


         See Accompanying "Notes to Consolidated Financial Statements"

                      AMI OPERATING, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 1996 AND 1995


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:



NATURE OF BUSINESS:



    AMI Operating, Inc. ("Arrowhead") formerly known as Arrowhead Mills, Inc., manufactures and distributes organic foods and pastas primarily throughout the United States on credit terms that Arrowhead establishes for individual customers. Arrowhead's customers are primarily wholesale distributors. Arrowhead operates under compliance with specific sections of the Food, Drug and Cosmetic Act of 1938 and the Good Manufacturing Practices Act of 1967 and subsequent revisions.



    On November 17, 1997, Arrowhead's stockholders exchanged all of their stock in Arrowhead with a newly formed holding company which is using the name Arrowhead Mills, Inc. All stock and earnings per share information is presented as if this transaction occurred at the beginning of the earliest period presented.


PRINCIPLES OF CONSOLIDATION:


    The accompanying consolidated financial statements include the accounts of Arrowhead and all of its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.


ALLOWANCE FOR DOUBTFUL ACCOUNTS:

    The allowance for doubtful accounts is based on a historical ratio of net account charge-offs to trade accounts receivable outstanding at year end, supplemented by additional allowances based on management's evaluation of open account balances and cash discounts offered at the end of the period.

INVENTORIES:

    Inventories are stated at the lower of cost, determined by the first-in, first-out method (FIFO), or market. Obsolete, slow-moving and damaged merchandise is valued at estimated net realizable value.

PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment are stated at cost. Property additions and improvements are charged to the property accounts while maintenance and repairs, which do not materially improve or prolong assets lives, are charged against earnings. Related costs and accumulated depreciation are removed from their respective accounts upon disposal of properties, and any gain or loss on disposition is credited or charged to earnings.


    Arrowhead uses the straight-line methods of depreciation. Estimated useful lives for buildings range from 15 to 40 years, and estimated useful lives for machinery and equipment range from 5 to 20 years.


    Contract construction costs are accumulated during periods of construction. These expenditures are depreciated over the estimated useful lives of the assets when the assets are placed in service.

                      AMI OPERATING, INC. AND SUBSIDIARIES

                             JULY 31, 1996 AND 1995


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

DEFERRED INCOME TAXES:

    Deferred income taxes are provided on timing differences between financial statement and income tax reporting. A deferred tax asset has also been recognized for the timing differences relating to a non-compete agreement.

NET INCOME PER SHARE:


    Net income per share is computed for all periods presented in accordance with FASB Statement No. 128, "Earnings per Share," based on the weighted average number of shares outstanding during the period.


OTHER ASSETS:

    Intangibles are carried at cost, net of accumulated amortization. Trademarks and organization costs are amortized using the straight-line method over periods of five to forty years. Package design costs are amortized using the straight-line method over periods of five years.

CASH AND CASH EQUIVALENTS:


    For purposes of the statement of cash flows, Arrowhead considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.


USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ADVERTISING:


    Advertising costs, except for costs associated with direct-response advertising, are charged to operations when the advertising first takes place. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. The advertising expense for 1996 was $463,533 ($489,829 in 1995). There is no prepaid or capitalized direct-response advertising at July 31, 1996.



NOTE 2. INVENTORIES:


    The inventories used in determining cost of sales for the years ended July 31, are as follows:

1995............................................  $4,355,071
1996............................................  4,630,975

                      AMI OPERATING, INC. AND SUBSIDIARIES

                             JULY 31, 1996 AND 1995


NOTE 2. INVENTORIES: (CONTINUED)

    An evaluation reserve of $152,948 was charged against inventories at July 31, 1996. This amount results from adjustments to market value relating to bulk grain inventories.


NOTE 3. NOTES PAYABLE:


    Notes payable at July 31, 1996 consist of the following:


Revolving notes payable to bank, with a maximum credit limit of
$2,500,000, $500,000 due August 1996 with the balance due
January 1997 plus interest payable quarterly at 1% above the prime rate which was 9.25% on July 31, 1996,(9.75% in 1995)
secured by accounts receivable and inventory....................  $2,300,001

7.0% demand note payable to stockholder, partially secured......     30,000

Note payable to TSG2 L.P., Arrowhead's controlling stockholder, due on demand with interest due monthly at 1.0% above the prime
rate which was 9.25% on July 31, 1996, unsecured................    100,000
                                                                  ---------
                                                                  $2,430,001
                                                                  ---------
                                                                  ---------


    The provisions of the revolving note payable places restrictions on stock repurchases, fixed asset purchases, indebtedness created and dividends.


NOTE 4. PROFIT SHARING PLAN:



    Arrowhead adopted a defined contribution profit sharing plan effective August 1, 1984 which covers substantially all employees. The eligibility requirements under the plan are 21 years of age or one year of service. The annual contribution to the plan is discretionary and determined by the board of directors. A contribution has been accrued in the amount of $15,000 for 1996 and $35,000 for 1995.

                      AMI OPERATING, INC. AND SUBSIDIARIES

                             JULY 31, 1996 AND 1995


NOTE 5. LONG-TERM DEBT, NET OF CURRENT MATURITIES:


    Long-term debt, net of current maturities at July 31, 1996 consists of the following:

Note payable to bank, payable in monthly installments of
$20,983, including interest at 1/2% above prime, which was 8.75%
at July 31, 1996, through November 2000, secured by a deed of trust and equipment.............................................  $ 889,948

Note payable to former employee, payable in quarterly
installments of $4,000 plus interest at 6.8%, through January
1998, unsecured.................................................     24,000

13% notes payable to former subsidiary stockholders, interest only payments due quarterly, with principal due April 1997,
unsecured.......................................................    627,002

8% note payable to former subsidiary stockholder, payable in bi-weekly installments of $2,346, including interest, through
April 1997, unsecured...........................................     41,021
                                                                  ---------
                                                                  1,581,971
Less current maturities.........................................    871,968
                                                                  ---------
                                                                  $ 710,003
                                                                  ---------
                                                                  ---------

    Following are maturities of long-term debt for each of the next five years and in the aggregate:

                                                               YEAR ENDED
                                                                JULY 31,
                                                              ------------
1997........................................................  $    871,968
1998........................................................       196,337
1999........................................................       214,223
2000........................................................       233,737
2001........................................................        65,706
                                                              ------------
                                                              $  1,581,971
                                                              ------------
                                                              ------------


NOTE 6. TRANSACTIONS WITH RELATED PARTIES AND CONCENTRATION:



    Arrowhead paid $255,553 to companies controlled by stockholders or directors for products or services in 1996 ($471,815 in 1995). Arrowhead also incurred $907,264 to a company controlled by a stockholder/director for the construction of a new warehouse in 1996. At July 31, 1996, amounts due these companies included in trade accounts payable were $114,399.



    Arrowhead sells a substantial portion of its products to one unrelated customer. During 1996 sales to that customer aggregated $6,192,366 ($5,048,210 in 1995). At July 31, 1996, amounts due from that customer included in trade accounts receivable were $276,375.

                      AMI OPERATING, INC. AND SUBSIDIARIES

                             JULY 31, 1996 AND 1995


NOTE 7. ALLOWANCE FOR DOUBTFUL ACCOUNTS:


    The activity in the allowance for doubtful accounts during the year ended July 31, 1996 is summarized as follows:

Balance, beginning of year........................................  $ 123,001
Add:  Amounts charged to operations...............................    168,206
                                                                    ---------
                                                                      291,207
                                                                    ---------
Less: Charge-offs, net of recoveries:
     Charge-offs..................................................     48,227
     Recoveries...................................................        (88)
                                                                    ---------
     Net charge-offs..............................................     48,139
                                                                    ---------
Balance, end of year..............................................  $ 243,068
                                                                    ---------
                                                                    ---------

                      AMI OPERATING, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 1996 AND 1995


NOTE 8. INTANGIBLES:


    Intangibles at July 31, 1996 are as follows:

Package design costs............................................  $1,246,884
Trademarks......................................................     43,718
Organization Costs..............................................      2,000
                                                                  ---------
                                                                  1,292,602
Less accumulated amortization...................................   (316,925)
                                                                  ---------
                                                                  $ 975,677
                                                                  ---------
                                                                  ---------

    Amortization expense for 1996 was $165,893 ($176,007 in 1995).


NOTE 9. SUPPLEMENTAL CASH FLOW INFORMATION:


    The following is a reconciliation of net loss to net cash provided by operations:


                                                                       1996          1995
                                                                    -----------  -------------
Net loss..........................................................  $  (198,043) $  (2,844,400)
                                                                    -----------  -------------
Adjustments to reconcile net loss to net cash provided by
  operations:
  Depreciation....................................................      464,836        436,208
  Amortization....................................................      165,893        176,007
  Stock issued for services.......................................       88,530       --
  Provision for losses on accounts receivable.....................      168,206         42,590
  Write-down of goodwill..........................................      --           3,647,076
  (Gain) Loss on sale of assets...................................     (203,659)      --
  Transfers of vehicles as wages..................................       13,386         14,003
  Changes in assets and liabilities:
    Decrease (increase) in trade accounts receivable..............     (115,113)        (9,086)
    Decrease (increase) in other receivables......................     (281,262)       (53,168)
    Decrease (increase) in inventories............................     (275,905)    (1,250,194)
    Decrease (increase) in prepaid expenses.......................       20,476        (13,696)
    Decrease (increase) in other assets...........................       31,385       --
    Increase (decrease) in trade payables and bank overdraft......      651,257        288,354
    Increase (decrease) in income taxes payable...................     (158,829)       201,986
    Increase (decrease) in other payables and accrued expenses....     (159,258)       134,378
    Increase (decrease) in retirement plan and bonuses payable....      178,059        120,687
    Increase (decrease) in deferred taxes payable.................      (49,528)       (62,756)
                                                                    -----------  -------------
      Total adjustments...........................................      538,474      3,672,389
                                                                    -----------  -------------
Net cash provided by operations...................................  $   340,431  $     827,989
                                                                    -----------  -------------
                                                                    -----------  -------------

                      AMI OPERATING, INC. AND SUBSIDIARIES

                             JULY 31, 1996 AND 1995


NOTE 9. SUPPLEMENTAL CASH FLOW INFORMATION: (CONTINUED)

    Cash for the year ended July 31, 1996 and 1995 consisted of checking and petty cash accounts in the amount of $25,273 and $197,949, respectively.


NOTE 10. SIGNIFICANT STOCK TRANSACTIONS:



    On September 18, 1995 Arrowhead acquired DNF Acquisition Co. in a business combination accounted for in a manner similar to a pooling of interests. DNF Acquisition Co. is the sole stockholder of DeBoles Nutritional Foods, Inc., which manufactures and sells natural pastas. DNF Acquisition Co. became a wholly owned subsidiary of Arrowhead through the exchange of 154,917 shares of Arrowhead's common stock for all of the stock of DNF Acquisition Co. The accompanying financial statements for 1995 have been restated to give effect to the combination. For all periods presented, DNF Acquisition Co. and its wholly owned subsidiary, DeBoles Nutritional Foods, Inc., were under common control with Arrowhead.



    On April 24, 1998, Arrowhead's parent Arrowhead Mills, Inc. ("AMI") signed, an agreement and plan of merger whereby AMI agreed to exchange 100% of AMI's common stock for cash and common stock in The Hain Food Group, Inc., a public company.



NOTE 11. INCOME TAXES:


    Income tax expense for the years ended July 31, 1996 and 1995 is comprised of the following:


                                                                           1996        1995
                                                                        ----------  ----------
Current provision--federal............................................  $  194,892  $  428,128
Current provision--state..............................................      51,651      44,428
Deferred provision--federal...........................................    (124,524)    (62,625)
Deferred provision--state.............................................      --            (132)
                                                                        ----------  ----------
                                                                        $  122,019  $  409,799
                                                                        ----------  ----------
                                                                        ----------  ----------


    A reconciliation of income tax expense to the amount computed by applying statutory income tax rates to earnings before income taxes for the years ended July 31, 1996 and 1995 is as follows:


                                                                          1996        1995
                                                                       ----------  -----------
Federal income tax...................................................  $  (25,848) $  (827,764)
State income tax, net of federal benefit.............................      (4,561)    (146,076)
Nondeductible expenses...............................................      36,327    1,432,669
Taxable income not recorded on books.................................     155,345      --
Deductions not recorded on books.....................................     (35,938)     (14,612)
Other................................................................      (3,306)     (34,418)
                                                                       ----------  -----------
                                                                       $  122,019  $   409,799
                                                                       ----------  -----------
                                                                       ----------  -----------

                      AMI OPERATING, INC. AND SUBSIDIARIES

                             JULY 31, 1996 AND 1995


NOTE 11. INCOME TAXES: (CONTINUED)


    Significant components of Arrowhead's deferred tax assets and liabilities as of July 31, 1996 are as follows:


Deferred tax asset-non-compete agreement.........................  $  13,947
Deferred tax liabilities-property, plant and equipment...........   (210,829)
                                                                   ---------
                                                                   $(196,882)
                                                                   ---------
                                                                   ---------

    The components giving rise to the net deferred liability described above, have been included in the accompanying consolidated balance sheet as of July 31, 1996 as follows:

Current assets...................................................  $  13,947
Noncurrent liabilities...........................................   (210,829)
                                                                   ---------
                                                                   $(196,882)
                                                                   ---------
                                                                   ---------


NOTE 12. GOODWILL WRITE-DOWN:



    During the year ended July 31, 1995, management determined that due to a significant decline in sales, the value originally assigned to goodwill relating to a previous acquisition was permanently impaired. This decline resulted mainly from reduced orders from one of Arrowhead's former major customers. Arrowhead believes that the significantly reduced orders from this former customer, as well as increased competition in the market place, has caused this impairment. Accordingly, Arrowhead has charged selling, administrative and general expenses for $3,647,076 for goodwill write-down.



NOTE 13. SUBSIDIARY YEAR END:


    The accompanying consolidated financial statements include the accounts of AMI Operating, Inc. and its subsidiaries at July 31, 1996 and for the year then ended. For the year ended July 31, 1995 the subsidiaries' results from operations and cash flows include the period January 1, 1995 through September 17, 1995, which represents the acquisition date as described in Note 10. Intercompany transactions and balances have been eliminated in consolidation.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Dana Alexander, Inc.
Brooklyn, New York


    We have audited the accompanying balance sheet of Dana Alexander, Inc. ("Terra") as of July 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the seven month period from January 1, 1997 through July 31, 1997. These financial statements are the responsibility of Terra's management. Our responsibility is to express an opinion on these financial statements based on our audit.


    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dana Alexander, Inc. as of July 31, 1997 and the results of its operations and its cash flows for the seven months then ended in conformity with generally accepted accounting principles.


McGladrey & Pullen, LLP


Anaheim, California
May 22, 1998

                              DANA ALEXANDER, INC.

                                 BALANCE SHEETS


                                                                                                        POST
                                                                                        PRE          ACQUISITION
                                                                                    ACQUISITION    ---------------
                                                                                   --------------   FEBRUARY 28,
                                                                                   JULY 31, 1997        1998
                                                                                   --------------  ---------------
                                                                                                     (UNAUDITED)
                                                 ASSETS (Note 5)
Current Assets
  Cash...........................................................................   $     67,000    $     208,000
  Accounts receivable, net of allowance for doubtful accounts 1997 $57,000; 1998
    $76,000 (Note 2).............................................................      1,220,000        1,116,000
  Other receivables..............................................................         55,000           18,000
  Inventories (Note 3)...........................................................        711,000          709,000
  Prepaid expenses...............................................................        259,000          238,000
                                                                                   --------------  ---------------
      Total current assets.......................................................      2,312,000        2,289,000
Equipment and Leasehold Improvements, net (Note 4)...............................        873,000          956,000
Package Design Costs, net of accumulated amortization 1997 $38,000; 1998 $62,000
  (unaudited)....................................................................        166,000          142,000
Intangible Assets, net of accumulated amortization 1997 $4,000; 1998 $85,000
  (unaudited)....................................................................         41,000       10,630,000
Debt Issue Costs, net............................................................        --               426,000
Other Assets.....................................................................         29,000           32,000
                                                                                   --------------  ---------------
                                                                                    $  3,421,000    $  14,475,000
                                                                                   --------------  ---------------
                                                                                   --------------  ---------------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Line of credit (Note 5)........................................................   $    275,000    $   1,640,000
  Current maturities of long-term debt (Note 5)..................................         36,000          768,000
  Due to parent company..........................................................        --                51,000
  Trade accounts payable.........................................................        674,000          585,000
  Accrued expenses...............................................................        500,000          519,000
  Income taxes payable...........................................................        161,000          240,000
  Deferred taxes (Note 6)........................................................         20,000           20,000
                                                                                   --------------  ---------------
      Total current liabilities..................................................      1,666,000        3,823,000
                                                                                   --------------  ---------------
Long-Term Debt, less current maturities (Note 5).................................         53,000       14,803,000
                                                                                   --------------  ---------------
Commitments and Contingencies (Notes 5 and 7)
Stockholders' Equity (Deficit) (Note 8)
  Common stock, no par value ; authorized 400 shares; issued and outstanding
    218.18 shares................................................................          1,000            1,000
  Additional paid-in capital.....................................................        209,000        4,574,000
  Excess of consideration paid over consideration received.......................        --            (8,855,000)
  Retained earnings, February 28, 1998 since November 17, 1997...................      1,492,000          129,000
                                                                                   --------------  ---------------
                                                                                       1,702,000       (4,151,000)
                                                                                   --------------  ---------------
                                                                                    $  3,421,000    $  14,475,000
                                                                                   --------------  ---------------
                                                                                   --------------  ---------------


                       See Notes to Financial Statements.

                              DANA ALEXANDER, INC.

                              STATEMENTS OF INCOME


                                                                PRE ACQUISITION
                                                   ------------------------------------------
                                                                                 PERIOD FROM   POST ACQUISITION
                                                                                  AUGUST 1,    -----------------
                                                   SEVEN MONTHS  SEVEN MONTHS       1997          PERIOD FROM
                                                      ENDED          ENDED         THROUGH     NOVEMBER 18, 1997
                                                     JULY 31,    FEBRUARY 28,   NOVEMBER 17,        THROUGH
                                                       1997          1997           1997       FEBRUARY 28, 1998
                                                   ------------  -------------  -------------  -----------------
                                                                  (UNAUDITED)    (UNAUDITED)      (UNAUDITED)
Net Sales (Note 2)...............................   $7,765,000    $ 7,106,000    $ 3,937,000     $   4,306,000
Cost of Sales....................................    4,360,000      4,060,000      2,287,000         2,564,000
                                                   ------------  -------------  -------------  -----------------
      GROSS PROFIT...............................    3,405,000      3,046,000      1,650,000         1,742,000
Selling, general and administrative expenses
  (Note 7).......................................    2,195,000      2,247,000      1,296,000           975,000
Amortization of goodwill.........................       --            --             --                 80,000
Officer bonuses..................................       70,000        150,000        220,000          --
Management fee to stockholder....................      105,000        195,000         40,000          --
                                                   ------------  -------------  -------------  -----------------
      OPERATING INCOME...........................    1,035,000        454,000         94,000           687,000
Interest Expense.................................       30,000          8,000          8,000           380,000
                                                   ------------  -------------  -------------  -----------------
Income before income taxes.......................    1,005,000        446,000         86,000           307,000
Provision for Income Taxes (Note 6)..............      483,000        207,000         44,000           178,000
                                                   ------------  -------------  -------------  -----------------
      NET INCOME.................................   $  522,000    $   239,000    $    42,000     $      29,000
                                                   ------------  -------------  -------------  -----------------
                                                   ------------  -------------  -------------  -----------------
Earnings per share...............................   $ 2,392.52    $  1,095.43    $    192.50     $      591.25
                                                   ------------  -------------  -------------  -----------------
                                                   ------------  -------------  -------------  -----------------
Weighted-average number of common shares
  outstanding....................................       218.18         218.18         218.18            218.18
                                                   ------------  -------------  -------------  -----------------
                                                   ------------  -------------  -------------  -----------------


                       See Notes to Financial Statements.

                              DANA ALEXANDER, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                          EXCESS OF
                                                          ADDITIONAL    CONSIDERATION
                                                            PAID-IN       PAID OVER      RETAINED
                                              COMMON        CAPITAL     CONSIDERATION    EARNINGS
                                               STOCK       (NOTE 8)      CONTRIBUTED     (NOTE 8)         TOTAL
                                            -----------  -------------  -------------  -------------  --------------
Pre Acquisition
  Balance, December 31, 1996..............   $   1,000   $     209,000   $   --        $     970,000  $    1,180,000
    Net income............................      --            --             --              522,000         522,000
                                            -----------  -------------  -------------  -------------  --------------
  Balance, July 31, 1997..................       1,000         209,000       --            1,492,000       1,702,000
    Net income (unaudited)................      --            --             --               42,000          42,000
                                            -----------  -------------  -------------  -------------  --------------
  Balance, November 17 1997 (unaudited)...       1,000         209,000       --            1,534,000       1,744,000
Post Acquisition
  Eliminate capital accounts upon
    acquisition of Terra (unaudited)......      --            (210,000)      --           (1,534,000)     (1,744,000)
  Paid-in capital recorded upon
    acquisition of Terra (unaudited)......      --           6,580,000       --             --             6,580,000
  Contribution of capital (unaudited).....      --              75,000       --             --                75,000
  Consideration paid (unaudited)..........      --          (2,080,000)   (8,855,000)       --           (10,935,000)
  Net income (unaudited)..................      --            --             --              129,000         129,000
                                            -----------  -------------  -------------  -------------  --------------
Balance, February, 28, 1998 (unaudited)...   $   1,000   $   4,574,000   $(8,855,000)  $     129,000  $   (4,151,000)
                                            -----------  -------------  -------------  -------------  --------------
                                            -----------  -------------  -------------  -------------  --------------


                       See Notes to Financial Statements.

                              DANA ALEXANDER, INC.

                            STATEMENTS OF CASH FLOW


                                                                     PRE ACQUISITION                    POST
                                                       -------------------------------------------  ACQUISITION
                                                                                      PERIOD FROM   ------------
                                                        PERIOD FROM                    AUGUST 1,    PERIOD FROM
                                                         JANUARY 1,    SEVEN MONTHS      1997       NOVEMBER 18,
                                                            1997          ENDED         THROUGH     1997 THROUGH
                                                          THROUGH      FEBRUARY 28,  NOVEMBER 17,   FEBRUARY 28,
                                                        JULY 31,1997       1997          1997           1998
                                                       --------------  ------------  -------------  ------------
                                                                       (UNAUDITED)    (UNAUDITED)   (UNAUDITED)
Cash Provided by Operating Activities
  Net income.........................................   $    522,000    $  239,000    $    42,000    $  129,000
  Adjustments to reconcile net income to net cash
    provided by operating activities:
  Depreciation and amortization......................        122,000       127,000         98,000       193,000
  Allocated expense paid by parent...................        --             --            --             75,000
  Deferred taxes.....................................         20,000        --            --             --
Change in assets and liabilities:
  (Increase) decrease in:
    Receivables......................................       (168,000)       --           (173,000)      314,000
    Inventories......................................       (189,000)     (177,000)       (14,000)       16,000
    Prepaid expenses and other assets................        (44,000)      (43,000)        19,000        (6,000)
  Increase (decrease) in:
    Accounts payable and accrued expenses............         27,000       130,000        311,000      (381,000)
    Income taxes payable.............................       (231,000)      174,000         83,000        (4,000)
                                                       --------------  ------------  -------------  ------------
      Net cash provided by operating activities......         59,000       450,000        366,000       336,000
                                                       --------------  ------------  -------------  ------------
Cash Flows from Investing Activities
  Purchase of equipment..............................       (220,000)     (407,000)      (139,000)     (115,000)
  Acquisition of Terra (Note 8)......................        --             --            --              6,000
  Capitalized package design costs...................        (10,000)      (20,000)       --             --
                                                       --------------  ------------  -------------  ------------
      Net cash (used in) investing activities........       (230,000)     (427,000)      (139,000)     (109,000)
                                                       --------------  ------------  -------------  ------------
Cash Flows from Financing Activities
  Increase (decrease) in checks in excess of bank
    balance..........................................        (17,000)        6,000        --             --
  Net borrowings (payments) on revolving credit
    agreement........................................        275,000        --           (275,000)       --
  Payments on long-term borrowings...................        --             --            (89,000)       --
  Principal payments on long-term borrowings.........        (26,000)     (270,000)       --             --
  Change in parent company debt......................        --             --             76,000       (25,000)
                                                       --------------  ------------  -------------  ------------
      Net cash provided by (used in) financing
        activities...................................        232,000      (264,000)      (288,000)      (25,000)
                                                       --------------  ------------  -------------  ------------
      Net increase (decrease) in cash................         61,000      (241,000)       (61,000)      202,000
Cash
  Beginning of period................................          6,000       241,000         67,000         6,000
                                                       --------------  ------------  -------------  ------------
  End of period......................................   $     67,000    $   --        $     6,000    $  208,000
                                                       --------------  ------------  -------------  ------------
                                                       --------------  ------------  -------------  ------------


                       See Notes to Financial Statements.

                              DANA ALEXANDER, INC.

                         NOTES TO FINANCIAL STATEMENTS

              (INFORMATION RELATING TO THE INTERIM ARE UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:


    Terra, a wholly-owned subsidiary of Arrowhead Mills, Inc. ("AMI"), manufactures and distributes specialty potato chips and other vegetable chips to gourmet food shops, wholesale clubs and other distributors throughout the United States on credit terms that Terra establishes for individual customers. Terra operates under compliance with specific sections of the Food, Drug and Cosmetic Act of 1938 and the Good Manufacturing Practices Act of 1967 and subsequent revisions. Terra changed its accounting year end to July 31 to be consistent with its parent company. The July 31, 1997 period is seven months.


UNAUDITED INTERIM FINANCIAL INFORMATION:


    The unaudited interim financial information presented herein as of and for the period ended February 28, 1998 and the periods ended February 28, 1997 and November 17, 1997 reflects all adjustments which are, in the opinion of management, necessary for a fair presentation for the periods presented. Such adjustments are of a normal recurring nature. The financial information is not intended to be a complete presentation in accordance with generally accepted accounting principles. Interim financial results are not necessarily indicative of the results Terra will incur during its fiscal year.


BASIS OF PRESENTATION:


    AMI acquired 100% of Terra on November 17, 1997. Accordingly, the excess purchase price over book value is recorded on Terra financial statements as of the acquisition date. The accompanying statements of income, stockholders' equity and cash flows for the periods captioned as "Pre Acquisition" represent when Terra was not owned by AMI, while the period captioned as "Post Acquisition" represents Terra after it was acquired by AMI.



A SUMMARY OF TERRA'S SIGNIFICANT ACCOUNTING POLICIES IS AS FOLLOWS:


USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH CONCENTRATION:


    At July 31, 1997, Terra had approximately $394,000 on deposit in a single financial institution. Deposits in excess of $100,000 are not insured by the FDIC.


INVENTORIES:

    Inventories are stated at the lower of cost (first-in, first-out method) or market.

                              DANA ALEXANDER, INC.

              (INFORMATION RELATING TO THE INTERIM ARE UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

    Equipment and leasehold improvements are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives as follows.


                                                                                         YEARS
                                                                                       ---------
Machinery and equipment..............................................................    5-10
Office furniture.....................................................................      5
Vehicles.............................................................................      5
Leasehold improvements...............................................................    3-10


PACKAGE DESIGN COSTS:


    Terra capitalizes costs incurred for the design of its packaging. These costs are amortized over the estimated life of the packaging not to exceed five years.


INTANGIBLE ASSETS:

    Intangible assets consist primarily of goodwill which is amortized over forty years using the straight line method.

DEBT ISSUE COST:


    Debt issue costs are the portion of costs incurred by the parent company relating to the debt recorded in Terra's financial statements. These costs are amortized over the life of the debt agreement using a method that approximates the interest method.


LONG-LIVED ASSETS:


    On January 1, 1996, Terra adopted Financial Accounting Standards Board
(FASB) Statement No. 121. "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS TO BE DISPOSED OF". Under those rules, long-term and intangible assets are evaluated for possible impairment when events or circumstances indicate the carrying amount of those assets may not be recoverable. Recoverability is assessed based on the gross undiscounted estimated future cash flows before interest charges. If an impairment is indicated, the amount would be determined by comparing the estimated fair value to the carrying value of the asset being evaluated. In the absence of quoted market prices, fair value is estimated by using the projected cash flows discounted at a rate commensurate with the risks involved.


ADVERTISING:


    Terra expenses the production costs of advertising the first time the advertising takes place. Advertising expense was approximately $136,000 during the seven months ended July 31, 1997. Prepaid advertising as of July 31, 1997 totaled $6,000.

                              DANA ALEXANDER, INC.

              (INFORMATION RELATING TO THE INTERIM ARE UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) INCOME TAXES:

    Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.


EARNINGS PER SHARE:


    Earnings per share are computed using the weighted average number of common shares outstanding during the respective periods. There are no potentially dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS:


    In 1997, Terra adopted FASB Statement No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. The following methods and assumptions were used to estimate the fair value of each class of financial instruments:


        CASH AND CASH EQUIVALENTS: The carrying amount approximates fair value because of the short maturity of those instruments.

        LINE OF CREDIT AND LONG-TERM DEBT: The carrying amount approximates fair value because the interest rate fluctuates with the lending banks' prime rate or LIBOR.

NOTE 2. MAJOR CUSTOMER


    Terra had net sales to one customer for the seven months ended July 31, 1997 that individually accounted for more than 10% of Terra's net sales. Net sales to this customer were approximately $2,200,000 for the seven months ended July 31, 1997 and net trade receivables at July 31, 1997 was $150,000. Sales to this customer for the seven months ended February 28, 1997 were $2,220,000, for the period ended November 17, 1997 were $603,000 and for the period ended February 28, 1998 were $896,000. Trade receivables from this customer at February 28, 1998 were $126,000.


NOTE 3. INVENTORIES

                                                                 JULY 31,      FEBRUARY 28,
                                                                   1997            1998
                                                               ------------  ----------------
                                                                               (UNAUDITED)
Raw materials................................................   $   88,000      $   93,000
Finished goods...............................................      131,000         114,000
Packaging....................................................      492,000         502,000
                                                               ------------       --------

                                                                $  711,000      $  709,000
                                                               ------------       --------
                                                               ------------       --------

                              DANA ALEXANDER, INC.

              (INFORMATION RELATING TO THE INTERIM ARE UNAUDITED)

NOTE 4. EQUIPMENT AND LEASEHOLD IMPROVEMENTS


                                                                                    JULY 31,
                                                                                      1997
                                                                                  ------------
Machinery and equipment.........................................................   $  867,000
Office furniture................................................................      105,000
Vehicles........................................................................       31,000
Leasehold improvements..........................................................      362,000
                                                                                  ------------
                                                                                    1,365,000
Less accumulated depreciation...................................................      492,000
                                                                                  ------------
                                                                                   $  873,000
                                                                                  ------------
                                                                                  ------------


NOTE 5. NOTES PAYABLE


    At July 31, 1997, Terra had a line of credit with a bank for $1,500,000 at prime plus 0.5%, secured by all assets of Terra and expiring on June 30, 1998. Terra also has a term agreement with a bank which requires $1,800 per month principal payments plus interest at prime plus 1% and is due June 2,000 and other term debt totaling $24,000. The aggregate amount of long-term debt maturing in future years are as follows: 1998 $36,000; 1999 $32,000 and 2,000 $21,000. These notes were repaid in connection with the acquisition discussed in
Note 8 (unaudited).


UNAUDITED INTERIM INFORMATION:


    In connection with the transaction discussed in Note 8, AMI entered into a credit agreement with a bank to finance the acquisition and repay existing debt. The agreement includes the following terms. The facility provides for a $6,000,000 revolving line of credit, including letters of credit up to $1,000,000, with interest at the bank's base rate plus 1% to 1.75% (10% at February 28, 1997) or LIBOR plus 2% to 2.75% (8.125% at February 28, 1997) depending on certain financial conditions through October 2003. The amount outstanding at February 28, 1998 is $2,000,000. There are two term facilities:
Series A, $12,000,000 with the same interest terms as the revolver, and quarterly principal payments of $125,000 due beginning January 1998, and increasing each anniversary to $812,500 per quarter in 2003 when the series will be fully paid; Series B $7,000,000 with interest at the bank's base rate plus 2% (10% at February 28, 1997) or LIBOR plus 3% (8.625% at February 28, 1997), principal payments are due quarterly at $25,000 per quarter beginning January 1998 through 2003 and four quarterly payments of $1,600,000 each in 2004. All assets of Terra are pledged as collateral on the loans. The agreement provides for certain financial covenants to be maintained.

                              DANA ALEXANDER, INC.

              (INFORMATION RELATING TO THE INTERIM ARE UNAUDITED)

NOTE 5. NOTES PAYABLE (CONTINUED)
    The scheduled maturities of principal maturities on the above term facilities are as follows:


YEAR ENDED JULY 31,
-------------------------------------------------------------------------------
1998...........................................................................  $     450,000
1999...........................................................................      1,163,000
2000...........................................................................      1,725,000
2001...........................................................................      2,225,000
2002...........................................................................      2,912,000
Thereafter.....................................................................     10,525,000
                                                                                 -------------
                                                                                 $  19,000,000
                                                                                 -------------
                                                                                 -------------



    As part of the acquisition discussed in Note 8, Terra has been allocated $17,211,000 of the debt proceeds and has reflected these amounts as debt on its balance sheet.


NOTE 6. INCOME TAXES

    The provision for income taxes for the seven months ended July 31, 1997 consist of the following:

Current...........................................................  $ 463,000
Deferred..........................................................     20,000
                                                                    ---------
                                                                    $ 483,000
                                                                    ---------
                                                                    ---------

    A reconciliation of income tax expense to the amount computed by applying statutory income tax rates to earnings before income taxes:

Federal income tax................................................  $ 352,000
State income tax, net of federal benefit..........................    121,000
Other.............................................................     10,000
                                                                    ---------
                                                                    $ 483,000
                                                                    ---------
                                                                    ---------


    Significant components of Terra's deferred tax assets and liabilities as of July 31, 1997 are as follows:


Deferred Taxes
Deferred tax liability, receivables...............................  $  50,000
Deferred tax asset, other.........................................    (30,000)
                                                                    ---------
Net deferred tax liability........................................  $  20,000
                                                                    ---------
                                                                    ---------

NOTE 7. RENT COMMITMENTS, RENT EXPENSE AND CONTINGENCY


    Terra leases its facilities under three operating lease agreements. Rent expense for the seven months ended July 31, 1997 was $119,000. Future rent commitments are as follows: 1998 $206,000; 1999 $157,000; and 2,000 $47,000.

                              DANA ALEXANDER, INC.

              (INFORMATION RELATING TO THE INTERIM ARE UNAUDITED)

NOTE 7. RENT COMMITMENTS, RENT EXPENSE AND CONTINGENCY (CONTINUED)

    Terra is in the process of discovery relating to an employee lawsuit. The employee claims damages of $800,000. Management believes the outcome of this suit will not have a material effect on the financial statements.


NOTE 8. SUBSEQUENT EVENTS (UNAUDITED)


    On November 17, 1997 Terra was acquired by AMI, which is under common control with Terra. As a result of the combination of the two entities under common control, the portion of the acquisition price in excess of book value of Terra which was controlled by the majority owner has been recorded as a reduction in stockholders' equity. The portion of the purchase price in excess of book value relating to the minority stockholders has been recorded as a purchase. Also, since Terra was acquired 100% by this majority stockholder through a step transaction, Terra applied push-down accounting upon this acquisition. Accordingly, the assets of Terra have been revalued as of the acquisition date and the total excess purchase price of $10,670,000 has been recorded on Terra's balance sheet. The portion of the step acquisition that was funded by debt which is collateralized by Terra assets is recorded as a liability, and the remainder has been recorded as paid-in capital. The supplemental cash flow information relating to this transaction is as follows:


Working capital deficit assumed, net of cash acquired..........  $ 1,915,000
Long-term assets, including intangible assets acquired.........  (12,265,000)
Long-term debt incurred related to acquisition.................   14,711,000
Paid-in capital................................................    6,580,000
Consideration paid to majority stockholder.....................  (10,935,000)
                                                                 -----------
Cash acquired on acquisition...................................  $     6,000
                                                                 -----------
                                                                 -----------


    On April 24, 1998, AMI signed an agreement and plan of merger whereby AMI agreed to exchange 100% of AMI's stock for a combination of cash and common stock of The Hain Food Group, Inc., a public company. These financial statements do not include any adjustments which may be required as a result of this transaction.


NOTE 9. PRIOR PERIOD INTERIM INFORMATION (UNAUDITED)

    Selected financial information for the seven months ended July 31, 1996 are as follows: net sales $5,338,000; gross profit $2,625,000; provision for income taxes $384,000; net income $565,000; and earnings per share of $2.59.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Dana Alexander Inc.
Brooklyn, New York


    We have audited the accompanying balance sheets of Dana Alexander Inc. ("Terra") as of December 31, 1996 and December 31, 1995 and the related statements of operations and retained earnings, common stock, additional paid in capital and cash flows for the years then ended. These financial statements are the responsibility of Terra's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dana Alexander Inc. as of December 31, 1996 and December 31, 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Katz & Bloom, LLC
Roslyn Heights, New York
March 19, 1997
June 2, 1997 as to Note L

                              DANA ALEXANDER INC.

                                 BALANCE SHEET


                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1996          1995
                                                                                        ------------  ------------
                                                      ASSETS
Current Assets:
  Cash in bank........................................................................  $      6,379  $    126,261
  Accounts receivable-trade-less allowances for doubtful accounts and accrued credits
    of $121 479 in 1996 and $39 300 in 1995 (Note G)..................................       956,444       641,927
  Accounts receivable-other...........................................................        45,104         1,612
  Inventory (Notes A, B and G)........................................................       521,746       296,417
  Prepaid expenses (Note C)...........................................................       200,560        49,847
  Note receivable (Notes D and G).....................................................        55,000       --
                                                                                        ------------  ------------
    Total Current Assets..............................................................     1,785,233     1,116,064
                                                                                        ------------  ------------
Property, Plant and Equipment--
  At cost (Notes A, E and G)..........................................................     1,327,070       907,943
  Less-accumulated depreciation and amortization......................................       402,966       339,325
                                                                                        ------------  ------------
    Net Property, Plant and Equipment.................................................       924,104       568,618
                                                                                        ------------  ------------
Other Assets:
  Deposits............................................................................        28,242        36,412
  Intangible assets-net of accumulated amortization of $7 610 in 1996 and $3 530 in
    1995 (Note A).....................................................................        48,653        52,733
  Long-term note receivable (Notes D and G)...........................................        50,000       --
  Other...............................................................................        15,000         1,452
  Deferred income taxes (Notes A and F)...............................................       --             24,000
                                                                                        ------------  ------------
    Total Other Assets................................................................       141,895       114,597
                                                                                        ------------  ------------
    Total.............................................................................  $  2,851,232  $  1,799,279
                                                                                        ------------  ------------
                                                                                        ------------  ------------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Bank overdraft......................................................................  $     16,906  $    --
  Accounts payable....................................................................       789,472       511,476
  Current maturity-notes payable (Notes G and L)......................................        38,555        50,883
  Current maturity-equipment leases payable...........................................         2,016        25,420
  Accrued liabilities (Note H)........................................................       354,558       101,427
  Income taxes payable (Notes A and F)................................................       391,801       206,310
                                                                                        ------------  ------------
    Total Current Liabilities.........................................................     1,593,308       895,516
                                                                                        ------------  ------------
Long-Term Liabilities:
  Deferred taxes payable (Notes A and F)..............................................         3,000       --
  Notes payable-less current maturity (Notes G and L).................................        74,218       114,788
  Equipment leases payable-less current maturity......................................       --             38,366
  Notes payable-stockholders (Note G).................................................       --            338,000
                                                                                        ------------  ------------
    Total Long-Term Liabilities.......................................................        77,218       491,154
                                                                                        ------------  ------------
Commitments and Contingencies (Note I)................................................       --            --
Stockholders' Equity:
  Common stock--authorized 400 shares no par value-issued and outstanding 218.18
    shares............................................................................         1,145         1,145
  Additional paid in capital..........................................................       209,437       209,437
  Retained earnings...................................................................       970,124       202,027
                                                                                        ------------  ------------
    Total Stockholders' Equity........................................................     1,180,706       412,609
                                                                                        ------------  ------------
    Total.............................................................................  $  2,851,232  $  1,799,279
                                                                                        ------------  ------------
                                                                                        ------------  ------------


   The accompanying notes are an integral part of these financial statements.

                              DANA ALEXANDER INC.

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS


                                                                                              YEAR ENDED
                                                                                             DECEMBER 31,
                                                                                      ---------------------------
                                                                                          1996           1995
                                                                                      -------------  ------------
Net sales...........................................................................  $  10,493,160  $  5,604,337
Cost of sales.......................................................................      5,643,285     3,221,380
                                                                                      -------------  ------------
Gross profit........................................................................      4,849,875     2,382,957
                                                                                      -------------  ------------
Other income........................................................................        192,332         7,896
Selling and administrative expenses.................................................      3,227,645     1,925,592
Officers' bonus.....................................................................        200,000        50,000
Management fees to stockholder......................................................        245,000        75,000
                                                                                      -------------  ------------
Income before interest and taxes on income..........................................      1,369,562       340,261
Interest expense....................................................................         46,465        65,434
                                                                                      -------------  ------------
Income before taxes on income.......................................................      1,323,097       274,827
Taxes on income (Notes A and F).....................................................        555,000       191,000
                                                                                      -------------  ------------
Net income..........................................................................        768,097        83,827
Retained earnings--beginning........................................................        202,027       118,200
                                                                                      -------------  ------------
Retained earnings--end..............................................................  $     970,124  $    202,027
                                                                                      -------------  ------------
                                                                                      -------------  ------------
Basic and dliuted earnings per common share.........................................  $       3,520  $        393
                                                                                      -------------  ------------
                                                                                      -------------  ------------
Weighted average number common shares...............................................         218.18        213.30
                                                                                      -------------  ------------
                                                                                      -------------  ------------


   The accompanying notes are an integral part of these financial statements.

                              DANA ALEXANDER INC.

                           STATEMENT OF COMMON STOCK

                          YEAR ENDED DECEMBER 31, 1996


                                                                                                 SHARES     AMOUNT
                                                                                                ---------  ---------
January 1, 1996 and December 31, 1996.........................................................
  (No change during the year)                                                                      218.18  $   1,145
                                                                                                ---------  ---------
                                                                                                ---------  ---------


                          YEAR ENDED DECEMBER 31, 1995


                                                                                                 SHARES     AMOUNT
                                                                                                ---------  ---------
Common stock--January 1, 1995.................................................................     200.00  $   1,050

Stated value--sale of 122.18 shares common stock issued in connection with the merger of Dana
  Alexander Holding Company, Inc. and DA Acquisition, Inc. with and into Dana Alexander Inc.
  Neither Dana Alexander Holding Company, Inc. nor DA Acquisition, Inc. had any operating
  history.....................................................................................     122.18        641
                                                                                                ---------  ---------
                                                                                                   322.18      1,691
Acquisition of 104 shares common stock to be permanently retired in connection with the merger of Dana Alexander Holding Company, Inc. and DA Acquisition, Inc. with and into Dana
  Alexander Inc...............................................................................    (104.00)      (546)
                                                                                                ---------  ---------
Common stock--December 31, 1995...............................................................     218.18  $   1,145
                                                                                                ---------  ---------
                                                                                                ---------  ---------


                    STATEMENT OF ADDITIONAL PAID IN CAPITAL


                                                                                                  YEAR ENDED
                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1996        1995
                                                                                            ----------  ----------
Additional paid in capital--beginning of year.............................................  $  209,437  $  124,950
Officers' loans contributed to capital....................................................      --          44,582
Excess of proceeds of sale of 18.18 shares common stock over stated value.................      --          39,905
                                                                                            ----------  ----------
Additional paid in capital--end of year...................................................  $  209,437  $  209,437
                                                                                            ----------  ----------
                                                                                            ----------  ----------


   The accompanying notes are an integral part of these financial statements.

                              DANA ALEXANDER INC.

                            STATEMENT OF CASH FLOWS


                                                                                                 YEAR ENDED
                                                                                                DECEMBER 31,
                                                                                            ---------------------
                                                                                               1996       1995
                                                                                            ----------  ---------
Cash Flows From Operating Activities:
  Net income..............................................................................  $  768,097  $  83,827
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.........................................................     155,653    138,136
    Allowance for doubtful accounts.......................................................      69,837     12,600
    Accrued interest on stockholders' loans...............................................      --         21,148
    Loss on retirement of fixed assets....................................................      16,406      7,250
    Gain on sale of fixed assets..........................................................      (9,302)    (3,100)
    Gain on sale on local distribution rights.............................................    (172,000)    --
  Changes in assets and liabilities:
    Accounts receivable (net).............................................................    (384,354)  (235,477)
    Accounts receivable-other.............................................................     (43,492)    30,188
    Accrued interest-notes receivable.....................................................      (2,406)    --
    Prepaid expenses......................................................................    (150,713)    (9,120)
    Inventory.............................................................................    (225,329)   (70,706)
    Deferred income taxes.................................................................      24,000    (24,000)
    Other assets..........................................................................       1,452     --
    Bank overdraft........................................................................      16,906     --
    Accounts payable......................................................................     168,590    215,096
    Accrued liabilities...................................................................     253,131    (30,932)
    Income taxes payable..................................................................     185,491    205,135
    Deferred income taxes payable.........................................................       3,000     --
                                                                                            ----------  ---------
        Net cash provided by operating activities.........................................     674,967    340,045
                                                                                            ----------  ---------
Cash Flows Used In Investing Activities:
  Purchase of fixed assets................................................................    (473,807)  (236,790)
  Proceeds from sale of local distribution rights.........................................      69,406     --
  Deposit payments........................................................................     (10,300)    (7,125)
  Proceeds from sale of fixed assets......................................................      54,050      3,100
  Refunds of deposits.....................................................................      18,470     --
  Intangible asset expenditures...........................................................      --        (14,584)
                                                                                            ----------  ---------
        Net cash used in investing activities.............................................    (342,181)  (255,399)
                                                                                            ----------  ---------
Cash Flows From Financing Activities:
  Payments-loans from stockholders........................................................    (338,000)    --
  Payments on long and short term debt....................................................     (52,898)  (700,083)
  Payments on capital leases..............................................................     (61,770)   (25,126)
  Proceeds from sale of common stock......................................................      --         40,000
  Proceeds from long term borrowing in connection with stock sale.........................      --        260,000
  Loans from stockholders.................................................................      --         78,000
  Due to stockholders.....................................................................      --           (195)
  Proceeds from long term borrowing.......................................................      --        348,000
                                                                                            ----------  ---------
        Net cash (used in) provided by financing activities...............................    (452,668)       596
                                                                                            ----------  ---------
Net (decrease) increase in cash...........................................................    (119,882)    85,242
        Cash and cash equivalents-beginning of year.......................................     126,261     41,019
                                                                                            ----------  ---------
        Cash and cash equivalents-end of year.............................................  $    6,379  $ 126,261
                                                                                            ----------  ---------
                                                                                            ----------  ---------


   The accompanying notes are an integral part of these financial statements.

                              DANA ALEXANDER INC.

                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION


                                                                           1996       1995
                                                                        ----------  ---------
Cash paid during the year ended December 31,
  Interest............................................................  $   67,696  $  43,463
                                                                        ----------  ---------
                                                                        ----------  ---------
  Income taxes........................................................  $  369,509  $   8,240
                                                                        ----------  ---------
                                                                        ----------  ---------


            SUPPLEMENTAL DISCLOSURE OF NON CASH FINANCING ACTIVITIES


    In connection with the sale of the local route distribution rights (Note D) Terra received a $172,000 note from the purchaser. During 1996 Terra received a principal payment of $69,406 on the note.


            SUPPLEMENTAL DISCLOSURE OF NON CASH FINANCING ACTIVITIES


    In connection with the transfer of a majority interest of the common stock of Dana Alexander Inc. in 1995 by its two principal stockholders, Dana Alexander Inc. merged with two newly created corporations. As a result of this merger, Terra assumed a liability to the principal stockholders (prior to the merger) in the amount of $260,000. In addition, loans from these two stockholders totaling $44,582 were contributed to Terra as additional paid in capital.

                              DANA ALEXANDER INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

NOTE A--SUMMARY OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

ACTIVITIES:


    Terra was incorporated in the State of New York on March 7, 1989 and derives its revenue from the sale of "Terra Chips" and "Yukon Gold" potato and other vegetable chips primarily to gourmet food shops, wholesale clubs and distributors, including one customer that accounted for approximately 32% of Terra's sales in 1996 and two customers that accounted for approximately 22% of Terra's sales in 1995. Credit is granted to customers in the ordinary course of business.


INVENTORY:

    Inventory is stated at cost or market, whichever is lower and consists of uncooked vegetables, finished goods and supplies.

FIXED ASSETS--DEPRECIATION:

    Fixed assets are recorded at cost and includes equipment under capital lease. Costs of maintenance and repairs are charged to expense as incurred. Depreciation is provided for on the straight-line method over the following estimated useful lives: machinery and equipment 5 years; vehicles 5 years; and leasehold improvements shorter of lease term or asset useful life.

INCOME TAXES:

    Income taxes are accounted for in accordance with SFAS 109 "Accounting for Income Taxes". Deferred income taxes are provided for the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

TRADEMARKS:

    Costs incurred in the registration and acquisition of trademarks and trademark rights (intangible assets) are capitalized and are amortized over the useful life of the assets.

NOTE B--INVENTORY

    Inventory consists of:


                                                                            DECEMBER 31,
                                                                       ----------------------
                                                                          1996        1995
                                                                       ----------  ----------
Packaging film.......................................................  $  302,396  $  149,811
Finished goods.......................................................     121,049      68,693
Other supplies.......................................................      71,834      27,307
Raw materials........................................................      26,467      50,606
                                                                       ----------  ----------
    Total............................................................  $  521,746  $  296,417
                                                                       ----------  ----------
                                                                       ----------  ----------

                              DANA ALEXANDER INC.

                               DECEMBER 31, 1996

NOTE C--PREPAID EXPENSES

    Prepaid expenses consist of:


                                                                            DECEMBER 31,
                                                                        ---------------------
                                                                           1996       1995
                                                                        ----------  ---------
Market development costs..............................................  $  105,167  $  --
Other.................................................................      46,661     15,719
Advertising...........................................................      34,070     --
Insurance.............................................................      14,662     28,452
Employee benefits.....................................................      --          5,676
                                                                        ----------  ---------
                                                                        $  200,560  $  49,847
                                                                        ----------  ---------
                                                                        ----------  ---------


NOTE D--NOTE RECEIVABLE


    On January 1, 1996 Terra sold the rights to distribute its products in the Metropolitan New York City area. The agreement, as revised, calls for the following remaining payments plus interest at 9% per annum.



January 1, 1997..................................     52,594
January 1, 1998..................................     50,000
                                                   ---------
                                                   $ 102,594
                                                   ---------
                                                   ---------


NOTE E--FIXED ASSETS

    The major classes of fixed assets are:


                                                                           DECEMBER 31,
                                                                     ------------------------
                                                                         1996         1995
                                                                     ------------  ----------
Production equipment...............................................  $    863,476  $  472,507
Leasehold improvements.............................................       347,211     273,054
Office furniture and equipment.....................................        85,354      48,539
Transportation equipment...........................................        31,029     113,843
                                                                     ------------  ----------
    Total..........................................................  $  1,327,070  $  907,943
                                                                     ------------  ----------
                                                                     ------------  ----------



    Depreciation and amortization of fixed and intangible assets amounted to $155,653 for the year ended December 31, 1996 and $138,136 for the year ended December 31, 1995. Depreciation is computed on the straight-line method.



    At December 31, 1996, $22,489 of equipment owned by Terra was held for use in the manufacturing facility of a co-packer of Terra's products. At December 31, 1996, printing plates costing $166,936 were held at the premises by the vendor who produces Terra's packaging film.



    During 1996 Terra retired from service several older equipment items. Terra adjusted the equipment's carrying value to its net realizable value on sale. Accordingly, a charge to income of $16,406 was recorded in 1996.

                              DANA ALEXANDER INC.

                               DECEMBER 31, 1996

NOTE F--INCOME TAXES

    The provision for income taxes is as follows:


                                                                             YEAR ENDED
                                                                            DECEMBER 31,
                                                                       ----------------------
                                                                          1996        1995
                                                                       ----------  ----------
Current:
  Federal............................................................  $  394,483  $  154,000
  State and local....................................................     133,517      61,000
Deferred--net........................................................      27,000     (24,000)
                                                                       ----------  ----------
                                                                       $  555,000  $  191,000
                                                                       ----------  ----------
                                                                       ----------  ----------


    A reconciliation of income tax expense to the amount computed by applying statutory income tax rates to earnings before income taxes:


                                                                             YEAR ENDED
                                                                            DECEMBER 31,
                                                                       ----------------------
                                                                          1996        1995
                                                                       ----------  ----------
Federal income tax...................................................  $  450,000  $   94,000
State income tax, net of federal benefit.............................     105,000      33,000
Additional tax due to change in tax status...........................      --          64,000
                                                                       ----------  ----------
                                                                       $  555,000  $  191,000
                                                                       ----------  ----------
                                                                       ----------  ----------



    Significant components of Terra's deferred tax assets and liabilities are as follows:



                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1996       1995
                                                                          ---------  ---------
Deferred tax assets--
  property, plant and equipment.........................................  $  25,000  $  19,000
  reserve for doubtful accounts.........................................     14,000      5,000
                                                                          ---------  ---------
                                                                             39,000     24,000
Deferred tax liabilities--installment note receivable...................    (42,000)    --
                                                                          ---------  ---------
                                                                          $  (3,000) $  24,000
                                                                          ---------  ---------
                                                                          ---------  ---------


NOTE G--NOTES PAYABLE


    Terra maintains a line of credit with a bank that provides for borrowing up to $1,000,000 and bears interest at one half of one percent over the bank's prime rate. At December 31, 1996 there were no borrowing's under the line of credit.



    Terra also has an installment loan with the bank that is payable in monthly installments of $1,800 plus interest at 1% per annum above the bank's prime rate.

                              DANA ALEXANDER INC.

                               DECEMBER 31, 1996

NOTE G--NOTES PAYABLE (CONTINUED)

    The loan is secured by all inventory, machinery and equipment not pledged elsewhere, accounts receivable, notes receivable, intangibles and the guarantees of two of Terra's principal stockholders. The loan matures on July 1, 2000.



    In March 1993, Terra entered into a $125,000 loan agreement with the New York State Urban Development Corporation (UDC). The agreement provides for working capital and machinery and equipment term loans with maturities of four and six years respectively. The loans call for monthly payments of $920 and $1,170 including interest at 1% per annum until March 1994. The payments increase to $962 and $1,262 monthly including interest at 4% per annum starting in April 1994. The loans are secured by the machinery and equipment purchased with the loan proceeds, the assignment of life insurance policies on two stockholders and the personal guarantee of the two of the principal stockholders. The loan agreement also contains restrictions on the payment of dividends, ability to incur additional financial obligations, sale of stock, sale of assets, ability to merge or consolidate with any other company and require Terra to maintain certain minimum financial ratios.


    The notes bear interest at rates from 4% per annum to 9.5% per annum and mature as follows:


1997..............................................................  $  41,676
1998..............................................................     36,730
1999..............................................................     25,383
2000..............................................................     12,600
                                                                    ---------
                                                                    $ 116,389
Less amounts representing interest................................      1,601
                                                                    ---------
Present value of minimum notes payable payments...................  $ 114,788
                                                                    ---------
                                                                    ---------


NOTE H--ACCRUED LIABILITIES

    Accrued liabilities consist of:


                                                                            DECEMBER 31,
                                                                       ----------------------
                                                                          1996        1995
                                                                       ----------  ----------
Packaging set-up costs...............................................  $   90,936  $   --
Payroll..............................................................      76,877      40,039
Miscellaneous........................................................      69,373      42,790
Freight..............................................................      40,547      --
Brokers fees.........................................................      30,706      12,000
Advertising..........................................................      30,000      --
Professional fees....................................................      16,119       6,598
                                                                       ----------  ----------
                                                                       $  354,558  $  101,427
                                                                       ----------  ----------
                                                                       ----------  ----------

                              DANA ALEXANDER INC.

                               DECEMBER 31, 1996

NOTE I--COMMITMENTS AND CONTINGENCIES


    (a) Terra occupies premises under leases that expire in December 1996 and December 1999. The leases call for annual payments of $204,600 in 1997 plus escalation and Terra has the right to renew one of the leases for two one year periods at annual rent of $93,600 and $97,800.



    (b) In connection with the sale of their stock in 1995, Terra's President and Vice President received three year employment agreements at a specified base salary. The agreements terminate upon the death or disability of the employee.



    (c) Terra and one of its stockholder-officers are defendants in a discrimination lawsuit brought by a former employee. The plaintiff seeks compensatory and punitive damages in an unspecified amount. In March 1997 the Court dismissed the complaint in its entirety against the stock-holder-officer. Terra believes that the remaining claims are without merit and intends to vigorously defend the action. It is the opinion of management that the outcome of this matter will not materially affect Terra's financial position.


NOTE J--RELATED PARTY TRANSACTIONS

    Included in other expenses are management fees paid to the following related parties:


    Officer bonuses paid to two of Terra's principal shareholders aggregated $200,000 for the year ended December 31, 1996 and $50,000 in the year ended December 31, 1995.



    Management fees of $245,000 for the year ended December 31, 1996 and $75,000 for the year ended December 31, 1995 were paid to an affiliate of Terra's principal shareholder.



    During 1995 expense reimbursements aggregating $20,697 were paid to Terra's principal shareholder.



    Interest expense to two of Terra's shareholders aggregated $26,641 for the year ended December 31, 1996 and $21,148 for the year ended December 31, 1995.


NOTE K--RECLASSIFICATION

    Certain items in the 1995 financial statements have been reclassified to agree with their 1996 presentation.

NOTE L. SUBSEQUENT EVENTS


    During the five months ended May 31, 1997, Terra, under its line of credit with the bank borrowed at various times $900,000 and repaid $275,000.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Garden of Eatin', Inc.
Hollywood, California


    We have audited the accompanying balance sheet of Garden of Eatin', Inc. ("GOE") as of December 23, 1997, and the related statements of operations, stockholders' equity and cash flows for the period from January 1, 1997 through December 23, 1997. These financial statements are the responsibility of GOE's management. Our responsibility is to express an opinion on these financial statements based on our audit.


    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Garden of Eatin', Inc. as of December 23, 1997 and the results of its operations and its cash flows for the period from January 1, 1997 through December 23, 1997 in conformity with generally accepted accounting principles.

Anaheim, California
May 8, 1998

                             GARDEN OF EATIN', INC.

                                 BALANCE SHEETS

                                                                         DECEMBER 23,  DECEMBER 31,  FEBRUARY 28,
                                                                             1997          1996          1998
                                                                         ------------  ------------  ------------
                                                                                       (UNAUDITED)   (UNAUDITED)
                                                 ASSETS (Note 5)
Current Assets
  Cash and cash equivalents............................................   $   92,000    $   37,000   $    348,000
  Accounts receivable, net of allowance for doubtful accounts 1997
    $100,000; 1996 $82,000; 1998 $105,000 (Note 2).....................    1,391,000     1,489,000      1,449,000
  Receivable from stockholder..........................................      500,000        --            --
  Inventories (Notes 2 and 3)..........................................      152,000       279,000        257,000
  Prepaid expenses.....................................................       45,000        50,000         35,000
  Deferred taxes (Note 8)..............................................      223,000        67,000        223,000
                                                                         ------------  ------------  ------------
      TOTAL CURRENT ASSETS.............................................    2,403,000     1,922,000      2,312,000
                                                                         ------------  ------------  ------------
Furniture, Fixtures and Equipment, net (Note 4)........................      230,000       136,000        258,000
Package Design Costs, net of accumulated amortization 1997 $233,000;
  1996 $231,000; 1998 $234,000.........................................       77,000        64,000        119,000
Insurance Contract (Note 5)............................................       --           490,000        --
Other Assets...........................................................       22,000        24,000          7,000
                                                                         ------------  ------------  ------------
                                                                          $2,732,000    $2,636,000   $  2,696,000
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Current maturity of capital lease obligation (Note 6)................   $    8,000    $   --       $      7,000
  Trade accounts payable...............................................      598,000      1069,000      1,123,000
  Accrued payroll......................................................      306,000        87,000         24,000
  Other accrued expenses...............................................       90,000        92,000        133,000
  Due to stockholder...................................................       --           160,000        --
  Accrued expenses to stockholder......................................      420,000        --            --
  Income taxes payable.................................................      145,000        17,000        185,000
                                                                         ------------  ------------  ------------
      TOTAL CURRENT LIABILITIES........................................    1,567,000     1,425,000      1,472,000
Capital lease obligation, less current maturity (Note 6)...............       94,000        --             94,000
Note Payable (Note 5)..................................................       --           490,000        --
Deferred Taxes (Note 8)................................................       16,000         7,000         16,000
Commitments and Contingencies (Notes 2, 3, 7 and 10)
Stockholders' Equity
  Common stock, authorized 100,000 shares; issued and outstanding
    20,000 shares......................................................      436,000        16,000        436,000
  Retained earnings....................................................      619,000       698,000        678,000
                                                                         ------------  ------------  ------------
                                                                           1,055,000       714,000      1,114,000
                                                                         ------------  ------------  ------------
                                                                          $2,732,000    $2,636,000   $  2,696,000
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------

                       See Notes to Financial Statements.

                             GARDEN OF EATIN', INC.

                            STATEMENTS OF OPERATIONS

                                          PERIOD FROM                                 PERIOD FROM
                                          JANUARY 1,            YEAR ENDING           DECEMBER 24,   TWO MONTHS
                                         1997 THROUGH   ----------------------------  1997 THROUGH     ENDED
                                         DECEMBER 23,   DECEMBER 31,   DECEMBER 31,   FEBRUARY 28,  FEBRUARY 28,
                                             1997           1996           1995           1998          1997
                                         -------------  -------------  -------------  ------------  ------------
                                                         (UNAUDITED)    (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
Net Sales (Note 2).....................  $  13,616,000  $  13,588,000  $  11,923,000   $2,411,000   $  2,135,000
Cost of Sales (Note 2).................      9,465,000      9,843,000      8,917,000    1,704,000      1,482,000
                                         -------------  -------------  -------------  ------------  ------------
      GROSS PROFIT.....................      4,151,000      3,745,000      3,006,000      707,000        653,000
Operating Expenses
  Management fees to stockholder.......        420,000       --             --             42,000        --
  Reimbursement of finder's fee........         80,000       --             --             --            --
  Compensation to terminated
    employees..........................        674,000        641,000        463,000       --             81,000
  Selling, general and administrative
    (Notes 4 and 7)....................      2,913,000      2,698,000      2,220,000      561,000        472,000
                                         -------------  -------------  -------------  ------------  ------------
                                             4,087,000      3,339,000      2,683,000      603,000        553,000
                                         -------------  -------------  -------------  ------------  ------------
      OPERATING INCOME.................         64,000        406,000        323,000      104,000        100,000
Financial Income (Expense)
  Interest income......................         10,000          9,000          2,000        3,000          1,000
  Interest expense.....................        (70,000)      (115,000)      (119,000)      (8,000)       (16,000)
                                         -------------  -------------  -------------  ------------  ------------
      INCOME BEFORE INCOME TAXES.......          4,000        300,000        206,000       99,000         85,000
Provision for Income Taxes
  (Note 8).............................         83,000         87,000         67,000       40,000         34,000
                                         -------------  -------------  -------------  ------------  ------------
      NET INCOME (LOSS)................  $     (79,000) $     213,000  $     139,000   $   59,000   $     51,000
                                         -------------  -------------  -------------  ------------  ------------
                                         -------------  -------------  -------------  ------------  ------------
Earnings (loss) per share..............  $        3.95  $       10.65  $        6.95   $     2.95   $       2.55
                                         -------------  -------------  -------------  ------------  ------------
                                         -------------  -------------  -------------  ------------  ------------
Weighted-average shares outstanding....         20,000         20,000         20,000       20,000         20,000
                                         -------------  -------------  -------------  ------------  ------------
                                         -------------  -------------  -------------  ------------  ------------

                       See Notes to Financial Statements.

                             GARDEN OF EATIN', INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                              COMMON     RETAINED
                                                                                              STOCK      EARNINGS
                                                                                            ----------  ----------
Balance, December 31, 1994 (unaudited)....................................................  $   16,000  $  346,000
  Net income (unaudited)..................................................................      --         139,000
                                                                                            ----------  ----------
Balance, December 31, 1995 (unaudited)....................................................      16,000     485,000
  Net income (unaudited)..................................................................      --         213,000
                                                                                            ----------  ----------
Balance, December 31, 1996 (unaudited)....................................................      16,000     698,000
  Capital contribution....................................................................     420,000      --
  Net (loss)..............................................................................      --         (79,000)
                                                                                            ----------  ----------
Balance, December 23, 1997................................................................     436,000     619,000
  Net income (unaudited)..................................................................      --          59,000
                                                                                            ----------  ----------
Balance, February 28, 1998 (unaudited)....................................................  $  436,000  $  678,000
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                       See Notes to Financial Statements.

                             GARDEN OF EATIN', INC.

                            STATEMENTS OF CASH FLOWS

                                 PERIOD FROM                                   PERIOD FROM
                                  JANUARY 1,           YEAR ENDING            DECEMBER 24,        TWO MONTHS
                                 1997 THROUGH   --------------------------    1997 THROUGH          ENDED
                                 DECEMBER 23,   DECEMBER 31,  DECEMBER 31,    FEBRUARY 28,       FEBRUARY 28,
                                     1997           1996          1995            1998               1997
                                --------------  ------------  ------------  -----------------  ----------------
                                                (UNAUDITED)   (UNAUDITED)      (UNAUDITED)       (UNAUDITED)
Cash Flows from Operating
  Activities
  Cash received from
    customers.................   $ 13,634,000    $13,502,000   $11,687,000     $ 2,353,000       $  1,740,000
  Cash paid to suppliers and
    employees.................    (13,107,000)  (13,058,000)  (11,285,000)      (2,429,000)        (1,758,000)
  Interest paid...............        (60,000)     (115,000)     (118,000)          (8,000)           (16,000)
  Income taxes paid...........       (101,000)      (52,000)      (85,000)         --                 --
                                --------------  ------------  ------------  -----------------  ----------------
        NET CASH PROVIDED BY
          (USED IN) OPERATING
          ACTIVITIES..........        366,000       277,000       199,000          (84,000)           (34,000)
                                --------------  ------------  ------------  -----------------  ----------------
Cash Flows from Investing
  Activities
  Purchase of equipment.......        (69,000)      (25,000)      (57,000)         (35,000)           (17,000)
  Capitalized package design
    costs.....................        (74,000)      (23,000)      (77,000)         (44,000)           --
                                --------------  ------------  ------------  -----------------  ----------------
        NET CASH (USED IN)
          INVESTING
          ACTIVITIES..........       (143,000)      (48,000)     (134,000)         (79,000)           (17,000)
                                --------------  ------------  ------------  -----------------  ----------------
Cash Flows from Financing
  Activities
  Increase in checks in excess
    of bank balance...........        --             --            --              --                  37,000
  Capital contribution........                                                     420,000            --
  Change in amounts due to
    stockholder...............       (160,000)     (122,000)      (58,000)         --                 (23,000)
  Principal payments on
    capital lease
    obligation................         (8,000)      (99,000)      (66,000)          (1,000)           --
                                --------------  ------------  ------------  -----------------  ----------------
        NET CASH PROVIDED BY
          (USED IN) FINANCING
          ACTIVITIES..........       (168,000)     (221,000)     (124,000)         419,000             14,000
                                --------------  ------------  ------------  -----------------  ----------------
        INCREASE (DECREASE) IN
          CASH AND CASH
          EQUIVALENTS.........         55,000         8,000       (59,000)         256,000            (37,000)
Cash and Cash Equivalents
  Beginning of period.........         37,000        29,000        88,000           92,000             37,000
                                --------------  ------------  ------------  -----------------  ----------------
  End of period...............   $     92,000    $   37,000    $   29,000      $   348,000       $         --
                                --------------  ------------  ------------  -----------------  ----------------
                                --------------  ------------  ------------  -----------------  ----------------

                             GARDEN OF EATIN', INC.

                                 PERIOD FROM                                   PERIOD FROM
                                  JANUARY 1,           YEAR ENDING            DECEMBER 24,        TWO MONTHS
                                 1997 THROUGH   --------------------------    1997 THROUGH          ENDED
                                 DECEMBER 23,   DECEMBER 31,  DECEMBER 31,    FEBRUARY 28,       FEBRUARY 28,
                                     1997           1996          1995            1998               1997
                                --------------  ------------  ------------  -----------------  ----------------
                                                (UNAUDITED)   (UNAUDITED)      (UNAUDITED)       (UNAUDITED)
RECONCILIATION OF NET INCOME
  (LOSS) TO NET CASH PROVIDED
  BY (USED IN) OPERATING
  ACTIVITIES
  Net income (loss)...........   $    (79,000)   $  213,000    $  139,000      $    59,000       $     51,000
  Adjustments to reconcile net
    income (loss) to net cash
    provided by (used in)
    operating activities:
    Depreciation and
      amortization............        101,000       136,000       130,000            9,000              8,000
    Provision for doubtful
      accounts................         42,000       101,000        16,000            4,000             10,000
    Loss on disposal of
      equipment...............         45,000            --            --               --             29,000
    Deferred taxes............       (147,000)           --            --               --                 --
    Change in assets and
      liabilities:
    (Increase) decrease in:
      Receivables.............        (24,000)     (187,000)     (252,000)          18,000           (405,000)
      Inventories.............        127,000       (55,000)      (56,000)        (105,000)            15,000
      Prepaid expenses and
        other assets..........          7,000        14,000         5,000           25,000            (15,000)
    Increase (decrease) in:
      Income taxes payable....        128,000        45,000       (12,000)          40,000             34,000
      Accounts payable and
        accrued expenses......        166,000        10,000       229,000         (134,000)           239,000
                                --------------  ------------  ------------  -----------------  ----------------
        NET CASH PROVIDED BY
          (USED IN) OPERATING
          ACTIVITIES..........   $    366,000    $  277,000    $  199,000      $   (84,000)      $    (34,000)
                                --------------  ------------  ------------  -----------------  ----------------
                                --------------  ------------  ------------  -----------------  ----------------

                       See Notes to Financial Statements.

                             GARDEN OF EATIN', INC.

                         NOTES TO FINANCIAL STATEMENTS

INFORMATION WITH RESPECT TO THE PERIODS ENDED DECEMBER 31,1996 AND 1995 AND THE
             PERIODS ENDED FEBRUARY 28, 1997 AND 1998 IS UNAUDITED

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:


    GOE manufactures and distributes organic foods throughout the United States. GOE's customers are primarily wholesale distributors. GOE operates under compliance with specific sections of the Food, Drug and Cosmetic Act of 1938 and the Good Manufacturing Practices Act of 1967 and subsequent revisions.



    On December 23, 1997, GOE's sole stockholder sold 11,000 shares of GOE stock to a third party. The sole stockholder is obligated to sell an additional 4,000 shares.


UNAUDITED INTERIM FINANCIAL INFORMATION:


    The interim financial information presented herein as of and for the periods ended February 28, 1998 and 1997 reflects all adjustments which are, in the opinion of management, necessary for a fair presentation for the periods presented. Such adjustments are of a normal recurring nature. The financial information is not intended to be a complete presentation in accordance with generally accepted accounting principles. Interim financial results are not necessarily indicative of results GOE will incur during its fiscal year.



A SUMMARY OF GOE'S SIGNIFICANT ACCOUNTING POLICIES IS AS FOLLOWS:


USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH CONCENTRATION:


    At December 23, 1997, GOE had approximately $350,000 on deposit in a single financial institution. Deposits in excess of $100,000 are not insured by the FDIC.


INVENTORIES:

    Inventories are stated at the lower of cost (first-in, first-out method) or market.

FURNITURE, FIXTURES AND EQUIPMENT:

    Furniture, fixtures and equipment are recorded at cost. Depreciation is provided using straight-line methods over the estimated useful lives of the assets ranging from three to seven years.

PACKAGE DESIGN COSTS:


    GOE capitalizes costs incurred for the design of its packaging. These costs are amortized over the estimated life of the packaging not to exceed three years.

                             GARDEN OF EATIN', INC.

INFORMATION WITH RESPECT TO THE PERIODS ENDED DECEMBER 31,1996 AND 1995 AND THE
             PERIODS ENDED FEBRUARY 28, 1997 AND 1998 IS UNAUDITED

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) LONG-LIVED ASSETS:


    GOE evaluates long-lived assets for impairment under Financial Accounting Standards Board (FASB) Statement No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of." Under those rules, long-term and intangible assets are evaluated for possible impairment when events or circumstances indicate the carrying amount of those assets may not be recoverable. Recoverability is assessed based on the gross undiscounted estimated future cash flows before interest charges. If an impairment is indicated, the amount would be determined by comparing the estimated fair value to the carrying value of the asset being evaluated. In the absence of quoted market prices, fair value is estimated by using the projected cash flows discounted at a rate commensurate with the risks involved.


ADVERTISING:


    GOE expenses the production costs of advertising the first time the advertising takes place. Advertising expense was approximately $115,000 during the period ended December 23, 1997 (the "Period") and $137,000 and $104,000 for the years ended December 31, 1996 and 1995. There is no prepaid advertising as of December 23, 1997.


INCOME TAXES:

    Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

EARNINGS PER SHARE:


    In February 1997, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share" (EPS). SFAS No. 128 requires dual presentation of basic EPS and diluted EPS on the face of all income statements issued after December 15, 1997 for all entities with complex capital structures. Basic EPS is computed as net income divided by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options or other dilutive securities. The Company has no potentially dilutive securities.


FAIR VALUE OF FINANCIAL INSTRUMENTS:


    In 1997, GOE adopted FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments." The carrying amount of accounts receivable and accounting payable approximates its fair value.


    The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

                             GARDEN OF EATIN', INC.

INFORMATION WITH RESPECT TO THE PERIODS ENDED DECEMBER 31,1996 AND 1995 AND THE
             PERIODS ENDED FEBRUARY 28, 1997 AND 1998 IS UNAUDITED

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) CASH AND CASH EQUIVALENTS: The carrying amount approximates fair value because of the short maturity of those instruments.

        NOTES PAYABLE: The carrying amount approximates fair value because the interest rate fluctuates with the lending banks' prime rate.

NOTE 2. CONCENTRATIONS


    GOE had net sales to two customers in the Period ending December 23, 1997 that individually accounted for more than 10% of GOE's net sales. Net sales to these customers during this period were approximately $1,617,000 and $1,315,000, respectively; and net trade receivables from these customers as of December 23, 1997 were approximately $45,000 and $232,000, respectively. Net sales to these customers were $1,568,000 and $1,345,000 during the year ended December 31, 1996 and $1,462,000 and $1,415,000 during the year ended December 31, 1995.



    GOE outsources all of its manufacturing to third party processors. As part of its agreement with its primary manufacturer, GOE supplied various raw materials used in production of its products totaling approximately $2,809,000 during the Period. GOE purchased approximately $8,607,000 of the total manufactured goods sold by GOE during the Period from this supplier.


NOTE 3. INVENTORIES

                                                     DECEMBER 23,  DECEMBER 31,  FEBRUARY 28,
                                                         1997          1996          1998
                                                     ------------  ------------  ------------
Raw materials......................................   $   68,000    $  103,000    $   48,000
Finished goods.....................................       30,000       100,000        96,000
Packaging..........................................       54,000        76,000       113,000
                                                     ------------  ------------  ------------
                                                      $  152,000    $  279,000    $  257,000
                                                     ------------  ------------  ------------
                                                     ------------  ------------  ------------


    At December 23, 1997, GOE had fixed price commitments as of December 23, 1997 to purchase approximately $1,900,000 of raw materials to be used in production. GOE has not purchased any futures or option contracts.

                             GARDEN OF EATIN', INC.

INFORMATION WITH RESPECT TO THE PERIODS ENDED DECEMBER 31,1996 AND 1995 AND THE
             PERIODS ENDED FEBRUARY 28, 1997 AND 1998 IS UNAUDITED

NOTE 4. FURNITURE, FIXTURES AND EQUIPMENT

    The components of furniture, fixtures and equipment are as follows:


                                                                   DECEMBER 23,  DECEMBER 31,
                                                                       1997          1996
                                                                   ------------  ------------
Leasehold improvements...........................................   $   --        $   52,000
Machinery and equipment..........................................       33,000        33,000
Office equipment.................................................      315,000       180,000
Furniture and fixtures...........................................       48,000        48,000
                                                                   ------------  ------------
                                                                       396,000       313,000
Less accumulated depreciation....................................      166,000       177,000
                                                                   ------------  ------------
                                                                    $  230,000    $  136,000
                                                                   ------------  ------------
                                                                   ------------  ------------


    Included in office equipment, at December 23, 1997, is $110,000 of assets acquired under a capital lease. There is no accumulated depreciation on these assets as of December 23, 1997 as the equipment was not placed into service until 1998 (Note 6).

NOTE 5. NOTE PAYABLE


    GOE has a $250,000 revolving line of credit with a bank. The line is collateralized by substantially all of the assets of GOE. The agreement bears interest at the bank's reference rate (8.5% at December 23, 1997) plus 1% and matures in June 1998. There were no borrowings on the revolving line of credit as of December 23, 1997.



    At December 31, 1996, GOE had a note payable to its stockholder which had been used to fund leveraged split dollar life insurance policies on certain eligible employees of GOE. The stockholder of GOE was the beneficiary of the policies and made the required annual premium payments on the policies. There is no fixed repayment schedule on the principal balance of the note. Interest expense paid by GOE for the years ended December 1997, 1996 and 1995 was $50,000, $89,000 and $38,000, respectively. During 1997, the insurance contract was transferred to the stockholder in settlement of this note payable.


NOTE 6. CAPITAL LEASE OBLIGATION

    Capital lease obligation at December 23, 1997 consists of the following:


                                                                                 PRESENT VALUE
                                                                                    OF NET
                                                        MINIMUM    LESS AMOUNT      MINIMUM
                                                         LEASE     REPRESENTING      LEASE
YEAR ENDING DECEMBER 31,                                PAYMENT      INTEREST      PAYMENTS
-----------------------------------------------------  ----------  ------------  -------------
1998.................................................  $   51,000   $   43,000    $     8,000
1999.................................................      51,000       28,000         23,000
2000.................................................      51,000       18,000         33,000
2001.................................................      44,000        6,000         38,000
                                                       ----------  ------------  -------------
                                                       $  197,000   $   95,000    $   102,000
                                                       ----------  ------------  -------------
                                                       ----------  ------------  -------------

                             GARDEN OF EATIN', INC.

INFORMATION WITH RESPECT TO THE PERIODS ENDED DECEMBER 31,1996 AND 1995 AND THE
             PERIODS ENDED FEBRUARY 28, 1997 AND 1998 IS UNAUDITED

NOTE 7. EMPLOYEE BENEFIT PLANS

PROFIT SHARING PLAN AND 401(K) PLAN:


    GOE has a qualified 401(k) employee benefit plan for substantially all employees who have met the minimum age and service requirements. Each participant is able to defer a maximum of 15% of their annual compensation, subject to any restrictions. GOE contributes an amount equal to 25% of each employee's contribution up to the first 4% of the employee's weekly compensation. Additionally, GOE may make discretionary contributions.


MONEY PURCHASE PENSION PLAN:


    GOE has a money purchase pension plan for all employees who have met the service requirements. GOE contributes up to 7% of the participants compensation up to $150,000 per year.



    During 1997, 1996 and 1995, GOE made contributions to these plans totaling $130,000, $148,000 and $131,000, respectively.


NOTE 8. INCOME TAXES

    The provision for income taxes consist of the following:


                                                                1997        1996       1995
                                                             -----------  ---------  ---------
Current....................................................  $   230,000  $  87,000  $  67,000
Deferred...................................................     (147,000)    --         --
                                                             -----------  ---------  ---------
                                                             $    83,000  $  87,000  $  67,000
                                                             -----------  ---------  ---------
                                                             -----------  ---------  ---------


    A reconciliation of income tax expense to the amount computed by applying statutory income tax rates to income before income taxes:


                                                               1997        1996        1995
                                                             ---------  -----------  ---------
Federal income tax.........................................  $   1,000  $   102,000  $  70,000
Nondeductible expenses.....................................     82,000      --          --
Other......................................................     --          (15,000)    (3,000)
                                                             ---------  -----------  ---------
                                                             $  83,000  $    87,000  $  67,000
                                                             ---------  -----------  ---------
                                                             ---------  -----------  ---------



    State income taxes have been offset by various credits available. Significant components of GOE's deferred tax assets and liabilities are as follows:



                                                                            1997       1996
                                                                         ----------  ---------
Deferred Tax Assets
  Allowance for doubtful accounts......................................  $   40,000  $  33,000
  Accrued expenses.....................................................     176,000     34,000
  Contributions carryforward...........................................       7,000     --
                                                                         ----------  ---------
    Total deferred tax assets..........................................     223,000     67,000
Deferred Tax Liabilities, property, plant and equipment................     (16,000)    (7,000)
                                                                         ----------  ---------
                                                                         $  207,000  $  60,000
                                                                         ----------  ---------
                                                                         ----------  ---------

                             GARDEN OF EATIN', INC.

INFORMATION WITH RESPECT TO THE PERIODS ENDED DECEMBER 31,1996 AND 1995 AND THE
             PERIODS ENDED FEBRUARY 28, 1997 AND 1998 IS UNAUDITED

NOTE 8. INCOME TAXES (CONTINUED)
    The components giving rise to the net deferred assets (liabilities) described above, have been included in the accompanying balance sheets as follows:

                                                                          1997         1996
                                                                       -----------  ----------
Current assets.......................................................  $   223,000  $   67,000
Noncurrent (liabilities).............................................      (16,000)     (7,000)
                                                                       -----------  ----------
                                                                       $   207,000  $   60,000
                                                                       -----------  ----------
                                                                       -----------  ----------

    There is no valuation allowance on deferred taxes as management believes it is more likely than not that the assets will be realized.

NOTE 9. STATEMENTS OF CASH FLOW INFORMATION

                                                                                  PERIOD FROM
                                                                                  JANUARY 1,
                                                                                 1997 THROUGH
                                                                                 DECEMBER 23,
                                                                                     1997
                                                                                 -------------
Supplemental Schedule of Noncash Investing and Financing Activities Equipment
  acquired under capital lease obligation......................................   $   110,000
                                                                                 -------------
                                                                                 -------------
Transfer of life insurance contracts in settlement of related party note
  payable......................................................................   $   490,000
                                                                                 -------------
                                                                                 -------------
Stock subscription.............................................................   $   420,000
                                                                                 -------------
                                                                                 -------------

NOTE 10. RENT EXPENSE


    GOE leases its facilities on a month-to-month basis. Monthly rent is approximately $20,000 and rent expense totaled $240,000, $230,000 and $216,000 for 1997, 1996 and 1995, respectively.


NOTE 11. SUBSEQUENT EVENT


    On April 24, 1998, GOE's signed an agreement and plan of merger whereby GOE agreed to exchange 100% of GOE's common stock for a combination of cash and common stock in The Hain Food Group, Inc., a public company.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET



                                 (IN THOUSANDS)



                                 MARCH 31, 1998



                                  (UNAUDITED)



                                                                       HISTORICAL
                                                                 ----------------------
                                                                                                PRO FORMA
                                                                             ACQUIRED    ------------------------
                                                                   HAIN      COMPANIES   ADJUSTMENTS   COMBINED
                                                                 ---------  -----------  -----------  -----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................................  $     295   $     722    $    (722)(1)  $     295
  Trade accounts receivable, net...............................     12,926       5,119                    18,045
  Inventories..................................................     12,291       5,117                    17,408
  Receivables-sales of equipment...............................        175      --                           175
  Other current assets.........................................      1,750         959                     2,709
                                                                 ---------  -----------  -----------  -----------
    TOTAL CURRENT ASSETS.......................................     27,437      11,917         (722)      38,632
Property, plant and equipment, net.............................        873       4,957       (2,457)(2)      3,373
                                                                                            (10,772)(3)
Goodwill and other intangible assets, net......................     52,697      10,772       72,266(4)    124,963
                                                                                             (1,348)(5)
Unamortized financing costs and other assets...................      3,809       1,431          600(6)      4,492
                                                                 ---------  -----------  -----------  -----------
    TOTAL ASSETS...............................................  $  84,816   $  29,077    $  57,567    $ 171,460
                                                                 ---------  -----------  -----------  -----------
                                                                 ---------  -----------  -----------  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses........................  $   8,460   $   3,954          250 (10  $  12,664
  Current portion of revolving credit..........................      3,500      --             (722)(1)      2,778
  Current portion of senior term loan..........................      1,310      --                         1,310
  Current portion of other long-term debt......................        195       2,415       (2,415)(7)        195
  Income taxes payable.........................................      1,753         981                     2,734
                                                                 ---------  -----------  -----------  -----------
TOTAL CURRENT LIABILITIES......................................     15,218       7,350       (2,887)      19,681
LONG-TERM DEBT, LESS CURRENT PORTION:
  Senior credit facility.......................................      8,195      --           42,000(8)     50,195
  Subordinated debentures......................................      7,447      --                         7,447
  Other........................................................        172      18,044      (18,044)(7)        172
                                                                 ---------  -----------  -----------  -----------
    TOTAL LONG-TERM DEBT.......................................     15,814      18,044       23,956       57,814
                                                                 ---------  -----------  -----------  -----------
OTHER LIABILITIES..............................................      1,442      --                         1,442
DEFERRED INCOME TAXES..........................................        552         431       --              983
                                                                 ---------  -----------  -----------  -----------
    TOTAL LIABILITIES..........................................     33,026      25,825       21,069       79,920
STOCKHOLDERS' EQUITY:
  Preferred stock                                                   --          --           --           --
                                                                                               (438)(9)
  Common stock.................................................        116         438           17 (10        133
                                                                                             (6,950)(9)
  Additional paid in capital...................................     44,032       6,950       39,733 (10     83,765
  Retained earnings............................................      7,917      (4,136)       4,136(9)      7,917
  Treasury stock...............................................       (275)     --           --             (275)
                                                                 ---------  -----------  -----------  -----------
    TOTAL STOCKHOLDERS' EQUITY.................................     51,790       3,252       36,498       91,540
                                                                 ---------  -----------  -----------  -----------
    TOTAL LIABILITIES AND EQUITY...............................  $  84,816   $  29,077    $  57,567    $ 171,460
                                                                 ---------  -----------  -----------  -----------
                                                                 ---------  -----------  -----------  -----------



             See notes to unaudited pro forma financial statements.

                    PRO FORMA CONDENSED STATEMENT OF INCOME



                        FOR THE YEAR ENDED JUNE 30, 1997



                AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS.



                                  (UNAUDITED)



                                                                              PRO FORMA
                                                                                 FOR
                                           HISTORICAL          WESTBRAE      ACQUISITION                        PRO FORMA
                                     ----------------------    PRO FORMA     OF WESTBRAE    ACQUIRED    --------------------------
                                       HAIN      WESTBRAE     ADJUSTMENTS   NATURAL, INC.   COMPANIES    ADJUSTMENTS    COMBINED
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Net sales..........................  $  65,353   $  32,894            --      $  98,247     $  52,889            --     $ 151,136
Cost of Sales......................     40,781      20,019            --         60,800        37,031                      97,831
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Gross Profit.......................     24,572      12,875            --         37,447        15,858            --        53,305
Management fees to stockholder.....                                                               510          (510)(1)         --
Selling, general and administrative
  expenses.........................     19,651      10,809     $  (1,143)(1)      29,317       10,587            --        39,904
Depreciation of property and
  equipment........................        178          94            --            272         1,128          (564)(2)        836
Amortization of goodwill and other                                  (213)(2)
  intangible assets................        740         213           543(3)       1,283            --         1,807(4)      3,090
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
                                        20,569      11,116          (813)        30,872        12,225           733        43,830
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Operating income...................      4,003       1,759           813          6,575         3,633          (733)        9,475
Interest expense...................      1,639         213         1,786(4)       3,638           534          (534)(5)      5,278
                                                                                                              1,640(6)
Amortization of deferred financing
  costs............................        509           0           (18)(5)         491           --            --           491
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
                                         2,148         213         1,768          4,129           534         1,106         5,769
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Income before income taxes.........      1,855       1,546          (955)         2,446         3,099        (1,839)        3,706
Provision for income taxes.........        786         206            35(6)       1,027         1,347          (743)(7)      1,631
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
  Net income.......................  $   1,069   $   1,340     $    (990)     $   1,419     $   1,752     $  (1,096)    $   2,075
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Net income per common share:
  Diluted..........................  $    0.12                                $    0.16                                 $    0.19
  Basic............................       0.12                                     0.16                                      0.20

Common equivalent shares:
  Diluted..........................      8,993                                    8,993                                    10,721
  Basic............................      8,694                                    8,694                                    10,422

                    PRO FORMA CONDENSED STATEMENT OF INCOME



                    FOR THE NINE MONTHS ENDED MARCH 31, 1998



                AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS.



                                  (UNAUDITED)



                                                                              PRO FORMA
                                                                                 FOR
                                           HISTORICAL          WESTBRAE      ACQUISITION                        PRO FORMA
                                     ----------------------    PRO FORMA     OF WESTBRAE    ACQUIRED    --------------------------
                                       HAIN      WESTBRAE     ADJUSTMENTS   NATURAL, INC.   COMPANIES    ADJUSTMENTS    COMBINED
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Net sales..........................  $  73,224   $  10,639            --      $  83,863     $  41,604            --     $ 125,467
Cost of Sales......................     43,604       6,246            --         49,850        27,733            --        77,583
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Gross Profit.......................     29,620       4,393            --         34,013        13,871             0        47,884
Management fees to stockholder.....                                                               693     $    (693)(1)         --
Selling, general and administrative
  expenses.........................     21,364       3,652     $    (286)(1)      24,730        8,966            --        33,696
Depreciation of property and
  equipment........................        183           2            --            185           678          (339)(2)        524
Amortization of goodwill and other                                   (54)(2)                                   (103)(3)
  intangible assets................        927          54           136(3)       1,063           103         1,355(4)      2,418
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
  Operating income.................      7,146         685           204          8,035         3,431          (220)       11,246
                                                                                                              1,776(6)
Interest expense...................      1,706          34           443(4)       2,183           769          (769)(5)      3,959
Amortization of deferred financing
  costs............................        396          --            (5)(5)         391           --            --           391
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Income before income taxes.........      5,044         651          (234)         5,461         2,662        (1,227)        6,896
Provision for income taxes.........      2,118          99            78(6)       2,295         1,268          (529)(7)      3,034
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Net income.........................  $   2,926   $     552     $    (312)     $   3,166     $   1,394     $    (698)    $   3,862
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Net income per common share:
  Diluted..........................  $    0.26                                $    0.28                                 $    0.30
  Basic............................  $    0.30                                $    0.32                                 $    0.33

Common equivalent shares:
  Diluted..........................     11,352                                   11,352                                    13,080
  Basic............................      9,862                                    9,862                                    11,590

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)



NOTES -- WESTBRAE ACQUISITION:



GENERAL



    On October 14, 1997, the Company completed the acquisition of Westbrae Natural, Inc. ("Westbrae") in a transaction that has been accounted for as a purchase. The cost of the acquisition (including closing costs) and the repayment of the Company's existing Credit Facility with IBJ Schroder bank and Trust Company ("IBJ") and the repayment of Westbrae debt was funded by the New Credit Facility with IBJ providing for a $30 million senior term loan and a $10 million revolving credit facility.



    Details of the pro forma adjustments relating to the acquisition and the financing are set forth below.



PRO FORMA STATEMENT OF INCOME ADJUSTMENTS:



      (1)  Adjustment to give effect to the reduction of certain costs and expenses associated with the elimination of the principal corporate offices of Westbrae.

      (2)  Elimination of Westbrae historical amortization of goodwill.

      (3)  Goodwill amortization with respect to goodwill acquired in the acquisition of Westbrae.

      (4)  Increase in interest costs resulting from the financing of the Westbrae acquisition.

      (5)  Adjustment of amortization of financing costs resulting from the New Credit Facility.

      (6)  Adjustment to historical provision for income taxes to eliminate the effect of net operating loss carryforwards utilized by Westbrae and to adjust income taxes to the expected effective tax rate following acquisition.



NOTES -- ACQUIRED COMPANIES:



GENERAL



    On April 24, 1998, Hain executed the Merger Agreement whereby it agreed to acquire all of the outstanding capital stock of AMI and GOE. AMI is a holding company whose two operating subsidiaries are Arrowhead and Terra. DeBoles is a wholly owned subsidiary of Arrowhead.



    The consideration to be paid for the Acquired Companies is $80 million, less the assumption of not more than $20 million of debt. The pro forma financial statements assume that $40 million of the merger consideration is to be paid through the issuance of Hain Common Stock and that Hain will borrow $40 million from its bank to fund the balance of the purchase price and to repay up to $20 million of existing debt of the Acquired Companies. Closing of this transaction is expected to occur in late June 1998.



    Details of the pro forma adjustments are set forth below.



PRO FORMA BALANCE SHEET ADJUSTMENTS:



      (1)  Cash of acquired companies utilized to pay down revolving credit.

      (2)  Adjustment of book amount of property, plant and equipment of acquired companies to estimated fair value at date of acquisition.

      (3)  Elimination of goodwill of acquired companies at date of acquisition.

      (4)  Excess of the cost of acquisition of the acquired companies over the fair value of the net tangible assets at date of acquisition.

      (5)  Elimination of unamortized financing expenses and deferred charges of the acquired companies.

      (6)  Estimated financing costs to be incurred in connection with the financing of the cash portion of the purchase price of the acquired companies.

      (7)  Debt of acquired companies at date of acquisition to be paid off with proceeds of new
           Senior Term Loan financing.

      (8)  Proceeds of a new Senior Term Loan to be used to finance the cash portion of the purchase price of the acquired companies and to repay existing debt of the acquired companies.

      (9)  Elimination of equity accounts of acquired companies at date of acquisition.

     (10)  Portion of purchase price of acquired companies to be paid by the issuance of 1.728 million shares of Hain Common Stock (based on an estimated fair market value of $23 per share).



PRO FORMA STATEMENT OF INCOME ADJUSTMENTS:



      (1)  Elimination of management fees that will not be applicable following the acquisition.

      (2)  Adjustment of depreciation expense based on revaluation of fixed assets of the Acquired
           Companies.

      (3)  Elimination of historical goodwill amortization of the Acquired Companies.

      (4)  Goodwill amortization arising from the acquisition of the Acquired Companies.

      (5)  Elimination of historical interest expense of the Acquired Companies.

      (6)  Adjustment of historical interest expense to reflect the additional long-term debt and that will be incurred in connection with the acquisition of the Acquired Companies.

      (7)  Adjustment of income taxes to give effect to the pro forma pretax adjustments, and to adjust for the expected effective income tax rate following acquisition.

PRO FORMA FINANCIAL STATEMENT INFORMATION:



    The following unaudited combining balance sheet combines the balance sheets of the acquired companies as of February 28, 1998.



            COMBINING CONDENSED BALANCE SHEETS OF ACQUIRED COMPANIES



                               FEBRUARY 28, 1998



                             (AMOUNTS IN THOUSANDS)



                                  (UNAUDITED)



                                                                     ARROWHEAD     TERRA         GOE       COMBINED
                                                                    -----------  ----------  -----------  -----------
Assets:
Current Assets:
  Cash............................................................   $     166   $      208   $     348    $     722
  Accounts receivable, net........................................       2,536        1,134       1,449        5,119
  Inventories.....................................................       4,151          709         257        5,117
  Other current assets............................................         463          238         258          959
                                                                    -----------  ----------  -----------  -----------
  Total current assets............................................       7,316        2,289       2,312       11,917
Property, plant & equipment, net..................................       3,743          956         258        4,957
Intangibles, net of accumulated amortization......................      --           10,772      --           10,772
Other assets......................................................         847          458         126        1,431
                                                                    -----------  ----------  -----------  -----------
  Total assets....................................................      11,906       14,475       2,696       29,077
                                                                    -----------  ----------  -----------  -----------
                                                                    -----------  ----------  -----------  -----------
Liabilities and Stockholders' Equity Current Liabilities:
  Accounts payable and accrued expenses...........................       1,519        1,155       1,280        3,954
  Current portion of long-term debt...............................      --            2,408           7        2,415
  Income taxes payable............................................         536          260         185          981
                                                                    -----------  ----------  -----------  -----------
  Total current liabilities.......................................       2,055        3,823       1,472        7,350
Long-term debt, less current portion..............................       3,147       14,803          94       18,044
Deferred income taxes.............................................         415            0          16          431
                                                                    -----------  ----------  -----------  -----------
                                                                         5,617       18,626       1,582       25,825
Stockholders' Equity:
  Common stock....................................................           1            1         436          438
  Paid in Capital.................................................       2,376        4,574      --            6,950
  Retained earnings/(deficit)(1)..................................       3,912       (8,726)        678       (4,136)
                                                                    -----------  ----------  -----------  -----------
  Total stockholders' equity......................................       6,289       (4,151)      1,114        3,252
                                                                    -----------  ----------  -----------  -----------
                                                                     $  11,906   $   14,475   $   2,696    $  29,077
                                                                    -----------  ----------  -----------  -----------
                                                                    -----------  ----------  -----------  -----------


------------------------


(1) Retained earnings has been reduced by the excess of consideration paid over consideration received, amounting to $8,855. See the financial statements of Terra, and the notes thereto, included elsewhere herein.

      HISTORICAL COMBINING STATEMENTS OF INCOME OF THE ACQUIRED COMPANIES



                    FOR THE FISCAL YEAR ENDED JULY 31, 1997



                                  (UNAUDITED)



The following unaudited combining statement of income combines the results of operations of the acquired companies for the fiscal year ended July 31, 1997. The fiscal years of Terra and GOE previously ended on dates other than July 31; consequently the amounts shown below for those companies have been recast to conform with the fiscal year end of Arrowhead which substantially conform to the fiscal year end of Hain, which is June 30.



                                                                  ARROWHEAD        TERRA         GOE       COMBINED
                                                                --------------  -----------  -----------  -----------
Net sales.....................................................    $   25,977     $  12,911    $  14,001    $  52,889
Cost of sales.................................................        19,436         7,487       10,108       37,031
                                                                     -------    -----------  -----------  -----------
Gross profit..................................................         6,541         5,424        3,893       15,858
Management fees...............................................           240           270           --          510
Selling, general and administrative expenses..................         4,547         3,748        3,420       11,715
                                                                     -------    -----------  -----------  -----------
Operating income..............................................         1,754         1,406          473        3,633
Interest expense, net.........................................           394            42           98          534
                                                                     -------    -----------  -----------  -----------
Income before income taxes....................................         1,360         1,364          375        3,099
Provision for income taxes....................................           570           641          136        1,347
                                                                     -------    -----------  -----------  -----------
Net income....................................................    $      790     $     723    $     239        1,752
                                                                     -------    -----------  -----------  -----------
                                                                     -------    -----------  -----------  -----------

                                                                         ANNEX A

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                           THE HAIN FOOD GROUP, INC.
                                      AND
                             ARROWHEAD MILLS, INC.
                                     DATED
                                 APRIL 24, 1998

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                             PAGE
                                                                                                           ---------

ARTICLE I          MERGER................................................................................        A-1
1.1                Formation of Hain Subsidiary..........................................................        A-1
1.2                The Merger............................................................................        A-1
1.3                Filing................................................................................        A-1
1.4                Effective Time of the Merger..........................................................        A-1

ARTICLE II         CERTIFICATE OF INCORPORATION; BY-LAWS;
                     DIRECTORS AND OFFICERS..............................................................        A-2
2.1                Certificate of Incorporation..........................................................        A-2
2.2                By-Laws...............................................................................        A-2
2.3                Directors and Officers................................................................        A-2

ARTICLE III        CONVERSION OF SHARES..................................................................        A-2
3.1                Conversion............................................................................        A-2
                   (a) Merger Consideration..............................................................        A-2
                   (b) Adjustment to Cash Merger Consideration...........................................        A-2
3.2                Exchange of Certificates..............................................................        A-3
                   (a) Exchange Agent....................................................................        A-3
                   (b) Exchange Procedures...............................................................        A-3
                   (c) Exchange of Certificates..........................................................        A-3
                   (d) Distributions with Respect to Unsurrendered Certificates..........................        A-3
                   (e) No Further Rights in Company Common Stock.........................................        A-4
                   (f) No Fractional Shares..............................................................        A-4
                   (g) Termination of Exchange Fund......................................................        A-4
                   (h) No Liability......................................................................        A-4
                   (i) Withholding Rights................................................................        A-4
                   (j) Lost Certificates.................................................................        A-5
                   (k) Dissenters' Rights................................................................        A-5
3.3                Stock Transfer Books..................................................................        A-5

ARTICLE IV         CERTAIN EFFECTS OF THE MERGER.........................................................        A-6
4.1                Effect of the Merger..................................................................        A-6
4.2                Further Assurances....................................................................        A-6

ARTICLE V          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................        A-6
5.1                Organization and Qualification........................................................        A-6
5.2                Capital Stock of Subsidiaries.........................................................        A-6
5.3                Capitalization........................................................................        A-7
5.4                Authority Relative to This Agreement..................................................        A-7
5.5                No Violations, etc....................................................................        A-7
5.6                Financial Statements..................................................................        A-8
5.7                Absence of Changes or Events..........................................................        A-9
5.8                Form S-4; Prospectus/Information Statement............................................        A-9
5.9                Litigation............................................................................        A-9
5.10               Title to and Condition of Properties..................................................       A-10
5.11               Leases................................................................................       A-10
5.12               Contracts; Bank Accounts; Indebtedness................................................       A-10
                   (a) Contracts and Commitments.........................................................       A-10
                   (b) Bank Accounts.....................................................................       A-10

                                                                                                             PAGE
                                                                                                           ---------
                   (c) Indebtedness......................................................................       A-10
5.13               Labor Matters.........................................................................       A-11
5.14               Compliance with Law...................................................................       A-11
5.15               Board Recommendation..................................................................       A-11
5.16               Intellectual Property.................................................................       A-11
5.17               Taxes.................................................................................       A-12
5.18               Employee Benefit Plans; ERISA.........................................................       A-13
5.19               Environmental Matters.................................................................       A-16
5.20               Absence of Undisclosed Liabilities....................................................       A-17
5.21               Finders or Brokers....................................................................       A-17
5.22               State Antitakeover Statutes...........................................................       A-18
5.23               Opinion of Financial Advisor..........................................................       A-18
5.24               Insurance.............................................................................       A-18
5.25               Employment and Labor Contracts........................................................       A-18
5.26               Inventory.............................................................................       A-18
5.27               Balance Sheet Reserves................................................................       A-18
5.28               Qualification of Merger as a Tax Free Reorganization..................................       A-18

ARTICLE VI         REPRESENTATIONS AND WARRANTIES OF HAIN................................................       A-20
6.1                Organization and Qualification........................................................       A-20
6.2                Capital Stock of Subsidiaries.........................................................       A-20
6.3                Capitalization........................................................................       A-20
6.4                Authority Relative to This Agreement..................................................       A-20
6.5                No Violations, etc....................................................................       A-20
6.6                Commission Filings; Financial Statements..............................................       A-21
6.7                Absence of Changes or Events..........................................................       A-22
6.8                Form S-4; Prospectus/Information Statement............................................       A-22
6.9                Board Recommendation..................................................................       A-22
6.10               Disclosure............................................................................       A-22
6.11               Absence of Undisclosed Liabilities....................................................       A-23
6.12               Finders or Brokers....................................................................       A-23
6.13               Opinion of Financial Advisor..........................................................       A-23
6.14               Employee Benefit Plans; ERISA.........................................................       A-23
6.15               Qualification of Merger as a Tax Free Reorganization..................................       A-23

ARTICLE VII        CONDUCT OF BUSINESS OF THE COMPANY AND HAIN PENDING THE MERGER........................       A-24
7.1                Conduct of Business of the Company Pending the Merger.................................       A-24
7.2                Conduct of Business of Hain Pending the Merger........................................       A-25

ARTICLE VIII       COVENANTS AND AGREEMENTS..............................................................       A-26
8.1                Preparation of the Form S-4...........................................................       A-26
8.2                Letters and Consents of the Company's Accountants.....................................       A-27
8.3                Letters and Consents of Hain's Accountants............................................       A-27
8.4                Additional Agreements; Cooperation....................................................       A-27
8.5                Publicity.............................................................................       A-28
8.6                No Solicitation.......................................................................       A-28
8.7                Access to Information.................................................................       A-28
8.8                Notification of Certain Matters.......................................................       A-29
8.9                Resignation of Directors..............................................................       A-29
8.10               Indemnification and Insurance.........................................................       A-29

                                                                                                             PAGE
                                                                                                           ---------
8.11               Fees and Expenses.....................................................................       A-30
8.12               Nasdaq Listing........................................................................       A-30
8.13               Shareholder Litigation................................................................       A-30
8.14               Tax Treatment.........................................................................       A-30

ARTICLE IX         CONDITIONS TO CLOSING.................................................................       A-31
9.1                Conditions to Each Party's Obligation to Effect the Merger............................       A-31
                   (a) Shareholder Approvals.............................................................       A-31
                   (b) HSR Act...........................................................................       A-31
                   (c) No Injunctions or Restraints......................................................       A-31
                   (d) Form S-4..........................................................................       A-31
                   (e) Nasdaq Listing....................................................................       A-31
                   (f) Consents and Approvals............................................................       A-31
                   (g) Garden of Eatin' Transaction......................................................       A-31
9.2                Conditions to Obligations of Hain.....................................................       A-31
                   (a) Representations and Warranties....................................................       A-31
                   (b) Performance of Obligations of the Company.........................................       A-31
                   (c) Consent of Accountants............................................................       A-32
                   (d) Real Estate Holding Corporation...................................................       A-32
                   (e) Tax Opinion.......................................................................       A-32
                   (f) Opinion of Company Counsel........................................................       A-32
                   (g) Voting Agreement..................................................................       A-32
                   (h) Dissenters' Rights................................................................       A-32
                   (i) Post-Merger Ownership.............................................................       A-32
                   (j) Cancellation of Options to Purchase Company Common Stock..........................       A-32
9.3                Conditions to Obligations of the Company..............................................       A-33
                   (a) Representations and Warranties....................................................       A-33
                   (b) Performance of Obligations of Hain and Hain Subsidiary............................       A-33
                   (c) Tax Opinion.......................................................................       A-33
                   (d) Opinion of Hain Counsel...........................................................       A-33
                   (e) Merger Consideration..............................................................       A-33

ARTICLE X          TERMINATION...........................................................................       A-33
10.1               Termination...........................................................................       A-33
10.2               Effect of Termination.................................................................       A-34

ARTICLE XI         MISCELLANEOUS.........................................................................       A-35
11.1               Nonsurvival of Representations and Warranties.........................................       A-35
11.2               Closing and Waiver....................................................................       A-35
11.3               Notices...............................................................................       A-35
11.4               Counterparts..........................................................................       A-36
11.5               Interpretation........................................................................       A-36
11.6               Amendment.............................................................................       A-37
11.7               No Third Party Beneficiaries..........................................................       A-37
11.8               Governing Law.........................................................................       A-37
11.9               Entire Agreement......................................................................       A-37
11.10              No Recourse Against Others............................................................       A-37
11.11              Validity..............................................................................       A-37

                              DISCLOSURE SCHEDULES

COMPANY DISCLOSURE SCHEDULES

SECTION

5.1.       Organization and Qualification
5.2.       Capital Stock of Subsidiaries
5.3.       Capitalization
5.5.       No Violations, etc.
5.6.       Financial Statements
5.7.       Absence of Changes or Events
5.9.       Litigation
5.10.      Title to and Condition of Properties
5.11.      Leases
5.12.      (a) Contracts and Commitments
           (b) Bank Accounts
           (c) Indebtedness
5.14.      Compliance with Law
5.16.      Intellectual Property
5.17.      Taxes
5.18.      Employee Benefit Plans; ERISA
           (r) Employee Termination
           (s) Excess Parachute Payments
5.19.      Environmental Matters
5.20.      Absence of Undisclosed Liabilities
5.21.      Finders or Brokers
5.24.      Insurance
5.25.      Employment and Labor Contracts
5.27.      Balance Sheet Reserves
7.1.       Conduct of Business of the Company
8.2        Accounting Financial Statements
8.4        Additional Agreements; Cooperation

HAIN DISCLOSURE SCHEDULES

SECTION

6.2        Capital Stock of Subsidiaries
6.5        No Violations, etc.
6.6        Commission Filings; Financial Statements
6.7        Absence of Changes
6.12       Finders or Brokers

                                    EXHIBITS

EXHIBIT A--Form of Opinion of Vinson & Elkins L.L.P.

EXHIBIT B--Form of Opinion of Cahill Gordon & Reindel

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of April 24, 1998, by and between The Hain Food Group, Inc., a Delaware corporation ("HAIN"), and Arrowhead Mills, Inc., a Texas corporation (the "COMPANY").

                             W I T N E S S E T H :

    WHEREAS, the Boards of Directors of each of Hain and the Company have approved the merger (the "MERGER") of the Company with and into a wholly owned subsidiary of Hain to be formed for the purpose thereof ("HAIN SUBSIDIARY"), upon the terms and subject to the conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Texas Business Corporation Act (the "TBCA");

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                     MERGER

    1.1 FORMATION OF HAIN SUBSIDIARY. Hain shall form Hain Subsidiary under the DGCL. Hain Subsidiary will be formed solely to facilitate the Merger and the transactions contemplated thereby and will conduct no business or activity other than in connection with the Merger. Hain will cause Hain Subsidiary to execute and deliver a joinder to this Agreement pursuant to Section 251 of the DGCL and will execute a written consent as the sole stockholder of Hain Subsidiary, approving the execution, delivery and performance of this Agreement by Hain Subsidiary.

    1.2 THE MERGER. At the Effective Time (as hereinafter defined), the Company shall be merged with and into Hain Subsidiary as provided herein. Thereupon, the corporate existence of Hain Subsidiary, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger, and the corporate identity and existence, with all the purposes, powers and objects, of the Company shall be merged with and into Hain Subsidiary and Hain Subsidiary as the corporation surviving the Merger (hereinafter sometimes called the "SURVIVING CORPORATION") shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be Arrowhead Mills, Inc.

    1.3 FILING. As soon as practicable after fulfillment or waiver of the conditions set forth in Sections 9.1, 9.2 and 9.3 or on such later date as may be mutually agreed to between Hain and the Company, the parties hereto will (i) cause to be filed with the office of the Secretary of State of the State of Delaware, a certificate of merger (the "DELAWARE CERTIFICATE OF MERGER"), in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, and (ii) cause to be filed with the office of the Secretary of State of Texas, a certificate of merger (the "TEXAS CERTIFICATE OF MERGER"), in such form as required by, and executed in accordance with, the relevant provision of the TBCA.

    1.4 EFFECTIVE TIME OF THE MERGER. The Merger shall be effective at the time that the filing of each of the Delaware Certificate of Merger and the Texas Certificate of Merger, or at such later time specified in such Certificates of Merger, which time is herein sometimes referred to as the "EFFECTIVE TIME" and the date thereof is herein sometimes referred to as the "EFFECTIVE DATE."

                                   ARTICLE II

         CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS

    2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Hain Subsidiary shall be the Certificate of Incorporation of the Surviving Corporation.

    2.2 BY-LAWS. The By-Laws of Hain Subsidiary shall be the By-Laws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with law, the Certificate of Incorporation of the Surviving Corporation or said By-Laws.

    2.3 DIRECTORS AND OFFICERS. The directors of Hain Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, and the officers of Hain Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                              CONVERSION OF SHARES

    3.1  CONVERSION.

    (a) MERGER CONSIDERATION. At the Effective Time, the issued shares of capital stock of the Company (other than Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the holders thereof, become and be converted as follows: each outstanding share of common stock, par value $.01 per share, of the Company (the "COMPANY COMMON STOCK"), shall be converted into and become the right to receive the Pro Rata Amount (as defined below) of the Merger Consideration (as defined below). "MERGER CONSIDERATION" means $45,750,000, subject to adjustment in the manner set forth in Section 3.1(b), consisting of a combination of (x) shares of Common Stock, par value $.01 per share (the "HAIN COMMON STOCK"), of Hain (the "STOCK MERGER CONSIDERATION") and
(y) cash (the "CASH MERGER CONSIDERATION"). The allocation of Merger Consideration between Stock Merger Consideration and Cash Merger Consideration shall be determined at the sole option of Hain, by written notice to the Company on the third day prior to the Closing Date (as defined herein); PROVIDED, HOWEVER, that (i) if any of the Merger Consideration is comprised of Stock Merger Consideration, then at least 50% of the Merger Consideration shall be comprised of Stock Merger Consideration (before giving effect to any adjustments provided for in Section 3.1(b)) and (ii) the Cash Merger Consideration shall be at least $15,000,000 in the aggregate. The Stock Merger Consideration shall consist of the number of shares of Hain Common Stock having an aggregate market value based on the Closing Date Market Price (as defined below). With respect to any share of the Company Common Stock, "PRO RATA AMOUNT" means the product of the Merger Consideration multiplied by a fraction, the numerator of which is one and the denominator of which is the aggregate number of all issued and outstanding shares of the Company Common Stock on the Effective Date, allocated between Stock Merger Consideration and Cash Merger Consideration in the proportion specified by Hain as set forth above. "CLOSING DATE MARKET PRICE" means, with respect to each share of Hain Common Stock, the average closing price for such share as reported on the National Market System of The Nasdaq Stock Market, Inc. for the 10 most recent trading days ending on the third day prior to the Effective Time.

    (b) ADJUSTMENT TO CASH MERGER CONSIDERATION. The aggregate amount of Cash Merger Consideration shall be reduced immediately prior to the Effective Time by an amount equal to the sum of (i) the amount of fees, costs and expenses incurred or reasonably estimated to be incurred by the Company or incurred (but not paid) by the shareholders of the Company existing immediately prior to the Effective Time to the extent that the Company and/or the shareholders of the Company are liable therefor pursuant to Section 8.11 hereof and (ii) any excess of the aggregate indebtedness for borrowed money of the Company (net of cash and cash equivalents) as of the Closing Date over $20.0 million; provided, any reduction in Cash Merger Consideration shall not result in any adjustment to the amount of Stock Merger

Consideration for purposes of this Article III. The aggregate amount of Cash Merger Consideration shall be increased by the amount that $20,000,000 exceeds the aggregate indebtedness for borrowed money of the Company (net of cash and cash equivalents) as of the Closing Date.

    3.2  EXCHANGE OF CERTIFICATES.

    (a) EXCHANGE AGENT. From and after the Effective Time, Hain shall make available to Continental Stock Transfer & Trust Company or such other bank or trust company designated by Hain (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this
Article III through the Exchange Agent, (i) certificates evidencing a sufficient number of shares of Hain Common Stock issuable to holders of Company Common Stock to satisfy the requirements set forth in Section 3.1 relating to Stock Merger Consideration and (ii) an amount in cash evidencing the Cash Merger Consideration (such shares of Hain Common Stock and cash being hereinafter referred to as the "EXCHANGE FUND"). As promptly as practicable after the Effective Time, Hain shall cause the Exchange Agent to deliver the Stock Merger Consideration and Cash Merger Consideration contemplated to be issued pursuant to Section 3.1 out of the Exchange Fund in accordance with the procedures specified in this Section 3.2. Except as contemplated by Section 3.2(g) hereof, the Exchange Fund shall not be used for any other purpose.

    (b) EXCHANGE PROCEDURES. As promptly as practicable after the Effective Time, Hain shall cause the Exchange Agent to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES") (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

    (c) EXCHANGE OF CERTIFICATES. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Hain Common Stock, if any, constituting Stock Merger consideration to which such holder is entitled pursuant to this Article III (including any cash in lieu of any fractional shares of Hain Common Stock to which such holder is entitled pursuant to Section 3.2(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 3.2(d) (together, the "ADDITIONAL PAYMENTS")) and (ii), without interest, the amount of cash constituting Cash Merger Consideration such holder is entitled to pursuant to this Article III, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the applicable Merger Consideration and Additional Payments, if any, may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby and Additional Payments, if any.

    (d) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions declared or made after the Effective Time with respect to Hain Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to Hain Common Stock the holder thereof is entitled to receive upon surrender thereof, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 3.2(f), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Hain Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to fractional Hain Common Stock to which such holder is entitled pursuant to Section 3.2(f) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Hain Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Hain Common Stock. After the Effective Time, each outstanding Certificate which theretofore represented shares of Company Common Stock shall, until surrendered for exchange in accordance with this Section 3.2, be deemed for all purposes to evidence ownership of the number of shares of Hain Common Stock into which the shares of Company Common Stock (which, prior to the Effective Time, were represented thereby) shall have been so converted.

    (e) NO FURTHER RIGHTS IN COMPANY COMMON STOCK. At the Effective Time all outstanding shares of Company Common Stock (other than Dissenting Shares), by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the Merger Consideration for such shares of Company Common Stock. All Hain Common Stock constituting Stock Merger Consideration and cash constituting Cash Merger Consideration issued or paid, as the case may be, issued upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 3.2(d) or (f)) shall be deemed to have been issued or paid, as the case may be, in full satisfaction of all rights pertaining to such shares of Company Common Stock.

    (f) NO FRACTIONAL SHARES. No fractional shares of Hain Common Stock shall be issued in the Merger. In lieu of any such fractional shares, each holder of Company Common Stock, who would otherwise have been entitled to a fraction of Hain Common Stock pursuant to this Article III, will be paid an amount in cash (without interest) rounded to the nearest cent, determined by multiplying (i) the average of the Closing Date Market Price of the Hain Common Stock by (ii) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held of record by such holder at the Effective Time).

    (g) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for 12 months after the Effective Time shall be delivered to Hain, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to Hain (who shall thereafter act as Exchange Agent) for the applicable Merger Consideration and any Additional Payments to which they are entitled. Any portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, on the third anniversary of the Effective Date and to the extent permitted by applicable law, become the property of Hain free and clear of any claims or interest of any person previously entitled thereto.

    (h) NO LIABILITY. None of the Exchange Agent, Hain or the Surviving Corporation shall be liable to any holder of Certificates for any shares of Hain Common Stock (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

    (i) WITHHOLDING RIGHTS. Each of the Surviving Corporation and Hain shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Hain, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made by the Surviving Corporation or Hain, as the case may be.

    (j) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of a customary affidavit and indemnity agreement of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration and Additional Payments, if any.

    (k) DISSENTERS' RIGHTS. (i) Company shareholders desiring to dissent from the Merger and obtain payment of the fair value of their shares of Company Common Stock immediately before the consummation of the Merger in lieu of the Merger consideration may exercise their dissenters' rights under the provisions set forth at Articles 5.11 through 5.13 of the TBCA ("DISSENTERS' RIGHTS"). Consistent with Article 5.12 of the TBCA, the Company shall notify in writing each shareholder entitled to assert Dissenters' Rights that action by written consent has been taken to approve the Merger and shall provide each such shareholder the dissenters' notice in accordance with Article 5.12 of the TBCA. The date specified in such notice for receipt by the Company of payment demand from any shareholder exercising rights of dissent shall be the earliest date permitted by Article 5.12 of the TBCA.

    (ii) Rights of Dissenting Shares. Shares of Company Common Stock which are issued and outstanding as of the Effective Time and held by any shareholder who has, in accordance with Article 5.12 of the TBCA, delivered a payment demand accompanied by the required certification and deposit of shares ("DISSENTING SHARES") shall not be converted as described in Section 3.1 but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due under the TBCA. The Company shall give Hain prompt notice upon receipt by the Company of any payment demand from any such shareholder of the Company (a "DISSENTING SHAREHOLDER"). The Company agrees that prior to the Effective Time, it will not, except with prior written consent of Hain, voluntarily make any payment with respect to, or settle or offer to settle, any request pursuant to the exercise of Dissenters' Rights. Each Dissenting Shareholder who becomes entitled, pursuant to the TBCA, to payment for his Dissenting Shares shall receive payment therefor in accordance with the TBCA. Notwithstanding the foregoing, if any Dissenting Shareholders shall rescind, fail to perfect or otherwise lose such rights either before or after the Effective Time, such shareholder's shares of Company Common Stock shall be converted into Hain Common Stock or cash, as of the Effective Time, in accordance with the provisions of Section 3.1.

    3.3 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Hain for any reason shall be converted into the applicable Merger Consideration and Additional Payments, if any.

                                   ARTICLE IV

                         CERTAIN EFFECTS OF THE MERGER

    4.1 EFFECT OF THE MERGER. The effects and consequences of the Merger shall be as set forth in Section 259 of the DGCL and Article 5.06 of the TBCA. Without limiting the generality of the foregoing, on and after the Effective Time and pursuant to the DGCL and the TBCA, the Surviving Corporation shall possess all the rights, privileges, immunities, powers, and purposes of each of Hain Subsidiary and the Company; all the property, real and personal, including subscriptions to shares, causes of action and every other asset (including books and records) of Hain Subsidiary and the Company shall vest in the Surviving Corporation without further act or deed; and the Surviving Corporation shall assume and be liable for all the liabilities, obligations and penalties of Hain Subsidiary and the Company; PROVIDED, HOWEVER, that this shall in no way impair or affect the indemnification obligations of any party pursuant to the indemnification provisions of this Agreement. No liability or obligation due or to become due and no claim or demand for any cause existing against either Hain Subsidiary or the Company, or any stockholder or shareholder, officer or director thereof, shall be released or impaired by the Merger, and no action or proceeding, whether civil or criminal, then pending by or against Hain Subsidiary or the Company, or any stockholder or shareholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred, and the Surviving Corporation may be substituted in any such action or proceeding in place of Hain Subsidiary or the Company.

    4.2 FURTHER ASSURANCES. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of Hain Subsidiary or the Company, the officers of such corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such further action.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Hain as follows:

    5.1 ORGANIZATION AND QUALIFICATION. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries, taken as a whole (a "COMPANY MATERIAL ADVERSE EFFECT"). Section
5.1 of the Disclosure Schedule sets forth, with respect to the Company and each of its subsidiaries, the jurisdiction in which they are qualified or otherwise licensed as a foreign corporation to do business. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its certificate or articles of incorporation or organization (or other applicable charter document) or by-laws. The Company has delivered to Hain accurate and complete copies of the certificate or articles of incorporation or organization (or other applicable charter document) and by-laws, as currently in effect, of each of the Company and its subsidiaries.

    5.2 CAPITAL STOCK OF SUBSIDIARIES. The only direct or indirect subsidiaries of the Company are those listed in Section 5.2 of the Disclosure Schedule. The Company is directly or indirectly the record and beneficial owner of all of the outstanding shares of capital stock of each of its subsidiaries, except as disclosed in Section 5.2 of the Disclosure Schedule, there are no proxies with respect to such shares, and no equity securities of any of such subsidiaries are or may be required to be issued by reason of any options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such subsidiary is bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. Other than as set forth in Section 5.2 of the Disclosure Schedule, all of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any claim, lien or encumbrance of any kind with respect thereto. Except as disclosed in Section 5.2 of the Disclosure Schedule, the Company does not directly or indirectly own any interest in any corporation, partnership, joint venture or other business association or entity.

    5.3 CAPITALIZATION. The authorized capital stock of the Company consists of 10,000,000 shares of common stock, par value $.01 per share (the "COMPANY COMMON STOCK"), and 2,000,000 shares of preferred stock, $.01 par value per share. As of the date hereof, 566,990 shares of Company Common Stock were issued and outstanding and no shares of preferred stock were issued and outstanding. All of such issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in Section 5.3 of the Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement or understanding, oral or written, which (a) grants an option or other right to acquire any of the Company Common Stock or any other equitable interest in the Company, (b) grants a right of first refusal or other such similar right upon the sale of any of the Company Common Stock, or (c) restricts or affects the voting rights of any of the Company Common Stock.

    5.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or other transactions contemplated hereby (other than, with respect to the Merger, the approval of the Company's shareholders pursuant to the TBCA). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Hain, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

    5.5  NO VIOLATIONS, ETC.

    (a) Assuming that all filings, permits, authorizations, consents and approvals or waivers thereof have been duly made or obtained as contemplated by
Section 5.5(b) hereof, except as listed in Section 5.5 of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation of the Merger or other transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of (x) their respective charters or by-laws, (y) except as set forth in Section 5.5 of the Disclosure Schedule, any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation to which the Company or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (i)(y), (i)(z) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, suspensions, accelerations, rights of termination or acceleration or creations of liens, security interests, charges or encumbrances which would not, individually or in the aggregate, either have a Company Material Adverse Effect or materially impair the Company's ability to consummate the Merger or other transactions contemplated hereby.

    (b) Except as set forth in Section 5.5 of the Disclosure Schedule, no filing or registration with, notification to and no permit, authorization, consent or approval of any governmental entity (including, without limitation, any federal, state or local regulatory authority or agency) is required by the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the

Merger or other transactions contemplated hereby, except (i) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (ii) the filing of the Delaware Certificate of Merger and the Texas Certificate of Merger, (iii) the approval of the Company's shareholders pursuant to the TBCA, (iv) filings with applicable state regulatory authorities identified in Section 5.5 of the Disclosure Schedule, (v) filings with the Securities and Exchange Commission (the "SEC") and (vi) such other filings, registrations, notifications, permits, authorizations, consents or approvals the failure of which to be obtained, made or given would not, individually or in the aggregate, either have the Company Material Adverse Effect or materially impair the Company's ability to consummate the Merger or other transactions contemplated hereby.

    (c) As of the date hereof, except as set forth in Section 5.5 of the Disclosure Schedule, none of the Company or any of its subsidiaries is in violation of or default under (x) its respective certificate or articles of incorporation or organization or by-laws, (y) any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation to which the Company or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, except, in the case of clauses (y) and (z) above, for such violations or defaults which would not, individually or in the aggregate, either have a Company Material Adverse Effect or materially impair the Company's ability to consummate the Merger or other transactions contemplated hereby.

    5.6  FINANCIAL STATEMENTS.

    (a) Set forth in Section 5.6 of the Disclosure Schedule are true and complete copies of the audited consolidated balance sheets of the Company at July 31, 1997 (the "JULY 31 BALANCE SHEET") and the audited consolidated statements of income, shareholders' equity and cash flow of the Company for the year ended July 31, 1997 (the "JULY 31 FINANCIALS"). The July 31 Financials fairly present, in all material respects, the financial position of the Company at July 31, 1997, and the results of operations of the Company for the period then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied by the Company. The July 31 Balance Sheet reflects all liabilities of the Company, whether absolute, accrued or contingent, as of the date thereof of the type required to be reflected or disclosed on a balance sheet prepared in accordance with generally accepted accounting principles.

    (b) Set forth in Section 5.6 of the Disclosure Schedule is income before interest and taxes for the twelve months ended December 31, 1997 ("DECEMBER 31 IBIT") for Dana Alexander, Inc., a New York Corporation and a wholly owned subsidiary of the Company. December 31 IBIT is determined in accordance with generally accepted accounting principles consistently applied (subject to the exception set forth in Section 5.6 of the Disclosure Schedule).

    (c) Prior to the Closing Date, the Company shall provide to Hain true and complete copies of the unaudited balance sheet of the Company at February 28, 1998 (the "FEBRUARY 28 BALANCE SHEET") and the unaudited statements of income, shareholders' equity and cash flow of the Company for the seven months then ended (collectively, the "FEBRUARY 28 FINANCIALS"). The February 28 Financials will fairly present, in all material respects, the financial position of the Company at February 28 1998, and the results of operations of the Company for the period then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied, except that such financial statements will not include any footnote disclosures that might otherwise be required to be included by generally accepted accounting principles, and shall also be subject to normal non-recurring year-end audit adjustments. The February 28 Balance Sheet will reflect all liabilities of the Company, whether absolute, accrued or contingent, as of the date thereof of the type required to be reflected or disclosed on a balance sheet prepared in accordance with generally accepted accounting principles.

    5.7 ABSENCE OF CHANGES OR EVENTS. Except as set forth on Section 5.7 of the Disclosure Schedule, since July 31, 1997:

        (a) there has been no material adverse change, or any development involving a prospective material adverse change, in the business, operations or financial condition of the Company and its subsidiaries taken as a whole;

        (b) there has not been any direct or indirect redemption, purchase or other acquisition of any shares of capital stock of the Company or any of its subsidiaries, or any declaration, setting aside or payment of any dividend or other distribution by the Company or any of its subsidiaries in respect of its capital stock;

        (c) except in the ordinary course of its business and consistent with past practice, neither the Company nor any of its subsidiaries has incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, or made any loans or advances to any other individual, firm or corporation;

        (d) there has not been any change in the financial or the accounting methods, principles or practices of the Company or its subsidiaries;

        (e) except in the ordinary course of business and for amounts which are not material, there has not been any revaluation by the Company or any of its subsidiaries of any of their respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivables; and

        (f) there has not been any agreement by the Company or any of its subsidiaries to (i) do any of the things described in the preceding clauses
    (a) through (f) other than as expressly contemplated or provided for in this Agreement or (ii) take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Article V untrue or incorrect.

    5.8 FORM S-4; PROSPECTUS/INFORMATION STATEMENT. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the registration statement to be filed with the SEC by Hain in connection with the issuance of shares of Hain Common Stock in the Merger (the "FORM S-4") will, at the time the Form S-4 becomes effective under the Securities Act (as defined below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Prospectus/Information Statement, in definitive form, or in the soliciting material used in connection therewith (referred to herein collectively as the "PROSPECTUS/INFORMATION STATEMENT") will, at the dates mailed to shareholders pursuant to Section 8.1(b), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will promptly inform Hain of the happening of any event prior to the Effective Time which would render such information regarding the Company incorrect in any material respect or require the amendment of the Prospectus/Information Statement.

    5.9 LITIGATION. Except as set forth in Section 5.9 of the Disclosure Schedule, there is no (i) claim, action, suit or proceeding pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or relating to the Company or any of its subsidiaries before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which the Company, any subsidiary of the Company or any of their respective assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either have a Company Material Adverse Effect or materially impair either of the Company's ability to consummate the Merger.

    5.10 TITLE TO AND CONDITION OF PROPERTIES. Section 5.10 of the Disclosure Schedule contains a true and complete list of all real properties owned by the Company and its subsidiaries. Except as set forth in Section 5.10 of the Disclosure Schedule, each of the Company and its subsidiaries have good title to all of the real property and own outright all of the personal property (except for leased property or assets) which is reflected on the July 31 Balance Sheet except for property since sold or otherwise disposed of in the ordinary course of business and consistent with past practice. Except as set forth in Section
5.10 of the Disclosure Schedule, no such real or personal property is subject to claims, liens or encumbrances, whether by mortgage, pledge, lien, conditional sale agreement, charge or otherwise, except for those which would not, individually or in the aggregate, have a Company Material Adverse Effect.

    5.11 LEASES. Section 5.11 of the Disclosure Schedule contains a true and complete list of all leases requiring the payment of rentals aggregating at least $50,000 per annum pursuant to which real or personal property is held under lease by either of the Company or any of its subsidiaries, and true and complete copies of each lease pursuant to which either of the Company or any of its subsidiaries leases real or personal property to others. All of the leases so listed are valid and subsisting and in full force and effect and are subject to no default with respect to either of the Company or its subsidiaries, as the case may be, and, to the Company's knowledge, are in full force and effect and subject to no default with respect to any other party thereto, and the leased real property is in good and satisfactory condition.

    5.12  CONTRACTS; BANK ACCOUNTS; INDEBTEDNESS.

    (a) CONTRACTS AND COMMITMENTS. Section 5.12(a) of the Disclosure Schedule contains a complete and accurate list of all Material (as defined below) existing outstanding contracts and commitments, whether written or oral, of the Company and its subsidiaries (i) the terms of which provide for the payment by the Company and its subsidiaries after the date hereof as the recipient of goods or services or involve the receipt by the Company or any of its subsidiaries as the provider of goods or services, (ii) whereby the Company or any of its subsidiaries leases equipment or real property, (iii) whereby the Company or any of its subsidiaries has a firm commitment to purchase capital equipment (or lease in the nature of a conditional purchase of capital equipment), (iv) which continue for a period of twelve months or more and are not subject to a unilateral right of termination by the Company without consideration, (v) which restrict or purport to restrict any business activities or freedom of the Company or any of its subsidiaries (or, to the knowledge of the Company, any of its officers or employees) to engage in any business or to compete with any person, or (vi) which relate to employment, consulting and agency agreements which provide for any severance or termination benefit, or any other agreements, contracts and commitments material to the Business. For purposes of this Section 5.12(a), a "MATERIAL" contract or commitment shall mean any contract or commitment which the Company or any of its subsidiaries would be required to file as an exhibit to reports filed by the Company with the SEC under the Securities Act or the Exchange Act if the Company were required to file reports thereunder. Except as set forth on Section 5.5 or Section 5.12(a) of the Disclosure Schedule, none of the Company or any of its subsidiaries is in default (nor is there any event which with notice or lapse of time or both would constitute a default) under any material contract or commitment. Section 5.12(a) of the Disclosure Schedule identifies each existing contract or commitment containing an agreement with respect to any change of control or any indemnification or other contingent obligations that would be triggered by the Merger.

    (b) BANK ACCOUNTS. Section 5.12(b) of the Disclosure Schedule contains a complete and accurate list of the name of each bank in which the Company or any of its subsidiaries has an account or safe deposit box (each, a "BANK ACCOUNT" and, collectively, the "BANK ACCOUNTS"), the account number thereof and the names of all persons authorized to draw thereon or to have access thereto.

    (c) INDEBTEDNESS. Section 5.12(c) of the Disclosure Schedule contains a complete and accurate list of all indebtedness for borrowed money of the Company and its subsidiaries showing the aggregate amount by way of principal and interest which was outstanding as of a date not more than seven days prior to the date of this Agreement and, by the terms of agreements governing such indebtedness, is expected to be outstanding on the Closing Date. Other than as set forth in Section 5.12(c) of the Disclosure Schedule, neither this Agreement, the Merger nor the other transactions contemplated hereby will result in any outstanding loans or borrowings by the Company or any subsidiary of the Company becoming due, going into default or giving the lenders or other holders of debt instruments the right to require the Company or any of its subsidiaries to repay all or a portion of such loans or borrowings.

    5.13 LABOR MATTERS. Except to the extent that any of the following, individually or in the aggregate, would have a Company Material Adverse Effect,
(a) neither the Company nor any of its subsidiaries fails to comply with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Company nor any of its subsidiaries is engaged in any "unfair labor practice," as that term is understood pursuant to the National Labor Relations Act, as amended, (b) there is no labor strike, slowdown or stoppage pending (or, to the best knowledge of the Company, any labor strike or stoppage threatened) against or affecting the Company or any of its subsidiaries and (c) no petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of the Company or any of its subsidiaries who are not currently organized.

    5.14 COMPLIANCE WITH LAW. Except for matters set forth in Section 5.14 of the Disclosure Schedule, neither the Company nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency (including, without limitation, any required by the Food and Drug Administration or the Nutrition Labeling and Education Act of 1990), or any judgment, decree or order of any court, applicable to its business or operations, except where any such violation or failure to comply would not, individually or in the aggregate, have a Company Material Adverse Effect; the conduct of the business of each of the Company and its subsidiaries is in conformity with all foreign, federal, state and local requirements, and all other foreign, federal, state and local governmental and regulatory requirements, except where such nonconformities would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its subsidiaries have all permits, licenses and franchises from governmental agencies required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect. Notwithstanding the foregoing, the representations and warranties of the Company with respect to the matters covered by Sections 5.13, 5.17, 5.18 and 5.19 are limited to the representations set forth therein, and no representation or warranty with respect to such matters are made by the Company in this Section 5.14.

    5.15 BOARD RECOMMENDATION. The Board of Directors of the Company has, by a majority vote at a meeting of such Board duly held on April 21, 1998, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, determined that the Merger is fair to the shareholders of the Company and recommended that the shareholders of the Company approve and adopt this Agreement, the Merger and the other transactions contemplated hereby.

    5.16 INTELLECTUAL PROPERTY. Section 5.16 of the Disclosure Schedule sets forth a complete and accurate list of all of the trademarks (whether or not registered) and trademark registrations and applications, patent and patent applications, copyrights and copyright applications, service marks, service mark registrations and applications, trade dress, trade and product names (collectively, the "INTELLECTUAL PROPERTY") owned or licensed by the Company and its subsidiaries. Except as set forth on Section 5.16 of the Disclosure Schedule, (i) each of the Company and its subsidiaries has or owns, directly or indirectly, all right, title and interest to such Intellectual Property or has the perpetual right to use such Intellectual Property without consideration; none of the rights of the Company and its subsidiaries in or use of such Intellectual Property has been or is currently being or, to the knowledge of the Company, is threatened to be infringed or challenged; (ii) all of the patents, trademark registrations, service mark registrations, trade name registrations and copyright registrations included in such Intellectual Property have been duly issued and have not been canceled, abandoned or otherwise terminated; and (iii) all of the patent applications, trademark applications, service mark applications, trade name applications and copyright applications included in such Intellectual Property have been duly filed. To the knowledge of the Company, the Company and its subsidiaries own or have adequate licenses or other rights to use all Intellectual Property, know-how and technical information required for their operation.

    5.17  TAXES.  Except as set forth in Section 5.17 of the Disclosure
Schedule: (i) the Company and each of its subsidiaries have prepared and timely filed with the appropriate governmental agencies all Tax Returns required to be filed for any period (or portion thereof) ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and/or its subsidiaries, and each such Tax Return is complete and accurate in all material respects; (ii) all Taxes of the Company and each of its subsidiaries in respect of any period (or portion thereof) ending on or before the Effective Time have been paid in full to the proper authorities, other than such Taxes as are being contested in good faith by appropriate proceedings and are adequately reserved for in accordance with generally accepted accounting principles; (iii) all deficiencies asserted in writing resulting from examinations of any Tax returns filed by the Company or any of its subsidiaries have been paid or finally settled, neither the Company nor any of its subsidiaries is presently under examination or audit by any taxing authority, and the Company has not received written notice of any pending examination or audit of the Company or any of its subsidiaries by any taxing authority; (iv) no extension of the period for assessment or collection of any Tax is currently in effect and no extension of time within which to file any Tax Return has been requested, which Tax Return has not since been filed; (v) no liens have been filed with respect to any Taxes of the Company or any of its subsidiaries other than in respect of property taxes that have accrued but are not yet due and payable; (vi) neither the Company nor any of its subsidiaries has made, or is required to make, any adjustment by reason of a change in their accounting methods for any period (or portion thereof) ending on or before the Effective Time that would affect the taxable income or deductions of the Company or any of its subsidiaries for any period (or portion thereof) ending after the Effective Date; (vii) the Company and its subsidiaries have made timely payments of Taxes required to be deducted and withheld from the wages paid to their employees and from all other amounts paid to third parties; (viii) neither the Company nor any of its subsidiaries is a party to any tax sharing or tax matters or similar agreement or is the indemnitor under any tax indemnification or similar agreement; (ix) neither the Company nor any of its subsidiaries owns any interest in any "controlled foreign corporation" (within the meaning of Section 957 of the Code) or "passive foreign investment company" (within the meaning of
Section 1296 of the Code); (x) neither the Company nor any of its subsidiaries has made an election under Section 341(f) of the Code; (xi) neither the Company nor any of its subsidiaries is a party to any agreement or arrangement that provides for the payment of any amount, or the provision of any other benefit, that could constitute a "parachute payment" within the meaning of Section 280G of the Code; (xii) no claim has ever been made by an authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction; (xiii) neither the Company nor any of its subsidiaries has ever been a member of any affiliated, consolidated, combined or unitary group for any Tax purpose other than a group of which it is currently a member; (xiv) neither the Company nor any of its subsidiaries is currently a "personal holding company" (as defined in Section 542 of the Code), and neither the Company nor any of its subsidiaries has had any "undistributed personal holding company income" (as defined in Section 545 of the Code) at any point during its last three completed taxable years; (xv) none of the assets of the Company or any of its subsidiaries is "tax-exempt use property" (as defined in Section 168(h)(1) of the Code) or may be treated as owned by any other person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 (as in effect immediately prior to the enactment of the Tax Reform Act of 1986); (xvi) neither the Company nor any of its subsidiaries has been a "United States real property holding corporation," within the meaning of Section 897 of the Code at any time during the past five years; (xvii) there are no "excess loss accounts" (as defined in Treas. Reg. Section 1.1502-19) with respect to any stock of any subsidiary; (xviii) neither the Company nor any of its subsidiaries has any (a) deferred gain or loss (1) arising from any deferred intercompany transactions (as described in Treas. Reg. SectionSection 1.1502-13 and 1.1502-13T prior to amendment by Treasury Decision 8597 (issued July 12,
1995) or (2) with respect to the stock or obligations of any other member of any affiliated group (as described in Treas. Reg. SectionSection 1.1502-14 and 1.1502-14T prior to amendment by Treasury Decision 8597) or (b) any gain subject to Treas. Reg. Section 1.1502-13, as amended by Treasury Decision 8597; (xix) neither the Company nor any of its subsidiaries has requested a ruling from, or entered into a closing agreement with, the IRS or any other taxing authority in its current taxable year or at any time during its last three completed taxable years; and (xx) the Company has previously delivered to Hain true and complete copies of (a) all federal, state, local and foreign income or franchise Tax Returns filed by the Company and/or any of its Subsidiary for the last three taxable years ending prior to the date hereof (except for those Tax Returns that have not yet been filed) and (b) any audit reports issued within the last three years by the IRS or any other taxing authority.

    For all purposes of this Agreement, "TAX" or "TAXES" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, alternative minimum, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) all transferee, successor, joint and several or contractual liability (including, without limitation, liability pursuant to Treas. Reg. Section 1.1502-6 (or any similar state, local or foreign provision)) in respect of any items described in clause (i) or (ii).

    For all purposes of this Agreement, "TAX RETURN" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

    5.18 EMPLOYEE BENEFIT PLANS; ERISA. Except as set forth in Section 5.18 of the Disclosure Schedule:

        (a) The Company has furnished Hain with a true and complete schedule of all "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by the Company, any of its subsidiaries or any other ERISA Affiliates, or with respect to which the Company or any of its subsidiaries contributes or is obligated to make payments thereunder or otherwise may have any liability ("PENSION BENEFITS PLANS"), all "welfare benefit plans" (as defined in Section 3(1) of ERISA), maintained or contributed to by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries otherwise may have any liability ("WELFARE PLANS"), all multiemployer plans as defined in Section 3(37) of ERISA covering employees employed in the United States to which such Company or any of its subsidiaries is required to make contributions or otherwise may have any liability, all stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance and vacation or other employee benefit plans, programs or arrangements that are not Pension Benefit Plans or Welfare Plans maintained or contributed to by the Company or a subsidiary or with respect to which the Company or any subsidiary otherwise may have any liability ("OTHER PLANS"). For purposes of this Agreement, "ERISA AFFILIATE" shall mean any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code including the Company or any of its subsidiaries.

        (b) The Company and each of its subsidiaries, and each of the Pension Benefit Plans, Welfare Plans and Other Plans (collectively, the "PLANS"), are in compliance with the applicable provisions of ERISA, the Code and other applicable laws except where the failure to comply would not, individually or in the aggregate, have a Company Material Adverse Effect.

    (c) All contributions to, and payments from, the Plans which are required to have been made in accordance with the Plans and, when applicable, Section 302 of ERISA or Section 412 of the Code have been timely made except where the failure to make such contributions or payments on a timely basis would not, individually or in the aggregate, have a the Company Material Adverse Effect.

    (d) No Pension Benefit Plan subject to Section 412 of the Code or Section 302 of ERISA has incurred an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code as of the end of the most recently completed plan year.

    (e) Each of the Pension Benefit Plans intended to qualify under Section 401 of the Code satisfies in form the requirements of such Section except to the extent amendments are not required by law to be made until a date after the Closing Date, has received a favorable determination letter from the Internal Revenue Service ("IRS") regarding such qualified status, has not, since receipt of the most recent favorable determination letter, been amended, and has not been operated in a way that would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

    (f) Each Welfare Plan that is intended to qualify for exclusion of benefits thereunder from the income of participants or for any other tax-favored treatment under any provisions of the Code (including, without limitation, Sections 79, 105, 106, 125 or 129 of the Code) is and has been maintained in compliance in all material respects with all pertinent provisions of the Code and Treasury Regulations thereunder.

    (g) There are (i) no investigations, audits or examinations pending, or to the best knowledge of the Company, threatened by any governmental entity (including the Pension Benefit Guaranty Corporation ("PBGC")) involving any of the Plans, (ii) no termination proceedings involving the Plans and (iii) no pending or, to the best knowledge of the Company, threatened claims (other than routine claims for benefits), suits or proceedings against any Plan, against the assets of any of the trusts under any Plan or against any fiduciary of any Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any Plan or against the assets of any trust under such plan, which would, in the case of clause (i), (ii) or (iii) of this paragraph (g), give rise to any liability which would, individually or in the aggregate, have a Company Material Adverse Effect.

    (h) None of the Company, any of its subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Pension Benefit Plans or Welfare Plans, has engaged in a "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in a tax or penalty on the Company or any of its subsidiaries under Section 4975 of the Code or Section 502(i) of ERISA which would, individually or in the aggregate, have a Company Material Adverse Effect.

    (i) Neither the Pension Benefit Plans subject to Title IV of ERISA nor any trust created thereunder has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) (for which the disclosure requirements of Regulation section 4043.1 et seq., promulgated by the PBGC, have not been waived) with respect to either thereof which would, individually or in the aggregate, have a Company Material Adverse Effect nor has there been any event with respect to any Pension Benefit Plan requiring disclosure under Section 4063(a) of ERISA or any event with respect to any Pension Benefit Plan requiring disclosure under Section 4041(c)(3)(C) of ERISA which would, individually or in the aggregate, have a Company Material Adverse Effect.

    (j) With respect to any Pension Benefit Plan subject to Title IV of ERISA, there is not any amount of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) under such plan determined based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

    (k) Neither the Company nor any subsidiary of the Company nor any ERISA Affiliate has incurred, or is reasonably likely to incur any material liability under Title IV of ERISA.

    (l) Neither the Company nor any ERISA Affiliate of the Company has incurred any currently outstanding liability to the PBGC or to a trustee appointed under
Section 4042(b) or (c) of ERISA other than for the payment of premiums, all of which have been paid when due. No Pension Benefit Plan has applied for, or received, a waiver of the minimum funding standards imposed by Section 412 of the Code. The information supplied to the actuary by the Company or any of its subsidiaries for use in preparing the most recent actuarial report for Pension Benefit Plans is complete and accurate in all material respects.

    (m) Neither the Company, any of its subsidiaries nor any of their ERISA Affiliates has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of
Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN"), covering employees employed in the United States.

    (n) With respect to each of the Plans, true, correct and complete copies of the following documents have been made available to Hain: (i) the current plans and related trust documents, including amendments thereto, (ii) any current summary plan descriptions, (iii) the most recent Forms 5500 (if any) filed with respect to each such Plan, (iv) the most recent financial statements and actuarial reports, if applicable, (v) the most recent IRS determination letter, if applicable; and (vi) if any application for an IRS determination letter is pending, copies of all such applications for determination including attachments, exhibits and schedules thereto.

    (o) Neither the Company, any of its subsidiaries, any organization to which either of the Company is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, nor any of their ERISA Affiliates has engaged in any transaction described in Section 4069(a) of ERISA, the liability for which would, individually or in the aggregate, have a Company Material Adverse Effect.

    (p) None of the Welfare Plans maintained by the Company or any of its subsidiaries are retiree life or retiree health insurance plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or except where the full expense of such coverage or benefits is paid by the participant or the participant's beneficiary. The Company and each of its subsidiaries which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder except where the failure to comply would not, individually or in the aggregate, have a Company Material Adverse Effect.

    (q) No liability under any Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which the Company or any of its subsidiaries has received notice that such insurance company is in rehabilitation.

    (r) Except as set forth in Section 5.18(r) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not either alone or in connection with an employee's termination of employment or other event result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of the Company or any of its subsidiaries.

    (s) Except as set forth in Section 5.18(s) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code.

    (t) The Company has furnished Hain with a true and complete schedule of each Foreign Plan (as hereinafter defined) to the extent the benefits provided thereunder are not mandated by the laws of the applicable foreign jurisdiction. The Company and each of its subsidiaries and each of the Foreign Plans are in compliance with applicable laws and all required contributions have been made to the Foreign Plans, except where the failure to comply or make contributions would not, individually and in the aggregate have a Company Material Adverse Effect. Each of the Foreign Plans that is a funded defined benefit plan has a fair market value of plan assets that is greater than the plan's liabilities, as determined in accordance with applicable laws. For purposes hereof, the term "FOREIGN PLAN" shall mean any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Company or any subsidiary with respect to employees (or former employees) employed outside the United States.

    5.19 ENVIRONMENTAL MATTERS. Except as set forth in Section 5.19 of the Disclosure Schedule and except for such matters as would not reasonably be expected to have a Company Material Adverse Effect:

        (a) Each of the Company and its subsidiaries has obtained (or is capable of obtaining without incurring any material incremental expense) all Environmental Permits and has no reason to believe any of them will be revoked prior to their expiration, modified or will not be renewed, and have made all registrations and given all notifications that are required under any applicable Environmental Law.

        (b) There is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries under an Environmental Law.

        (c) The Company and its subsidiaries are in compliance with, and have no liability under, applicable Environmental Laws including, without limitation, all of their Environmental Permits.

        (d) Neither the Company nor any of its subsidiaries has assumed, by contract or otherwise, any liabilities or obligations arising under any Environmental Laws.

        (e) There are no past or present actions, activities, conditions, occurrences or events, including, without limitation, the Release of any Hazardous Materials, which could reasonably be expected to prevent compliance by the Company or any of its subsidiaries with any Environmental Law, or to result in any liability of the Company or any of its subsidiaries under any Environmental Law.

        (f) No lien has been recorded under any Environmental Law with respect to any property, facility or asset currently owned by the Company or any of its subsidiaries.

        (g) Neither the Company nor any of its subsidiaries has received any notification that any Hazardous Materials that any of them or any of their respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of has been found at any site at which any person is conducting or plans to conduct any response or other action pursuant to any Environmental Law.

        (h) There is no friable asbestos or asbestos containing material in, on or at any property, facility or equipment owned, operated or leased by the Company or any of its subsidiaries.

        (i) No property now or previously owned, operated or leased by the Company or any of its subsidiaries or, to the knowledge of the Company, any of their respective predecessors in interest is (i) listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended ("CERCLA"), or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list established under any Environmental law.

        (j) No underground or above ground storage tank or related piping, or any surface impoundment, lagoon, landfill or other disposal site containing any Hazardous Material is located at, under or on any property owned, operated or leased by the Company or any of its subsidiaries or any, to the knowledge of the Company, of their respective predecessors in interest, nor has any of them been removed or decommissioned from or at any such property.

        (k) The execution and delivery of this Agreement and the consummation by the Company of the Merger and other transactions contemplated hereby and the exercise by Hain of rights to own and operate the businesses of each of the Company and its subsidiaries substantially as presently conducted will not affect the validity or require the transfer of any Environmental Permits held by the

    Company or any of its subsidiaries and will not require any notification, disclosure, registration, reporting, filing, investigation, or remediation under any Environmental Law.

        (l) The Company has delivered or otherwise made available for inspection to Hain copies of any investigations, studies, reports, assessments, evaluations and audits in its possession, custody or control of Hazardous Materials at, in, beneath or adjacent to any properties or facilities now or formerly owned, leased, operated or used by it or any of its subsidiaries or any of their respective predecessors in interest, or of compliance by any of them with, or liability of any of them under, applicable Environmental Laws.

    For purposes of Section 5.19:

           (i) "ENVIRONMENT" means any surface water, ground water, drinking water supply, land surface or subsurface strata, ambient air, indoor air and any indoor location and all natural resources such as flora, fauna and wetlands;

           (ii) "ENVIRONMENTAL CLAIM" means any notice, claim, demand, complaint, suit or other communication by any person alleging potential liability (including, without limitation, potential liability for response or corrective action or damages to any person, property or natural resources, and any fines or penalties) arising out of or relating to (1) the Release or threatened Release of any Hazardous Materials or
       (2) any violation, or alleged violation, of any applicable Environmental Law;

           (iii) "ENVIRONMENTAL LAWS" means all federal, state, and local laws, statutes, codes, rules, ordinances, regulations, judgments, orders, decrees and the common law as now or previously in effect relating to pollution or protection of human health or the Environment, including, without limitation, those relating to the Release or threatened Release of Hazardous Materials;

           (iv) "HAZARDOUS MATERIALS" means pollutants, contaminants, hazardous or toxic substances, constituents, materials or wastes, and any other waste, substance, material, chemical or constituent subject to regulation under Environmental Laws;

           (v) "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the Environment; and

           (vi) "ENVIRONMENTAL PERMIT" means a permit, identification number, license, approval, consent or other written authorization issued pursuant to any applicable Environmental Law.

    5.20  ABSENCE OF UNDISCLOSED LIABILITIES.  Except as set forth in Section
5.6 or 5.20 of the Disclosure Schedule or in the July 31 Financials, neither of the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments, except the liabilities recorded on the July 31 Balance Sheet and the notes thereto, and except for liabilities or obligations incurred in the ordinary course of business and consistent with past practice since July 31, 1997 that would not individually or in the aggregate have a Company Material Adverse Effect. Notwithstanding the foregoing, the representations and warranties of the Company with respect to the matters covered by Sections 5.13, 5.14, 5.17, 5.18 and 5.19 are limited to the representations set forth therein, and no representation or warranty with respect to such matters are made by the Company in this Section 5.20.

    5.21 FINDERS OR BROKERS. Except as set forth in Section 5.21 of the Disclosure Schedule, none of the Company, the subsidiaries of the Company, the Board of Directors of the Company or any member of the Board of Directors of the Company has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the Merger.

    5.22 STATE ANTITAKEOVER STATUTES. The Company has been granted all approvals and taken all other steps necessary to exempt the Merger and the other transactions contemplated hereby from the requirements and provisions of the TBCA and any other applicable state antitakeover statute or regulation such that none of the provisions of such statute or any other "business combination," "moratorium," "control share" or other state antitakeover statute or regulation
(x) prohibits or restricts the Company's ability to perform its obligations under this Agreement or its ability to consummate the Merger and the other transactions contemplated hereby, (y) would have the effect of invalidating or voiding this Agreement any provision hereof, or (z) would subject Hain to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.

    5.23 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Wasserstein Perella & Co., Inc., dated April 21, 1998, to the effect that, subject to the various assumptions and limitations set forth in such opinion as of such date, the Merger Consideration is fair from a financial point of view to the holders of shares of Company Common Stock.

    5.24 INSURANCE. Except as disclosed in Section 5.24 of the Disclosure Schedule, each of the Company and each of its subsidiaries is, and has been continuously since July 31, 1996, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by the Company and its subsidiaries during such time period. Except as disclosed in Section 5.24 of the Disclosure Schedule, neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy thereof. All material insurance policies of the Company and its subsidiaries are valid and enforceable policies.

    5.25 EMPLOYMENT AND LABOR CONTRACTS. Neither the Company nor any of its subsidiaries is a party to any employment, management services, consultation or other similar contract with any past or present officer, director, employee or other person or, to the best knowledge of the Company, any entity affiliated with any past or present officer, director or employee or other person other than those set forth in Section 5.26 of the Disclosure Schedule and other than the agreements executed by employees generally, the forms of which have been delivered to Hain.

    5.26 INVENTORY. As of February 28, 1998, all inventory of each of the Company and its subsidiaries is valued on the Company's books and records at the lower of cost or market, except for such variances as would not have a Material Adverse Effect. Obsolete items and items of below standard quality have been written off or written down to their net realizable value on the books and records of the Company, except for such variances as would not have a Material Adverse Effect. Subject to reserves reflected on the February 28 Balance Sheet, all such inventory consisting of raw materials or packaging is usable in the ordinary course of business, and all such inventory consisting of finished goods is, and all such inventory consisting of work in process will upon completion be, of merchantable quality, meeting all material contractual, and all Food and Drug Administration and Nutrition Labeling and Education Act of 1990 requirements, and is, or in the case of work in process, will be, salable in the ordinary course of business, except for such variances as would not have a Material Adverse Effect.

    5.27 BALANCE SHEET RESERVES. The reserves for accounts receivable as of February 28, 1998, as reflected on Section 5.27 of the Disclosure Schedule, have been established in accordance with generally accepted accounting principles and such reserves, taken as a whole, are adequate to cover any losses relating to collectibility of accounts receivable.

    5.28  QUALIFICATION OF MERGER AS A TAX FREE REORGANIZATION.

    (a) Neither the Company nor any person related to the Company within the meaning of Treas. Reg. SectionSection 1.368-1(e)(3), (e)(4) and (e)(5) has purchased, redeemed, or otherwise acquired, or made any extraordinary distributions (as defined in Treas. Reg. Section 1.368-1T(e)(1)(ii)(A)) with respect to, any shares of Company Common Stock prior to or in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

    (b) Other than the Company Common Stock, the Company does not currently have outstanding and at no point during the past twelve months had outstanding any indebtedness, options, warrants, or other debt or equity securities that have been or will be treated as stock for U.S. federal income tax purposes.

    (c) Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets of the Company immediately prior to the Merger. For purposes of this representation, amounts paid by Company to dissenters, amounts paid by the Company to shareholders who receive cash or other property in the Merger, amounts used by the Company to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of Company immediately prior to the Merger.

    (d) The Company and the shareholders of the Company have paid and will pay their respective expenses, if any, incurred in connection with the Merger. In connection with the Merger, the Company has not paid or assumed and will not pay or assume any expense or other liability, whether fixed or contingent, of any Company stockholder. In connection with the Merger, neither Hain nor any of its affiliates has paid or assumed or will pay or assume any expense of any Company shareholder or, except as provided in Section 8.11 of this Agreement, any expense of the Company. In connection with the Merger, no liabilities of Company stockholders have been paid or assumed or will be paid or assumed by Hain or its affiliates, nor will any shares of Company Common Stock acquired in the Merger be subject to any liabilities.

    (e) There is no indebtedness between Company and Hain.

    (f) None of the Merger Consideration received in the Merger by any shareholder-employees of the Company has been or will be separate consideration for, or allocable to, past or future services or any employment agreement. None of the compensation paid, or to be paid under any agreement or arrangement in effect on the date hereof, by the Company to any shareholder-employee of the Company will be separate consideration for, or allocable to, such shareholder-employee's shares of Company Common Stock, and such compensation has been or will be for services actually rendered in the ordinary course of his or her employment and has been or will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

    (g) The Company is not an investment company, as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

    (h) The liabilities of the Company assumed by the Surviving Corporation and any liabilities to which the assets of the Company are subject were incurred by the Company in the ordinary course of its business.

    (i) Neither the Company nor, to the Company's knowledge, any of its affiliates has taken, agreed to take, or will take any action that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code or that would prevent an exchange of Company Common Stock for Hain Common Stock pursuant to the Merger from qualifying as an exchange described in
Section 354 of the Code (except with respect to any cash received in lieu of a fractional share). Neither the Company nor, to the Company's knowledge, any of its affiliates or agents is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under Section 368(a) of the Code or that would prevent an exchange of Company Common Stock for Hain Common Stock pursuant to the Merger from qualifying as an exchange described in Section 354 of the Code (except with respect to any cash received in lieu of a fractional share) and to the Company's knowledge, the Merger and each such exchange will so qualify.

    Notwithstanding the foregoing, if none of the Merger Consideration consists of Stock Merger Consideration, then the representation set forth in this Section
5.28 shall be deemed to be included in this Agreement, and shall, in any event, be deemed true and correct in all respects.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF HAIN

    Hain represents and warrants to the Company that:

    6.1 ORGANIZATION AND QUALIFICATION. Each of Hain and Hain's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Hain and Hain's subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, operations, condition (financial or otherwise) or prospects of Hain and its subsidiaries taken as a whole (a "HAIN MATERIAL ADVERSE EFFECT"). Neither Hain nor any of Hain's subsidiaries is in violation of any of the provisions of its certificate or articles of incorporation or organization or by-laws. Hain has delivered to the Company accurate and complete copies of the certificate or articles of incorporation or organization (or other applicable charter document) and by-laws, as currently in effect, of each of Hain and its subsidiaries.

    6.2 CAPITAL STOCK OF SUBSIDIARIES. The only direct or indirect subsidiaries of Hain are those listed in Section 6.2 of the Disclosure Schedule. Hain is directly or indirectly the record (except for directors' qualifying shares) and beneficial owner (including all qualifying shares owned by directors of such subsidiaries as reflected in Section 6.2 of the Disclosure Schedule) of all of the outstanding shares of capital stock of each of its subsidiaries.

    6.3 CAPITALIZATION. The authorized capital stock of Hain consists of 40,000,000 shares of Hain Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. As of March 31, 1998, 11,386,899 shares of Common Stock are issued and outstanding and no shares of preferred stock are issued and outstanding. All of such issued and outstanding shares are, and any shares of Hain Common Stock to be issued in connection with this Agreement, the Merger and the transactions contemplated hereby will be, validly issued, fully paid and nonassessable and free of preemptive rights.

    6.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Hain has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Hain and no other corporate proceedings on the part of Hain are necessary to authorize this Agreement or to consummate the Merger or other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Hain and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and binding agreement of Hain, enforceable against Hain in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

    6.5  NO VIOLATIONS, ETC.

    (a) Assuming that all filings, permits, authorizations, consents and approvals or waivers thereof have been duly made or obtained as contemplated by
Section 6.5(b) hereof, neither the execution and delivery of this Agreement by Hain nor the consummation of the Merger or other transactions contemplated hereby nor compliance by Hain with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Hain or any of

Hain's subsidiaries under, any of the terms, conditions or provisions of (x) their respective charters or by-laws, (y) except as set forth in Section 6.5 of the Disclosure Schedule, any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation, to which Hain or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Hain or any of Hain's subsidiaries or any of their respective properties or assets, except, in the case of clauses (i)(y), (i)(z) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, suspensions, accelerations, rights of termination or acceleration or creations of liens, security interests, charges or encumbrances which would not, individually or in the aggregate, either have an Hain Material Adverse Effect or materially impair the consummation of the Merger or other transactions contemplated hereby.

    (b) No filing or registration with, notification to and no permit, authorization, consent or approval of any governmental entity is required by Hain, Hain Subsidiary or any of Hain's subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Hain of the Merger or other transactions contemplated hereby, except (i) in connection with the applicable requirements of the HSR Act, (ii) the filing of the Delaware Certificate of Merger and the Texas Certificate of Merger, (iii) filings with The Nasdaq Stock Market, Inc., (iv) filings with the SEC and state securities administrators, and (v) such other filings, registrations, notifications, permits, authorizations, consents or approvals the failure of which to be obtained, made or given would not, individually or in the aggregate, either have an Hain Material Adverse Effect or materially impair the consummation of the Merger or other transactions contemplated hereby.

    (c) As of the date hereof, Hain and Hain's subsidiaries are not in violation of or default under (x) their respective certificates or articles of incorporation or organization or by-laws, (y) except as set forth in Section 6.5 of the Disclosure Schedule, any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation to which Hain or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, except, in the case of clauses
(y) and (z) above, for such violations or defaults which would not, individually or in the aggregate, either have an Hain Material Adverse Effect or materially impair the consummation of the Merger or other transactions contemplated hereby.

    6.6  COMMISSION FILINGS; FINANCIAL STATEMENTS.  Except as set forth in
Section 6.6 of the Disclosure Schedule, Hain has filed all required forms, reports and documents during the past three years (collectively, the "HAIN SEC REPORTS") with the SEC, all of which complied when filed in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The audited consolidated financial statements and unaudited consolidated interim financial statements of Hain and its subsidiaries included or incorporated by reference in such Hain SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, the financial position and results of operations and cash flows of Hain and its subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated (and in the case of all such financial statements that are interim financial statements, contain all adjustments so to present fairly). Except to the extent that information contained in any Hain SEC Report was revised or superseded by a later filed Hain SEC Report, none of the Hain SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    6.7 ABSENCE OF CHANGES OR EVENTS. Except as set forth in Hain's Form 10-K for the fiscal year ended June 30, 1997 and Hain's Form 10-Q for each of the three month periods ended September 30, 1997 and December 31, 1997, as filed with the SEC, since December 31, 1997:

        (a) there has been no material adverse change, or any development involving a prospective material adverse change, in the business, operations or financial condition of Hain and its subsidiaries taken as a whole;

        (b) there has not been any direct or indirect redemption, purchase or other acquisition of any shares of capital stock of Hain or any of its subsidiaries, or any declaration, setting aside or payment of any dividend or other distribution by Hain or any of its subsidiaries in respect of their capital stock;

        (c) except in the ordinary course of its business and consistent with past practice neither Hain nor any of its subsidiaries has incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, or made any loans or advances to any other individual, firm or corporation;

        (d) there has not been any change in accounting methods, principles or practices of Hain or its subsidiaries;

        (e) except in the ordinary course of business and for amounts which are not material, there has not been any revaluation by Hain or any of its subsidiaries of any of their respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivables;

        (f) there has not been any agreement by Hain or any of its subsidiaries to (i) do any of the things described in the preceding clauses (a) through
    (f) other than as expressly contemplated or provided for in this Agreement or (ii) take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Article VI untrue or incorrect.

    6.8 FORM S-4; PROSPECTUS/INFORMATION STATEMENT. None of the information supplied or to be supplied by or on behalf of Hain and Hain Subsidiary for inclusion or incorporation by reference in the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Hain and Hain Subsidiary for inclusion or incorporation by reference in the Prospectus/Information Statement will, at the dates mailed to Company shareholders pursuant to Section 8.1(b), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Hain will promptly inform the Company of the happening of any event prior to the Effective Time which would render such information regarding Hain incorrect in any material respect or require the amendment of the Prospectus/Information Statement.

    6.9 BOARD RECOMMENDATION. The Board of Directors of Hain has, by a majority vote at a meeting of such Board duly held on, or by written consent of such Board dated April 8, 1998, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby (including, without limitation, the issuance of Hain Common Stock as a result of the Merger), determined that the Merger is fair to the holders of shares of Hain Common Stock. Hain does not require stockholder approval of this Agreement, the Merger, the issuance of shares of Hain Common Stock in connection therewith, and the related transactions.

    6.10 DISCLOSURE. All of the facts and circumstances not required to be disclosed as exceptions under or to any of the foregoing representations and warranties made by Hain by reason of any minimum disclosure requirement in any such representation and warranty would not, in the aggregate, have an Hain Material Adverse Effect.

    6.11 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Hain nor any of its subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments, except the liabilities recorded on the Balance Sheet and the notes thereto, and except for liabilities or obligations incurred in the ordinary course of business and consistent with past practice since December 31, 1997 that would not individually or in the aggregate have an Hain Material Adverse Effect.

    6.12 FINDERS OR BROKERS. Except as set forth in Section 6.12 of the Disclosure Schedule, none of Hain, the subsidiaries of Hain, the Board of Directors of Hain or any member of the Board of Directors of Hain has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the Merger.

    6.13 OPINION OF FINANCIAL ADVISOR. On or prior to the Closing Date, Hain will receive the opinion (the "Fairness Opinion") of Bear Stearns & Co. Inc., to the effect that the Merger Consideration is fair from a financial point of view to the stockholders of Hain.

    6.14  EMPLOYEE BENEFIT PLANS; ERISA.

    Neither Hain nor any subsidiary of Hain nor any Hain ERISA Affiliate has incurred, or is reasonably likely to incur any material liability under Title IV of ERISA. Neither Hain nor any subsidiary of Hain nor any Hain ERISA Affiliate has incurred any material accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code. For purposes of this Agreement, "HAIN ERISA AFFILIATE" shall mean any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code including Hain or any of its subsidiaries.

    6.15  QUALIFICATION OF MERGER AS A TAX FREE REORGANIZATION.

    (a) Hain has no plan or intention to reacquire or cause or permit any person related (as defined in Treas. Reg. Section 1.368-1(e)(3)) to Hain to acquire any of the Hain Common Stock issued to the holders of Company Common Stock pursuant to the Merger.

    (b) Prior to the transaction, Hain will be in control of Hain Subsidiary within the meaning of section 368(c) of the Internal Revenue Code of 1986, as amended (the "CODE").

    (c) Following the Merger, Hain has no plan or intention to cause or permit Hain Subsidiary to issue additional shares of its stock that would result in Hain's losing control of Hain Subsidiary within the meaning of Section 368(c) of the Code.

    (d) There is no indebtedness between the Company and Hain.

    (e) None of the Merger Consideration paid in the Merger by Hain will be separate consideration for, or allocable to, past or future services or any employment agreement.

    (f) Neither Hain nor Hain Subsidiary is an investment company, as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

    (g) Hain has no plan or intention to liquidate Hain Subsidiary, to merge Hain Subsidiary with or into another corporation, to sell or otherwise dispose of the stock of Hain Subsidiary, or to cause Hain Subsidiary to sell or otherwise dispose of any of the assets of the Company acquired in the Merger, except for dispositions made in the ordinary course of business or transfers to a corporation controlled (within the meaning of Section 368(c) of the Code) by Hain Subsidiary or, in the case of a successive transfer, the transferor corporation.

    (h) None of Hain, Hain Subsidiary or any affiliate of Hain has taken, agreed to take, or will take any action that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code or that would prevent an exchange of Company Common Stock for Hain Common Stock pursuant to the Merger from qualifying as an exchange described in Section 354 of the Code (except with respect to any cash received in lieu of a fractional share). None of Hain, Hain Subsidiary or any affiliate of Hain is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under Section 368(a) of the Code or that would prevent an exchange of Company Common Stock for Hain Common Stock pursuant to the Merger from qualifying as an exchange described in
Section 354 of the Code (except with respect to any cash received in lieu of a fractional share) and to the knowledge of Hain, the Merger and each such exchange will so qualify.

    Notwithstanding the foregoing, if none of the Merger Consideration consists of Stock Merger Consideration, then the representation set forth in this Section
6.15 shall not be deemed to be included in this Agreement, and shall, in any event, be deemed true and correct in all respects.

                                  ARTICLE VII
                             CONDUCT OF BUSINESS OF
                    THE COMPANY AND HAIN PENDING THE MERGER

    7.1 CONDUCT OF BUSINESS OF THE COMPANY PENDING THE MERGER. Except as contemplated by this Agreement or as expressly agreed to in writing by Hain, during the period from the date of this Agreement to the Effective Time, each of the Company and its subsidiaries will conduct their respective operations according to its ordinary course of business consistent with past practice, and will use all commercially reasonable efforts to maintain satisfactory relationships with suppliers, distributors and customers having business relationships with it and will take no action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Company will not nor will it permit any of its subsidiaries to, without the prior written consent of Hain, which consent shall not be unreasonably withheld:

        (a) amend its certificate or articles of incorporation or organization or by-laws;

        (b) except as set forth in Section 7.1 of the Disclosure Schedule, authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock, including the filing or processing of a registration statement under the Securities Act in connection with an initial public offering;

        (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or of any of its subsidiaries, except as otherwise expressly provided in this Agreement;

        (d) (i) create, incur, assume, maintain or permit to exist any debt for borrowed money other than under existing lines of credit in the ordinary course of business consistent with past practice in an amount not to exceed $1,000,000 in the aggregate; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for its wholly owned subsidiaries in the ordinary course of business and consistent with past practices and subclause (i) above; or (iii) make any loans, advances or capital contributions to, or investments in, any other person;

        (e) except as set forth in Section 7.1 of the Disclosure Schedule, (i) increase in any manner the compensation of (x) any employee except in the ordinary course of business consistent with past practice or (y) any of its directors or officers; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with such director or officer or employee, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements; (iii) except in accordance with Section 3.1(b) hereof, grant any severance or termination pay to, or enter into any employment or severance agreement with, (x) any employee except in the ordinary course of business consistent with past practice or (y) any of its directors or officers; or (iv) except as may be required to comply with applicable law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof;

        (f) except as otherwise expressly contemplated by this Agreement, enter into any other material agreements, commitments or contracts, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business consistent with past practice;

        (g) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of a material amount of assets or securities or any material change in its capitalization;

        (h) make any change in the accounting methods or accounting practices followed by the Company;

        (i) settle or compromise any material federal, state, local or foreign Tax liability, make any new material Tax election, revoke or modify any existing Tax election, or request or consent to a change in any method of Tax accounting;

        (j) unless the Merger Consideration consists solely of Cash Merger Consideration, take, cause or permit to be taken any action, whether before or after the Effective Date, that could reasonably be expected to prevent the Merger from constituting a "reorganization" within the meaning of
    Section 368(a) of the Code; or

        (k) agree to do any of the foregoing.

    7.2 CONDUCT OF BUSINESS OF HAIN PENDING THE MERGER. Except as contemplated by this Agreement or as expressly agreed to in writing by the Company, during the period from the date of this Agreement to the Effective Time, each of Hain and its subsidiaries will use all commercially reasonable efforts to keep substantially intact its business, properties and business relationships and will take no action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, Hain will not nor will it permit any of its subsidiaries to, without the prior written consent of the Company, which consent shall not be unreasonably withheld:

        (a) amend its certificate of incorporation or by-laws except as set forth in this Agreement;

        (b) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or of any of its subsidiaries, except as otherwise expressly provided in this Agreement;

        (c) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of an amount of assets or securities which would satisfy one or more of the requirements of "significant subsidiary" for Hain, within the meaning of Regulation S-X, on a pro forma basis before giving effect to the Merger and the transactions contemplated thereby, any sale, transfer, lease, license, pledge or mortgage or other disposition or encumbrance of a material amount of assets or securities or any material change in its capitalization; or

        (d) agree to do any of the foregoing.

                                  ARTICLE VIII
                            COVENANTS AND AGREEMENTS

    8.1  PREPARATION OF THE FORM S-4.

    (a) As soon as practicable following the date of this Agreement, Hain shall prepare and file with the SEC the Form S-4, in which the Prospectus/Information Statement shall be included as a prospectus. Hain shall use commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Hain shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of Hain Common Stock in the Merger. No filing of, or amendment or supplement to, the Form S-4 will be made by Hain without the consent of the Company, which shall not be unreasonably withheld. Hain shall provide the Company and its counsel reasonable opportunity to review and comment thereon. It is further acknowledged that the Company will need to obtain the consent of Wasserstein Perella & Co. Inc. in connection with any description or summary of its fairness opinion (or the work performed by such investment banking firm in connection therewith) that is contained in any filing with the SEC. Hain will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Hain Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Hain, or any of their respective affiliates, officers or directors, should be discovered by the Company or Hain which should be set forth in an amendment or supplement to any of the Form S-4, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company. It is acknowledged that the shares of Hain Common Stock, if any, to be issued in the Merger shall not be subject to any restrictions on resale under the federal or state securities laws; provided, in the case of shareholders who are parties to the Voting Agreement, shares of Hain Common Stock received by such shareholders as Stock Merger Consideration shall be initially deposited in trading accounts maintained by Bear Stearns & Co. Inc.; PROVIDED, HOWEVER, nothing in this Agreement shall be deemed to require that any shares of Hain Common Stock remain so deposited for any period of time. Accordingly, at the election of Hain and its counsel, after consultation with the Company and its counsel, Hain will either

(i) include in the S-4 a plan of distribution that permits the recipients of Hain Common Stock to sell any or all of their shares of Hain Common Stock without any restrictions or (ii) file and have declared effective a registration statement that permits the resale of such shares of Hain Common Stock without any restrictions.

    (b) The Company shall, through its Board of Directors, recommend that its shareholders consent to this Agreement, the Merger and the other transactions contemplated hereby. Upon receipt from Hain of a definitive copy of the Prospectus/Information Statement in the form declared effective by the SEC, the Company shall immediately cause a copy of the Prospectus/Information Statement to be distributed to each of its shareholders, together with such other information as may be required under the TBCA, including information relating to Dissenters' Rights.

    8.2 LETTERS AND CONSENTS OF THE COMPANY'S ACCOUNTANTS. The Company shall use all commercially reasonable efforts to cause to be delivered to Hain all consents required from its independent accountants necessary to effect the registration of the Hain Common Stock and make any required filing with the SEC in connection with the Merger and the transactions contemplated thereby, in each case to the extent related to the financial statements listed on Schedule 8.2 of the Disclosure Schedule. Notwithstanding any provision in this Agreement to the contrary, the only financial information that the Company shall be required to furnish to Hain in connection with the preparation of the S-4 or any other securities law filing is the financial statements listed on Schedule 8.2.

    8.3 LETTERS AND CONSENTS OF HAIN'S ACCOUNTANTS. Hain shall use all commercially reasonable efforts to cause to be delivered to the Company all consents required from its independent accountants necessary to effect the registration of the Hain Common Stock and make any required filing with the SEC in connection with the Merger and the transactions contemplated thereby.

    8.4  ADDITIONAL AGREEMENTS; COOPERATION.

    (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including using commercially reasonable efforts
(i) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, material leases and other material contracts that are specified in Section 8.4 to the Disclosure Schedule Statement, (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations, (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) to effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act and submissions of information requested by governmental authorities, (vi) provide all necessary information for the Form S-4 and (vii) to fulfill all conditions to this Agreement. Without limiting the generality of the foregoing provisions, the parties acknowledge that the consent of the lenders under the existing credit facility of the Company (the "CREDIT AGREEMENT") with respect to the transactions contemplated by this Agreement is required pursuant to the terms of the Credit Agreement. The Company will use its commercially reasonable efforts to obtain such consents on or prior to the Closing; PROVIDED, HOWEVER, that if such lenders are unwilling to give such consents, then, on or prior to the Closing Date, Hain will refinance all amounts outstanding under the Credit Agreement.

    (b) The Company will supply Hain with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between the Company or its representatives, on the one hand, and the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, on the other hand, with respect to this Agreement, the Merger and the other transactions contemplated hereby. Each of the parties hereto agrees to furnish to the other party hereto such necessary information and reasonable assistance as such other party may request in connection with its preparation of necessary filings or submissions to any regulatory or governmental agency or authority, including, without limitation, any filing necessary under the provisions of the HSR Act or any other applicable Federal or state statute.

    (c) Hain and Hain Subsidiary will supply the Company with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between Hain, Hain Subsidiary or their representatives, on the one hand, and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice and the SEC, on the other hand, with respect to this Agreement, the Merger and the other transactions contemplated hereby.

    8.5 PUBLICITY. The Company and Hain agree to consult with each other in issuing any press release and with respect to the general content of other public statements with respect to the transactions contemplated hereby, and shall not issue any such press release prior to such consultation; PROVIDED, HOWEVER, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by law or the rules of The Nasdaq Stock Market, Inc., in which event the party making such determination will, if practicable in the circumstances, use all commercially reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

    8.6 NO SOLICITATION. The Company agrees that, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or its subsidiaries or acquisition of any kind of all or substantially all of the assets or capital stock of the Company and its subsidiaries taken as a whole (an "ACQUISITION TRANSACTION") or negotiate, explore or otherwise communicate in any way with any third party (other than Hain) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; PROVIDED that the Company may furnish information to, and negotiate or otherwise engage in discussions with, any party who delivers a written proposal for an Acquisition Transaction if and so long as the Board of Directors of the Company determines in good faith by a majority vote, based upon the advice of its outside legal counsel, that failing to take such action would constitute a breach of the fiduciary duties of the Board, and in such case the Board of Directors of the Company may withdraw its recommendation of this Agreement or the Merger (provided that the foregoing shall in no way limit or otherwise affect Hain's right to terminate this Agreement pursuant to Section 10.1). The Company will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing. To the extent such disclosure is not a breach of the fiduciary duties of the Board of Directors as advised by outside legal counsel from and after the execution of this Agreement, the Company shall promptly advise Hain in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to an Acquisition Transaction (including the material terms thereof).

    8.7  ACCESS TO INFORMATION.

    (a) From the date of this Agreement until the Effective Time, each of the Company and Hain will, after reasonable notice, give the other party and its authorized representatives (including counsel, environmental and other consultants, accountants and auditors) reasonable access during normal business hours to all facilities, personnel and operations and to all books and records of it and its subsidiaries, will, after reasonable notice, permit the other party to make such inspections as it may reasonably require and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to its business and properties as such party may from time to time reasonably request.

    (b) All documents and information furnished pursuant to this Agreement shall be subject to the terms and conditions set forth in the Confidentiality Agreements dated May 14, 1997 and May 21, 1997 between Hain and the Company or a subsidiary thereof, as amended (together, the "CONFIDENTIALITY AGREEMENT"). This provision shall survive any termination of this Agreement.

    8.8 NOTIFICATION OF CERTAIN MATTERS. Prior to the Effective Time, the Company or Hain, as the case may be, shall promptly notify the other of (i) its obtaining of actual knowledge as to the matters set forth in clauses (x) and (y) below, or (ii) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (y) any material failure of the Company or Hain, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

    8.9 RESIGNATION OF DIRECTORS. At or prior to the Effective Time, the Company shall deliver to Hain the resignations of such directors of the Company and its subsidiaries as Hain shall specify, effective at the Effective Time.

    8.10  INDEMNIFICATION AND INSURANCE.

    (a) Hain and the Surviving Corporation agree that, except as may be limited by applicable Laws, for seven (7) years from and after the Effective Time, the indemnification obligations set forth in the Company's Articles of Incorporation and the Company's By-Laws, or in any indemnification agreement to which the Company is a party as of March 31, 1998, in each case as of the date of this Agreement, shall survive the Merger and shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or at any time prior to the Effective Time were entitled to indemnification thereunder with respect to matters occurring at or prior to the Effective Time.

    (b) To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, Hain shall, to the fullest extent such person could have been indemnified under the DGCL or under the Certificate of Incorporation or the By-laws of Hain in effect immediately prior to the Effective Time, indemnify, defend and hold harmless the present and former directors, officers and management employees of the parties hereto and their respective subsidiaries (each an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, costs, liabilities, judgments or (subject to the proviso of the next succeeding sentence) amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or management employee of such party or any subsidiary thereof, whether pertaining to any matter existing or occurring at or prior to or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time and (ii) all liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby; PROVIDED, the indemnification contemplated in this subclause (ii) shall not apply to any claim based on fraudulent misrepresentation or willful breach. In the event of any such loss, expense, claim, damage, cost, liability, judgment or settlement (whether or not arising before the Effective Time), (x) Hain shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Hain, promptly after statements therefor are received, and otherwise advance to the Indemnified Parties upon requested reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the laws of the State of Delaware, (y) Hain shall cooperate in the defense of any such matter and (z) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards under applicable law or as set forth in Hain's articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to Hain and the Indemnified Party; PROVIDED, HOWEVER, that Hain shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm (other than local counsel) with respect to each related matter except to the extent there could reasonably be expected to be, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties, in which case each Indemnified Party with a conflicting position on a significant issue shall be entitled to separate counsel. In the event any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement is successful in such action, Hain shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action. Each Indemnified Party shall be entitled to the advancement of expenses to the full extent contemplated in this Section 8.10(b) in connection with any such action.

    8.11 FEES AND EXPENSES. Whether or not the Merger is consummated, the Company and Hain shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants, except that (a) Hain shall bear and pay the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 (including SEC and state filing fees, all accounting expenses incurred directly in connection therewith, and including the fees and expenses of Vinson & Elkins L.L.P. incurred in connection therewith in an amount not to exceed $50,000), (b) the Company or its shareholders existing prior to the Effective Time shall bear and pay the fees, costs and expenses incurred in connection with (i) the services of any finder or broker set forth under Section
5.21 hereof and (ii) any amounts owed to James Mortenson due in connection with the Merger pursuant to any agreement between the Company and Mr. Mortenson existing as of the date hereof and (c) Hain shall bear and pay the costs and expenses incurred in connection with the filings of the premerger notification and report forms under the HSR Act (including filing fees). If the Merger is consummated, then for purposes of this Agreement, references to the Company or its shareholders "bearing" fees, costs or expenses shall mean that, to the extent that such expenses have been incurred by the Company prior to the Effective Time, or incurred but not paid by any shareholder of the Company prior to the Effective Time, the amount thereof (or a reasonable estimate thereof mutually agreed to by the parties hereto in good faith) shall constitute a deduction to the Cash Merger Consideration in accordance with Section 3.1(b) hereof, and the shareholders shall have no further obligation to pay any such fees, costs or expenses after the Effective Time.

    8.12 NASDAQ LISTING. Hain shall use commercially reasonable efforts to cause the Hain Common Stock to be issued in connection with the Merger to be approved for listing on the National Market System of The Nasdaq Stock Market, Inc., subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

    8.13 SHAREHOLDER LITIGATION. Each of the Company and Hain shall give the other the reasonable opportunity to participate in the defense of any shareholder litigation against or in the name of the Company or Hain, as applicable, and/or their respective directors relating to the transactions contemplated by this Agreement.

    8.14 TAX TREATMENT. Unless the Merger Consideration consists solely of Cash Merger Consideration, each of Hain and the Company shall treat the Merger as a tax free reorganization under the provisions of Section 368 of the Code on its Tax Returns.

                                   ARTICLE IX
                             CONDITIONS TO CLOSING

    9.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) SHAREHOLDER APPROVALS. Approval of the Merger and the transactions contemplated thereby shall have been obtained by the requisite approval of the Company's shareholders.

        (b) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

        (c) NO INJUNCTIONS OR RESTRAINTS. No material judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition (collectively, "RESTRAINTS") shall be in effect preventing the consummation of the Merger.

        (d) FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and no stop order or similar restraining order shall be threatened or entered by the SEC or any state securities administration preventing the Merger.

        (e) NASDAQ LISTING. The shares of Hain Common Stock issuable to the Company's shareholders as contemplated by this Agreement shall have been approved for listing on National Market System of The Nasdaq Stock Market, Inc., subject to official notice of issuance.

        (f) CONSENTS AND APPROVALS. All necessary consents and approvals of any United States or any other governmental authority or any other third party required for the consummation of the transactions contemplated by this Agreement shall have been obtained; except for such consents and approvals the failure to obtain which individually or in the aggregate would not have a material adverse effect on the Surviving Corporation.

        (g) GARDEN OF EATIN' TRANSACTION. All of the conditions precedent to the obligations of the parties pursuant to that certain Agreement and Plan of Merger dated of even date herewith by and between Hain and Garden of Eatin', Inc. (the "GOE AGREEMENT") shall have been satisfied or waived by the parties thereto, and Hain shall have delivered to the Company a certificate of an executive officer thereof that the parties are prepared to, and intend to, consummate the transactions contemplated thereby simultaneously with the consummation of the transactions contemplated hereby at the Effective Time.

    9.2 CONDITIONS TO OBLIGATIONS OF HAIN. The obligation of Hain to effect the Merger is further subject to satisfaction or waiver of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants of the Company set forth herein, to the extent qualified with respect to materiality, shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of earlier date, in which case as of such date). The Company shall have delivered to Hain an officer's certificate, in form and substance satisfactory to Hain and its counsel, to the effect of the matters stated in this Section 9.2(a) and Section 9.2(b).

        (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

        (c) CONSENT OF ACCOUNTANTS. Hain shall have received all consents required from the independent accountants in connection with the filing of the Form S-4 of the Company necessary to effect the registration of the Hain Common Stock.

        (d) REAL ESTATE HOLDING CORPORATION. The Company shall have (i) delivered an affidavit stating, under penalty of perjury, that (A) the Company is not and has not been at any time during the five-year period prior to the Effective Time a "United States real property holding corporation," as defined for purposes of section 897(c)(2) of the Code and
    (B) as of the Effective Time, interests in the Company are not United States real property holding company interests by reasons of Section 897(c)(1)(B) of the Code and (ii) complied with the requirements of Treas. Reg. Section1.897-2(h) and provided evidence (reasonably satisfactory to Hain) of such compliance.

        (e) TAX OPINION. Hain shall have received an opinion of Cahill Gordon & Reindel, counsel to Hain, dated on or about the Closing Date, based upon such representations and assumptions as counsel may reasonably deem relevant, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Sections 368(a)(1)(a) and 368(a)(2)(D) of the Code; that each of Hain, Hain Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; that gain, if any, realized by a shareholder of the Company on the exchange on Company Common Stock for the Merger Consideration will be recognized only to the extent of the Cash Merger Consideration received by such shareholder; that no loss will be recognized by a shareholder of the Company on the exchange of Company Common Stock for the Merger Consideration pursuant to the Merger (except with respect to any cash received in lieu of a fractional share). If the Merger Consideration consists solely of Cash Merger Consideration, then the condition set forth in this Section 9.2(e) shall be deemed to be fully satisfied for all purposes of this Agreement.

        (f) OPINION OF COMPANY COUNSEL. Hain shall have received an opinion from Vinson & Elkins L.L.P., counsel to the Company, substantially to the effect set forth in EXHIBIT A hereto.

        (g) VOTING AGREEMENT. The voting agreement and irrevocable proxy dated the date hereof (the "VOTING AGREEMENT") pursuant to which shareholders owning at least two thirds of the outstanding Company Common Stock have agreed to vote in favor of the Merger and the transactions related thereto shall be in full force and effect as of the Closing Date.

        (h) DISSENTERS' RIGHTS. The number of shares of Company Common Stock for which shareholders thereof have asserted Dissenters' Rights shall not exceed 15% of the outstanding Company Common Stock.

        (i) POST-MERGER OWNERSHIP. Immediately prior to the Effective Time, the Company shall provide evidence reasonably satisfactory to Hain that, upon consummation of the Merger and the issuance of the Stock Merger Consideration, no shareholder of Company Common Stock immediately prior to the Effective Time shall hold or have the right to vote immediately after the issuance of the Stock Merger Consideration greater than 4% (four percent) of the Hain Common Stock then outstanding (assuming a Closing Date Market Price of $20.00 per share and that 50% of the Merger Consideration is paid in Stock Merger Consideration).

        (j) CANCELLATION OF OPTIONS TO PURCHASE COMPANY COMMON STOCK. At the Effective Time, the Company shall have taken all such action necessary to cause all outstanding options to purchase shares of Company Common Stock (the "OPTIONS") to be canceled as of the Effective Time (irrespective of whether such options are then exercisable pursuant to the provisions thereof) in consideration for the right to receive from Hain at the Effective Time for each optionee (i) an amount of cash per share equal to the excess, if any, of (x) the Cash Merger Consideration that such optionee would have received if such optionee had exercised his Option in full immediately prior to the Effective Time (taking into account the provisions of the last sentence of this paragraph (j)) over (y) the aggregate exercise price under such Option for such shares and (ii) the amount of Stock Merger Consideration (including any cash in lieu of fractional shares) that such optionee would have received if such optionee had exercised his Option in full immediately prior to the Effective Time (taking into account the provisions of the last sentence of this paragraph
    (j)); PROVIDED, HOWEVER, that if the amount in clause (i)(y) is greater than the amount in clause (i)(x), then the value of shares of Hain Common Stock (valued at the Closing Date Market Price) delivered pursuant to clause (ii) shall be reduced by the amount of such excess. The aggregate amount of cash and shares of Hain Common Stock (valued at the Closing Date Market Price) that is paid pursuant to this paragraph shall be deemed a transaction expense for purposes of Section 8.11 hereof.

    9.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Hain set forth herein, to the extent qualified with respect to materiality, shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

        (b) PERFORMANCE OF OBLIGATIONS OF HAIN AND HAIN SUBSIDIARY. Hain and Hain Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

        (c) TAX OPINION. The Company shall have received an opinion of Vinson & Elkins L.L.P., counsel to the Company, dated on or about the Closing Date, based upon such representations and assumptions as counsel may reasonably deem relevant, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Sections 368(a)(1)(a) and 368(a)(2)(D) of the Code; that each of Hain, Hain Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; that gain, if any, realized by a shareholder of the company on the exchange on Company Common Stock for the Merger Consideration will be recognized only to the extent of the Cash Merger Consideration received by such shareholder; that no loss will be recognized by a shareholder of the Company on the exchange of Company Common Stock for the Merger Consideration pursuant to the Merger (except with respect to any cash received in lieu of a fractional share). If the Merger Consideration consists solely of Cash Merger Consideration, then the condition set forth in this Section 9.3(d) shall be deemed to be fully satisfied for all purposes of this Agreement.

        (d) OPINION OF HAIN COUNSEL. The Company shall have received an opinion from Cahill Gordon & Reindel, counsel to Hain, substantially to the effect set forth as EXHIBIT B.

        (e) MERGER CONSIDERATION. In the event any of the Merger Consideration consists of Stock Merger Consideration, then at least 50% of the Merger Consideration shall be comprised of Stock Merger Consideration and Cash Merger Consideration, when aggregated with the cash merger consideration paid in connection with the GOE Agreement, shall be greater than or equal to $20.0 million.

                                   ARTICLE X
                                  TERMINATION

    10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after and approval of this Agreement by the Company's shareholders:

        (a) by mutual written consent of the Company and Hain;

        (b) by either the Company or Hain:

           (i) if the Merger shall not have been consummated by August 30, 1998; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 10.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; or

           (ii) if any Restraint having any of the effects set forth in Section 9.1(c) shall be in effect and shall have become final and nonappealable;

        (c) by Hain, if the Board of Directors of the Company shall withdraw, modify or change its recommendation of this Agreement or the Merger in a manner adverse to Hain;

        (d) by Hain, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement (which breach is not cured within 15 business days after receipt by the Company of a written notice of such breach from Hain specifying the breach and requesting that it be cured) or if the Voting Agreement ceases to be in full force and effect;

        (e) by the Company, if Hain shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement (which breach is not cured within 15 business days after receipt by the Company of a written notice of such breach from Hain specifying the breach and requesting that it be cured);

        (f) by the Company, if, prior to the Effective Time, the Board of Directors of the Company approves an agreement to effect an Acquisition Transaction if the Board of Directors has determined in good faith, upon advice from its outside counsel, that failure to approve such agreement and terminate this Agreement would constitute a breach of the fiduciary duties of the Company Board (and so advised Hain) and the Board of Directors reasonably believes that such Acquisition Transaction is more favorable to the Company's shareholders than the transaction contemplated by this Agreement; or

        (g) by the Company, if the Form S-4 is not declared effective by July 15, 1998.

    10.2  EFFECT OF TERMINATION.

    (a) The termination of this Agreement shall become effective upon delivery to the other party of written notice thereof. In the event of the termination of this Agreement pursuant to the foregoing provisions of this Article X, this Agreement shall become void and have no effect, with no liability on the part of any party (except as provided in paragraph (b) below) or its shareholders or stockholders or directors or officers in respect thereof except for agreements which survive the termination of this Agreement and except for liability that Hain or the Company might have arising from a breach of this Agreement.

    (b) In the event of a termination of this Agreement by the Company pursuant to Section 10.1(f), then the Company shall within two business days of such termination pay Hain by wire transfer of immediately available funds to an account specified by Hain (i) up to $600,000 to reimburse Hain, aggregated together with amounts provided therefor under Section 10.2(b)(i) of the GOE Agreement, for its documented fees and expenses (including the fees and expenses of counsel, accountants, consultants and advisors) incurred in connection with this Agreement and the transactions contemplated hereby and (ii) a fee of $770,000 as liquidated damages.

                                   ARTICLE XI
                                 MISCELLANEOUS

    11.1  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES.

    (a) None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 11.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    (b) Each of the parties is a sophisticated legal entity that was advised by knowledgeable counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Accordingly, each of the parties hereby acknowledges that (i) no party has relied or will rely upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Agreement, the GOE Agreement and the Voting Agreement or in the Disclosure Schedules or any certificates delivered at the Effective Time pursuant hereto or thereto and (ii) there are no representations or warranties by or on behalf of any party hereto or any of its respective affiliates or representatives other than those expressly set forth in this Agreement, the GOE Agreement and the Voting Agreement or in the Disclosure Schedules or in any certificates delivered at the Effective Time pursuant to hereto or thereto.

    (c) The disclosures made on any section of the Disclosure Schedule with respect to any representation or warranty shall be deemed to be made with respect to any other representation or warranty requiring the same or similar disclosure to the extent that the relevance of such disclosure to other representations and warranties is evident from the face of the applicable section of the Disclosure Schedule. All references in this Agreement to the "knowledge of the Company" (or any similar phrase) will be deemed to be references solely to the actual knowledge of the executive officers of the Company. The inclusion of any matter on any disclosure schedule will not be deemed an admission by any party that such listed matter is material or that such listed matter has or would have a Company Material Adverse Effect or Hain Material Adverse Effect, as the case may be.

    11.2  CLOSING AND WAIVER.

    (a) Unless this Agreement shall have been terminated in accordance with the provisions of Section 10.1 hereof, a closing (the "CLOSING" and the date and time thereof being the "CLOSING DATE") will be held as soon as practicable after the conditions set forth in Sections 9.1, 9.2 and 9.3 shall have been satisfied or waived. The Closing will be held at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York or at such other places as the parties may agree. Simultaneously therewith, each of the Delaware Certificate of Merger and the Texas Certificate of Merger will be filed.

    (b) At any time prior to the Effective Date, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly authorized by and signed on behalf of such party.

    11.3  NOTICES.

    (a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party's address.

    If to Hain or Hain Subsidiary:

       The Hain Food Group, Inc.
       50 Charles Lindbergh Boulevard
       Uniondale, New York 11553
       Facsimile No.: (516) 237-6240
       Attention: President
       with a copy to:
       Cahill Gordon & Reindel
       80 Pine Street
       New York, New York 10005
       Facsimile No.: (212) 269-5420
       Attention: Roger Meltzer, Esq.

    If to the Company:

       Arrowhead Mills, Inc.
       110 South Lawton
       Hereford, Texas 79045
       Facsimile No.: (806) 364-1068
       Attention: Chief Operating Officer
       with a copy to:
       Vinson & Elkins L.L.P
       2300 First City Tower
       1001 Fannin Street
       Houston, TX 77002-6760
       Facsimile No.: (713) 758-2346
       Attention: J. Mark Metts, Esq.

    (b) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, if mailed; when sent, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

    11.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    11.5 INTERPRETATION. The headings of articles and sections herein are for convenience of reference, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. As used in this Agreement, "person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof; "subsidiary" of any person means (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other subsidiaries of such person or by such person and one or more subsidiaries thereof or (ii) any other person (other than a corporation) in which such person, or one or more other subsidiaries of such person or such person and one or more other subsidiaries thereof, directly or indirectly, have at least a majority ownership and voting power relating to the policies, management and affairs thereof; and "voting stock" of any person means capital stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

    11.6 AMENDMENT. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the shareholders of the Company; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    11.7 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall confer any rights upon any person or entity which is not a party or permitted assignee of a party to this Agreement, except for rights of Indemnified Parties as set forth in Section 8.10 (Directors' and Officers' Indemnification.

    11.8 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

    11.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

    11.10 NO RECOURSE AGAINST OTHERS. No director, officer or employee, as such, of Hain, Hain Subsidiary or the Company or any of their respective subsidiaries shall have any liability for any obligations of Hain, Hain Subsidiary or the Company, respectively, under this Agreement for any claim based on, in respect of or by reasons of such obligations or their creation.

    11.11 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be executed by their duly authorized officers all as of the day and year first above written.

                                THE HAIN FOOD GROUP, INC.

                                By:  /s/ IRWIN D. SIMON
                                     -----------------------------------------
                                     Name:  Irwin D. Simon
                                     Title:  President and Chief Executive
                                     Officer

                                ARROWHEAD MILLS, INC.

                                By:  /s/ CHARLES ESSERMAN
                                     -----------------------------------------
                                     Name:   Charles Esserman
                                     Title:

                                                                         ANNEX B

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                           THE HAIN FOOD GROUP, INC.
                                      AND
                             GARDEN OF EATIN', INC.
                                     DATED
                                 APRIL 24, 1998

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                             PAGE
                                                                                                           ---------

ARTICLE I          MERGER................................................................................        B-1
1.1                Formation of Hain Subsidiary..........................................................        B-1
1.2                The Merger............................................................................        B-1
1.3                Filing................................................................................        B-1
1.4                Effective Time of the Merger..........................................................        B-1

ARTICLE II         CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS.........................        B-2
2.1                Certificate of Incorporation..........................................................        B-2
2.2                By-Laws...............................................................................        B-2
2.3                Directors and Officers................................................................        B-2

ARTICLE III        CONVERSION OF SHARES..................................................................        B-2
3.1                Conversion............................................................................        B-2
                   (a) Merger Consideration..............................................................        B-2
                   (b) Adjustment to Cash Merger Consideration...........................................        B-2
3.2                Exchange of Certificates..............................................................        B-3
                   (a) Exchange Agent....................................................................        B-3
                   (b) Exchange Procedures...............................................................        B-3
                   (c) Exchange of Certificates..........................................................        B-3
                   (d) Distributions with Respect to Unsurrendered Certificates..........................        B-3
                   (e) No Further Rights in Company Common Stock.........................................        B-4
                   (f) No Fractional Shares..............................................................        B-4
                   (g) Termination of Exchange Fund......................................................        B-4
                   (h) No Liability......................................................................        B-4
                   (i) Withholding Rights................................................................        B-5
                   (j) Lost Certificates.................................................................        B-5
3.3                Stock Transfer Books..................................................................        B-5

ARTICLE IV         CERTAIN EFFECTS OF THE MERGER.........................................................        B-5
4.1                Effect of the Merger..................................................................        B-5
4.2                Further Assurances....................................................................        B-5

ARTICLE V          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................        B-6
5.1                Organization and Qualification........................................................        B-6
5.2                Capital Stock of Subsidiaries.........................................................        B-6
5.3                Capitalization........................................................................        B-6
5.4                Authority Relative to This Agreement..................................................        B-6
5.5                No Violations, etc....................................................................        B-7
5.6                Financial Statements..................................................................        B-8
5.7                Absence of Changes or Events..........................................................        B-8
5.8                Form S-4; Prospectus/Information Statement............................................        B-8
5.9                Litigation............................................................................        B-9
5.10               Title to and Condition of Properties..................................................        B-9
5.11               Leases................................................................................        B-9
5.12               Contracts; Bank Accounts; Indebtedness................................................        B-9
                   (a) Contracts and Commitments.........................................................        B-9
                   (b) Bank Accounts.....................................................................       B-10
                   (c) Indebtedness......................................................................       B-10

                                                                                                             PAGE
                                                                                                           ---------
5.13               Labor Matters.........................................................................       B-10
5.14               Compliance with Law...................................................................       B-10
5.15               Board Recommendation..................................................................       B-11
5.16               Intellectual Property.................................................................       B-11
5.17               Taxes.................................................................................       B-11
5.18               Employee Benefit Plans; ERISA.........................................................       B-12
5.19               Environmental Matters.................................................................       B-15
5.20               Absence of Undisclosed Liabilities....................................................       B-17
5.21               Finders or Brokers....................................................................       B-17
5.22               State Antitakeover Statutes...........................................................       B-17
5.23               [Intentionally Omitted]...............................................................       B-17
5.24               Insurance.............................................................................       B-17
5.25               Employment and Labor Contracts........................................................       B-17
5.26               Inventory.............................................................................       B-17
5.27               Balance Sheet Reserves................................................................       B-18
5.28               Qualification of Merger as a Tax Free Reorganization..................................       B-18

ARTICLE VI         REPRESENTATIONS AND WARRANTIES OF HAIN................................................       B-19
6.1                Organization and Qualification........................................................       B-19
6.2                Capital Stock of Subsidiaries.........................................................       B-19
6.3                Capitalization........................................................................       B-19
6.4                Authority Relative to This Agreement..................................................       B-20
6.5                No Violations, etc....................................................................       B-20
6.6                Commission Filings; Financial Statements..............................................       B-21
6.7                Absence of Changes or Events..........................................................       B-21
6.8                Form S-4; Prospectus/Information Statement............................................       B-21
6.9                Board Recommendation..................................................................       B-22
6.10               Disclosure............................................................................       B-22
6.11               Absence of Undisclosed Liabilities....................................................       B-22
6.12               Finders or Brokers....................................................................       B-22
6.13               Opinion of Financial Advisor..........................................................       B-22
6.14               Employee Benefit Plans; ERISA.........................................................       B-22
6.15               Qualification of Merger as a Tax Free Reorganization..................................       B-22

ARTICLE VII        CONDUCT OF BUSINESS OF THE COMPANY AND HAIN PENDING THE MERGER........................       B-23
7.1                Conduct of Business of the Company Pending the Merger.................................       B-23
7.2                Conduct of Business of Hain Pending the Merger........................................       B-25

ARTICLE VIII       COVENANTS AND AGREEMENTS..............................................................       B-25
8.1                Preparation of the Form S-4...........................................................       B-25
8.2                Letters and Consents of the Company's Accountants.....................................       B-26
8.3                Letters and Consents of Hain's Accountants............................................       B-26
8.4                Additional Agreements; Cooperation....................................................       B-26
8.5                Publicity.............................................................................       B-27
8.6                No Solicitation.......................................................................       B-27
8.7                Access to Information.................................................................       B-28
8.8                Notification of Certain Matters.......................................................       B-28
8.9                Resignation of Directors..............................................................       B-28
8.10               Indemnification and Insurance.........................................................       B-28
8.11               Fees and Expenses.....................................................................       B-29

                                                                                                             PAGE
                                                                                                           ---------
8.12               Nasdaq Listing........................................................................       B-29
8.13               Shareholder Litigation................................................................       B-29
8.14               Tax Treatment.........................................................................       B-30

ARTICLE IX         CONDITIONS TO CLOSING.................................................................       B-30
9.1                Conditions to Each Party's Obligation to Effect the Merger............................       B-30
                   (a) Shareholder Approvals.............................................................       B-30
                   (b) HSR Act...........................................................................       B-30
                   (c) No Injunctions or Restraints......................................................       B-30
                   (d) Form S-4..........................................................................       B-30
                   (e) Nasdaq Listing....................................................................       B-30
                   (f) Consents and Approvals............................................................       B-30
                   (g) Arrowhead Mills Transaction.......................................................       B-30
9.2                Conditions to Obligations of Hain.....................................................       B-30
                   (a) Representations and Warranties....................................................       B-30
                   (b) Performance of Obligations of the Company.........................................       B-31
                   (c) Consent of Accountants............................................................       B-31
                   (d) Real Estate Holding Corporation...................................................       B-31
                   (e) Tax Opinion.......................................................................       B-31
                   (f) Opinion of Company Counsel........................................................       B-31
                   (g) Voting Agreement..................................................................       B-31
                   (h) Post-Merger Ownership.............................................................       B-31
9.3                Conditions to Obligations of the Company..............................................       B-31
                   (a) Representations and Warranties....................................................       B-31
                   (b) Performance of Obligations of Hain and Hain Subsidiary............................       B-32
                   (c) Tax Opinion.......................................................................       B-32
                   (d) Opinion of Hain Counsel...........................................................       B-32
                   (e) Merger Consideration..............................................................       B-32

ARTICLE X          TERMINATION...........................................................................       B-32
10.1               Termination...........................................................................       B-32
10.2               Effect of Termination.................................................................       B-33

ARTICLE XI         MISCELLANEOUS.........................................................................       B-33
11.1               Nonsurvival of Representations and Warranties.........................................       B-33
11.2               Closing and Waiver....................................................................       B-34
11.3               Notices...............................................................................       B-34
11.4               Counterparts..........................................................................       B-35
11.5               Interpretation........................................................................       B-35
11.6               Amendment.............................................................................       B-35
11.7               No Third Party Beneficiaries..........................................................       B-35
11.8               Governing Law.........................................................................       B-35
11.9               Entire Agreement......................................................................       B-35
11.10              No Recourse Against Others............................................................       B-35
11.11              Validity..............................................................................       B-35

                              DISCLOSURE SCHEDULES

COMPANY DISCLOSURE SCHEDULES

   SECTION
-----------

      5.1.   Organization and Qualification

      5.2.   Capital Stock of Subsidiaries

      5.3.   Capitalization

      5.5.   No Violations, etc.

      5.6.   Financial Statements

      5.7.   Absence of Changes or Events

      5.9.   Litigation

     5.10.   Title to and Condition of Properties

     5.11.   Leases

     5.12.   (a) Contracts and Commitments

             (b) Bank Accounts

             (c) Indebtedness

     5.14.   Compliance with Law

     5.16.   Intellectual Property

     5.17.   Taxes

     5.18.   Employee Benefit Plans; ERISA

             (r) Employee Termination

             (s) Excess Parachute Payments

     5.19.   Environmental Matters

     5.20.   Absence of Undisclosed Liabilities

     5.21.   Finders or Brokers

     5.24.   Insurance

     5.25.   Employment and Labor Contracts

     5.26.   Inventory

     5.27.   Balance Sheet Reserves

      7.1.   Conduct of Business of the Company

       8.2   Accounting Financial Statements

       8.4   Additional Agreements; Cooperation

HAIN DISCLOSURE SCHEDULES

   SECTION
-----------

       6.2   Capital Stock of Subsidiaries

       6.5   No Violations, etc.

       6.6   Commission Filings; Financial Statements

       6.7   Absence of Changes

      6.12   Finders or Brokers

                                    EXHIBITS

    EXHIBIT A--Form of Opinion of Vinson & Elkins L.L.P.

    EXHIBIT B--Form of Opinion of Cahill Gordon & Reindel

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of April 24, 1998, by and between The Hain Food Group, Inc., a Delaware corporation ("HAIN"), and Garden of Eatin', Inc., a California corporation (the "COMPANY").

                                  WITNESSETH:

    WHEREAS, the Boards of Directors of each of Hain and the Company have approved the merger (the "MERGER") of the Company with and into a wholly owned subsidiary of Hain to be formed for the purpose thereof ("HAIN SUBSIDIARY"), upon the terms and subject to the conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the California General Corporation Law (the "CGCL");

    WHEREAS, Hain will enter into an Agreement and Plan of Merger dated the date hereof (the "AMI MERGER AGREEMENT") with Arrowhead Mills, Inc., a Texas corporation ("AMI"), pursuant to which AMI will be merged with an into Hain Subsidiary at the Effective Time (as hereinafter defined);

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                     MERGER

    1.1 FORMATION OF HAIN SUBSIDIARY. Hain shall form Hain Subsidiary under the DGCL. Hain Subsidiary will be formed solely to facilitate the Merger and the transactions contemplated thereby and will conduct no business or activity other than in connection with the Merger. Hain will cause Hain Subsidiary to execute and deliver a joinder to this Agreement pursuant to Section 251 of the DGCL and will execute a written consent as the sole stockholder of Hain Subsidiary, approving the execution, delivery and performance of this Agreement by Hain Subsidiary.

    1.2 THE MERGER. At the Effective Time (as hereinafter defined), the Company shall be merged with and into Hain Subsidiary as provided herein. Thereupon, the corporate existence of Hain Subsidiary, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger, and the corporate identity and existence, with all the purposes, powers and objects, of the Company shall be merged with and into Hain Subsidiary and Hain Subsidiary as the corporation surviving the Merger (hereinafter sometimes called the "SURVIVING CORPORATION") shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be Arrowhead Mills, Inc.

    1.3 FILING. As soon as practicable after fulfillment or waiver of the conditions set forth in Sections 9.1, 9.2 and 9.3 or on such later date as may be mutually agreed to between Hain and the Company, the parties hereto will (i) cause to be filed with the office of the Secretary of State of the State of Delaware, a certificate of merger (the "DELAWARE CERTIFICATE OF MERGER"), in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, and (ii) cause to be filed with the office of the Secretary of State of California, a certificate of merger (the "CALIFORNIA CERTIFICATE OF MERGER"), in such form as required by, and executed in accordance with, the relevant provision of the CGCL.

    1.4 EFFECTIVE TIME OF THE MERGER. The Merger shall be effective at the time that the filing of each of the Delaware Certificate of Merger and the California Certificate of Merger, or at such later time specified in such Certificates of Merger, which time is herein sometimes referred to as the "EFFECTIVE TIME" and the date thereof is herein sometimes referred to as the "EFFECTIVE DATE."

                                   ARTICLE II

         CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS

    2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Hain Subsidiary shall be the Certificate of Incorporation of the Surviving Corporation.

    2.2 BY-LAWS. The By-Laws of Hain Subsidiary shall be the By-Laws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with law, the Certificate of Incorporation of the Surviving Corporation or said By-Laws.

    2.3 DIRECTORS AND OFFICERS. The directors of Hain Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, and the officers of Hain Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                              CONVERSION OF SHARES

    3.1  CONVERSION.

    (a) MERGER CONSIDERATION. At the Effective Time, the issued shares of capital stock of the Company shall, by virtue of the Merger and without any action on the part of the holders thereof, become and be converted as follows: each outstanding share of common stock, no par value, of the Company (the "COMPANY COMMON STOCK"), shall be converted into and become the right to receive the Pro Rata Amount (as defined below) of the Merger Consideration (as defined below). "MERGER CONSIDERATION" means $14,000,000, subject to adjustment in the manner set forth in Section 3.1(b), consisting of a combination of (x) shares of Common Stock, par value $.01 per share (the "HAIN COMMON STOCK"), of Hain (the "STOCK MERGER CONSIDERATION") and (y) cash (the "CASH MERGER CONSIDERATION"). The allocation of Merger Consideration between Stock Merger Consideration and Cash Merger Consideration shall be determined at the sole option of Hain, by written notice to the Company on the third day prior to the Closing Date (as defined herein); PROVIDED, HOWEVER, that (i) if any of the Merger Consideration is comprised of Stock Merger Consideration, then at least 50% of the Merger Consideration shall be comprised of Stock Merger Consideration (before giving effect to any adjustments provided for in Section 3.1(b)) and (ii) the Cash Merger Consideration shall be at least $5,000,000 in the aggregate. The Stock Merger Consideration shall consist of the number of shares of Hain Common Stock having an aggregate market value based on the Closing Date Market Price (as defined below). With respect to any share of the Company Common Stock, "PRO RATA AMOUNT" means the product of the Merger Consideration multiplied by a fraction, the numerator of which is one and the denominator of which is the aggregate number of all issued and outstanding shares of the Company Common Stock on the Effective Date, allocated between Stock Merger Consideration and Cash Merger Consideration in the proportion specified by Hain as set forth above. "CLOSING DATE MARKET PRICE" means, with respect to each share of Hain Common Stock, the average closing price for such share as reported on the National Market System of The Nasdaq Stock Market, Inc. for the 10 most recent trading days ending on the third day prior to the Effective Time.

    (b) ADJUSTMENT TO CASH MERGER CONSIDERATION. The aggregate amount of Cash Merger Consideration shall be reduced immediately prior to the Effective Time by an amount equal to the sum of (i) the amount of fees, costs and expenses incurred or reasonably estimated to be incurred by the Company or incurred (but not paid) by the shareholders of the Company existing immediately prior to the Effective

Time to the extent that the Company and/or the shareholders of the Company are liable therefor pursuant to Section 8.11 hereof and (ii) any indebtedness in the aggregate for borrowed money of the Company (net of cash and cash equivalents) as of the Closing Date; provided, any reduction in Cash Merger Consideration shall not result in any adjustment to the amount of Stock Merger Consideration for purposes of this Article III. The aggregate amount of Cash Merger Consideration shall be increasing by the amount, if any, that the Company's cash and cash equivalents exceed indebtedness for borrowed money as of the Closing Date.

    3.2  EXCHANGE OF CERTIFICATES.

    (a) EXCHANGE AGENT. From and after the Effective Time, Hain shall make available to Continental Stock Transfer & Trust Company or such other bank or trust company designated by Hain (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this
Article III through the Exchange Agent, (i) certificates evidencing a sufficient number of shares of Hain Common Stock issuable to holders of Company Common Stock to satisfy the requirements set forth in Section 3.1 relating to Stock Merger Consideration and (ii) an amount in cash evidencing the Cash Merger Consideration (such shares of Hain Common Stock and cash being hereinafter referred to as the "EXCHANGE FUND"). As promptly as practicable after the Effective Time, Hain shall cause the Exchange Agent to deliver the Stock Merger Consideration and Cash Merger Consideration contemplated to be issued pursuant to Section 3.1 out of the Exchange Fund in accordance with the procedures specified in this Section 3.2. Except as contemplated by Section 3.2(g) hereof, the Exchange Fund shall not be used for any other purpose.

    (b) EXCHANGE PROCEDURES. As promptly as practicable after the Effective Time, Hain shall cause the Exchange Agent to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES") (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

    (c) EXCHANGE OF CERTIFICATES. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Hain Common Stock, if any, constituting Stock Merger consideration to which such holder is entitled pursuant to this Article III (including any cash in lieu of any fractional shares of Hain Common Stock to which such holder is entitled pursuant to Section 3.2(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 3.2(d) (together, the "ADDITIONAL PAYMENTS")) and (ii), without interest, the amount of cash constituting Cash Merger Consideration such holder is entitled to pursuant to this Article III, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the applicable Merger Consideration and Additional Payments, if any, may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby and Additional Payments, if any.

    (d) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions declared or made after the Effective Time with respect to Hain Common Stock with a record date after the

Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to Hain Common Stock the holder thereof is entitled to receive upon surrender thereof, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 3.2(f), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Hain Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to fractional Hain Common Stock to which such holder is entitled pursuant to Section 3.2(f) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Hain Common Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Hain Common Stock. After the Effective Time, each outstanding Certificate which theretofore represented shares of Company Common Stock shall, until surrendered for exchange in accordance with this Section 3.2, be deemed for all purposes to evidence ownership of the number of shares of Hain Common Stock into which the shares of Company Common Stock (which, prior to the Effective Time, were represented thereby) shall have been so converted.

    (e) NO FURTHER RIGHTS IN COMPANY COMMON STOCK. At the Effective Time all outstanding shares of Company Common Stock, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the Merger Consideration for such shares of Company Common Stock. All Hain Common Stock constituting Stock Merger Consideration and cash constituting Cash Merger Consideration issued or paid, as the case may be, issued upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 3.2(d) or (f)) shall be deemed to have been issued or paid, as the case may be, in full satisfaction of all rights pertaining to such shares of Company Common Stock.

    (f) NO FRACTIONAL SHARES. No fractional shares of Hain Common Stock shall be issued in the Merger. In lieu of any such fractional shares, each holder of Company Common Stock, who would otherwise have been entitled to a fraction of Hain Common Stock pursuant to this Article III, will be paid an amount in cash (without interest) rounded to the nearest cent, determined by multiplying (i) the average of the Closing Date Market Price of the Hain Common Stock by (ii) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held of record by such holder at the Effective Time).

    (g) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for 12 months after the Effective Time shall be delivered to Hain, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to Hain (who shall thereafter act as Exchange Agent) for the applicable Merger Consideration and any Additional Payments to which they are entitled. Any portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, on the third anniversary of the Effective Date and to the extent permitted by applicable law, become the property of Hain free and clear of any claims or interest of any person previously entitled thereto.

    (h) NO LIABILITY. None of the Exchange Agent, Hain or the Surviving Corporation shall be liable to any holder of Certificates for any shares of Hain Common Stock (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

    (i) WITHHOLDING RIGHTS. Each of the Surviving Corporation and Hain shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Hain, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made by the Surviving Corporation or Hain, as the case may be.

    (j) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of a customary affidavit and indemnity agreement of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration and Additional Payments, if any.

    3.3 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Hain for any reason shall be converted into the applicable Merger Consideration and Additional Payments, if any.

                                   ARTICLE IV

                         CERTAIN EFFECTS OF THE MERGER

    4.1 EFFECT OF THE MERGER. The effects and consequences of the Merger shall be as set forth in Section 259 of the DGCL and Section 1107 of the CGCL. Without limiting the generality of the foregoing, on and after the Effective Time and pursuant to the DGCL and the CGCL, the Surviving Corporation shall possess all the rights, privileges, immunities, powers, and purposes of each of Hain Subsidiary and the Company; all the property, real and personal, including subscriptions to shares, causes of action and every other asset (including books and records) of Hain Subsidiary and the Company shall vest in the Surviving Corporation without further act or deed; and the Surviving Corporation shall assume and be liable for all the liabilities, obligations and penalties of Hain Subsidiary and the Company; PROVIDED, HOWEVER, that this shall in no way impair or affect the indemnification obligations of any party pursuant to the indemnification provisions of this Agreement. No liability or obligation due or to become due and no claim or demand for any cause existing against either Hain Subsidiary or the Company, or any stockholder or shareholder, officer or director thereof, shall be released or impaired by the Merger, and no action or proceeding, whether civil or criminal, then pending by or against Hain Subsidiary or the Company, or any stockholder or shareholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred, and the Surviving Corporation may be substituted in any such action or proceeding in place of Hain Subsidiary or the Company.

    4.2 FURTHER ASSURANCES. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of Hain Subsidiary or the Company, the officers of such corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such further action.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Hain as follows:

    5.1 ORGANIZATION AND QUALIFICATION. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries and AMI and its subsidiaries, taken as a whole (a "COMPANY MATERIAL ADVERSE EFFECT"). Section 5.1 of the Disclosure Schedule sets forth, with respect to the Company and each of its subsidiaries, the jurisdiction in which they are qualified or otherwise licensed as a foreign corporation to do business. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its certificate or articles of incorporation or organization (or other applicable charter document) or by-laws. The Company has delivered to Hain accurate and complete copies of the certificate or articles of incorporation or organization (or other applicable charter document) and by-laws, as currently in effect, of each of the Company and its subsidiaries.

    5.2 CAPITAL STOCK OF SUBSIDIARIES. The only direct or indirect subsidiaries of the Company are those listed in Section 5.2 of the Disclosure Schedule. The Company is directly or indirectly the record and beneficial owner of all of the outstanding shares of capital stock of each of its subsidiaries, except as disclosed in Section 5.2 of the Disclosure Schedule, there are no proxies with respect to such shares, and no equity securities of any of such subsidiaries are or may be required to be issued by reason of any options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such subsidiary is bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. Other than as set forth in Section 5.2 of the Disclosure Schedule, all of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any claim, lien or encumbrance of any kind with respect thereto. Except as disclosed in Section 5.2 of the Disclosure Schedule, the Company does not directly or indirectly own any interest in any corporation, partnership, joint venture or other business association or entity.

    5.3 CAPITALIZATION. The authorized capital stock of the Company consists of 100,000 shares of common stock, no par value (the "COMPANY COMMON STOCK"). As of the date hereof, 20,000 shares of Company Common Stock were issued and outstanding. All of such issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in Section 5.3 of the Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement or understanding, oral or written, which (a) grants an option or other right to acquire any of the Company Common Stock or any other equitable interest in the Company, (b) grants a right of first refusal or other such similar right upon the sale of any of the Company Common Stock, or (c) restricts or affects the voting rights of any of the Company Common Stock.

    5.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or other transactions contemplated hereby (other than, with respect to the Merger, the approval of the Company's shareholders pursuant to the CGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Hain, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

    5.5  NO VIOLATIONS, ETC.

    (a) Assuming that all filings, permits, authorizations, consents and approvals or waivers thereof have been duly made or obtained as contemplated by
Section 5.5(b) hereof, except as listed in Section 5.5 of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation of the Merger or other transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of (x) their respective charters or by-laws, (y) except as set forth in Section 5.5 of the Disclosure Schedule, any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation to which the Company or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (i)(y), (i)(z) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, suspensions, accelerations, rights of termination or acceleration or creations of liens, security interests, charges or encumbrances which would not, individually or in the aggregate, either have a Company Material Adverse Effect or materially impair the Company's ability to consummate the Merger or other transactions contemplated hereby.

    (b) Except as set forth in Section 5.5 of the Disclosure Schedule, no filing or registration with, notification to and no permit, authorization, consent or approval of any governmental entity (including, without limitation, any federal, state or local regulatory authority or agency) is required by the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the Merger or other transactions contemplated hereby, except
(i) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (ii) the filing of the Delaware Certificate of Merger and the California Certificate of Merger,
(iii) the approval of the Company's shareholders pursuant to the CGCL, (iv) filings with applicable state regulatory authorities identified in Section 5.5 of the Disclosure Schedule, (v) filings with the Securities and Exchange Commission (the "SEC") and (vi) such other filings, registrations, notifications, permits, authorizations, consents or approvals the failure of which to be obtained, made or given would not, individually or in the aggregate, either have the Company Material Adverse Effect or materially impair the Company's ability to consummate the Merger or other transactions contemplated hereby.

    (c) As of the date hereof, except as set forth in Section 5.5 of the Disclosure Schedule, none of the Company or any of its subsidiaries is in violation of or default under (x) its respective certificate or articles of incorporation or organization or by-laws, (y) any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation to which the Company or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, except, in the case of clauses (y) and (z) above, for such violations or defaults which would not, individually or in the aggregate, either have a Company Material Adverse Effect or materially impair the Company's ability to consummate the Merger or other transactions contemplated hereby.

    5.6  FINANCIAL STATEMENTS.

    Set forth in Section 5.6 of the Disclosure Schedule are true and complete copies of the unaudited balance sheets of the Company at December 31, 1997 (the "DECEMBER 31 BALANCE SHEET") and the unaudited statements of income, of the Company for the year ended December 31, 1997 (collectively, the "DECEMBER 31 FINANCIALS"). Except as set forth in Section 5.6 of the Disclosure Schedule, the December 31 Financials fairly present, in all material respects, the financial position of the Company at December 31, 1997, and the results of operations of the Company for the period then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied by the Company, except that such financial statements will not include any footnote disclosures that might otherwise be required to be included by generally accepted accounting principles, and shall also be subject to normal non-recurring year-end audit adjustments. Except as set forth in Section 5.6 of the Disclosure Schedule, the December 31 Balance Sheet reflects all liabilities of the Company, whether absolute, accrued or contingent, as of the date thereof of the type required to be reflected or disclosed on a balance sheet prepared in accordance with generally accepted accounting principles.

    5.7 ABSENCE OF CHANGES OR EVENTS. Except as set forth on Section 5.7 of the Disclosure Schedule, since December 31, 1997:

        (a) there has been no material adverse change, or any development involving a prospective material adverse change, in the business, operations or financial condition of the Company and its subsidiaries taken as a whole;

        (b) there has not been any direct or indirect redemption, purchase or other acquisition of any shares of capital stock of the Company or any of its subsidiaries, or any declaration, setting aside or payment of any dividend or other distribution by the Company or any of its subsidiaries in respect of its capital stock;

        (c) except in the ordinary course of its business and consistent with past practice, neither the Company nor any of its subsidiaries has incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, or made any loans or advances to any other individual, firm or corporation;

        (d) there has not been any change in the financial or the accounting methods, principles or practices of the Company or its subsidiaries;

        (e) except in the ordinary course of business and for amounts which are not material, there has not been any revaluation by the Company or any of its subsidiaries of any of their respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivables; and

        (f) there has not been any agreement by the Company or any of its subsidiaries to (i) do any of the things described in the preceding clauses
    (a) through (f) other than as expressly contemplated or provided for in this Agreement or (ii) take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Article V untrue or incorrect.

    5.8 FORM S-4; PROSPECTUS/INFORMATION STATEMENT. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the registration statement to be filed with the SEC by Hain in connection with the issuance of shares of Hain Common Stock in the Merger (the "FORM S-4") will, at the time the Form S-4 becomes effective under the Securities Act (as defined below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Prospectus/Information Statement, in definitive form, or in the soliciting material used in connection therewith (referred to herein collectively as the "PROSPECTUS/INFORMATION STATEMENT") will, at the dates mailed to shareholders pursuant to Section 8.1(b), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will promptly inform Hain of the happening of any event prior to the Effective Time which would render such information regarding the Company incorrect in any material respect or require the amendment of the Prospectus/Information Statement.

    5.9 LITIGATION. Except as set forth in Section 5.9 of the Disclosure Schedule, there is no (i) claim, action, suit or proceeding pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or relating to the Company or any of its subsidiaries before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which the Company, any subsidiary of the Company or any of their respective assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either have a Company Material Adverse Effect or materially impair either of the Company's ability to consummate the Merger.

    5.10 TITLE TO AND CONDITION OF PROPERTIES. Section 5.10 of the Disclosure Schedule contains a true and complete list of all real properties owned by the Company and its subsidiaries. Except as set forth in Section 5.10 of the Disclosure Schedule, each of the Company and its subsidiaries have good title to all of the real property and own outright all of the personal property (except for leased property or assets) which is reflected on the December 31 Balance Sheet except for property since sold or otherwise disposed of in the ordinary course of business and consistent with past practice. Except as set forth in
Section 5.10 of the Disclosure Schedule, no such real or personal property is subject to claims, liens or encumbrances, whether by mortgage, pledge, lien, conditional sale agreement, charge or otherwise, except for those which would not, individually or in the aggregate, have a Company Material Adverse Effect.

    5.11 LEASES. Section 5.11 of the Disclosure Schedule contains a true and complete list of all leases requiring the payment of rentals aggregating at least $50,000 per annum pursuant to which real or personal property is held under lease by either of the Company or any of its subsidiaries, and true and complete copies of each lease pursuant to which either of the Company or any of its subsidiaries leases real or personal property to others. All of the leases so listed are valid and subsisting and in full force and effect and are subject to no default with respect to either of the Company or its subsidiaries, as the case may be, and, to the Company's knowledge, are in full force and effect and subject to no default with respect to any other party thereto, and the leased real property is in good and satisfactory condition.

    5.12  CONTRACTS; BANK ACCOUNTS; INDEBTEDNESS.

    (a) CONTRACTS AND COMMITMENTS. Section 5.12(a) of the Disclosure Schedule contains a complete and accurate list of all Material (as defined below) existing outstanding contracts and commitments, whether written or oral, of the Company and its subsidiaries (i) the terms of which provide for the payment by the Company and its subsidiaries after the date hereof as the recipient of goods or services or involve the receipt by the Company or any of its subsidiaries as the provider of goods or services, (ii) whereby the Company or any of its subsidiaries leases equipment or real property, (iii) whereby the Company or any of its subsidiaries has a firm commitment to purchase capital equipment (or lease in the nature of a conditional purchase of capital equipment), (iv) which continue for a period of twelve months or more and are not subject to a unilateral right of termination by the Company without consideration, (v) which restrict or purport to restrict any business activities or freedom of the Company or any of its subsidiaries (or, to the knowledge of the Company, any of its officers or employees) to engage in any business or to compete with any person, or (vi) which relate to employment, consulting and agency agreements which provide for any severance or termination benefit, or any other agreements, contracts and commitments material to the Business. For purposes of this Section 5.12(a), a "MATERIAL" contract or commitment shall mean any contract or commitment which the Company or any of its subsidiaries would be required to file as an exhibit to reports filed by the Company with the SEC under the Securities Act or the Exchange Act if the Company were required to file reports thereunder. Except as set forth on
Section 5.5 or Section 5.12(a) of the Disclosure Schedule, none of the Company or any of its subsidiaries is in default (nor is there any event which with notice or lapse of time or both would constitute a default) under any material contract or commitment. Section 5.12(a) of the Disclosure Schedule identifies each existing contract or commitment containing an agreement with respect to any change of control or any indemnification or other contingent obligations that would be triggered by the Merger.

    (b) BANK ACCOUNTS. Section 5.12(b) of the Disclosure Schedule contains a complete and accurate list of the name of each bank in which the Company or any of its subsidiaries has an account or safe deposit box (each, a "BANK ACCOUNT" and, collectively, the "BANK ACCOUNTS"), the account number thereof and the names of all persons authorized to draw thereon or to have access thereto.

    (c) INDEBTEDNESS. Section 5.12(c) of the Disclosure Schedule contains a complete and accurate list of all indebtedness for borrowed money of the Company and its subsidiaries showing the aggregate amount by way of principal and interest which was outstanding as of a date not more than seven days prior to the date of this Agreement and, by the terms of agreements governing such indebtedness, is expected to be outstanding on the Closing Date. Other than as set forth in Section 5.12(c) of the Disclosure Schedule, neither this Agreement, the Merger nor the other transactions contemplated hereby will result in any outstanding loans or borrowings by the Company or any subsidiary of the Company becoming due, going into default or giving the lenders or other holders of debt instruments the right to require the Company or any of its subsidiaries to repay all or a portion of such loans or borrowings.

    5.13 LABOR MATTERS. Except to the extent that any of the following, individually or in the aggregate, would have a Company Material Adverse Effect,
(a) neither the Company nor any of its subsidiaries fails to comply with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Company nor any of its subsidiaries is engaged in any "unfair labor practice," as that term is understood pursuant to the National Labor Relations Act, as amended, (b) there is no labor strike, slowdown or stoppage pending (or, to the best knowledge of the Company, any labor strike or stoppage threatened) against or affecting the Company or any of its subsidiaries and (c) no petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of the Company or any of its subsidiaries who are not currently organized.

    5.14 COMPLIANCE WITH LAW. Except for matters set forth in Section 5.14 of the Disclosure Schedule, neither the Company nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency (including, without limitation, any required by the Food and Drug Administration or the Nutrition Labeling and Education Act of 1990), or any judgment, decree or order of any court, applicable to its business or operations, except where any such violation or failure to comply would not, individually or in the aggregate, have a Company Material Adverse Effect; the conduct of the business of each of the Company and its subsidiaries is in conformity with all foreign, federal, state and local requirements, and all other foreign, federal, state and local governmental and regulatory requirements, except where such nonconformities would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its subsidiaries have all permits, licenses and franchises from governmental agencies required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect. Notwithstanding the foregoing, the representations and warranties of the Company with respect to the matters covered by Sections 5.13, 5.17, 5.18 and 5.19 are limited to the representations set forth therein, and no representation or warranty with respect to such matters are made by the Company in this Section 5.14.

    5.15 BOARD RECOMMENDATION. The Board of Directors of the Company has, by a majority vote at a meeting of such Board duly held on April 20, 1998, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, determined that the Merger is fair to the shareholders of the Company and recommended that the shareholders of the Company approve and adopt this Agreement, the Merger and the other transactions contemplated hereby.

    5.16 INTELLECTUAL PROPERTY. Section 5.16 of the Disclosure Schedule sets forth a complete and accurate list of all of the trademarks (whether or not registered) and trademark registrations and applications, patent and patent applications, copyrights and copyright applications, service marks, service mark registrations and applications, trade dress, trade and product names (collectively, the "INTELLECTUAL PROPERTY") owned or licensed by the Company and its subsidiaries. Except as set forth on Section 5.16 of the Disclosure Schedule, (i) each of the Company and its subsidiaries has or owns, directly or indirectly, all right, title and interest to such Intellectual Property or has the perpetual right to use such Intellectual Property without consideration; none of the rights of the Company and its subsidiaries in or use of such Intellectual Property has been or is currently being or, to the knowledge of the Company, is threatened to be infringed or challenged; (ii) all of the patents, trademark registrations, service mark registrations, trade name registrations and copyright registrations included in such Intellectual Property have been duly issued and have not been canceled, abandoned or otherwise terminated; and
(iii) all of the patent applications, trademark applications, service mark applications, trade name applications and copyright applications included in such Intellectual Property have been duly filed. To the knowledge of the Company, the Company and its subsidiaries own or have adequate licenses or other rights to use all Intellectual Property, know-how and technical information required for their operation.

    5.17  TAXES.  Except as set forth in Section 5.17 of the Disclosure
Schedule: (i) the Company and each of its subsidiaries have prepared and timely filed with the appropriate governmental agencies all Tax Returns required to be filed for any period (or portion thereof) ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and/or its subsidiaries, and each such Tax Return is complete and accurate in all material respects; (ii) all Taxes of the Company and each of its subsidiaries in respect of any period (or portion thereof) ending on or before the Effective Time have been paid in full to the proper authorities, other than such Taxes as are being contested in good faith by appropriate proceedings and are adequately reserved for in accordance with generally accepted accounting principles; (iii) all deficiencies asserted in writing resulting from examinations of any Tax returns filed by the Company or any of its subsidiaries have been paid or finally settled, neither the Company nor any of its subsidiaries is presently under examination or audit by any taxing authority, and the Company has not received written notice of any pending examination or audit of the Company or any of its subsidiaries by any taxing authority; (iv) no extension of the period for assessment or collection of any Tax is currently in effect and no extension of time within which to file any Tax Return has been requested, which Tax Return has not since been filed; (v) no liens have been filed with respect to any Taxes of the Company or any of its subsidiaries other than in respect of property taxes that have accrued but are not yet due and payable; (vi) neither the Company nor any of its subsidiaries has made, or is required to make, any adjustment by reason of a change in their accounting methods for any period (or portion thereof) ending on or before the Effective Time that would affect the taxable income or deductions of the Company or any of its subsidiaries for any period (or portion thereof) ending after the Effective Date; (vii) the Company and its subsidiaries have made timely payments of Taxes required to be deducted and withheld from the wages paid to their employees and from all other amounts paid to third parties; (viii) neither the Company nor any of its subsidiaries is a party to any tax sharing or tax matters or similar agreement or is the indemnitor under any tax indemnification or similar agreement; (ix) neither the Company nor any of its subsidiaries owns any interest in any "controlled foreign corporation" (within the meaning of Section 957 of the Code) or "passive foreign investment company" (within the meaning of
Section 1296 of the Code); (x) neither the Company nor any of its subsidiaries has made an election under Section 341(f) of the Code; (xi) neither the Company nor any of its subsidiaries is a party to any agreement or arrangement that provides for the payment of any amount, or the provision of any other benefit, that could constitute a "parachute payment" within the meaning of Section 280G of the Code; (xii) no claim has ever been made by an authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction; (xiii) neither the Company nor any of its subsidiaries has ever been a member of any affiliated, consolidated, combined or unitary group for any Tax purpose other than a group of which it is currently a member; (xiv) neither the Company nor any of its subsidiaries is currently a "personal holding company" (as defined in Section 542 of the Code), and neither the Company nor any of its subsidiaries has had any "undistributed personal holding company income" (as defined in Section 545 of the Code) at any point during its last three completed taxable years; (xv) none of the assets of the Company or any of its subsidiaries is "tax-exempt use property" (as defined in Section 168(h)(1) of the Code) or may be treated as owned by any other person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 (as in effect immediately prior to the enactment of the Tax Reform Act of 1986); (xvi) neither the Company nor any of its subsidiaries has been a "United States real property holding corporation," within the meaning of Section 897 of the Code at any time during the past five years; (xvii) there are no "excess loss accounts" (as defined in Treas. Reg. Section 1.1502-19) with respect to any stock of any subsidiary; (xviii) neither the Company nor any of its subsidiaries has any (a) deferred gain or loss (1) arising from any deferred intercompany transactions (as described in Treas. Reg. SectionSection 1.1502-13 and 1.1502-13T prior to amendment by Treasury Decision 8597 (issued July 12,
1995) or (2) with respect to the stock or obligations of any other member of any affiliated group (as described in Treas. Reg. SectionSection 1.1502-14 and 1.1502-14T prior to amendment by Treasury Decision 8597) or (b) any gain subject to Treas. Reg. Section 1.1502-13, as amended by Treasury Decision 8597; (xix) neither the Company nor any of its subsidiaries has requested a ruling from, or entered into a closing agreement with, the IRS or any other taxing authority in its current taxable year or at any time during its last three completed taxable years; and (xx) the Company has previously delivered to Hain true and complete copies of (a) all federal, state, local and foreign income or franchise Tax Returns filed by the Company and/or any of its Subsidiary for the last three taxable years ending prior to the date hereof (except for those Tax Returns that have not yet been filed) and (b) any audit reports issued within the last three years by the IRS or any other taxing authority.

    For all purposes of this Agreement, "TAX" or "TAXES" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, alternative minimum, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) all transferee, successor, joint and several or contractual liability (including, without limitation, liability pursuant to Treas. Reg. Section 1.1502-6 (or any similar state, local or foreign provision)) in respect of any items described in clause (i) or (ii).

    For all purposes of this Agreement, "TAX RETURN" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

    5.18 EMPLOYEE BENEFIT PLANS; ERISA. Except as set forth in Section 5.18 of the Disclosure Schedule:

        (a) The Company has furnished Hain with a true and complete schedule of all "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by the Company, any of its subsidiaries or any other ERISA Affiliates, or with respect to which the Company or any of its subsidiaries contributes or is obligated to make payments thereunder or otherwise may have any liability ("PENSION BENEFITS PLANS"), all "welfare benefit plans" (as defined in Section 3(1) of ERISA), maintained or contributed to by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries otherwise may have any liability ("WELFARE PLANS"), all multiemployer plans as defined in Section 3(37) of ERISA covering employees employed in the United States to which such Company or any of its subsidiaries is required to make contributions or otherwise may have any liability, all stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance and vacation or other employee benefit plans, programs or arrangements that are not Pension Benefit Plans or Welfare Plans maintained or contributed to by the Company or a subsidiary or with respect to which the Company or any subsidiary otherwise may have any liability ("OTHER PLANS"). For purposes of this Agreement, "ERISA AFFILIATE" shall mean any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code including the Company or any of its subsidiaries.

        (b) The Company and each of its subsidiaries, and each of the Pension Benefit Plans, Welfare Plans and Other Plans (collectively, the "PLANS"), are in compliance with the applicable provisions of ERISA, the Code and other applicable laws except where the failure to comply would not, individually or in the aggregate, have a Company Material Adverse Effect.

        (c) All contributions to, and payments from, the Plans which are required to have been made in accordance with the Plans and, when applicable, Section 302 of ERISA or Section 412 of the Code have been timely made except where the failure to make such contributions or payments on a timely basis would not, individually or in the aggregate, have a the Company Material Adverse Effect.

        (d) No Pension Benefit Plan subject to Section 412 of the Code or
    Section 302 of ERISA has incurred an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code as of the end of the most recently completed plan year.

        (e) Each of the Pension Benefit Plans intended to qualify under Section 401 of the Code satisfies in form the requirements of such Section except to the extent amendments are not required by law to be made until a date after the Closing Date, has received a favorable determination letter from the Internal Revenue Service ("IRS") regarding such qualified status, has not, since receipt of the most recent favorable determination letter, been amended, and has not been operated in a way that would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

        (f) Each Welfare Plan that is intended to qualify for exclusion of benefits thereunder from the income of participants or for any other tax-favored treatment under any provisions of the Code (including, without limitation, Sections 79, 105, 106, 125 or 129 of the Code) is and has been maintained in compliance in all material respects with all pertinent provisions of the Code and Treasury Regulations thereunder.

        (g) There are (i) no investigations, audits or examinations pending, or to the best knowledge of the Company, threatened by any governmental entity (including the Pension Benefit Guaranty Corporation ("PBGC")) involving any of the Plans, (ii) no termination proceedings involving the Plans and (iii) no pending or, to the best knowledge of the Company, threatened claims (other than routine claims for benefits), suits or proceedings against any Plan, against the assets of any of the trusts under any Plan or against any fiduciary of any Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any Plan or against the assets of any trust under such plan, which would, in the case of clause (i),
    (ii) or (iii) of this paragraph (g), give rise to any liability which would, individually or in the aggregate, have a Company Material Adverse Effect.

        (h) None of the Company, any of its subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Pension Benefit Plans or Welfare Plans, has engaged in a "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in a tax or penalty on the Company or any of its subsidiaries under Section 4975 of the Code or Section 502(i) of ERISA which would, individually or in the aggregate, have a Company Material Adverse Effect.

        (i) Neither the Pension Benefit Plans subject to Title IV of ERISA nor any trust created thereunder has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) (for which the disclosure requirements of Regulation section 4043.1 ET SEQ., promulgated by the PBGC, have not been waived) with respect to either thereof which would, individually or in the aggregate, have a Company Material Adverse Effect nor has there been any event with respect to any Pension Benefit Plan requiring disclosure under Section 4063(a) of ERISA or any event with respect to any Pension Benefit Plan requiring disclosure under Section 4041(c)(3)(C) of ERISA which would, individually or in the aggregate, have a Company Material Adverse Effect.

        (j) With respect to any Pension Benefit Plan subject to Title IV of ERISA, there is not any amount of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) under such plan determined based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

        (k) Neither the Company nor any subsidiary of the Company nor any ERISA Affiliate has incurred, or is reasonably likely to incur any material liability under Title IV of ERISA.

        (l) Neither the Company nor any ERISA Affiliate of the Company has incurred any currently outstanding liability to the PBGC or to a trustee appointed under Section 4042(b) or (c) of ERISA other than for the payment of premiums, all of which have been paid when due. No Pension Benefit Plan has applied for, or received, a waiver of the minimum funding standards imposed by Section 412 of the Code. The information supplied to the actuary by the Company or any of its subsidiaries for use in preparing the most recent actuarial report for Pension Benefit Plans is complete and accurate in all material respects.

        (m) Neither the Company, any of its subsidiaries nor any of their ERISA Affiliates has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN"), covering employees employed in the United States.

        (n) With respect to each of the Plans, true, correct and complete copies of the following documents have been made available to Hain: (i) the current plans and related trust documents, including amendments thereto, (ii) any current summary plan descriptions, (iii) the most recent Forms 5500 (if any) filed with respect to each such Plan, (iv) the most recent financial statements and actuarial reports, if applicable, (v) the most recent IRS determination letter, if applicable; and (vi) if any application for an IRS determination letter is pending, copies of all such applications for determination including attachments, exhibits and schedules thereto.

        (o) Neither the Company, any of its subsidiaries, any organization to which either of the Company is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, nor any of their ERISA Affiliates has engaged in any transaction described in Section 4069(a) of ERISA, the liability for which would, individually or in the aggregate, have a Company Material Adverse Effect.

        (p) None of the Welfare Plans maintained by the Company or any of its subsidiaries are retiree life or retiree health insurance plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or except where the full expense of such coverage or benefits is paid by the participant or the participant's beneficiary. The Company and each of its subsidiaries which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of

    ERISA and the regulations thereunder except where the failure to comply would not, individually or in the aggregate, have a Company Material Adverse Effect.

        (q) No liability under any Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which the Company or any of its subsidiaries has received notice that such insurance company is in rehabilitation.

        (r) Except as set forth in Section 5.18(r) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not either alone or in connection with an employee's termination of employment or other event result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of the Company or any of its subsidiaries.

        (s) Except as set forth in Section 5.18(s) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code.

        (t) The Company has furnished Hain with a true and complete schedule of each Foreign Plan (as hereinafter defined) to the extent the benefits provided thereunder are not mandated by the laws of the applicable foreign jurisdiction. The Company and each of its subsidiaries and each of the Foreign Plans are in compliance with applicable laws and all required contributions have been made to the Foreign Plans, except where the failure to comply or make contributions would not, individually and in the aggregate have a Company Material Adverse Effect. Each of the Foreign Plans that is a funded defined benefit plan has a fair market value of plan assets that is greater than the plan's liabilities, as determined in accordance with applicable laws. For purposes hereof, the term "FOREIGN PLAN" shall mean any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Company or any subsidiary with respect to employees (or former employees) employed outside the United States.

    5.19 ENVIRONMENTAL MATTERS. Except as set forth in Section 5.19 of the Disclosure Schedule and except for such matters as would not reasonably be expected to have a Company Material Adverse Effect:

        (a) Each of the Company and its subsidiaries has obtained (or is capable of obtaining without incurring any material incremental expense) all Environmental Permits and has no reason to believe any of them will be revoked prior to their expiration, modified or will not be renewed, and have made all registrations and given all notifications that are required under any applicable Environmental Law.

        (b) There is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries under an Environmental Law.

        (c) The Company and its subsidiaries are in compliance with, and have no liability under, applicable Environmental Laws including, without limitation, all of their Environmental Permits.

        (d) Neither the Company nor any of its subsidiaries has assumed, by contract or otherwise, any liabilities or obligations arising under any Environmental Laws.

        (e) There are no past or present actions, activities, conditions, occurrences or events, including, without limitation, the Release of any Hazardous Materials, which could reasonably be expected to prevent compliance by the Company or any of its subsidiaries with any Environmental Law, or to result in any liability of the Company or any of its subsidiaries under any Environmental Law.

        (f) No lien has been recorded under any Environmental Law with respect to any property, facility or asset currently owned by the Company or any of its subsidiaries.

        (g) Neither the Company nor any of its subsidiaries has received any notification that any Hazardous Materials that any of them or any of their respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of has been found at any site at which any person is conducting or plans to conduct any response or other action pursuant to any Environmental Law.

        (h) There is no friable asbestos or asbestos containing material in, on or at any property, facility or equipment owned, operated or leased by the Company or any of its subsidiaries.

        (i) No property now or previously owned, operated or leased by the Company or any of its subsidiaries or, to the knowledge of the Company, any of their respective predecessors in interest is (i) listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended ("CERCLA"), or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list established under any Environmental law.

        (j) No underground or above ground storage tank or related piping, or any surface impoundment, lagoon, landfill or other disposal site containing any Hazardous Material is located at, under or on any property owned, operated or leased by the Company or any of its subsidiaries or any, to the knowledge of the Company, of their respective predecessors in interest, nor has any of them been removed or decommissioned from or at any such property.

        (k) The execution and delivery of this Agreement and the consummation by the Company of the Merger and other transactions contemplated hereby and the exercise by Hain of rights to own and operate the businesses of each of the Company and its subsidiaries substantially as presently conducted will not affect the validity or require the transfer of any Environmental Permits held by the Company or any of its subsidiaries and will not require any notification, disclosure, registration, reporting, filing, investigation, or remediation under any Environmental Law.

        (l) The Company has delivered or otherwise made available for inspection to Hain copies of any investigations, studies, reports, assessments, evaluations and audits in its possession, custody or control of Hazardous Materials at, in, beneath or adjacent to any properties or facilities now or formerly owned, leased, operated or used by it or any of its subsidiaries or any of their respective predecessors in interest, or of compliance by any of them with, or liability of any of them under, applicable Environmental Laws.

    For purposes of Section 5.19:

        (i) "ENVIRONMENT" means any surface water, ground water, drinking water supply, land surface or subsurface strata, ambient air, indoor air and any indoor location and all natural resources such as flora, fauna and wetlands;

        (ii) "ENVIRONMENTAL CLAIM" means any notice, claim, demand, complaint, suit or other communication by any person alleging potential liability (including, without limitation, potential liability for response or corrective action or damages to any person, property or natural resources, and any fines or penalties) arising out of or relating to (1) the Release or threatened Release of any Hazardous Materials or (2) any violation, or alleged violation, of any applicable Environmental Law;

       (iii) "ENVIRONMENTAL LAWS" means all federal, state, and local laws, statutes, codes, rules, ordinances, regulations, judgments, orders, decrees and the common law as now or previously in effect relating to pollution or protection of human health or the Environment, including, without limitation, those relating to the Release or threatened Release of Hazardous Materials;

        (iv) "HAZARDOUS MATERIALS" means pollutants, contaminants, hazardous or toxic substances, constituents, materials or wastes, and any other waste, substance, material, chemical or constituent subject to regulation under Environmental Laws;

        (v) "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the Environment; and

        (vi) "ENVIRONMENTAL PERMIT" means a permit, identification number, license, approval, consent or other written authorization issued pursuant to any applicable Environmental Law.

    5.20  ABSENCE OF UNDISCLOSED LIABILITIES.  Except as set forth in Section
5.6 or 5.20 of the Disclosure Schedule or in the December 31 Financials, neither of the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments, except the liabilities recorded on the December 31 Balance Sheet and the notes thereto, and except for liabilities or obligations incurred in the ordinary course of business and consistent with past practice since December 31, 1997 that would not individually or in the aggregate have a Company Material Adverse Effect. Notwithstanding the foregoing, the representations and warranties of the Company with respect to the matters covered by Sections 5.13, 5.14, 5.17, 5.18 and 5.19 are limited to the representations set forth therein, and no representation or warranty with respect to such matters are made by the Company in this Section 5.20.

    5.21 FINDERS OR BROKERS. Except as set forth in Section 5.21 of the Disclosure Schedule, none of the Company, the subsidiaries of the Company, the Board of Directors of the Company or any member of the Board of Directors of the Company has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the Merger.

    5.22 STATE ANTITAKEOVER STATUTES. The Company has been granted all approvals and taken all other steps necessary to exempt the Merger and the other transactions contemplated hereby from the requirements and provisions of the CGCL and any other applicable state antitakeover statute or regulation such that none of the provisions of such statute or any other "business combination," "moratorium," "control share" or other state antitakeover statute or regulation
(x) prohibits or restricts the Company's ability to perform its obligations under this Agreement or its ability to consummate the Merger and the other transactions contemplated hereby, (y) would have the effect of invalidating or voiding this Agreement any provision hereof, or (z) would subject Hain to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.

    5.23    [Intentionally Omitted].

    5.24 INSURANCE. Except as disclosed in Section 5.24 of the Disclosure Schedule, each of the Company and each of its subsidiaries is, and has been continuously since December 31, 1996, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by the Company and its subsidiaries during such time period. Except as disclosed in Section 5.24 of the Disclosure Schedule, neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy thereof. All material insurance policies of the Company and its subsidiaries are valid and enforceable policies.

    5.25 EMPLOYMENT AND LABOR CONTRACTS. Neither the Company nor any of its subsidiaries is a party to any employment, management services, consultation or other similar contract with any past or present officer, director, employee or other person or, to the best knowledge of the Company, any entity affiliated with any past or present officer, director or employee or other person other than those set forth in Section 5.26 of the Disclosure Schedule and other than the agreements executed by employees generally, the forms of which have been delivered to Hain.

    5.26 INVENTORY. As of December 31, 1997, all inventory of each of the Company and its subsidiaries is valued on the Company's books and records at the lower of cost or market, except for such variances as would not have a Material Adverse Effect. Except as set forth in Section 5.6 of the Disclosure Schedule, obsolete items and items of below standard quality have been written off or written down to their net realizable value on the books and records of the Company, except for such variances as would not have a Material Adverse Effect. Except as set forth in
Section 5.6 of the Disclosure Schedule, subject to reserves reflected on the December 31 Balance Sheet, all such inventory consisting of raw materials or packaging is usable in the ordinary course of business, and all such inventory consisting of finished goods is, and all such inventory consisting of work in process will upon completion be, of merchantable quality, meeting all material contractual, and all Food and Drug Administration and Nutrition Labeling and Education Act of 1990 requirements, and is, or in the case of work in process, will be, salable in the ordinary course of business, except for such variances as would not have a Material Adverse Effect.

    5.27 BALANCE SHEET RESERVES. Except as set forth in Section 5.27 of the Disclosure Schedule, the reserves for accounts receivable reflected in the December 31 Financials have been established in accordance with generally accepted accounting principles and such reserves, taken as a whole, are adequate to cover any losses relating to collectibility of accounts receivable.

    5.28  QUALIFICATION OF MERGER AS A TAX FREE REORGANIZATION.

    (a) Neither the Company nor any person related to the Company within the meaning of Treas. Reg. SectionSection 1.368-1(e)(3), (e)(4) and (e)(5) has purchased, redeemed, or otherwise acquired, or made any extraordinary distributions (as defined in Treas. Reg. Section 1.368-1T(e)(1)(ii)(A)) with respect to, any shares of Company Common Stock prior to or in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

    (b) Other than the Company Common Stock, the Company does not currently have outstanding and at no point during the past twelve months had outstanding any indebtedness, options, warrants, or other debt or equity securities that have been or will be treated as stock for U.S. federal income tax purposes.

    (c) Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets of the Company immediately prior to the Merger. For purposes of this representation, amounts paid by Company to dissenters, amounts paid by the Company to shareholders who receive cash or other property in the Merger, amounts used by the Company to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of Company immediately prior to the Merger.

    (d) The Company and the shareholders of the Company have paid and will pay their respective expenses, if any, incurred in connection with the Merger. In connection with the Merger, the Company has not paid or assumed and will not pay or assume any expense or other liability, whether fixed or contingent, of any Company stockholder. In connection with the Merger, neither Hain nor any of its affiliates has paid or assumed or will pay or assume any expense of any Company shareholder or, except as provided in Section 8.11 of this Agreement, any expense of the Company. In connection with the Merger, no liabilities of Company stockholders have been paid or assumed or will be paid or assumed by Hain or its affiliates, nor will any shares of Company Common Stock acquired in the Merger be subject to any liabilities.

    (e) There is no indebtedness between Company and Hain.

    (f) None of the Merger Consideration received in the Merger by any shareholder-employees of the Company has been or will be separate consideration for, or allocable to, past or future services or any employment agreement. None of the compensation paid, or to be paid under any agreement or arrangement in effect on the date hereof, by the Company to any shareholder-employee of the Company will be separate consideration for, or allocable to, such shareholder-employee's shares of Company Common Stock, and such compensation has been or will be for services actually rendered in the ordinary course of his or her employment and has been or will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

    (g) The Company is not an investment company, as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

    (h) The liabilities of the Company assumed by the Surviving Corporation and any liabilities to which the assets of the Company are subject were incurred by the Company in the ordinary course of its business.

    (i) Neither the Company nor, to the Company's knowledge, any of its affiliates has taken, agreed to take, or will take any action that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code or that would prevent an exchange of Company Common Stock for Hain Common Stock pursuant to the Merger from qualifying as an exchange described in
Section 354 of the Code (except with respect to any cash received in lieu of a fractional share). Neither the Company nor, to the Company's knowledge, any of its affiliates or agents is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under Section 368(a) of the Code or that would prevent an exchange of Company Common Stock for Hain Common Stock pursuant to the Merger from qualifying as an exchange described in Section 354 of the Code (except with respect to any cash received in lieu of a fractional share) and to the Company's knowledge, the Merger and each such exchange will so qualify.

    Notwithstanding the foregoing, if none of the Merger Consideration consists of Stock Merger Consideration, then the representation set forth in this Section
5.28 shall not be deemed to be included in this Agreement, and shall be in any event be deemed to true and correct in all respects.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF HAIN

    Hain represents and warrants to the Company that:

    6.1 ORGANIZATION AND QUALIFICATION. Each of Hain and Hain's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Hain and Hain's subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, operations, condition (financial or otherwise) or prospects of Hain and its subsidiaries taken as a whole (a "HAIN MATERIAL ADVERSE EFFECT"). Neither Hain nor any of Hain's subsidiaries is in violation of any of the provisions of its certificate or articles of incorporation or organization or by-laws. Hain has delivered to the Company accurate and complete copies of the certificate or articles of incorporation or organization (or other applicable charter document) and by-laws, as currently in effect, of each of Hain and its subsidiaries.

    6.2 CAPITAL STOCK OF SUBSIDIARIES. The only direct or indirect subsidiaries of Hain are those listed in Section 6.2 of the Disclosure Schedule. Hain is directly or indirectly the record (except for directors' qualifying shares) and beneficial owner (including all qualifying shares owned by directors of such subsidiaries as reflected in Section 6.2 of the Disclosure Schedule) of all of the outstanding shares of capital stock of each of its subsidiaries.

    6.3 CAPITALIZATION. The authorized capital stock of Hain consists of 40,000,000 shares of Hain Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. As of March 31, 1998, 11,386,899 shares of Common Stock are issued and outstanding and no shares of preferred stock are issued and outstanding. All of such issued and outstanding shares are, and any shares of Hain Common Stock to be issued in connection with this Agreement, the Merger and the transactions contemplated hereby will be, validly issued, fully paid and nonassessable and free of preemptive rights.

    6.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Hain has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Hain and no other corporate proceedings on the part of Hain are necessary to authorize this Agreement or to consummate the Merger or other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Hain and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and binding agreement of Hain, enforceable against Hain in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

    6.5  NO VIOLATIONS, ETC.

    (a) Assuming that all filings, permits, authorizations, consents and approvals or waivers thereof have been duly made or obtained as contemplated by
Section 6.5(b) hereof, neither the execution and delivery of this Agreement by Hain nor the consummation of the Merger or other transactions contemplated hereby nor compliance by Hain with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Hain or any of Hain's subsidiaries under, any of the terms, conditions or provisions of (x) their respective charters or by-laws, (y) except as set forth in Section 6.5 of the Disclosure Schedule, any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation, to which Hain or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Hain or any of Hain's subsidiaries or any of their respective properties or assets, except, in the case of clauses (i)(y), (i)(z) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, suspensions, accelerations, rights of termination or acceleration or creations of liens, security interests, charges or encumbrances which would not, individually or in the aggregate, either have an Hain Material Adverse Effect or materially impair the consummation of the Merger or other transactions contemplated hereby.

    (b) No filing or registration with, notification to and no permit, authorization, consent or approval of any governmental entity is required by Hain, Hain Subsidiary or any of Hain's subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Hain of the Merger or other transactions contemplated hereby, except (i) in connection with the applicable requirements of the HSR Act, (ii) the filing of the Delaware Certificate of Merger and the California Certificate of Merger, (iii) filings with The Nasdaq Stock Market, Inc., (iv) filings with the SEC and state securities administrators, and (v) such other filings, registrations, notifications, permits, authorizations, consents or approvals the failure of which to be obtained, made or given would not, individually or in the aggregate, either have an Hain Material Adverse Effect or materially impair the consummation of the Merger or other transactions contemplated hereby.

    (c) As of the date hereof, Hain and Hain's subsidiaries are not in violation of or default under (x) their respective certificates or articles of incorporation or organization or by-laws, (y) except as set forth in Section 6.5 of the Disclosure Schedule, any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation to which Hain or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, except, in the case of clauses
(y) and (z) above, for such violations or defaults which would not, individually or in the aggregate, either have an Hain Material Adverse Effect or materially impair the consummation of the Merger or other transactions contemplated hereby.

    6.6  COMMISSION FILINGS; FINANCIAL STATEMENTS.  Except as set forth in
Section 6.6 of the Disclosure Schedule, Hain has filed all required forms, reports and documents during the past three years (collectively, the "HAIN SEC REPORTS") with the SEC, all of which complied when filed in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The audited consolidated financial statements and unaudited consolidated interim financial statements of Hain and its subsidiaries included or incorporated by reference in such Hain SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, the financial position and results of operations and cash flows of Hain and its subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated (and in the case of all such financial statements that are interim financial statements, contain all adjustments so to present fairly). Except to the extent that information contained in any Hain SEC Report was revised or superseded by a later filed Hain SEC Report, none of the Hain SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    6.7 ABSENCE OF CHANGES OR EVENTS. Except as set forth in Hain's Form 10-K for the fiscal year ended June 30, 1997 and Hain's Form 10-Q for each of the three month periods ended September 30, 1997 and December 31, 1997, as filed with the SEC, since December 31, 1997:

        (a) there has been no material adverse change, or any development involving a prospective material adverse change, in the business, operations or financial condition of Hain and its subsidiaries taken as a whole;

        (b) there has not been any direct or indirect redemption, purchase or other acquisition of any shares of capital stock of Hain or any of its subsidiaries, or any declaration, setting aside or payment of any dividend or other distribution by Hain or any of its subsidiaries in respect of their capital stock;

        (c) except in the ordinary course of its business and consistent with past practice neither Hain nor any of its subsidiaries has incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, or made any loans or advances to any other individual, firm or corporation;

        (d) there has not been any change in accounting methods, principles or practices of Hain or its subsidiaries;

        (e) except in the ordinary course of business and for amounts which are not material, there has not been any revaluation by Hain or any of its subsidiaries of any of their respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivables;

        (f) there has not been any agreement by Hain or any of its subsidiaries to (i) do any of the things described in the preceding clauses (a) through
    (f) other than as expressly contemplated or provided for in this Agreement or (ii) take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Article VI untrue or incorrect.

    6.8 FORM S-4; PROSPECTUS/INFORMATION STATEMENT. None of the information supplied or to be supplied by or on behalf of Hain and Hain Subsidiary for inclusion or incorporation by reference in the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Hain and Hain Subsidiary for inclusion or incorporation by reference in the Prospectus/Information Statement will, at the dates mailed to Company shareholders pursuant to Section 8.1(b), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Hain will promptly inform the Company of the happening of any event prior to the Effective Time which would render such information regarding Hain incorrect in any material respect or require the amendment of the Prospectus/Information Statement.

    6.9 BOARD RECOMMENDATION. The Board of Directors of Hain has, by a majority vote at a meeting of such Board duly held on, or by written consent of such Board dated April 8, 1998, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby (including, without limitation, the issuance of Hain Common Stock as a result of the Merger), determined that the Merger is fair to the holders of shares of Hain Common Stock. Hain does not require stockholder approval of this Agreement, the Merger, the issuance of shares of Hain Common Stock in connection therewith, and the related transactions.

    6.10 DISCLOSURE. All of the facts and circumstances not required to be disclosed as exceptions under or to any of the foregoing representations and warranties made by Hain by reason of any minimum disclosure requirement in any such representation and warranty would not, in the aggregate, have an Hain Material Adverse Effect.

    6.11 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Hain nor any of its subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments, except the liabilities recorded on the Balance Sheet and the notes thereto, and except for liabilities or obligations incurred in the ordinary course of business and consistent with past practice since December 31, 1997 that would not individually or in the aggregate have an Hain Material Adverse Effect.

    6.12 FINDERS OR BROKERS. Except as set forth in Section 6.12 of the Disclosure Schedule, none of Hain, the subsidiaries of Hain, the Board of Directors of Hain or any member of the Board of Directors of Hain has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the Merger.

    6.13 OPINION OF FINANCIAL ADVISOR. On or prior to the Closing Date, Hain will receive the opinion (the "FAIRNESS OPINION") of Bear Stearns & Co. Inc., to the effect that the Merger Consideration is fair from a financial point of view to the stockholders of Hain.

    6.14  EMPLOYEE BENEFIT PLANS; ERISA.

    Neither Hain nor any subsidiary of Hain nor any Hain ERISA Affiliate has incurred, or is reasonably likely to incur any material liability under Title IV of ERISA. Neither Hain nor any subsidiary of Hain nor any Hain ERISA Affiliate has incurred any material accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or
Section 412 of the Code. For purposes of this Agreement, "HAIN ERISA AFFILIATE" shall mean any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code including Hain or any of its subsidiaries.

    6.15  QUALIFICATION OF MERGER AS A TAX FREE REORGANIZATION.

    (a) Hain has no plan or intention to reacquire or cause or permit any person related (as defined in Treas. Reg. Section 1.368-1(e)(3)) to Hain to acquire any of the Hain Common Stock issued to the holders of Company Common Stock pursuant to the Merger.

    (b) Prior to the transaction, Hain will be in control of Hain Subsidiary within the meaning of section 368(c) of the Internal Revenue Code of 1986, as amended (the "CODE").

    (c) Following the Merger, Hain has no plan or intention to cause or permit Hain Subsidiary to issue additional shares of its stock that would result in Hain's losing control of Hain Subsidiary within the meaning of Section 368(c) of the Code.

    (d) There is no indebtedness between the Company and Hain.

    (e) None of the Merger Consideration paid in the Merger by Hain will be separate consideration for, or allocable to, past or future services or any employment agreement.

    (f) Neither Hain nor Hain Subsidiary is an investment company, as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

    (g) Hain has no plan or intention to liquidate Hain Subsidiary, to merge Hain Subsidiary with or into another corporation, to sell or otherwise dispose of the stock of Hain Subsidiary, or to cause Hain Subsidiary to sell or otherwise dispose of any of the assets of the Company acquired in the Merger, except for dispositions made in the ordinary course of business or transfers to a corporation controlled (within the meaning of Section 368(c) of the Code) by Hain Subsidiary or, in the case of a successive transfer, the transferor corporation.

    (h) None of Hain, Hain Subsidiary or any affiliate of Hain has taken, agreed to take, or will take any action that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code or that would prevent an exchange of Company Common Stock for Hain Common Stock pursuant to the Merger from qualifying as an exchange described in Section 354 of the Code (except with respect to any cash received in lieu of a fractional share). None of Hain, Hain Subsidiary or any affiliate of Hain is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under Section 368(a) of the Code or that would prevent an exchange of Company Common Stock for Hain Common Stock pursuant to the Merger from qualifying as an exchange described in
Section 354 of the Code (except with respect to any cash received in lieu of a fractional share) and to the knowledge of Hain, the Merger and each such exchange will so qualify.

    Notwithstanding the foregoing, if none of the Merger Consideration consists of Stock Merger Consideration, then the representation set forth in this Section
6.15 shall not be deemed to be included in this Agreement, and shall be in any event be deemed to true and correct in all repects.

                                  ARTICLE VII

                             CONDUCT OF BUSINESS OF
                    THE COMPANY AND HAIN PENDING THE MERGER

    7.1 CONDUCT OF BUSINESS OF THE COMPANY PENDING THE MERGER. Except as contemplated by this Agreement or as expressly agreed to in writing by Hain, during the period from the date of this Agreement to the Effective Time, each of the Company and its subsidiaries will conduct their respective operations according to its ordinary course of business consistent with past practice, and will use all commercially reasonable efforts to maintain satisfactory relationships with suppliers, distributors and customers having business relationships with it and will take no action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Company will not nor will it permit any of its subsidiaries to, without the prior written consent of Hain, which consent shall not be unreasonably withheld:

        (a) amend its certificate or articles of incorporation or organization or by-laws;

        (b) except as set forth in Section 7.1 of the Disclosure Schedule, authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock, including the filing or processing of a registration statement under the Securities Act in connection with an initial public offering;

        (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or of any of its subsidiaries, except as otherwise expressly provided in this Agreement;

        (d) (i) create, incur, assume, maintain or permit to exist any debt for borrowed money other than under existing lines of credit in the ordinary course of business consistent with past practice in an amount not to exceed $50,000 in the aggregate; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for its wholly owned subsidiaries in the ordinary course of business and consistent with past practices and subclause (i) above; or (iii) make any loans, advances or capital contributions to, or investments in, any other person;

        (e) except as set forth in Section 7.1 of the Disclosure Schedule, (i) increase in any manner the compensation of (x) any employee except in the ordinary course of business consistent with past practice or (y) any of its directors or officers; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with such director or officer or employee, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements; (iii) except in accordance with
    Section 3.1(b) hereof, grant any severance or termination pay to, or enter into any employment or severance agreement with, (x) any employee except in the ordinary course of business consistent with past practice or (y) any of its directors or officers; or (iv) except as may be required to comply with applicable law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof;

        (f) except as otherwise expressly contemplated by this Agreement, enter into any other material agreements, commitments or contracts, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business consistent with past practice;

        (g) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of a material amount of assets or securities or any material change in its capitalization;

        (h) make any change in the accounting methods or accounting practices followed by the Company;

        (i) settle or compromise any material federal, state, local or foreign Tax liability, make any new material Tax election, revoke or modify any existing Tax election, or request or consent to a change in any method of Tax accounting;

        (j) unless the Merger Consideration consists solely of Cash Merger Consideration, take, cause or permit to be taken any action, whether before or after the Effective Date, that could reasonably be expected to prevent the Merger from constituting a "reorganization" within the meaning of Section 368(a) of the Code; or

        (k) agree to do any of the foregoing.

    7.2 CONDUCT OF BUSINESS OF HAIN PENDING THE MERGER. Except as contemplated by this Agreement or as expressly agreed to in writing by the Company, during the period from the date of this Agreement to the Effective Time, each of Hain and its subsidiaries will use all commercially reasonable efforts to keep substantially intact its business, properties and business relationships and will take no action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, Hain will not nor will it permit any of its subsidiaries to, without the prior written consent of the Company, which consent shall not be unreasonably withheld:

        (a) amend its certificate of incorporation or by-laws except as set forth in this Agreement;

        (b) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or of any of its subsidiaries, except as otherwise expressly provided in this Agreement;

        (c) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of an amount of assets or securities which would satisfy one or more of the requirements of "significant subsidiary" for Hain, within the meaning of Regulation S-X, on a pro forma basis before giving effect to the Merger and the transactions contemplated thereby, any sale, transfer, lease, license, pledge or mortgage or other disposition or encumbrance of a material amount of assets or securities or any material change in its capitalization; or

        (d) agree to do any of the foregoing.

                                  ARTICLE VIII

                            COVENANTS AND AGREEMENTS

    8.1  PREPARATION OF THE FORM S-4.

    (a) As soon as practicable following the date of this Agreement, Hain shall prepare and file with the SEC the Form S-4, in which the Prospectus/Information Statement shall be included as a prospectus. Hain shall use commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Hain shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of Hain Common Stock in the Merger. No filing of, or amendment or supplement to, the Form S-4 will be made by Hain without the consent of the Company, which shall not be unreasonably withheld. Hain shall provide the Company and its counsel reasonable opportunity to review and comment thereon. Hain will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Hain Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Hain, or any of their respective affiliates, officers or directors, should be discovered by the Company or Hain which should be set forth in an amendment or supplement to any of the Form S-4, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company. It is acknowledged that the shares of Hain Common Stock, if any, to be issued in the Merger shall not be subject to any restrictions on resale under the federal or state securities laws; provided, in the case of shareholders who are parties to the Voting Agreement, shares of Hain Common Stock received by such shareholders as Stock Merger Consideration shall be initially deposited in trading accounts maintained by Bear Stearns & Co. Inc.; PROVIDED, HOWEVER, nothing in this Agreement shall be deemed to require that any shares of Hain Common Stock remain so deposited for any period of time. Accordingly, at the election of Hain and its counsel, after consultation with the Company and its counsel, Hain will either (i) include in the S-4 a plan of distribution that permits the recipients of Hain Common Stock to sell any or all of their shares of Hain Common Stock without any restrictions or (ii) file and have declared effective a registration statement that permits the resale of such shares of Hain Common Stock without any restrictions.

    (b) The Company shall, through its Board of Directors, recommend that its shareholders consent to this Agreement, the Merger and the other transactions contemplated hereby. Upon receipt from Hain of a definitive copy of the Prospectus/Information Statement in the form declared effective by the SEC, the Company shall immediately cause a copy of the Prospectus/Information Statement to be distributed to each of its shareholders, together with such other information as may be required under the CGCL.

    8.2 LETTERS AND CONSENTS OF THE COMPANY'S ACCOUNTANTS. The Company shall use all commercially reasonable efforts to cause to be delivered to Hain all consents required from its independent accountants necessary to effect the registration of the Hain Common Stock and make any required filing with the SEC in connection with the Merger and the transactions contemplated thereby, in each case to the extent related to the financial statements listed on Schedule 8.2 of the Disclosure Schedule. Notwithstanding any provision in this Agreement to the contrary, the only financial information that the Company shall be required to furnish to Hain in connection with the preparation of the S-4 or any other securities law filing is the financial statements listed on Schedule 8.2.

    8.3 LETTERS AND CONSENTS OF HAIN'S ACCOUNTANTS. Hain shall use all commercially reasonable efforts to cause to be delivered to the Company all consents required from its independent accountants necessary to effect the registration of the Hain Common Stock and make any required filing with the SEC in connection with the Merger and the transactions contemplated thereby.

    8.4  ADDITIONAL AGREEMENTS; COOPERATION.

    (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including using commercially reasonable efforts
(i) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, material leases and other material contracts that are specified in Section 8.4 to the Disclosure Schedule Statement, (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations, (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) to effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act and submissions of information requested by governmental authorities, (vi) provide all necessary information for the Form S-4 and (vii) to fulfill all conditions to this Agreement. Without limiting the generality of the foregoing provisions, the parties acknowledge that the consent of the lenders under the existing credit facility of the Company (the "CREDIT AGREEMENT") with respect to the transactions contemplated by this Agreement is required pursuant to the terms of the Credit Agreement.

The Company will use its commercially reasonable efforts to obtain such consents on or prior to the Closing; PROVIDED, HOWEVER, that if such lenders are unwilling to give such consents, then, on or prior to the Closing Date, Hain will refinance all amounts outstanding under the Credit Agreement.

    (b) The Company will supply Hain with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between the Company or its representatives, on the one hand, and the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, on the other hand, with respect to this Agreement, the Merger and the other transactions contemplated hereby. Each of the parties hereto agrees to furnish to the other party hereto such necessary information and reasonable assistance as such other party may request in connection with its preparation of necessary filings or submissions to any regulatory or governmental agency or authority, including, without limitation, any filing necessary under the provisions of the HSR Act or any other applicable Federal or state statute.

    (c) Hain and Hain Subsidiary will supply the Company with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between Hain, Hain Subsidiary or their representatives, on the one hand, and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice and the SEC, on the other hand, with respect to this Agreement, the Merger and the other transactions contemplated hereby.

    8.5 PUBLICITY. The Company and Hain agree to consult with each other in issuing any press release and with respect to the general content of other public statements with respect to the transactions contemplated hereby, and shall not issue any such press release prior to such consultation; PROVIDED, HOWEVER, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by law or the rules of The Nasdaq Stock Market, Inc., in which event the party making such determination will, if practicable in the circumstances, use all commercially reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

    8.6 NO SOLICITATION. The Company agrees that, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or its subsidiaries or acquisition of any kind of all or substantially all of the assets or capital stock of the Company and its subsidiaries taken as a whole (an "ACQUISITION TRANSACTION") or negotiate, explore or otherwise communicate in any way with any third party (other than Hain) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; PROVIDED that the Company may furnish information to, and negotiate or otherwise engage in discussions with, any party who delivers a written proposal for an Acquisition Transaction if and so long as the Board of Directors of the Company determines in good faith by a majority vote, based upon the advice of its outside legal counsel, that failing to take such action would constitute a breach of the fiduciary duties of the Board, and in such case the Board of Directors of the Company may withdraw its recommendation of this Agreement or the Merger (provided that the foregoing shall in no way limit or otherwise affect Hain's right to terminate this Agreement pursuant to Section 10.1). The Company will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing. To the extent such disclosure is not a breach of the fiduciary duties of the Board of Directors as advised by outside legal counsel from and after the execution of this Agreement, the Company shall promptly advise Hain in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to an Acquisition Transaction (including the material terms thereof).

    8.7  ACCESS TO INFORMATION.

    (a) From the date of this Agreement until the Effective Time, each of the Company and Hain will, after reasonable notice, give the other party and its authorized representatives (including counsel, environmental and other consultants, accountants and auditors) reasonable access during normal business hours to all facilities, personnel and operations and to all books and records of it and its subsidiaries, will, after reasonable notice, permit the other party to make such inspections as it may reasonably require and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to its business and properties as such party may from time to time reasonably request.

    (b) All documents and information furnished pursuant to this Agreement shall be subject to the terms and conditions set forth in the amendment dated May 2, 1998 to the Confidentiality Agreements dated May 14, 1997 and May 21, 1997 between Hain and Arrowhead Mills, Inc. or a subsidiary thereof (collectively, the "CONFIDENTIALITY AGREEMENT"). This provision shall survive any termination of this Agreement.

    8.8 NOTIFICATION OF CERTAIN MATTERS. Prior to the Effective Time, the Company or Hain, as the case may be, shall promptly notify the other of (i) its obtaining of actual knowledge as to the matters set forth in clauses (x) and (y) below, or (ii) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (y) any material failure of the Company or Hain, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

    8.9 RESIGNATION OF DIRECTORS. At or prior to the Effective Time, the Company shall deliver to Hain the resignations of such directors of the Company and its subsidiaries as Hain shall specify, effective at the Effective Time.

    8.10  INDEMNIFICATION AND INSURANCE.

    (a) Hain and the Surviving Corporation agree that, except as may be limited by applicable Laws, for seven (7) years from and after the Effective Time, the indemnification obligations set forth in the Company's Articles of Incorporation and the Company's By-Laws, or in any indemnification agreement to which the Company is a party as of March 31, 1998, in each case as of the date of this Agreement, shall survive the Merger and shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or at any time prior to the Effective Time were entitled to indemnification thereunder with respect to matters occurring at or prior to the Effective Time.

    (b) To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, Hain shall, to the fullest extent such person could have been indemnified under the DGCL or under the Certificate of Incorporation or the By-laws of Hain in effect immediately prior to the Effective Time, indemnify, defend and hold harmless the present and former directors, officers and management employees of the parties hereto and their respective subsidiaries (each an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, costs, liabilities, judgments or (subject to the proviso of the next succeeding sentence) amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or management employee of such party or any subsidiary thereof, whether pertaining to any matter existing or occurring at or prior to or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time and (ii) all liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby; PROVIDED, the indemnification contemplated in this subclause (ii) shall not apply to any claim based on fraudulent misrepresentation or willful breach. In the event of any such loss, expense, claim, damage, cost, liability, judgment or settlement (whether or not arising before the Effective Time), (x) Hain shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Hain, promptly after statements therefor are received, and otherwise advance to the Indemnified Parties upon requested reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the laws of the State of Delaware, (y) Hain shall cooperate in the defense of any such matter and (z) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards under applicable law or as set forth in Hain's articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to Hain and the Indemnified Party; PROVIDED, HOWEVER, that Hain shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm (other than local counsel) with respect to each related matter except to the extent there could reasonably be expected to be, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties, in which case each Indemnified Party with a conflicting position on a significant issue shall be entitled to separate counsel. In the event any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement is successful in such action, Hain shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action. Each Indemnified Party shall be entitled to the advancement of expenses to the full extent contemplated in this Section 8.10(b) in connection with any such action.

    8.11 FEES AND EXPENSES. Whether or not the Merger is consummated, the Company and Hain shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants, except that (a) Hain shall bear and pay the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 (including SEC and state filing fees, all accounting expenses incurred directly in connection therewith, and including the fees and expenses of Vinson & Elkins L.L.P. incurred in connection therewith in an amount, aggregated together with the amount provided therefor under Section 8.11 of the AMI Merger Agreement, not to exceed $50,000), (b) the Company or its shareholders existing prior to the Effective Time shall bear and pay the fees, costs and expenses, incurred in connection with the services of any finder or broker set forth under Section 5.21 hereof and (c) Hain shall bear and pay the costs and expenses incurred in connection with the filings of the premerger notification and report forms under the HSR Act (including filing fees). If the Merger is consummated, then for purposes of this Agreement, references to the Company or its shareholders "bearing" fees, costs or expenses shall mean that, to the extent that such expenses have been incurred by the Company prior to the Effective Time, or incurred but not paid by any shareholder of the Company prior to the Effective Time, the amount thereof (or a reasonable estimate thereof mutually agreed to by the parties hereto in good faith) shall constitute a deduction to the Cash Merger Consideration in accordance with Section 3.1(b) hereof, and the shareholders shall have no further obligation to pay any such fees, costs or expenses after the Effective Time.

    8.12 NASDAQ LISTING. Hain shall use commercially reasonable efforts to cause the Hain Common Stock to be issued in connection with the Merger to be approved for listing on the National Market System of The Nasdaq Stock Market, Inc., subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

    8.13 SHAREHOLDER LITIGATION. Each of the Company and Hain shall give the other the reasonable opportunity to participate in the defense of any shareholder litigation against or in the name of the Company or Hain, as applicable, and/or their respective directors relating to the transactions contemplated by this Agreement.

    8.14 TAX TREATMENT. Unless the Merger Consideration consists solely of Cash Merger Consideration, each of Hain and the Company shall treat the Merger as a tax free reorganization under the provisions of Section 368 of the Code on its Tax Returns.

                                   ARTICLE IX
                             CONDITIONS TO CLOSING

    9.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) SHAREHOLDER APPROVALS. Approval of the Merger and the transactions contemplated thereby shall have been obtained by the requisite approval of the Company's shareholders.

        (b) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

        (c) NO INJUNCTIONS OR RESTRAINTS. No material judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition (collectively, "RESTRAINTS") shall be in effect preventing the consummation of the Merger.

        (d) FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and no stop order or similar restraining order shall be threatened or entered by the SEC or any state securities administration preventing the Merger.

        (e) NASDAQ LISTING. The shares of Hain Common Stock issuable to the Company's shareholders as contemplated by this Agreement shall have been approved for listing on National Market System of The Nasdaq Stock Market, Inc., subject to official notice of issuance.

        (f) CONSENTS AND APPROVALS. All necessary consents and approvals of any United States or any other governmental authority or any other third party required for the consummation of the transactions contemplated by this Agreement shall have been obtained; except for such consents and approvals the failure to obtain which individually or in the aggregate would not have a material adverse effect on the Surviving Corporation.

        (g) ARROWHEAD MILLS TRANSACTION. All of the conditions precedent to the obligations of the parties pursuant to the AMI Merger Agreement shall have been satisfied or waived by the parties thereto, and Hain shall have delivered to the Company a certificate of an executive officer thereof that the parties are prepared to, and intend to, consummate the transactions contemplated thereby simultaneously with the consummation of the transactions contemplated hereby at the Effective Time.

    9.2 CONDITIONS TO OBLIGATIONS OF HAIN. The obligation of Hain to effect the Merger is further subject to satisfaction or waiver of the following conditions:

           (a) REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants of the Company set forth herein, to the extent qualified with respect to materiality, shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of earlier date, in which case as of such date). The Company shall have delivered to Hain an officer's certificate, in form and substance satisfactory to Hain and its counsel, to the effect of the matters stated in this Section 9.2(a) and Section 9.2(b).

           (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

           (c) CONSENT OF ACCOUNTANTS. Hain shall have received all consents required from the independent accountants in connection with the filing of the Form S-4 of the Company necessary to effect the registration of the Hain Common Stock.

           (d) REAL ESTATE HOLDING CORPORATION. The Company shall have (i) delivered an affidavit stating, under penalty of perjury, that (A) the Company is not and has not been at any time during the five-year period prior to the Effective Time a "United States real property holding corporation," as defined for purposes of section 897(c)(2) of the Code and (B) as of the Effective Time, interests in the Company are not United States real property holding company interests by reasons of Section 897(c)(1)(B) of the Code and (ii) complied with the requirements of Treas. Reg. Section1.897-2(h) and provided evidence (reasonably satisfactory to Hain) of such compliance.

           (e) TAX OPINION. Hain shall have received an opinion of Cahill Gordon & Reindel, counsel to Hain, dated on or about the Closing Date, based upon such representations and assumptions as counsel may reasonably deem relevant, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Sections 368(a)(1)(a) and 368(a)(2)(D) of the Code; that each of Hain, Hain Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; that gain, if any, realized by a shareholder of the Company on the exchange on Company Common Stock for the Merger Consideration will be recognized only to the extent of the Cash Merger Consideration received by such shareholder; that no loss will be recognized by a shareholder of the Company on the exchange of Company Common Stock for the Merger Consideration pursuant to the Merger (except with respect to any cash received in lieu of a fractional share). If the Merger Consideration consists solely of Cash Merger Consideration, then the condition set forth in this Section 9.2(e) shall be deemed to be fully satisfied for all purposes of this Agreement.

           (f) OPINION OF COMPANY COUNSEL. Hain shall have received an opinion from Vinson & Elkins L.L.P., counsel to the Company, substantially to the effect set forth in EXHIBIT A hereto.

           (g) VOTING AGREEMENT. The voting agreement and irrevocable proxy dated the date hereof (the "VOTING AGREEMENT") pursuant to which all of the shareholders of the outstanding Company Common Stock have agreed to vote in favor of the Merger and the transactions related thereto shall be in full force and effect as of the Closing Date.

           (h) POST-MERGER OWNERSHIP. Immediately prior to the Effective Time, the Company shall provide evidence reasonably satisfactory to Hain that, upon consummation of the Merger and the issuance of the Stock Merger Consideration, no shareholder of Company Common Stock immediately prior to the Effective Time shall hold, when aggregated with shares of Hain Common Stock received by such shareholder under the AMI Merger Agreement, or have the right to vote immediately after the issuance of the Stock Merger Consideration greater than 4% (four percent) of the Hain Common Stock then outstanding (assuming a Closing Date Market Price of $20.00 per share and that 50% of the Merger Consideration is paid in Stock Merger Consideration).

    9.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

           (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Hain set forth herein, to the extent qualified with respect to materiality, shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

           (b) PERFORMANCE OF OBLIGATIONS OF HAIN AND HAIN SUBSIDIARY. Hain and Hain Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

           (c) TAX OPINION. The Company shall have received an opinion of Vinson & Elkins L.L.P., counsel to the Company, dated on or about the Closing Date, based upon such representations and assumptions as counsel may reasonably deem relevant, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Sections 368(a)(1)(a) and 368(a)(2)(D) of the Code; that each of Hain, Hain Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; that gain, if any, realized by a shareholder of the company on the exchange on Company Common Stock for the Merger Consideration will be recognized only to the extent of the Cash Merger Consideration received by such shareholder; that no loss will be recognized by a shareholder of the Company on the exchange of Company Common Stock for the Merger Consideration pursuant to the Merger (except with respect to any cash received in lieu of a fractional share). If the Merger Consideration consists solely of Cash Merger Consideration, then the condition set forth in this Section 9.3(d) shall be deemed to be fully satisfied for all purposes of this Agreement.

           (d) OPINION OF HAIN COUNSEL. The Company shall have received an opinion from Cahill Gordon & Reindel, counsel to Hain, substantially to the effect set forth as Exhibit B.

           (e) MERGER CONSIDERATION. In the event any of the Merger Consideration consists of Stock Merger Consideration, then at least 50% of the Merger Consideration shall be comprised of Stock Merger Consideration and Cash Merger Consideration, when aggregated with the cash merger consideration paid in connection with the AMI Merger Agreement, shall be greater than or equal to $20.00 million.

                                   ARTICLE X

                                  TERMINATION

    10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after and approval of this Agreement by the Company's shareholders:

        (a) by mutual written consent of the Company and Hain;

        (b) by either the Company or Hain:

           (i) if the Merger shall not have been consummated by August 30, 1998; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 10.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; or

           (ii) if any Restraint having any of the effects set forth in Section 9.1(c) shall be in effect and shall have become final and nonappealable;

        (c) by Hain, if the Board of Directors of the Company shall withdraw, modify or change its recommendation of this Agreement or the Merger in a manner adverse to Hain;

        (d) by Hain, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement (which breach is not cured within 15 business days after receipt by the Company of a written notice of such breach from Hain specifying the breach and requesting that it be cured) or if the Voting Agreement ceases to be in full force and effect;

        (e) by the Company, if Hain shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement (which breach is not cured within 15 business days after receipt by the Company of a written notice of such breach from Hain specifying the breach and requesting that it be cured);

        (f) by the Company, if, prior to the Effective Time, the Board of Directors of the Company approves an agreement to effect an Acquisition Transaction if the Board of Directors has determined in good faith, upon advice from its outside counsel, that failure to approve such agreement and terminate this Agreement would constitute a breach of the fiduciary duties of the Company Board (and so advised Hain) and the Board of Directors reasonably believes that such Acquisition Transaction is more favorable to the Company's shareholders than the transaction contemplated by this Agreement; or

        (g) by the Company, if the Form S-4 is not declared effective by July 15, 1998.

    10.2  EFFECT OF TERMINATION.

    (a) The termination of this Agreement shall become effective upon delivery to the other party of written notice thereof. In the event of the termination of this Agreement pursuant to the foregoing provisions of this Article X, this Agreement shall become void and have no effect, with no liability on the part of any party (except as provided in paragraph (b) below) or its shareholders or stockholders or directors or officers in respect thereof except for agreements which survive the termination of this Agreement and except for liability that Hain or the Company might have arising from a breach of this Agreement.

    (b) In the event of a termination of this Agreement by the Company pursuant to Section 10.1(f), then the Company shall within two business days of such termination pay Hain by wire transfer of immediately available funds to an account specified by Hain, (i) up to $600,000 to reimburse Hain, aggregated together with amounts provided therefor under Section 10.2(b)(i) of the AMI Merger Agreement for its documented fees and expenses (including the fees and expenses of counsel, accountants, consultants and advisors) incurred in connection with this Agreement and the transactions contemplated hereby and (ii) a fee of $230,000 as liquidated damages.

                                   ARTICLE XI

                                 MISCELLANEOUS

    11.1  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES.

    (a) None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 11.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    (b) Each of the parties is a sophisticated legal entity that was advised by knowledgeable counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Accordingly, each of the parties hereby acknowledges that (i) no party has relied or will rely upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Agreement, the AMI Merger Agreement and the Voting Agreement or in the Disclosure Schedules or any certificates delivered at the Effective Time pursuant hereto or thereto and (ii) there are no representations or warranties by or on behalf of any party hereto or any of its respective affiliates or representatives other than those expressly set forth in this Agreement, the AMI Merger Agreement and the Voting Agreement or in the Disclosure Schedules or in any certificates delivered at the Effective Time pursuant to hereto or thereto.

    (c) The disclosures made on any section of the Disclosure Schedule with respect to any representation or warranty shall be deemed to be made with respect to any other representation or warranty requiring the same or similar disclosure to the extent that the relevance of such disclosure to other representations and warranties is evident from the face of the applicable section of the Disclosure Schedule. All references in this Agreement to the "knowledge of the Company" (or any similar phrase) will be deemed to be references solely to the actual knowledge of the executive officers of the Company. The inclusion of any matter on any disclosure schedule will not be deemed an admission by any party that such listed matter is material or that such listed matter has or would have a Company Material Adverse Effect or Hain Material Adverse Effect, as the case may be.

    11.2  CLOSING AND WAIVER.

    (a) Unless this Agreement shall have been terminated in accordance with the provisions of Section 10.1 hereof, a closing (the "CLOSING" and the date and time thereof being the "CLOSING DATE") will be held as soon as practicable after the conditions set forth in Sections 9.1, 9.2 and 9.3 shall have been satisfied or waived. The Closing will be held at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York or at such other places as the parties may agree. Simultaneously therewith, each of the Delaware Certificate of Merger and the California Certificate of Merger will be filed.

    (b) At any time prior to the Effective Date, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly authorized by and signed on behalf of such party.

    11.3  NOTICES.

    (a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party's address.

    If to Hain or Hain Subsidiary:

                                  The Hain Food Group, Inc.
                                  50 Charles Lindbergh Boulevard
                                  Uniondale, New York 11553

                                  Facsimile No.: (516) 237-6240
                                  Attention: President

                                  with a copy to:

                                  Cahill Gordon & Reindel
                                  80 Pine Street
                                  New York, New York 10005

                                  Facsimile No.: (212) 269-5420
                                  Attention: Roger Meltzer, Esq.

                                  If to the Company:

                                  Garden of Eatin', Inc.
                                  c/o Arrowhead Mills, Inc.
                                  110 South Lawton
                                  Hereford, Texas 79045
                                  Facsimile No.: (806) 364-1068
                                  Attention: Chief Operating Officer

                                  with a copy to:

                                  Vinson & Elkins L.L.P
                                  2300 First City Tower
                                  1001 Fannin Street
                                  Houston, TX 77002-6760

                                  Facsimile No.: (713) 758-2346
                                  Attention: J. Mark Metts, Esq.

    (b) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, if mailed; when sent, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

    11.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    11.5 INTERPRETATION. The headings of articles and sections herein are for convenience of reference, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. As used in this Agreement, "person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof; "subsidiary" of any person means (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other subsidiaries of such person or by such person and one or more subsidiaries thereof or (ii) any other person (other than a corporation) in which such person, or one or more other subsidiaries of such person or such person and one or more other subsidiaries thereof, directly or indirectly, have at least a majority ownership and voting power relating to the policies, management and affairs thereof; and "voting stock" of any person means capital stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

    11.6 AMENDMENT. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the shareholders of the Company; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    11.7 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall confer any rights upon any person or entity which is not a party or permitted assignee of a party to this Agreement, except for rights of Indemnified Parties as set forth in Section 8.10 (Directors' and Officers' Indemnification).

    11.8 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

    11.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

    11.10 NO RECOURSE AGAINST OTHERS. No director, officer or employee, as such, of Hain, Hain Subsidiary or the Company or any of their respective subsidiaries shall have any liability for any obligations of Hain, Hain Subsidiary or the Company, respectively, under this Agreement for any claim based on, in respect of or by reasons of such obligations or their creation.

    11.11 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be executed by their duly authorized officers all as of the day and year first above written.

                                THE HAIN FOOD GROUP, INC.

                                By:              /s/ IRWIN D. SIMON
                                     -----------------------------------------
                                                   Irwin D. Simon
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                GARDEN OF EATIN', INC.

                                By:             /s/ CHARLES ESSERMAN
                                     -----------------------------------------
                                                  Charles Esserman
                                                       TITLE:

                                                                         ANNEX C

                FAIRNESS OPINION OF WASSERSTEIN PERELLA & CO., INC.

                                                                  April 21, 1998

Board of Directors
Arrowhead Mills, Inc.
Box 2059
Hereford, TX 97045

Members of the Board:

    You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the common stock, par value $0.01 per share (the "Shares"), of Arrowhead Mills, Inc., a Texas corporation (the "Company"), of the total cash and stock consideration to be received by such holders pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), between the Company and The Hain Food Group, Inc., a Delaware corporation ("Hain"). The Merger Agreement provides for, among other things, a merger of the Company into a newly formed subsidiary of Hain (the "Merger") pursuant to which each Share, with certain exceptions, will convert into the right to receive shares of common stock, par value $0.01 per share, of Hain (the "Hain Common Stock") and cash, in the manner and subject to the limitations described in the Merger Agreement (the total cash and stock consideration collectively, the "Consideration"). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

    In connection with the rendering our opinion, we have reviewed a draft of the Merger Agreement, and for purposes hereof we have assumed that the final form of the Merger Agreement will not differ in any material respect from the draft provided to us. We have also reviewed and analyzed certain business and financial information relating to the Company, and certain publicly available business and financial information relating to Hain, in each case for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, analyses, projections, and certain estimates of the amount and timing of the revenue enhancements, cost savings and related expenses and synergies expected to result from the Merger (the "Expected Synergies"), in each case as prepared by or on behalf of the Company or Hain and provided to us for purposes of our analysis. We have met with senior management of the Company and certain members of the management of Hain to review and discuss such information and, among other matters, the Company's and Hain's respective businesses, operations, assets, financial condition and future prospects.

    We have reviewed and considered certain financial and stock market data relating to the Company and Hain including, among other things, historical stock prices and trading volumes relating to Hain, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company (or one or more of its businesses or assets) or to Hain. We have reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the specialty foods industry specifically, and in other industries generally, that we believe to be reasonably comparable to the Merger or otherwise relevant to our inquiry. We have also performed such other financial studies, analyses and investigations and reviewed such other information as we considered appropriate for purposes of this opinion.

    In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We also have relied upon the reasonableness and accuracy of the financial forecasts, analyses, projections and the Expected Synergies provided to us and we have assumed, with your consent, that such financial forecasts, analyses, projections and Expected Synergies were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's and Hain's respective managements, and that such forecasts, analyses, projections and Expected Synergies will be realized in the amounts and at the times currently estimated by the Company and Hain. We express no opinion herein with respect to such forecasts, analyses, projections or Expected Synergies or the assumptions upon which they are based.

    In addition, we have not reviewed any of the books and records of the Company or Hain, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company or Hain, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company or Hain, and no such independent valuations or appraisals were provided to us. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date thereof. We are expressing no opinion herein as to the prices at or trading ranges in which the securities of Hain (including the Hain Common Stock) will actually trade at any time.

    We note that, provided that Hain does not elect to exercise the option set forth in the Merger Agreement to structure the Merger Consideration to consist entirely of cash, the Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and we have assumed that, subject to the proviso set forth above, the Merger will so qualify.

    We understand that the Merger Agreement provides that consummation of the Merger is conditioned upon the simultaneous completion of a transaction (the "Garden Transaction") wherein Hain will acquire the assets and businesses of Garden of Eatin', Inc., a California corporation ("Garden"). We further understand that Hain and The Shansby Group ("Shansby") negotiated the terms of the Merger and the Garden Transaction, and the respective definitive agreements with respect thereto. The majority shareholder of Garden is TSG2 L.P. (of which an affiliate of Shansby is a general partner) which is also the majority shareholder of the Company. This opinion does not address the fairness to Garden, its shareholders or any other person or entity of the consideration to be received by the shareholders of Garden in the Garden Transaction or any other aspect of the Garden Transaction. In addition, we were not involved in establishing the relative amounts of total consideration that holders of Shares will receive in the Merger and the total consideration that shareholders of Garden will receive in the Garden Transaction, and we express no opinion herein as to the relationship between the relative amounts of such consideration; PROVIDED, HOWEVER, that this sentence is not intended to limit the opinion set forth in the final paragraph in this letter.

    In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any modification thereof, and that obtaining the necessary regulatory approvals and third party consents for the Merger will not have an adverse impact on Hain, on the Expected Synergies, or on any other anticipated benefits of the Merger.

    We are acting as financial advisor to the Company in connection with the Merger and will receive a fee for our services, which is contingent upon the consummation of the Merger. We are also acting as financial advisor to Garden in connection with the Garden Transaction and will receive a fee for our services, which is contingent upon the consummation of the Garden Transaction. Each of the Company and Garden has agreed to indemnify us for certain liabilities arising out of our engagement. We have performed advisory services for the Company and other entities controlled by Shansby in the past and have received customary fees for those services. In the ordinary course of our business, we may actively trade the securities of Hain for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    Our opinion addresses only the fairness, from a financial point of view, to the holders of Shares of the total Consideration to be received by such holders pursuant to the Merger Agreement and does not address any other terms of the Merger Agreement. Specifically, our opinion does not address the

Company's underlying business decision to effect the transactions contemplated by the Merger Agreement, nor does it address the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company.

    It is understood that this letter is solely for the benefit and use of the Board of Directors of the Company in its consideration of the Merger and may not be relied upon by any other person, and may not be disseminated, quoted, referred to or reproduced at any time or in any manner without our prior written consent. This opinion does not constitute a recommendation to any stockholder as to how such holder should vote with respect to the Merger, and should not be relied upon by any stockholder as such.

    Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the total Consideration to be received by the holders of Shares pursuant to the Merger Agreement is fair to such holders from a financial point of view.


                                Very truly yours,

                                        /s/ WASSERSTEIN PERELLA & CO., INC.
                                     -----------------------------------------
                                          Wasserstein Perella & Co., Inc.

                                                                         ANNEX D


        ARTICLES 5.11 THROUGH 5.13 OF THE TEXAS BUSINESS CORPORATION ACT


ART. 5.11. RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE
  ACTIONS

    A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

        (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

        (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

        (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

    B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

        (1) the shares held by the shareholder are part of a class or series, shares of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

           (a) listed on a national securities exchange;

           (b) listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

           (c) held of record by not less than 2,000 holders;

        (2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

        (3) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

           (a) shares of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares of which are:

               (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

               (ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

               (iii) held of record by not less than 2,000 holders;

           (b) cash in lieu of fractional shares otherwise entitled to be received; or

           (c) any combination of the securities and cash described in Subdivisions (a) and (b) of this subsection.

ART. 5.12. PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

    A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

        (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

        (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

        (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

        (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

    B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

    C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

    D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

    E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

    F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

    G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

ART. 5.13 PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

    A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

    B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

    C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article
5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                    PART II

        INFORMATION NOT REQUIRED IN THE PROSPECTUS/INFORMATION STATEMENT

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article Tenth of the certificate of incorporation of Hain eliminates the personal liability of directors to Hain or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such elimination of the personal liability of a director of Hain does not apply to (a) any breach of the director's duty of loyalty to Hain or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) actions prohibited under Section 174 of the Delaware General Corporation Law (the "DGCL") (i.e., liabilities imposed upon directors who vote for or assent to the unlawful payment of dividends, unlawful repurchase or redemption of stock, unlawful distribution of assets of Hain to the stockholders without the prior payment or discharge of Hain's debts or obligations, or unlawful making or guaranteeing of loans to directors), or (d) any transaction from which the director derived an improper personal benefit.

    Section 145 of the DCGL provides, in summary, that directors and officers of Delaware corporations such as Hain are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. In addition, Article Eleventh of Hain's certificate of incorporation and Article VI of Hain's by-laws provide for Hain to indemnify its corporate personnel, directors and officers to the full extent permitted by Section 145 of the DGCL, as the same may be supplemented or amended from time to time.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits


2.1        Agreement and Plan of Merger by and between The Hain Food Group, Inc. and Arrowhead
           Mills, Inc. dated April 24, 1998 (included in Annex A to the Prospectus/Information
           Statement).

2.2        Agreement and Plan of Merger by and between The Hain Food Group, Inc. and Garden of
           Eatin', Inc. dated April 24, 1998 (included in Annex B to the Prospectus/Information
           Statement).

*2.3       Voting Agreement and Irrevocable Proxy between The Hain Food Group, Inc. and
           Alexander Dzieduszycki, The George Dana Sinkler, Jr. Revocable Living Trust and TSG2
           L.P. dated April 24, 1998

*2.4       Voting Agreement and Irrevocable Proxy between The Hain Food Group, Inc. and TSG2
           L.P. and Al. H. Jacobson dated April 24, 1998

2.5        Form of First Amendment to Agreement and Plan of Merger by and between The Hain Ford
           Group, Inc. and Garden of Eatin', Inc. dated June 19, 1998.

4.1        Restated Certificate of Incorporation of Hain. (Incorporated by reference to Exhibit
           3.1 to Hain's Registration Statement on Form SB-2, File No. 33-68026 (the "IPO
           Registration Statement")).

4.2        By-laws of Hain. (Incorporated by reference to Exhibit 3.2 of the IPO Registration
           Statement).

*4.3       Certificate of Incorporation of Hain Acquisition Corp.

*4.4       By-laws of Hain Acquisition Corp.

4.5        Securities Purchase Agreement, dated as of April 14, 1994, relating to, among other things, 768,229 shares of Common Stock of the Registrant. (Incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K dated April 14, 1994
           (the "Hain 8-K")).

4.6        Common Stock Subscription Agreement, dated as of April 14, 1994, relating to the issue and sale of 1,871,770 shares of Common Stock of the Registrant. (Incorporated by reference to Exhibit 4.3 to the Hain 8-K).

4.7        Common Stock Registration Rights Agreement, dated as of April 14, 1994, relating to the shares of Common Stock of the Registrant, issued pursuant to the Securities
           Purchase Agreement and Common Stock Subscription Agreement. (Incorporated by
           reference to Exhibit 4.5 to the Hain 8-K).

4.8        Form of Warrant to purchase Common Stock of the Registrant. (Incorporated by reference to Exhibit 4.6 to the Hain 8-K).

5          Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.

8          Tax opinion of Vinson & Elkins L.L.P.

*16.1      Letter from McGinty & Associates regarding change in certifying accountants.

*16.2      Letter from Katz & Bloom, LLC regarding change in certifying accountants.

23.1       Consent of Ernst & Young LLP, Independent Auditors.

23.2       Consent of Price Waterhouse LLP, Independent Auditors.

23.3       Consent of McGladrey & Pullen, LLP, Independent Auditors.

23.4       Consent of McGinty & Associates

23.5       Consent of Katz & Bloom, LLC

23.6       Consent of Cahill Gordon & Reindel (included in Exhibit 5).

23.7       Consent of Vinson & Elkins L.L.P. (included in Exhibit 8).

*24        Powers of Attorney authorizing execution of Registration Statement on Form S-4 on behalf of certain directors of Registrant (included on signature pages to this
           Registration Statement).

*99.1      Form of consent for shareholders of Arrowhead Mills, Inc.

*99.2      Form of consent for shareholders of Garden of Eatin', Inc.

*99.3      Opinion of Wasserstein Perella & Co., Inc. (included in Annex C to the
           Prospectus/Information Statement).

*99.4      Letter of Transmittal for shareholders of Arrowhead Mills, Inc.

*99.5      Letter of Transmittal for shareholders of Garden of Eatin', Inc.

*99.6      Consent of Wasserstein Perella & Co., Inc.

 99.7      Form of letter to shareholders of Arrowhead Mills, Inc.


    (b) Financial Statement Schedules. Not Applicable.

------------------------


*   Previously filed.

ITEM 22. UNDERTAKINGS.

    1. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a Prospectus/Information Statement which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering Prospectus/Information Statement will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    2. The registrant undertakes that every Prospectus/Information Statement (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


    5. The undersigned registrant hereby undertakes:



    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:



        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;



       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;



PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.



    (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



    6. The undersigned registrant hereby undertakes to deliver or cause to be delivered or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York, on this 19th day of June, 1998.


                                         THE HAIN FOOD GROUP, INC.

                                         By: /s/ IRWIN D. SIMON
                                           -------------------------------------

                                         Name: Irwin D. Simon
                                           Title: President and Chief Executive
                                         Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons and by Irwin D. Simon as Attorney-in-Fact in the capacities and on the date indicated.



              *
------------------------------  Chairman of the Board of       June 19, 1998
       Andrew R. Heyer            Directors

      /s/ IRWIN D. SIMON
------------------------------  President, Chief Executive     June 19, 1998
        Irwin D. Simon            Officer and Director

              *
------------------------------  Vice President and Chief       June 19, 1998
         Jack Kaufman             Financial Officer

              *
------------------------------  Director                       June 19, 1998
       Beth L. Bronner

------------------------------  Director                       June 19, 1998
    William P. Carmichael

              *
------------------------------  Director                       June 19, 1998
        William J. Fox

              *
------------------------------  Director                       June 19, 1998
        Jack Futterman

              *
------------------------------  Director                       June 19, 1998
        James S. Gold

              *
------------------------------  Director                       June 19, 1998
         Barry Gordon

              *
------------------------------  Director                       June 19, 1998
   Steven S. Schwartzreich




*By:     /s/ IRWIN D. SIMON
      -------------------------
           Irwin D. Simon
          Attorney-in-Fact